UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GP STRATEGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of GP Strategies Corporation
(2)

Aggregate number of securities to which transaction applies:

As of August 6, 2021, the maximum number of shares of common stock to which this transaction applies is estimated to be 18,859,544, which consists of (i) 17,545,173 shares of common stock, (ii) 466,298 shares of common stock underlying outstanding restricted stock units and (iii) 848,073 shares of common stock underlying outstanding performance share units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction was determined based upon the sum of (A) (i) 17,545,173 shares of common stock issued and outstanding and owned by persons other than GP Strategies Corporation, Learning Technologies Group plc, Learning Technologies Acquisition Corporation, Gravity Merger Sub, Inc. or any other subsidiary of Learning Technologies Group plc, multiplied by (ii) the merger consideration of $20.85 per share plus (B) (i) 466,298 shares of common stock underlying outstanding restricted stock units, multiplied by (ii) the merger consideration of $20.85 per share plus (C) (i) 848,073 shares of common stock underlying performance share units that will vest upon consummation of the merger, multiplied by (ii) the merger consideration of $20.85 per share. In accordance with Exchange Act Rule 0-11(c), the filing fee of $42,901 was determined by multiplying 0.0001091 by the proposed maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of transaction: $393,221,493
	(5)	Total fee paid: $42,901

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

GP STRATEGIES CORPORATION

70 Corporate Center

11000 Broken Land Parkway, Suite 300

Columbia, MD 21044

                    , 2021

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Dear GP Strategies Corporation Stockholder:

You are cordially invited to attend a special meeting of stockholders of GP Strategies Corporation, a Delaware corporation (“GP Strategies”), on                     , 2021 at             , Eastern Time, at the             .

On July 15, 2021, GP Strategies entered into an Agreement and Plan of Merger (the “merger agreement”), dated as of July 15, 2021, by and among GP Strategies, Learning Technologies Group plc, a public limited company incorporated in England and Wales (“LTG”), Learning Technologies Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of LTG (“US Holdco”), and Gravity Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of US Holdco (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions more fully described in the merger agreement, GP Strategies will be acquired by LTG. Subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into GP Strategies, with GP Strategies surviving the merger as a wholly owned, indirect subsidiary of LTG (the “merger”). The Board of Directors (the “Board”) of GP Strategies has unanimously adopted and approved the merger agreement.

If the merger is completed, each share of common stock, par value $0.01 per share, of GP Strategies that you own will be converted into the right to receive $20.85 in cash, without interest, unless you exercise and perfect your appraisal rights under the Delaware General Corporation Law.

After careful consideration, the Board has unanimously (i) determined that the merger agreement, the merger, and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of GP Strategies and its stockholders, (ii) duly authorized and approved the execution, delivery and performance by GP Strategies of the merger agreement and the consummation by GP Strategies of the merger and the other transactions contemplated by the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to holders of GP Strategies’ common stock, (iv) recommended that the holders of GP Strategies common stock vote their shares to adopt the merger agreement at a meeting of the holders of GP Strategies’ common stock and (v) approved the Voting and Support Agreements (as defined below). Accordingly, the Board unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” approval on a non-binding, advisory basis, of the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger and “FOR” one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adoption of the merger agreement.

The accompanying proxy statement provides you with information about the proposed merger and the special meeting of GP Strategies’ stockholders. GP Strategies encourages you to read the proxy statement carefully in its entirety. You may also obtain more information about GP Strategies from documents GP Strategies has filed with the Securities and Exchange Commission.

Your vote is important.

The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of GP Strategies’ common stock. The failure of any stockholder to vote will have the same effect as a vote against adopting the merger agreement. Accordingly, whether or not you plan to attend the special meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the Internet as instructed in these materials.

If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” adoption of the merger agreement, “FOR” approval on a non-binding, advisory basis, of the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger, and “FOR” one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adoption of the merger agreement.

If you have additional questions or need assistance in voting your shares, please contact GP Strategies’ proxy solicitation agent:

Saratoga Proxy Consulting, LLC

520 8th Avenue

New York, NY 10018

Stockholders may call toll-free: (888) 368-0379

info@saratogaproxy.com

Thank you in advance for your cooperation and continued support.

Sincerely,

Adam Stedham

Chief Executive Officer & President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger agreement, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated                     , 2021 and is first being mailed to GP Strategies stockholders on or about                     , 2021.

GP STRATEGIES CORPORATION

70 Corporate Center

11000 Broken Land Parkway, Suite 300

Columbia, MD 21044

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of stockholders of GP Strategies Corporation will be held at                      on                     , 2021, at                     , Eastern Time, for the following purposes:

1.

Adoption of the Merger Agreement. To consider and vote upon a proposal (the “merger proposal”) to adopt the Agreement and Plan of Merger, dated as of July 15, 2021, and as it may be amended or supplemented (referred to in the accompanying proxy statement as the “merger agreement”), by and among Learning Technologies Group plc, a public limited company incorporated in England and Wales (“LTG”), Learning Technologies Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of LTG (“US Holdco”), Gravity Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of US Holdco (“Merger Sub”), and GP Strategies Corporation, a Delaware corporation (“GP Strategies”, the “Company”, “we” or “us”), pursuant to which Merger Sub will be merged with and into GP Strategies, with GP Strategies surviving the merger as a wholly owned, indirect subsidiary of LTG, which transaction is referred to as the “merger”; and

2.

Approval of Executive Compensation Payable in Connection with the Merger. To consider and vote on a non-binding, advisory proposal to approve the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger (referred to as the “compensation proposal”); and

3.

Adjournment of the Special Meeting. To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal and adoption of the merger agreement (the “adjournment proposal”).

GP Strategies’ stockholders of record at the close of business on                     , 2021 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting.

The merger agreement is more fully described in the accompanying proxy statement, which we encourage you to read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the accompanying proxy statement. The accompanying proxy statement is a part of this notice.

All GP Strategies stockholders of record are cordially invited to attend the special meeting. Even if you plan to attend the special meeting, we urge you to submit a valid proxy promptly. If your shares of GP Strategies common stock are registered in your own name, you may submit your proxy by (1) filling out and signing the proxy card, and then mailing your signed proxy card in the enclosed postage-paid reply envelope, or (2) authorizing the voting of your shares over the Internet or by telephone by following the instructions on the enclosed proxy card. If your shares are held in “street name,” you should follow the enclosed instructions that your broker, bank or other nominee has provided.

Your vote is very important regardless of the number of shares of our common stock you own. We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Accordingly, we urge you to review the enclosed materials and request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid reply envelope or submit your proxy over the Internet or by telephone.

Stockholders of GP Strategies who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to GP Strategies prior to the time the stockholder vote is taken on the merger agreement and comply with all other requirements of the Delaware General Corporation Law (“DGCL”). A copy of the applicable statutory provisions of Section 262 of the DGCL is included as Annex E to the accompanying proxy statement, and a summary of these provisions can be found under “Appraisal Rights” in the accompanying proxy statement.

Our Board of Directors unanimously recommends that you vote “FOR” adoption of the merger agreement as described in proposal 1, “FOR” approval on a non-binding, advisory basis, of the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger as described in proposal 2 and “FOR” approval of one or more adjournments of the special meeting in accordance with proposal 3. Because the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock, if you either fail to vote, fail to authorize your broker, bank or other nominee to vote on your behalf, or if you abstain from voting, the effect will be the same as if you had voted against the merger proposal.

BY ORDER OF THE BOARD OF DIRECTORS,

James Galante

Secretary

Columbia, MD

                    , 2021

i

ii

SUMMARY

The following summary highlights selected information contained elsewhere in this proxy statement and may not contain all the information that is important to you. Accordingly, you are urged to read carefully the entire proxy statement, its annexes and the other documents referred to in this proxy statement for a more complete understanding of the merger agreement and the proposed merger, as each is defined above. Also, see “Where You Can Find More Information” on page 107 of this proxy statement for information on how you can view the documents that GP Strategies has filed with the Securities and Exchange Commission (the “SEC”). Each item in this summary refers, where applicable, to the page of this proxy statement on which that item is discussed in more detail.

Parties to the Merger

GP Strategies Corporation (see page 23)

GP Strategies is a leading workforce transformation partner, providing custom workforce performance solutions for all levels of an organization. GP Strategies’ solutions include business consulting, leadership development, learning strategies & solutions, managed learning services, sales solutions, technology implementation & adoption solutions, and technical services. GP Strategies operates three solution categories: organizational performance solutions, technical performance solutions and automotive performance solutions. GP Strategies believes it is one of the largest independent single-source workforce transformation solutions providers, with the capability of delivering globally in the markets in which it competes. GP Strategies provides managed learning services solutions spanning the full life-cycle of the training process, including the management of training departments and administrative processes for our customers. Importantly, GP Strategies believes that the breadth of its service and product offerings, which encompass fully integrated managed learning services solutions as well as discrete services, allows it to better serve the needs of clients by providing them with a single-source solution for custom training, consulting and technical services. The integration of services into a single platform, together with GP Strategies’ global presence and delivery capabilities, allows GP Strategies’ customers to leverage an enterprise-wide solution to address their performance improvement needs in a way that streamlines their internal operations, improves the speed and efficiency at which critical know-how is disseminated on a firm-wide basis, and enables them to achieve their desired performance improvement goals.

GP Strategies’ principal executive offices are located at 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, MD 21044 and its telephone number is (443) 367-9600. GP Strategies’ common stock, par value $0.01 per share (“GP Strategies common stock”), is listed and traded on The New York Stock Exchange (“NYSE”) under the symbol “GPX.”

Learning Technologies Group plc (see page 23)

LTG is a leader in the high-growth workplace learning and talent industry. It offers end-to-end learning and talent management solutions, from strategic consultancy, through a range of content and platform solutions, to analytical insights that enable corporate and government clients to close the gap between current and future workforce capability.

LTG’s principal executive offices are located at 15 Fetter Lane, London EC4A 1BW, United Kingdom and its telephone number is 44(0)20 7832 3440. LTG is listed on the London Stock Exchange’s AIM under the symbol “LTG.L”.

Learning Technologies Acquisition Corporation (see page 23)

US Holdco, a direct wholly owned subsidiary of LTG, is a Delaware corporation that was formed on April 17, 2018. US Holdco is the holding company for all of LTG’s subsidiaries and businesses located in the United States.

Gravity Merger Sub, Inc. (see page 23)

Merger Sub, a wholly owned subsidiary of US Holdco, is a Delaware corporation that was formed on July 9, 2021, for the purpose of effecting the merger. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the merger and the other transactions contemplated by the merger agreement. If the merger agreement is adopted by GP Strategies’ stockholders and the merger is consummated, Merger Sub will be merged with and into GP Strategies, with GP Strategies surviving the merger as a wholly owned, indirect subsidiary of LTG.

The principal executive offices of Merger Sub are located at 15 Fetter Lane, London EC4A 1BW, United Kingdom and its telephone number is 44(0)20 7832 3440.

The Merger (see page 25)

GP Strategies, LTG, US Holdco and Merger Sub entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” on July 15, 2021. A copy of the merger agreement is included as Annex A to this proxy statement. Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions as more fully described in the merger agreement, Merger Sub will be merged with and into GP Strategies, which we refer to as the “merger.” GP Strategies will survive the merger as a wholly owned, indirect subsidiary of LTG (the “surviving corporation”). The merger is subject to regulatory clearances and other conditions, in addition to the approval of the stockholders of GP Strategies at the special meeting. It is possible that factors outside the control of GP Strategies and LTG could result in the merger being completed later than anticipated or not being completed at all.

Merger Consideration (see page 56)

Upon completion of the merger, each issued and outstanding share of GP Strategies common stock will automatically be canceled and will cease to exist and will be converted into the right to receive $20.85 in cash, without interest (the “merger consideration”) and subject to any applicable withholding taxes (other than (i) shares of GP Strategies common stock where the holder has properly exercised appraisal rights under Section 262 of the DGCL (and has not withdrawn such exercise or lost such rights), (ii) shares of GP Strategies common stock held in the treasury of GP Strategies and (iii) shares of GP Strategies common stock owned by GP Strategies, any subsidiary of GP Strategies, LTG, US Holdco, Merger Sub or any other subsidiary of LTG).

Treatment of Equity-Based Awards (see page 57)

At the effective time of the merger, each restricted stock unit granted by GP Strategies that is subject only to time-based vesting conditions (each, a “GP Strategies RSU”) and is then outstanding and unvested will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of GP Strategies common stock then underlying such GP Strategies RSU multiplied by (y) the merger consideration, without interest and less any applicable tax withholding. At the effective time of the merger, each restricted stock unit granted by GP Strategies that is subject to performance-based vesting conditions (each, a “GP Strategies PSU”) and is then outstanding and unvested will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of GP Strategies common stock that vest upon a “Sale of the Company” (as defined in the GP Strategies Corporation 2021 Long-Term Incentive Program) pursuant to the terms of the grant of such GP Strategies PSU, multiplied by (ii) the merger consideration, without interest and less any applicable tax withholding.

The Special Meeting of Stockholders (see page 18)

The special meeting will be held at                  on                     , 2021, at                 , Eastern Time. At the special meeting, holders of GP Strategies common stock will be asked to consider and vote upon the following two binding proposals and one non-binding proposal:

•	Adoption of the merger agreement.

•	Approval on a non-binding, advisory basis, of the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger.

•	Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adoption of the merger agreement.

Record Date for the Special Meeting (see page 18)

You are entitled to vote at the special meeting all of the shares of GP Strategies common stock you held of record as of the close of business on                     , 2021, which is the record date for the special meeting. On the record date, there were              shares of GP Strategies common stock outstanding.

Appraisal Rights (see page 96)

Shares of GP Strategies common stock held by stockholders who have properly exercised appraisal rights under Section 262 of the DGCL (and have not withdrawn such exercise or lost such rights) will not be converted into the right to receive the merger consideration, but will instead be converted into the right to receive payment in cash for the fair value of their shares of GP Strategies common stock as determined in accordance with Section 262 of the DGCL. The fair value of shares of GP Strategies common stock as determined in accordance with Section 262 of the DGCL may be more or less than (or the same as) the merger consideration. Stockholders who wish to exercise appraisal rights must comply fully with all applicable requirements of Section 262 of the DGCL, which is summarized in this proxy statement and attached as Annex E to this proxy statement. Failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. Because of the complexity of Section 262 of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.

Required Vote (see page 19)

Each share of GP Strategies common stock is entitled to one vote at the special meeting. The holders of record of GP Strategies common stock, issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, representing a majority of the number of votes entitled to be cast will constitute a quorum at the special meeting. Shares of GP Strategies common stock represented at the special meeting but not voted, including shares for which a stockholder directs an “abstention” from voting, will be counted as present for purposes of establishing a quorum. Because none of the proposals to be voted on at the special meeting are “routine” matters for which brokers may have discretionary authority to vote, GP Strategies does not expect any broker non-votes at the special meeting. Thus, if you fail to provide instructions with respect to any shares that you beneficially own through a broker, bank, trust, custodian or other nominee (we refer to those organizations collectively as “broker”), such shares will not be counted for purposes of establishing a quorum (although such shares will be present for purposes of establishing a quorum if you provide instructions to the broker, bank, trust, custodian or other nominee on at least one of the proposals presented in this proxy statement). Shares of GP Strategies common stock held in treasury will not be included in the calculation of the number of shares of GP Strategies common stock represented at the special meeting for purposes of determining whether a quorum is present. If a quorum is not present in person or represented by proxy, the special meeting may be adjourned or postponed until the holders of the number of shares of GP Strategies common stock required to constitute a quorum are present in person or represented by proxy.

Approval of the proposals presented at the special meeting will require the following:

•

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of GP Strategies common stock outstanding at the close of business on the record date (the “Stockholder Approval”).

•

Approval on a non-binding, advisory basis, of the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger will require the affirmative vote of a majority of the votes cast on the matter.

•

Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adoption of the merger agreement, will require the affirmative vote of a majority of votes cast on the matter.

An abstention from voting on any proposal will have the same effect as a vote against the proposal. Failure to submit a proxy (if you do not attend the special meeting in person) and failing to submit voting instructions to any broker, bank, trust, custodian or other nominee holding shares that you beneficially own will have the same effect as a vote against adoption of the merger agreement, but will not affect the outcome of the vote on the compensation proposal or the adjournment proposal.

Recommendation of the Board and GP Strategies’ Reasons for the Merger (see page 34)

The Board of Directors of GP Strategies (the “Board”) unanimously recommends that you vote “FOR” adoption of the merger agreement, “FOR” approval on a non-binding, advisory basis, of the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger, and “FOR” approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adoption of the merger agreement.

In connection with its decision to recommend that you vote “FOR” adoption of the merger agreement, the Board unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of GP Strategies and its stockholders, (ii) duly authorized and approved the execution, delivery and performance by GP Strategies of the merger agreement and the consummation by GP Strategies of the merger and the other transactions contemplated by the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to holders of GP Strategies’ common stock, (iv) recommended that the holders of GP Strategies common stock vote their shares to adopt the merger agreement at a meeting of the holders of GP Strategies’ common stock and (v) approved the Voting and Support Agreements (as defined below). In making these decisions, the Board considered a number of factors that are set forth in this proxy statement in the section entitled “The Merger—Recommendation of the Board and GP Strategies’ Reasons for the Merger” beginning on page 34.

Interests of Directors and Executive Officers in the Merger (see page 47)

GP Strategies’ directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of GP Strategies’ stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to approve and adopt the merger agreement and to recommend that GP Strategies’ stockholders vote their common stock to adopt the merger agreement. These interests include the following:

•

Each of GP Strategies’ executive officers holds outstanding equity awards and, pursuant to the merger agreement, such persons will receive both accelerated vesting thereof and cash payments with respect thereto in connection with the merger.

•

Each of GP Strategies’ executive officers is eligible to receive severance payments and benefits upon certain terminations of employment, whether occurring prior to or following a change in control, pursuant to either an employment agreement with GP Strategies or GP Strategies’ severance policy. The Chairman of the Board also is eligible to receive severance payments and benefits upon certain terminations of employment, whether occurring prior to or following a change in control, pursuant to a transition agreement with GP Strategies.

•

It is possible that certain GP Strategies executive officers may incur excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), for the receipt of “excess parachute payments” (within the meaning of Section 280G of the Code) in connection with the consummation of the merger. GP Strategies, with assistance from its tax advisors, is in the process of determining whether any of the GP Strategies executive officers may incur excise taxes imposed under Section 4999 of the Code for the receipt of “excess parachute payments” in connection with the consummation of the merger. Other that the agreements set forth in this proxy statement in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” none of the GP Strategies executive officers is party to any agreement, arrangement or understanding with either LTG or GP Strategies regarding such executive officer’s employment status following consummation of the merger, and has not entered into any agreement, arrangement or understanding in connection with the merger, and none of the executive officers is otherwise entitled to any “gross up” payments to compensate the executive officer for excise taxes, if any, imposed under Section 4999 of the Code; however, in the event that an executive officer enters into a change of control, non-competition or other similar agreement, arrangement or understanding with LTG or GP Strategies or enters into any amendment to an existing agreement, arrangement or understanding, prior to the closing of the merger, any such agreement, arrangement or understanding (whether or not including “gross up” payment provisions) may impact the amount of any excise taxes imposed on such executive officer under Section 4999 of the Code in the event of such executive officer’s termination or resignation following the consummation of the merger.

•	GP Strategies’ directors and executive officers are entitled to continued indemnification and insurance coverage pursuant to the merger agreement.

•

Each of GP Strategies’ directors and executive officers has entered into a voting and support agreement with LTG, US Holdco and Merger Sub, pursuant to which such person has agreed, subject to certain exceptions, to vote their shares of GP Strategies common stock in favor of the adoption and approval of the merger agreement, against any competing transaction and against any other action that is intended to or could reasonably be expect to impede or interfere with or materially delay the merger.

Please see the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 47 of this proxy statement for additional information about these financial interests.

Voting and Support Agreements (see page 90)

Concurrently with the execution and delivery of the merger agreement, LTG, US Holdco and Merger Sub entered into (i) a voting and support agreement (the “Sagard Voting and Support Agreement”) with Sagard Capital Partners, L.P., a Delaware limited partnership (“Sagard Capital”) and (ii) voting and support agreements (the “D&O Voting and Support Agreements”) with the directors and executive officers of GP Strategies in their capacities as stockholders of GP Strategies (the “Directors and Officers”, and together with Sagard Capital, the “Covered Stockholders”). The D&O Voting and Support Agreements and the Sagard Voting and Support Agreement are referred to collectively herein as the “Voting and Support Agreements”.

As of                     , 2021, (i) Sagard Capital held voting power over              shares of GP Strategies common stock (approximately      % of the outstanding shares of GP Strategies common stock) and (ii) the

Directors and Officers collectively held voting power over              shares of GP Strategies common stock (approximately      % of the outstanding shares of GP Strategies common stock).

Pursuant to the terms of the Voting and Support Agreements, each of the Covered Stockholders has agreed to vote all of its, his or her, as applicable, shares of GP Strategies common stock (i) in favor of the adoption and approval of the merger agreement and approval of the transactions contemplated by the merger agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of GP Strategies contained in the merger agreement or of such Covered Stockholder contained in its Voting and Support Agreement and (iii) against any acquisition proposal and against any other action, agreement or transaction involving GP Strategies or any of its subsidiaries that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent (A) the consummation of the merger or the other transactions contemplated by the merger agreement or by such Covered Stockholder’s Voting and Support Agreement, (B) the performance by GP Strategies of its obligations under the merger agreement or (C) the performance by such Covered Stockholder of its obligations under its Voting and Support Agreement.

Each Voting and Support Agreement will terminate upon the earliest of (i) the effective time of the merger, (ii) a termination of the merger agreement in accordance with its terms, (iii) a Board recommendation change solely on account of an “Intervening Event” (as defined in the merger agreement), (iv) any amendment, modification, change or waiver to any provision of the merger agreement that (A) changes in a manner adverse to the applicable Covered Stockholder the form or amount of consideration payable with respect to the shares of GP Strategies common stock that are subject to such Voting and Support Agreement or (B) materially amends or waives any other terms and conditions of the merger agreement in a manner adverse to the applicable Covered Stockholder, and (v) the mutual written consent of the parties to such Voting and Support Agreement.

Opinion of Financial Advisor (see page 38)

GP Strategies retained Jefferies LLC (“Jefferies”) as its financial advisor in connection with a possible sale, disposition or other business combination involving GP Strategies. In connection with this engagement, the Board requested that Jefferies evaluate the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of common stock pursuant to the merger agreement. At a meeting of the Board held on July 15, 2021, Jefferies rendered its opinion to the Board to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the merger consideration to be received by holders of shares of common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex D to this proxy statement and is incorporated herein by reference. GP Strategies encourages you to read the opinion carefully and in its entirety. Jefferies’ opinion, dated as of July 15, 2021, was provided for the use and benefit of the Board (in its capacity as such) in its consideration of the merger and did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to GP Strategies, nor did it address the underlying business decision by GP Strategies to engage in the merger or the terms of the merger agreement (other than the merger consideration to the extent expressly specified therein) or the documents referred to therein. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of common stock should vote on the merger or any matter related thereto. See “The Merger—Opinion of Financial Advisor” beginning on page 38.

Material U.S. Federal Income Tax Consequences of the Merger (see page 92)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, if you are a stockholder who is a U.S. holder, you will recognize capital gain or loss equal to the difference between the amount of cash you receive in the merger and your adjusted tax basis in the common stock converted into cash in the merger. If you are a stockholder who is a non-U.S. holder, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 for a more detailed discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You are encouraged to consult your tax advisor to determine the tax consequences of the merger to you.

Financing of the Merger (see page 53)

LTG has entered into agreements to obtain equity and debt financing for the transactions contemplated by the merger agreement (collectively, the “merger financing”). Subject to the terms and conditions set forth in a Multicurrency Senior Term and Revolving Facilities Agreement (the “Facility Agreement”) and related fee letters entered into with LTG, a syndicate of lenders has agreed to provide debt financing to LTG for the transactions contemplated by the merger agreement. Numis Securities Limited, Joh. Berenberg, Gossler & Co. KG, London Branch, and Goldman Sachs International agreed with LTG to conduct a placing by LTG of new ordinary shares of capital stock of LTG, subject to the terms and conditions set forth in a placing agreement (the “Placing Agreement”). The placing of the new ordinary shares of capital stock of LTG was completed on July 16, 2021, and approximately £85 million in gross proceeds from the placing was received by LTG, on July 20, 2021.

The merger agreement requires LTG to use reasonable best efforts to consummate and obtain the merger financing on the terms and subject only to the conditions set forth in the Placing Agreement and Facility Agreement (and related fee letters), and to use reasonable best efforts to arrange and obtain alternative financing in the event that the currently contemplated merger financing becomes unavailable (subject to the terms and obligations set forth in the merger agreement).

Neither obtaining the equity financing nor obtaining the debt financing (or any alternative financing) is a condition to the closing of the merger, but the admission of the new ordinary shares issued by LTG (i.e., in connection with the placing of new ordinary shares described above) to trading on the Alternative Investment Market operated by the London Stock Exchange (the “Share Admission”) was a condition to LTG’s, US Holdco’s and Merger Sub’s obligations to effect the merger. On July 20, 2021, LTG completed the Share Admission, satisfying the applicable condition to the closing of the merger.

Under the merger agreement, GP Strategies must use its reasonable best efforts to provide to LTG such cooperation as is customary and reasonably requested by LTG in connection with the merger financing, subject to limitations set forth therein. The merger agreement requires LTG to reimburse GP Strategies for all reasonable out-of-pocket costs and expenses incurred by GP Strategies in connection with the merger financing (including such cooperation), subject to the limitations set forth therein.

Please see the section of this proxy statement entitled “The Merger—Financing of the Merger” beginning on page 53.

Regulatory Approvals (see page 53)

Antitrust Clearance. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which provides that the merger may not be completed until the applicable waiting period under the HSR Act is terminated or expires. On July 26, 2021, GP Strategies and LTG filed the requisite notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. If the parties do not receive either early termination or a request for additional information from the relevant antitrust authority, the waiting period under the HSR Act will expire at 11:59 p.m. on August 25, 2021.

At any time before or after the effective time of the merger, any reviewing antitrust authorities or another person could take action under the antitrust laws as it deems necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the merger, seeking a rescission or other unwinding of the merger, or permitting completion subject to regulatory concessions or conditions. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not succeed.

CFIUS Approval. Closing of the merger is conditioned upon clearance of the merger by the Committee on Foreign Investment in the United States (“CFIUS”), as reflected in (i) a written notice from CFIUS that the transactions contemplated by the merger agreement do not constitute a “covered transaction” under relevant government regulations, (ii) a written notice from CFIUS that it has concluded a review or investigation of the transactions contemplated by the merger agreement and has concluded all action under the Defense Production Act of 1950 (the “DPA”), or (iii) an announcement by the President of the United States, made within the period required by the DPA, of a decision not to take any action to suspend or prohibit the transactions contemplated by the merger agreement. Pursuant to the terms of the merger agreement, GP Strategies and LTG are required to use reasonable best efforts to cooperate in all respects in connection with the filing of a joint voluntary notice with CFIUS. The parties submitted the joint voluntary notice on July 26, 2021.

Conditions to the Merger (see page 82)

Each party’s obligation to effect the merger is subject to the satisfaction or waiver (if such waiver is permissible under applicable law), on or prior to the closing date of the merger (the “closing date”) of the following conditions:

•	receipt of the Stockholder Approval;

•	the expiration or early termination of any applicable waiting period (and any extension thereof) under the HSR Act;

•

clearance of the merger by CFIUS, as reflected by any of the following: (i) a written notice from CFIUS that the transactions contemplated by the merger agreement do not constitute a “covered transaction” under relevant government regulations, (ii) a written notice from CFIUS that it has concluded a review or investigation of the transactions contemplated by the merger agreement and has concluded all action under the DPA, or (iii) an announcement by the President of the United States, made within the period required by the DPA, of a decision not to take any action to suspend or prohibit the transactions contemplated by the merger agreement;

•

the absence of any order, executive order, stay, decree, judgment or injunction (preliminary or permanent), and of any statute, rule or regulation, enacted, issued, promulgated, enforced or entered by any governmental entity of competent jurisdiction that is in effect and has the effect of making illegal or otherwise prohibiting consummation of the merger;

•	subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;

•	performance in all material respects by the other party of its covenants and obligations under the merger agreement; and

•	receipt by each party of a certificate by an executive officer of the other party certifying to the satisfaction of certain of these conditions.

In addition, the obligations of LTG, US Holdco and Merger Sub to effect the merger are also subject to (i) the absence, since the date of the merger agreement, of any effect, development, circumstance or change, individually or in the aggregate, that had or would reasonably be expected to have a company material adverse effect (which term is described in the section entitled “The Merger Agreement—Representations and Warranties”) that is continuing as of the closing date of the merger and (ii) the occurrence of the Share Admission.

The consummation of the merger is not conditioned upon LTG’s receipt of financing.

Before the closing of the merger, each of GP Strategies and LTG may waive any of the conditions to its obligation to effect the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

No Solicitation; Board Recommendation (see page 65)

The merger agreement requires GP Strategies to abide by customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties and to provide information to and engage in discussions or negotiations with third parties regarding acquisition proposals. Notwithstanding these requirements, prior to the receipt of the Stockholder Approval, GP Strategies may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to bona fide, unsolicited acquisition proposals that the Board determines in good faith to be, or determines in good faith could reasonably be expected to result in, a superior proposal, as such term is defined in the merger agreement.

Termination of the Merger Agreement (see page 83)

The merger agreement may be terminated by mutual written consent of GP Strategies and LTG and by either GP Strategies or LTG under certain specified circumstances, including if the effective time of the merger has not occurred on or before December 31, 2021 (the “outside date”), subject to automatic extension of the outside date to January 31, 2022 under certain circumstances.

Termination Fees; Effect of Termination (see page 85)

If the merger agreement is terminated in certain circumstances described under “The Merger Agreement—Termination Fees—GP Strategies Termination Fee” beginning on page 85, “The Merger Agreement—Termination Fees—GP Strategies Expense Reimbursement” beginning on page 86 and “The Merger Agreement—Termination Fees—LTG Termination Fee” beginning on page 87:

•

GP Strategies may be obligated to pay LTG a termination fee of $12,000,000 or reimburse LTG for its expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement, up to $1,200,000; or

•

LTG may be obligated to pay GP Strategies a termination fee of $12,000,000 plus GP Strategies’ expenses incurred during fiscal year 2021 in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement, up to $5,000,000 (or, if lower, up to the difference of 1% of LTG’s market capitalization as of the date of termination minus $12,000,000).

Market Price of Common Stock and Dividend Information (see page 105)

The closing price of GP Strategies common stock on the NYSE on July 14, 2021, the last trading day prior to the announcement of the merger agreement, was $15.76 per share. The closing price of GP Strategies common stock on the NYSE on                     , 2021, the last trading day before the date of this proxy statement was $              per share.

Since 2019, GP Strategies has not paid any dividends on its common stock. Under the terms of the merger agreement, GP Strategies is prohibited from declaring, setting aside or paying any dividends on, or making any other distributions in respect of, its capital stock between the date of the merger agreement and the effective time of the merger.

Delisting and Deregistration of Shares of Common Stock (see page 54)

Upon completion of the merger, the shares of GP Strategies common stock currently listed on the NYSE will cease to be listed and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effects on GP Strategies if the Merger is not Completed (see page 15)

If the merger proposal does not receive the required Stockholder Approval, or if the merger is not completed for any other reason, GP Strategies’ stockholders will not receive any payment for their common stock in connection with the merger. Instead, GP Strategies will remain an independent public company, GP Strategies common stock will continue to be listed and traded on the NYSE, GP Strategies common stock will continue to be registered under the Exchange Act, and GP Strategies’ stockholders will continue to own their GP Strategies common stock and continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of GP Strategies common stock.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your common stock, including the risk that the market price of the GP Strategies common stock may decline to the extent that the current market price of the GP Strategies common stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to GP Strategies will be offered or that the business, operations, financial condition, earnings or prospects of GP Strategies will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances GP Strategies is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the sections of this proxy statement entitled “The Merger Agreement—Change in Board Recommendation” beginning on page 68 and “The Merger Agreement—Termination of the Merger Agreement” beginning on page 83.

Under certain circumstances, if the merger is not completed, GP Strategies may be obligated to pay to LTG a termination fee or to reimburse LTG for its expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement. Please see the sections of this proxy statement entitled “The Merger Agreement—Termination Fees—GP Strategies Termination Fee” beginning on page 85 and “The Merger Agreement—Termination Fees—GP Strategies Expense Reimbursement” beginning on page 86.

Questions

If you have additional questions about the merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact Saratoga Proxy Consulting, LLC, GP Strategies’ proxy solicitation agent. The address of Saratoga Proxy Consulting, LLC is 520 8th Avenue, New York, NY 10018. You can contact Saratoga Proxy Consulting, LLC toll-free at (888) 368-0379 or via email at info@saratogaproxy.com.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

You are receiving this proxy statement because you were a stockholder of record of GP Strategies as of the close of business on the record date for the special meeting. On July 15, 2021, GP Strategies entered into the merger agreement with LTG, US Holdco and Merger Sub. Pursuant to the merger agreement, if the merger is consummated, Merger Sub will be merged with and into GP Strategies, with GP Strategies surviving the merger as a wholly owned, indirect subsidiary of LTG.

This document serves as the proxy statement through which GP Strategies will solicit proxies to obtain the necessary Stockholder Approval for the consummation of the proposed merger and the other matters to be voted on at the special meeting described below under “—What is the purpose of the special meeting?”.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting will be held at on , 2021, at , Eastern Time.

Q:	What is the purpose of the special meeting?

A:	At the special meeting, stockholders will consider and vote on:

•	a proposal to adopt the merger agreement;

•	a proposal to approve on a non-binding, advisory basis, the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger; and

•

a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adoption of the merger agreement.

Q:	What will I receive in the merger?

A:

If the merger is completed, you will be entitled to receive $20.85 in cash, without interest and less any applicable withholding taxes, for each share of GP Strategies common stock that you own immediately prior to the effective time of the merger.

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 for a more detailed description of the United States federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:	What happens if the market price of shares of GP Strategies common stock changes before the closing of the merger?

A:	No change will be made to the merger consideration of $20.85 per share of GP Strategies common stock as a result of a change in the market price of the GP Strategies common stock.

Q:	If the merger is completed, what will happen to GP Strategies equity awards?

A:	For information regarding the treatment of GP Strategies equity awards, please see “The Merger Agreement—Treatment of Equity-Based Awards” beginning on page 57.

Q:	What constitutes a “quorum” for purposes of the special meeting?

A:

A quorum is necessary to transact business at the special meeting. Holders of record of GP Strategies common stock, issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, representing a majority of the number of votes entitled to be cast must be present in person or represented by proxy at the special meeting in order for there to be a quorum. Shares of GP Strategies common stock represented at the special meeting but not voted, including shares for which a stockholder directs an “abstention” from voting, will be counted as present for purposes of establishing a quorum. Because none of the proposals to be voted on at the special meeting are “routine” matters for which brokers may have discretionary authority to vote, GP Strategies does not expect any broker non-votes at the special meeting. Thus, if you fail to provide instructions with respect to any shares that you beneficially own through a broker, bank, trust, custodian or other nominee, such shares will not be counted for purposes of establishing a quorum (although such shares will be present for establishing a quorum if you provide instructions to the intermediary holding your shares with respect to at least one of the proposals presented in this proxy statement). If a quorum is not present in person or represented by proxy, the special meeting may be adjourned or postponed until the holders of the number of shares of GP Strategies common stock required to constitute a quorum are present in person or represented by proxy.

Q:	What is the vote required to adopt the merger agreement?

A:

The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of GP Strategies common stock outstanding as of the record date. Abstentions and failing to provide instructions with respect to any shares you beneficially own through a broker will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What is the vote required to approve the compensation proposal?

A:

The proposal to approve, on a non-binding, advisory basis, the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast on the matter. Assuming a quorum is present at the special meeting, abstentions will have the same effect as a vote “AGAINST” the compensation proposal. Failing to provide instructions on the compensation proposal with respect to any shares you beneficially own through a broker will have no effect on the outcome of the compensation proposal.

Q:	What is the vote required to approve the adjournment proposal?

A:

The adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast on the matter. Assuming a quorum is present at the special meeting, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal. Failing to provide instructions on the adjournment proposal with respect to any shares you beneficially own through a broker will have no effect on the outcome of the adjournment proposal.

Q:	When is the proposed merger expected to be completed?

A:

We are working toward completing the merger as promptly as possible. We currently anticipate the merger to close in the second half of 2021, but we cannot be certain when or if the conditions of the merger will be satisfied or (if permissible under applicable law) waived. The merger cannot be completed until the conditions to closing are satisfied or (if permissible under applicable law) waived, including the adoption of the merger agreement by the holders of GP Strategies common stock at the special meeting and the receipt of certain regulatory approvals.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of GP Strategies common stock at the close of business on                     , 2021, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. At the close of business on the record date,              shares of GP Strategies common stock were issued and outstanding and held by                  holders of record. Each share of GP Strategies common stock is entitled to one vote on each matter submitted to a vote at the special meeting.

Q:	Who may attend the special meeting?

A:

Stockholders of record as of the close of business on                     , 2021, or their duly appointed proxies, may attend the special meeting. “Street name” holders (those whose shares are held through a broker, bank, trust company or other nominee) should bring a copy of an account statement reflecting their ownership of GP Strategies common stock as of the record date. If you are a “street name” holder and you wish to vote at the special meeting, you must also bring a legal proxy from the record holder (your broker, bank, trust company or other nominee) of the shares of GP Strategies common stock authorizing you to vote at the special meeting.

Q:	How does the Board recommend that I vote?

A:	The Board recommends a vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement entitled “The Merger—Recommendation of the Board and GP Strategies’ Reasons for the Merger” beginning on page 34. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of GP Strategies’ directors and executive officers have interests that may be different from, or in addition to, the interests of GP Strategies’ stockholders generally. Please see the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 47.

Q:	Who is soliciting my vote?

A:	The Board is soliciting your proxy, and GP Strategies will bear the cost of soliciting proxies.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in this proxy statement, including its annexes.

If you are a holder of record, in order for your shares to be represented at the special meeting:

•	you can attend the special meeting in person;

•	you can submit a proxy through the Internet or by telephone by following the instructions included on your proxy card; or

•	you can indicate on the enclosed proxy card how you would like to vote and return the proxy card.

If you hold your shares in “street name,” in order for your shares to be represented at the special meeting, you should instruct your broker, bank, trust company or other nominee as to how to vote your shares by following the directions provided to you by your broker, bank, trust company or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of GP Strategies common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of GP Strategies common stock is called a “proxy card.”

Q:	How do I vote if my shares are registered directly in my name?

A:

If you are a record holder of GP Strategies common stock, you may vote in person at the special meeting or by proxy. Whether or not you intend to attend the special meeting, we encourage you to submit a proxy to vote your shares now, online, by phone or proxy card to ensure that your vote is counted. For more detailed instructions on how to submit a proxy to vote your shares using one of these methods, please see the section of this proxy statement entitled “The Special Meeting—Voting of Proxies” beginning on page 20.

Your failure to vote will have the same effect as a vote “AGAINST” the merger proposal.

Q:	How do I vote my shares if they are held in the name of my broker (“street name”)?

A:

If you hold your shares in a stock brokerage account or if your shares are held by a broker, bank, trust company or other nominee (that is, in “street name”), you must follow the directions from your broker, bank, trust company or other nominee provided to you in order to vote. Please check the voting form used by your broker, bank, trust company or other nominee. If you do not provide your broker, bank, trust company or other nominee with instructions, your shares of GP Strategies common stock will not be counted for purposes of determining a quorum at the special meeting and such shares will not be voted on any proposal at the special meeting, which will have the same effect as a vote “AGAINST” the merger proposal.

Please note that you may not vote shares held in “street name” by returning a proxy card directly to GP Strategies or by voting in person at the special meeting unless you provide a legal proxy, which you must obtain from your broker, bank, trust company or other nominee.

Q:	What will happen if I fail to submit a proxy or I abstain from voting?

A:

If you fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have the effect of a vote against the merger proposal, but, assuming a quorum is present at the special meeting, will have no effect on the compensation and adjournment proposals. If you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the merger proposal, the compensation proposal and the adjournment proposal.

Q:	How can I revoke my proxy?

A:

If you have already submitted your proxy by Internet, telephone or by returning your proxy card, you may revoke a properly executed or authorized proxy by: (a) submitting another proxy by Internet or telephone subsequent to the date shown on the previously executed and delivered proxy or the date of a prior proxy submitted by Internet or telephone (and prior to the special meeting), (b) mailing a later-dated, properly executed and delivered proxy to our Secretary, which is received prior to the special meeting, or (c) mailing a written revocation to our Secretary, which is received prior to the special meeting. Stockholders of record may also revoke their proxies by attending the special meeting and voting in person. If stockholders of record only attend the special meeting but do not vote, their proxies will not be revoked.

If your shares are held in “street name” by your broker, bank, trust company or other nominee, you should contact your broker, bank, trust company or other nominee to change your vote or revoke your proxy.

Q:	Do I need to do anything with my stock certificates now?

A:

No. Promptly after the effective time of the merger, each holder of a certificate representing any shares of GP Strategies common stock that have been converted into the right to receive the merger consideration will be sent a letter of transmittal describing the procedure for surrendering their shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. You should not return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal. If you hold GP Strategies common stock in non-certificated book-entry form, you will not be required to deliver a share certificate, and you will receive your cash payment after the paying agent receives the documents requested in the instructions.

Q: What	happens if the merger is not completed?

A: If

our stockholders do not approve the merger proposal to adopt the merger agreement, or if the merger is not completed for any other reason, you will not receive any payment for your shares of GP Strategies common stock in connection with the merger. Instead, GP Strategies will remain an independent public company and stockholders will continue to own their GP Strategies common stock. The GP Strategies common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. Under certain circumstances, if the merger is not completed, GP Strategies may be obligated to pay to LTG a termination fee or to reimburse LTG for its expenses incurred in connection with the merger agreement. Please see the sections of this proxy statement entitled “The Merger Agreement—Termination Fees—GP Strategies Termination Fee” beginning on page 85 and “The Merger Agreement—Termination Fees—GP Strategies Expense Reimbursement” beginning on page 86.

Q:	What effect will the merger have on GP Strategies?

A:

If the merger is consummated, Merger Sub will be merged with and into GP Strategies, and GP Strategies will continue to exist following the merger as a subsidiary of LTG. Following such consummation of the merger, the GP Strategies common stock will no longer be traded on the NYSE or any other public market, and the registration of the GP Strategies common stock under the Exchange Act will be terminated.

Q:	What happens if I sell my shares of common stock before the special meeting?

A:

The record date for the special meeting is earlier than the expected closing date of the merger. If you own shares of GP Strategies common stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time of the merger.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:

Yes. Shares of GP Strategies common stock held by stockholders who have not voted such shares in favor of the adoption of the merger agreement nor consented to the adoption of the merger agreement in writing and have properly exercised appraisal rights under Section 262 of the DGCL (and have not withdrawn such exercise or lost such rights) will not be converted into the right to receive the merger consideration, but will instead be converted into the right to receive payment in cash for the fair value of their shares of GP Strategies common stock as determined in accordance with Section 262 of the DGCL. The fair value of shares of GP Strategies common stock as determined in accordance with Section 262 of the DGCL may be more or less than (or the same as) the merger consideration. Stockholders who wish to exercise appraisal rights must comply fully with all applicable requirements of Section 262 of the DGCL, which is summarized in this proxy statement and attached as Annex E to this proxy statement. Failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. Because of the complexity of Section 262 of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.

Q:	How can I obtain additional information about GP Strategies?

A:

We will provide copies of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020, without charge to any stockholder who makes a written request to our Secretary at GP Strategies Corporation, 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, MD 21044, Attn: Secretary. Our Annual Report on Form 10-K and other SEC filings also may be accessed at www.sec.gov or on the Investors section of our website at www.gpstrategies.com. Our website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:	Who can help answer my questions?

A:

If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Saratoga Proxy Consulting, LLC

520 8th Avenue

New York, NY 10018

Stockholders may call toll-free: (888) 368-0379

info@saratogaproxy.com

or

GP Strategies Corporation

70 Corporate Center

11000 Broken Land Parkway, Suite 300

Columbia, MD 21044

(443) 367-9600

Attn: Secretary

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) conditions to the closing of the proposed transaction, including the obtaining of required regulatory or stockholder approvals, may not be satisfied; (2) the proposed transaction may involve unexpected costs, liabilities or delays; (3) the business of GP Strategies and LTG may suffer as a result of uncertainty surrounding the proposed transaction; (4) the outcome of any legal proceedings related to the proposed transaction; (5) GP Strategies and LTG may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) the ability to recognize benefits of the proposed transaction; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (10) the risks described from time to time in GP Strategies’ reports filed with the SEC under the heading “Risk Factors,” including, without limitation, the risks described under the caption “Risk Factors” in GP Strategies’ Annual Report on Form 10-K filed on March 12, 2021 and as amended April 30, 2021 and its Quarterly Report on Form 10-Q filed on August 6, 2021, and as may be revised in GP Strategies’ future SEC filings. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this current report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

GP Strategies does not undertake any obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of GP Strategies in connection with the solicitation of proxies by the Board for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of GP Strategies with the information about the special meeting and should be read carefully in its entirety.

Date, Time and Place

The special meeting is scheduled to be held at              on                     , 2021, at             , Eastern Time.

Purpose of the Special Meeting

At the special meeting, stockholders will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the compensation proposal; and

•	the adjournment proposal.

Recommendation of the GP Strategies Board

After careful consideration, the Board unanimously determined to adopt, authorize and approve the merger agreement and recommend the adoption of the merger agreement by the holders of GP Strategies common stock. Accordingly, the Board recommends a vote “FOR” the proposal to adopt the merger agreement, a vote “FOR” the compensation proposal and a vote “FOR” the adjournment proposal.

The Board believes that the merger agreement and the merger are advisable, fair to and in the best interests of GP Strategies and its stockholders. For a discussion of the material factors that the Board considered in determining to recommend the approval of the merger agreement, please see the section of this proxy statement entitled “The Merger—Recommendation of the Board and GP Strategies’ Reasons for the Merger” beginning on page 34.

Record Date; Stockholders Entitled to Vote

Only holders of record of GP Strategies common stock at the close of business on                     , 2021, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. At the close of business on the record date,              shares of GP Strategies common stock were issued and outstanding and held by              holders of record. Each share of GP Strategies common stock is entitled to one vote on each matter submitted to a vote at the special meeting.

If you own shares of GP Strategies common stock that are registered in the name of someone else, such as a broker, bank, trust company or other nominee, you are not a holder of record and instead hold your shares in “street name.” If you hold shares in “street name,” you will need to direct the applicable organization to vote those shares or obtain authorization from it and vote the shares yourself at the special meeting, as described below.

Quorum

A quorum is necessary to transact business at the special meeting. Holders of a majority of all issued and outstanding shares of GP Strategies common stock as of the record date entitled to vote must be present in person or represented by proxy at the special meeting in order for there to be a quorum. Shares of GP Strategies common stock represented at the special meeting but not voted, including shares for which a stockholder directs an “abstention” from voting, will be counted as present for purposes of establishing a quorum. Because none of the proposals to be voted on at the special meeting are “routine” matters for which brokers may have discretionary authority to vote, GP Strategies does not expect any broker non-votes at the special meeting. Thus, if you fail to provide instructions with respect to any shares that you beneficially own through a broker, bank, trust, custodian or other nominee, such shares will not be counted for purposes of establishing a quorum (although such shares will be present for establishing a quorum if you provide instructions to the intermediary holding your shares with respect to at least one of the proposals presented in this proxy statement). If a quorum is not present in person or represented by proxy, the special meeting may be adjourned or postponed until the holders of the number of shares of GP Strategies common stock required to constitute a quorum are present in person or represented by proxy.

Required Vote

Assuming a quorum is present at the special meeting, adoption of the merger agreement will require the affirmative vote of the holders of a majority of the shares of GP Strategies common stock outstanding as of the record date for the special meeting. If you fail to vote, if you fail to provide instructions to your broker, bank or other nominee to vote on your behalf, or if you abstain from voting, the effect will be the same as if you had voted against the adoption of the merger agreement.

Approval of the proposal to approve on a non-binding, advisory basis, the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger will require the affirmative vote of a majority of the votes cast on the matter. An abstention from voting on this proposal will have the same effect as a vote against the proposal. If you fail to submit a proxy and do not attend the special meeting in person, or if you fail to provide instructions to your broker, bank or other nominee to vote on your behalf, your shares will not affect whether the compensation proposal is approved.

Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adoption of the merger agreement, will require the affirmative vote of a majority of the votes cast on the matter. An abstention from voting on this proposal will have the same effect as a vote against the proposal. If you fail to submit a proxy and do not attend the special meeting in person, or if you fail to provide instructions to your broker, bank or other nominee to vote on your behalf, your shares will not affect whether the adjournment proposal is approved.

Voting in Person

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” and you wish to vote at the special meeting, you must bring to the special meeting a legal proxy executed in your favor from the record holder of the shares (your broker, bank, trust company or other nominee) authorizing you to vote at the special meeting.

In addition, please be prepared to provide proper identification, such as a driver’s license or passport. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank, trust company or other nominee proving ownership on the record date, along with proper identification. Stockholders will not be allowed to use cameras, recording devices or other similar electronic devices at the meeting.

Voting of Proxies

If you are a holder of record of GP Strategies common stock as of the record date for the special meeting there are four ways to have your shares voted:

•	By Internet—If you received a printed copy of the proxy materials, follow the instructions on your proxy card.

•	By Telephone—If you received a printed copy of the proxy materials, follow the instructions on your proxy card.

•	By Mail—If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-paid envelope.

•	In Person—You may vote in person by written ballot at the special meeting.

You will need the control number included on your proxy card if you submit a proxy to vote your shares by Internet or telephone.

Your vote is important. Accordingly, please mark, sign, date and return the enclosed proxy card or submit a proxy via the Internet or by telephone whether or not you plan to attend the special meeting in person.

If a properly executed proxy is returned without an indication as to how the shares of common stock represented are to be voted with regard to a particular proposal, the common stock represented by the proxy will be voted “FOR” such proposal. All shares represented by properly executed proxies received (including proxies received via the Internet or by telephone) in time for the special meeting will be voted at the meeting in the manner specified by the stockholder giving those proxies.

Shares Held in “Street Name”

If you hold your shares in a stock brokerage account or if your shares are held by a broker, bank, trust company or other nominee (that is, in “street name”), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted. Please follow the voting instructions provided by your broker, bank, trust company or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to GP Strategies or by voting in person at the special meeting unless you provide a legal proxy, which you must obtain from your broker, bank, trust company or other nominee. Further, brokers who hold shares of GP Strategies common stock on behalf of their customers may not give a proxy to GP Strategies to vote those shares without specific instructions from their customers.

If you are a stockholder holding your shares in “street name” and you do not instruct your broker, bank, trust company or other nominee on how to vote your shares, your broker, bank, trust company or other nominee cannot vote your shares, which will have the same effect as a vote against the merger proposal. If you do not instruct your broker on how to vote your shares, it will have no effect on the compensation proposal or the adjournment proposal.

Revocation of Proxies

If you have already submitted your proxy by Internet, telephone or by returning your proxy card, you may revoke a properly executed or authorized proxy by:

•

submitting another proxy by Internet or telephone subsequent to the date shown on the previously executed and delivered proxy or the date of a prior proxy submitted by Internet or telephone (and prior to the special meeting);

•	mailing a later-dated, properly executed and delivered proxy to our Secretary, which is received prior to the special meeting; or

•	mailing a written revocation to our Secretary, which is received prior to the special meeting.

Stockholders of record may also revoke their proxies by attending the special meeting and voting in person. If stockholders of record only attend the special meeting but do not vote, their proxies will not be revoked.

If your shares are held in “street name” by your broker, bank, trust company or other nominee, you should contact your broker, bank, trust company or other nominee to change your vote or revoke your proxy.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed. Under the merger agreement, GP Strategies may adjourn or postpone the special meeting in the following cases:

•

if the Board has determined in good faith after consultation with legal counsel that the failure to so adjourn, delay or postpone the special meeting would be inconsistent with the Board’s fiduciary duties under applicable law;

•

to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith after consultation with legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by GP Strategies’ stockholders prior to the special meeting;

•	to the extent required by a court of competent jurisdiction in connection with any legal proceedings in connection with the merger agreement;

•	if there are insufficient shares of GP Strategies common stock represented (either in person or by proxy) at the special meeting to constitute a quorum necessary to conduct business; or

•	to permit the solicitation of additional proxies if GP Strategies reasonably believes it may be necessary to obtain the Stockholder Approval.

Any adjournment to a date not more than 30 days after the date originally fixed for the special meeting may be made without notice, other than by an announcement made at the special meeting of the time and place of the adjourned meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the special meeting. See “Proposal 3: Approval of Authority to Adjourn the Special Meeting” on page 102 for more information about the proposal relating to adjournments of the special meeting.

Solicitation of Proxies; Payment of Solicitation Expenses

GP Strategies is soliciting proxies for the special meeting from GP Strategies stockholders. GP Strategies will bear the entire cost of soliciting proxies from GP Strategies stockholders, including the expenses incurred in connection with the preparation of the proxy statement and its filing with the SEC. In addition to this mailing, GP Strategies’ directors, officers and employees may solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. They will not be paid any additional amounts for soliciting proxies. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of GP Strategies common stock held of record by those persons, and GP Strategies will reimburse these brokerage firms, custodians, nominees and fiduciaries for related, reasonable out-of-pocket expenses they incur.

GP Strategies has engaged Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies for the special meeting and will pay Saratoga Proxy Consulting, LLC a fee of $50,000, plus reimbursement of out-of-pocket expenses. The address of Saratoga Proxy Consulting, LLC is 520 8th Avenue, New York, NY 10018. You can contact Saratoga Proxy Consulting, LLC toll-free at (888) 368-0379 or via email at info@saratogaproxy.com.

A list of stockholders entitled to vote at the special meeting will be open for examination by any GP Strategies stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at GP Strategies’ principal executive offices at 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, MD 21044, and at the time and place of the special meeting during the entire time of the special meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact GP Strategies’ proxy solicitor, Saratoga Proxy Consulting, LLC toll-free at (888) 368-0379.

THE COMPANIES

GP Strategies Corporation

GP Strategies is a leading workforce transformation partner, providing custom workforce performance solutions for all levels of an organization. GP Strategies’ solutions include business consulting, leadership development, learning strategies & solutions, managed learning services, sales solutions, technology implementation & adoption solutions, and technical services. GP Strategies operates three solution categories: organizational performance solutions, technical performance solutions and automotive performance solutions. GP Strategies believes it is one of the largest independent single-source workforce transformation solutions providers with the capability of delivering globally in the markets in which it competes. GP Strategies provides managed learning services solutions spanning the full life-cycle of the training process, including the management of training departments and administrative processes for our customers. Importantly, GP Strategies believes that the breadth of its service and product offerings, which encompass fully integrated managed learning services solutions as well as discrete services, allows it to better serve the needs of clients by providing them with a single-source solution for custom training, consulting and technical services. The integration of services into a single platform, together with GP Strategies’ global presence and delivery capabilities, allows GP Strategies’ customers to leverage an enterprise-wide solution to address their performance improvement needs in a way that streamlines their internal operations, improves the speed and efficiency at which critical know-how is disseminated on a firm-wide basis, and enables them to achieve their desired performance improvement goals.

GP Strategies’ principal executive offices are located at located at 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, MD 21044 and its telephone number is (443) 367-9600. GP Strategies’ common stock, par value $0.01 per share (“GP Strategies common stock”), is listed and traded on The New York Stock Exchange (“NYSE”) under the symbol “GPX.”

Learning Technologies Group plc

LTG is a leader in the high-growth workplace learning and talent industry. It offers end-to-end learning and talent management solutions, from strategic consultancy, through a range of content and platform solutions, to analytical insights that enable corporate and government clients to close the gap between current and future workforce capability.

LTG’s principal executive offices are located at 15 Fetter Lane, London EC4A 1BW, United Kingdom and its telephone number is 44(0)20 7832 3440. LTG is listed on the London Stock Exchange’s AIM under the symbol “LTG.L”.

Learning Technologies Acquisition Corporation

US Holdco, a direct wholly owned subsidiary of LTG, is a Delaware corporation that was formed on April 17, 2018. US Holdco is the holding company for all of LTG’s subsidiaries and businesses located in the United States.

Gravity Merger Sub, Inc.

Merger Sub, a wholly owned subsidiary of US Holdco, is a Delaware corporation that was formed on July 9, 2021, for the purpose of effecting the merger. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the merger and the other transactions contemplated by the merger agreement. If the merger agreement is adopted by GP Strategies’ stockholders and the merger is consummated, Merger Sub will be merged with and into GP Strategies, with GP Strategies surviving the merger as a wholly owned, indirect subsidiary of LTG.

The principal executive offices of Merger Sub are located at 15 Fetter Lane, London EC4A 1BW, United Kingdom and its telephone number is 44(0)20 7832 3440.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed below, stockholders are being asked to consider and vote on a proposal to adopt the merger agreement. You should read this proxy statement carefully and in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read carefully and in its entirety the merger agreement, which is attached as Annex A to this proxy statement.

The GP Strategies Board unanimously recommends that stockholders vote “FOR” the merger proposal.

If you return a properly executed proxy (including proxies received via the Internet or by telephone), but do not indicate instructions on your proxy, your shares of common stock represented by such proxy will be voted “FOR” the merger proposal.

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the shares of GP Strategies common stock outstanding as of the record date.

Your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote “AGAINST” the merger proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

THE MERGER

(PROPOSAL NO. 1)

The following is a discussion of the merger, including the process undertaken by GP Strategies and its Board in identifying and determining whether to engage in the proposed transaction. The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement.

Overview

GP Strategies is seeking the approval and adoption by the holders of GP Strategies common stock of the merger agreement GP Strategies entered into on July 15, 2021, with LTG. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into GP Strategies, with GP Strategies surviving the merger as a subsidiary of LTG. The Board has approved and adopted the merger agreement and declared its advisability and recommends that the holders of shares of GP Strategies common stock vote to approve and adopt the merger agreement.

At the effective time of the merger, each outstanding share of common stock (other than treasury shares held by GP Strategies and any shares held by LTG and its affiliates) will be converted into the right to receive $20.85 per share in cash, without interest and subject to applicable withholding taxes. In addition, (A) each restricted stock unit granted by GP Strategies that is subject only to time-based vesting conditions and is outstanding and unvested immediately prior to the merger will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (a) the number of shares then underlying such restricted stock unit, multiplied by (b) $20.85 per share and (B) each restricted stock unit granted by GP Strategies that is subject to performance-based vesting conditions and is outstanding and unvested immediately prior to the merger will automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (a) the number of shares that vest upon a Sale of the Company (as defined in each of the GP Strategies Corporation 2018 Amended Long-Term Incentive Program and the GP Strategies Corporation 2021 Long-Term Incentive Program) pursuant to the terms of the grant of such restricted stock unit, multiplied by (b) $20.85 per share.

Background of the Merger

The Board, together with GP Strategies’ management and with the assistance of GP Strategies’ advisors, has periodically reviewed GP Strategies’ long-term strategic plan and considered various strategic opportunities available to GP Strategies as well as ways to enhance stockholder value and GP Strategies’ performance and prospects, including in light of the business, competitive, regulatory and economic environment and developments in GP Strategies’ industry. These reviews have included discussions as to whether GP Strategies should continue to execute on its strategy as a stand-alone company, pursue various acquisitions and divestitures or pursue a sale of the entire company. As part of these reviews, the Board, together with GP Strategies’ management and with the assistance of GP Strategies’ advisors, has considered from time to time what course of action would offer the best avenue to enhance stockholder value along with the potential benefits and risks of any potential strategic transaction.

In early April 2019, the chief executive officer of LTG contacted representatives of Jefferies, certain representatives of which had a long-standing relationship with GP Strategies, concerning facilitating an introduction to the chief executive officer of GP Strategies.

On April 3, 2019, the chief executive officer of LTG and the chief executive officer of GP Strategies met in New York City to discuss the respective businesses of each party and the potential benefits of a possible business combination of the two companies. Subsequently, the parties executed a non-disclosure agreement on April 9, 2019, which contained customary standstill provisions that would automatically terminate upon the entry by GP Strategies into a definitive acquisition agreement with a third party.

On April 22, 2019, representatives of GP Strategies met with representatives of Company A regarding Company A’s potential interest in a strategic transaction with GP Strategies.

On May 7, 2019, representatives of GP Strategies and representatives of LTG held a follow-up diligence meeting at a hotel near the GP Strategies headquarters in Columbia, MD. The meeting was attended by leadership teams of both companies, representatives of Jefferies, which was later engaged as financial advisor to GP Strategies, and representatives of Goldman Sachs International (“Goldman Sachs”) as financial advisor to LTG. GP Strategies did not share with LTG or its representatives any forecasts, projections, or budgets nor were there any discussions regarding possible transaction prices at either of the April 2019 meetings or the May 2019 meeting.

On May 24, 2019, LTG sent a letter to GP Strategies in which it proposed to acquire GP Strategies for $18.25 per share in cash (the “May 2019 Proposal”). The May 2019 Proposal was presented on the basis that GP Strategies commit to exclusive discussions with LTG for a period of four to six weeks.

On May 30, 2019 and June 6, 2019, representatives of Goldman Sachs spoke with representatives of Jefferies regarding the May 2019 Proposal, including with respect to LTG’s anticipated diligence process and proposed debt and equity financing arrangements.

On June 7, 2019, the Board met to consider the acquisition proposal from LTG. The meeting was attended by representatives of Hogan Lovells US LLP (“Hogan Lovells”) as legal counsel to GP Strategies, and representatives of Jefferies. Representatives of Hogan Lovells reviewed the directors’ fiduciary duties and other legal matters in connection with the Board’s consideration of the LTG proposal. The Board discussed with GP Strategies management the financial condition and prospects of GP Strategies. Jefferies reviewed with the Board its preliminary financial analysis of the LTG proposal reflecting the proposed $18.25 price per share. The Board discussed, including with representatives of Jefferies and Hogan Lovells, the proposed transaction as well as other strategic alternatives available to GP Strategies, including continuing to execute on GP Strategies’ long-term strategic plan as a stand-alone company. The Board further discussed LTG’s ability to pay the proposed cash transaction price. The Board also discussed the competitive landscape of GP Strategies, including opportunities and challenges faced by GP Strategies, as well as trends in the marketplace. The Board discussed how such a strategic transaction process could be pursued in the most effective manner and determined that it would be advisable and expedient for the Board to designate a transaction committee, consisting of three members of the Board, for the purpose of determining a potential process for GP Strategies and making determinations and recommendations to the full Board regarding such process. After further discussion, the Board unanimously approved and authorized the existing Executive Committee of the Board, which included Scott Greenberg, Samuel Robinson, and Marshall Geller as members of the Executive Committee, to serve as such transaction committee and formalized the powers and authority delegated by the Board to the Executive Committee with respect to the strategic transaction process. The Board also approved the engagement of Jefferies as GP Strategies’ financial advisor and Hogan Lovells as GP Strategies’ legal advisor in connection with the strategic transaction process.

On June 7, 2019, GP Strategies entered into an engagement letter with Jefferies as GP Strategies’ financial advisor.

On June 8, 2019, the Executive Committee met to consider the acquisition proposal from LTG. The meeting was attended by representatives of Jefferies. After further discussion and consideration, including with Jefferies representatives, the Executive Committee authorized Jefferies to respond to Goldman Sachs with a revised proposal. The revised proposal included (A) a proposed purchase price of $21.75 per share in cash, (B) that GP

Strategies would be willing to agree to exclusive discussions with LTG for four to six weeks, and (C) that the definitive agreement would not include financing conditions as conditions to the closing of the potential strategic transaction.

Subsequently on June 8, 2019, representatives of Jefferies verbally communicated the revised proposal to representatives of Goldman Sachs.

On July 9, 2019, LTG delivered a revised proposal to GP Strategies that included a proposed purchase price of $19.25 per share in cash (the “July 2019 Proposal”).

Between July 9 and July 11, 2019, representatives of Jefferies and Goldman Sachs discussed and clarified certain aspects of the July 2019 Proposal.

On July 11, 2019 and July 14, 2019, the Executive Committee met with representatives of Hogan Lovells and Jefferies to consider the July 2019 Proposal.

Subsequently, in late July 2019, LTG informed GP Strategies that, although it remained interested in pursuing a potential strategic transaction between the two companies, it would delay further negotiations until the fourth quarter of 2019 in order to evaluate additional strategic opportunities.

During June through November 2019, representatives of GP Strategies and Company A held various discussions and meetings regarding a potential strategic transaction, including discussions regarding the financial ability of Company A to consummate an acquisition of GP Strategies. The parties executed a nondisclosure agreement in June 2019, which contained customary standstill provisions that would automatically terminate upon the entry by GP Strategies into a definitive acquisition agreement with a third party. In July 2019, Company A submitted a preliminary proposal to acquire GP Strategies with a proposed purchase price in the range of $18.00 to $20.00 per share to be paid with a combination of cash and Company A common stock. On November 22, 2019, Company A informed GP Strategies that because it was re-evaluating its overall corporate strategy it would not move forward with a transaction.

Also during June through November 2019, representatives of GP Strategies held preliminary discussions with various private equity funds to determine if there may be potential interest in a possible strategic transaction with GP Strategies but none of such funds elected to engage in further discussions.

On October 1, 2019 and again on October 10, 2019, the chief executive officer of LTG spoke by telephone with the chief executive officer of GP Strategies to discuss the potential acquisition of GP Strategies by LTG and to inform GP Strategies that LTG would provide an updated due diligence request list and, after initial due diligence, a revised acquisition proposal, which information was conveyed to the Executive Committee. During October and November 2019, GP Strategies provided LTG with additional financial information to assist LTG in submitting a revised proposal.

On October 14, 2019, GP Strategies received an updated due diligence request list from LTG.

On October 21, 2019, the Executive Committee held a conference call with representatives of Jefferies to discuss the potential strategic transaction with LTG.

On November 4, 2019, representatives of GP Strategies, including certain members of the Executive Committee, met telephonically, along with representatives of Jefferies, to discuss whether to consider various potential alternatives with respect to a strategic transaction process.

On November 8, 2019, representatives from LTG, GP Strategies and Jefferies participated in due diligence sessions in New York City at Jefferies’ offices.

Between November 8, 2019 and November 19, 2019, members of LTG management, assisted by LTG’s advisors and representatives, conducted due diligence review activities with the cooperation of GP Strategies and its advisors, including engaging in various telephone discussions and in-person meetings.

On November 19, 2019, the chief executive officer of LTG spoke by telephone with representatives of Jefferies and indicated that LTG might be willing to consider a proposal to acquire GP Strategies at a price in the range of $18.75 to $19.00 per share in cash.

On November 26, 2019, the chief executive officer of LTG spoke by telephone with the chief executive officer of GP Strategies regarding a potential strategic transaction between the parties and informed him that LTG would provide a revised acquisition proposal.

On November 27, 2019, LTG submitted a proposal to GP Strategies to acquire GP Strategies for $18.25 per share in cash.

On November 30, 2019, the Executive Committee held a meeting to discuss the $18.25 per share acquisition proposal from LTG. The meeting was attended by representatives of Hogan Lovells and Jefferies. During the meeting, Jefferies reviewed with the Executive Committee its updated preliminary financial analysis of the LTG proposal reflecting the proposed $18.25 price per share. After discussion, including with representatives of Jefferies and Hogan Lovells, the Executive Committee authorized Jefferies to provide LTG with a counterproposal for LTG to acquire GP Strategies for $19.75 per share in cash, subject to negotiation of mutually acceptable final transaction agreements.

On December 2, 2019, representatives of Jefferies spoke by telephone with representatives of Goldman Sachs to relay the GP Strategies counterproposal of $19.75 per share in cash.

On December 3, 2019, the chief executive officer of LTG spoke by telephone with the chief executive officer of GP Strategies to present a revised acquisition proposal with a price of $18.75 per share in cash. Later that same day, after discussing the proposal with the Executive Committee, the chief executive officer of GP Strategies provided LTG a counterproposal for LTG’s acquisition of GP Strategies for $19.00 per share in cash. The chief executive officer of LTG responded that he would discuss the alternative proposal price with the LTG board of directors.

On December 4, 2019, the chief executive officer of LTG spoke by telephone with the chief executive officer of GP Strategies to inform him that LTG would be willing to increase its acquisition proposal from $18.75 to $19.00 per share in cash.

On December 5, 2019, LTG submitted a revised proposal to acquire GP Strategies for $19.00 per share in cash. The proposal required that GP Strategies enter into an exclusivity agreement with LTG pursuant to which GP Strategies would agree to engage in discussions solely with LTG regarding any strategic transaction for a period of 90 days. Also on December 5, 2019, LTG submitted a diligence request list.

On December 9, 2019, the Board held a meeting to discuss the revised acquisition proposal from LTG, which included among other things the $19.00 price per share in cash and the proposed exclusivity period. The meeting was attended by representatives of Hogan Lovells and Jefferies. Representatives of Hogan Lovells reviewed the directors’ fiduciary duties and other legal matters in connection with the Board’s consideration of the LTG proposal. During the meeting, representatives of Jefferies also reviewed with the Board its updated preliminary financial analysis of the LTG proposal reflecting the proposed $19.00 price per share. The Board engaged in a discussion regarding the merits of a potential sale transaction, including pricing, process and timing of a potential transaction. The Board further discussed the premium that the proposed $19.00 per share price represented to GP Strategies’ recent trading prices, as well as the potential strategic alternatives for GP Strategies, including GP Strategies’ prospects as a standalone business. The Board discussed LTG’s ability to pay the proposed transaction price and to consummate the potential sale transaction. The Board also discussed the competitive landscape of GP Strategies, including opportunities and challenges faced by GP Strategies, as well as trends in the marketplace. After discussion, including with representatives of Jefferies and Hogan Lovells, the Board directed the Executive Committee and management to proceed with negotiating a potential transaction with LTG based on the proposed price of $19.00 per share. The Board also authorized GP Strategies management to enter into an exclusivity agreement with LTG for a period of up to 90 days but to seek to have such exclusivity agreement provide that after 60 days LTG would be required to reconfirm its proposed acquisition price of $19.00 price per share in order to extend the exclusivity period by an additional 30 days. In addition, the Board authorized GP Strategies management to cooperate with LTG in connection with its due diligence activities and to seek to negotiate mutually agreeable transaction agreements.

On December 10, 2019, representatives of Jefferies informed representatives of Goldman Sachs that the Board had authorized GP Strategies to enter into an exclusivity agreement with LTG and to proceed with due diligence activities and the negotiation of mutually agreeable transaction agreements. Representatives of Jefferies also informed representatives of Goldman Sachs that GP Strategies was seeking that the exclusivity agreement provide that, in lieu of a 90-day exclusivity period, LTG would be required after 60 days to reconfirm its proposed acquisition price of $19.00 price per share in order to extend the exclusivity period by an additional 30 days. Representatives of Jefferies and Goldman Sachs also discussed the proposed transaction process.

On December 13, 2019, representatives of Jefferies and Goldman Sachs held telephonic discussions regarding various provisions of the potential exclusivity agreement as well as the LTG due diligence review and other transaction matters.

The parties executed an exclusivity agreement dated December 18, 2019 (the “2019 Exclusivity Agreement”) that provided for exclusivity through January 31, 2020, and further provided that if LTG reconfirmed the proposed acquisition purchase price of $19.00 per share in cash by January 31, 2020, the exclusivity period would be extended to February 28, 2020.

On December 19, 2019, representatives of LTG, GP Strategies, Jefferies, Goldman Sachs and Crowe UK, accounting advisor to LTG, held a meeting to discuss the process for the financial due diligence review and the anticipated timing of the issuance by GP Strategies of its audited financial statements for the year ended December 31, 2019.

From December 2019 to early March 2020, members of LTG management, assisted by LTG’s advisors and representatives, conducted due diligence review activities with the cooperation of GP Strategies, including engaging in various telephone discussions and in-person meetings. In addition, during this period, members of LTG management and GP Strategies management engaged in periodic telephone discussions regarding LTG’s diligence process, the negotiation of mutually acceptable transaction agreements, the process for obtaining regulatory approvals, and other transaction matters.

On January 31, 2020, in accordance with the 2019 Exclusivity Agreement, LTG reconfirmed to GP Strategies the proposed acquisition purchase price of $19.00 per share in cash and, as a result, the exclusivity period was extended to February 28, 2020.

On February 11, 2020, DLA Piper, legal counsel to LTG (“DLA Piper”), distributed an initial draft of the merger agreement to Hogan Lovells, which included a proposed requirement that, at the time the definitive transaction agreement was to be executed by the parties, each of the directors and executive officers of GP Strategies (solely in such person’s role as a stockholder) as well as certain other stockholders, would enter into a voting agreement in support of the transaction.

On February 19, 2020, for purposes of facilitating a filing of a draft notice to CFIUS, GP Strategies and LTG entered into a letter agreement with a non-binding term sheet containing the key terms upon which LTG proposed to acquire GP Strategies. In connection with this letter agreement, the parties also extended the exclusivity period from February 28, 2020 to March 15, 2020.

On February 20, 2020, Hogan Lovells sent a revised draft of the merger agreement to DLA Piper.

On March 3, 2020, DLA Piper sent a revised draft of the merger agreement to Hogan Lovells.

On March 9, 2020, DLA Piper sent a draft form of voting agreement to Hogan Lovells.

On March 10, 2020, LTG informed GP Strategies that, due to market volatility arising from the onset of the COVID-19 pandemic, it would not proceed with the proposed acquisition transaction at the present time.

On March 11, 2020, the Board held a meeting to discuss LTG’s determination not to proceed with the proposed transaction. The meeting was attended by representatives of Hogan Lovells and Jefferies.

On March 24, 2020, the parties informed CFIUS that they would not submit a formal notice regarding the proposed acquisition transaction.

In July 2020, representatives of GP Strategies held discussions with representatives of Company B regarding Company B’s potential interest in a strategic transaction with GP Strategies. In connection with the potential strategic transaction, the parties executed a nondisclosure agreement on July 28, 2020, which contained customary standstill provisions that would automatically terminate upon the entry by GP Strategies into a definitive acquisition agreement with a third party. From July 2020 through May 2021, representatives of GP Strategies and Company B held periodic discussions regarding a potential strategic transaction and GP Strategies provided Company B with various due diligence materials and information at the request of Company B.

In August and September 2020, members of GP Strategies management and LTG management, as well as representatives of Jefferies and Goldman Sachs, held various telephonic discussions regarding the recent business and financial performance of GP Strategies.

On August 28, 2020, LTG provided an updated acquisition proposal to GP Strategies to acquire GP Strategies for $13.75 per share in cash, which included, among other things, a proposed exclusivity period of six weeks (the “August 2020 Proposal”). In addition, in order to extend the duration of the previous non-disclosure arrangement between the parties, LTG and GP Strategies entered into a further non-disclosure agreement dated September 4, 2020, which contained customary standstill provisions that would automatically terminate upon the entry by GP Strategies into a definitive acquisition agreement with a third party.

On September 14, 2020, GP Strategies entered into an amended engagement letter with Jefferies as financial advisor to GP Strategies in connection with the proposed strategic transaction, which amendment extended the period of Jefferies’ engagement as GP Strategies’ financial advisor.

On September 15, 2020, the Board held a meeting to discuss the August 2020 Proposal. The meeting was attended by representatives of Hogan Lovells and Jefferies. During the meeting, Jefferies reviewed with the Board its updated preliminary financial analysis of the LTG proposal reflecting the proposed $13.75 price per share. After discussion, including with representatives of Jefferies and Hogan Lovells, the Board authorized GP Strategies management to provide a counterproposal for LTG’s acquisition of GP Strategies at $15.75 per share in cash, which GP Strategies management subsequently conveyed to LTG.

On September 21, 2020, LTG provided a revised acquisition proposal to GP Strategies to acquire GP Strategies for $14.50 per share in cash.

On September 23, 2020, the Board held a meeting to discuss the revised acquisition proposal from LTG. The meeting was attended by representatives of Hogan Lovells and Jefferies. During the meeting, Jefferies reviewed with the Board its updated preliminary financial analysis of the LTG proposal reflecting the proposed $14.50 price per share. After discussion, including with representatives of Jefferies and Hogan Lovells, the Board authorized GP Strategies management to provide a counterproposal for LTG’s acquisition of GP Strategies at a price of $15.25 per share in cash, which GP Strategies management subsequently conveyed to LTG.

On September 28, 2020, LTG provided a revised acquisition proposal to GP Strategies to acquire GP Strategies for $14.80 per share in cash, which LTG stated was its “best and final” proposed price per share.

On September 29, 2020, the Board held a meeting to discuss the revised acquisition proposal from LTG. The meeting was attended by representatives of Hogan Lovells and Jefferies. During the meeting, Jefferies reviewed with the Board its updated preliminary financial analysis of the LTG proposal reflecting the proposed $14.80 price per share. After discussion, including with representatives of Jefferies and Hogan Lovells, the Board directed GP Strategies management to proceed with negotiating a potential transaction with LTG based on the proposed price of $14.80 per share. The Board also directed GP Strategies management to inform LTG that the Board had authorized GP Strategies to cooperate with a due diligence review of GP Strategies by LTG and to seek to negotiate a mutually agreeable exclusivity agreement with LTG.

Subsequently, during October 2020, members of LTG management, assisted by LTG’s advisors and representatives, conducted due diligence with the cooperation of GP Strategies, including engaging in various telephonic discussions.

On October 23, 2020, LTG informed GP Strategies and its advisors that, although it remained interested in a potential strategic transaction, it would delay further negotiations until GP Strategies had additional clarity on the scope of an SEC investigation regarding GP Strategies’ revenue recognition related to certain fixed price contracts.

From November 2020 through April 2021, members of GP Strategies management and LTG management, as well as representatives of Jefferies and Goldman Sachs, held periodic telephonic discussions regarding the recent business and financial performance of GP Strategies as well as various diligence matters. On April 7, 2021, at the request of LTG, GP Strategies provided LTG with certain non-public, unaudited financial forecasts regarding GP Strategies’ anticipated results of operations for fiscal year 2021, as more fully described in the section below titled “—Certain Unaudited Prospective Financial Information”, which forecasts GP Strategies management had previously reviewed with the Board.

On May 20, 2021, LTG sent a letter to GP Strategies proposing to acquire GP Strategies for $20.25 per share in cash.

On May 25, 2021, the Board held a meeting to discuss the updated acquisition proposal from LTG, which included, among other things, a requirement that GP Strategies agree to an exclusivity period of five weeks as a condition to LTG commencing its due diligence review and the negotiation of mutually acceptable transaction agreements. The meeting was attended by representatives of Hogan Lovells and Jefferies. Representatives of Hogan Lovells reviewed the directors’ fiduciary duties and other legal matters in connection with the Board’s consideration of the LTG proposal. Jefferies reviewed with the Board its updated preliminary financial analysis of the LTG proposal reflecting the proposed $20.25 price per share. The Board engaged in a discussion regarding the merits of a potential sale transaction, including pricing, process and timing of a potential transaction. The Board discussed the premium that the proposed $20.25 per share price represented to GP Strategies’ recent trading prices, as well as the potential strategic alternatives for GP Strategies, including the likelihood of Company B submitting an acquisition proposal above LTG’s proposed $20.25 per share price and GP Strategies’ prospects as a standalone business. The Board discussed LTG’s ability to pay the proposed transaction price and to consummate the proposed strategic transaction. The Board also discussed the competitive landscape of GP Strategies, including opportunities and challenges faced by GP Strategies, as well as trends in the marketplace. After discussion, including with representatives of Jefferies and Hogan Lovells, the Board authorized Jefferies to provide a counterproposal to LTG for an acquisition of GP Strategies by LTG at a price of $22.25 per share in cash. Subsequently on May 25, 2021, representatives of Jefferies verbally communicated the Board’s counterproposal to representatives of Goldman Sachs.

On May 28, 2021, Company B informed GP Strategies that it would not move forward with a transaction.

On May 28, 2021, LTG sent a letter to GP Strategies proposing to acquire GP Strategies for $20.80 per share in cash.

Also on May 28, 2021, representatives of Goldman Sachs confirmed with representatives of Jefferies that (1) LTG would not need to obtain the approval of LTG shareholders for either the proposed strategic transaction or the related issuance of LTG ordinary shares, the proceeds of which would be used to fund a portion of the merger consideration to be paid to shareholders of GP Strategies in connection with the consummation of the potential transaction, (2) LTG expected to have committed debt financing at the time of the signing of the definitive transaction agreements in an amount sufficient, when coupled with funds anticipated to be obtained through the issuance of LTG ordinary shares as well as other cash and borrowings available to LTG, to fund the full amount of the required merger consideration and (3) LTG would not seek to have any financing conditions included in the definitive transaction agreement.

On June 1, 2021, the Board held a meeting to discuss the $20.80 per share acquisition proposal from LTG. The meeting was attended by representatives of Hogan Lovells and Jefferies. During the meeting, Jefferies reviewed with the Board its updated preliminary financial analysis of the LTG proposal reflecting the proposed $20.80 price per share. After discussion, including with representatives of Jefferies and Hogan Lovells, the Board authorized Jefferies to provide a counterproposal to LTG for an acquisition of GP Strategies by LTG at a price of $21.75 per share in cash. Subsequently on June 1, 2021, representatives of Jefferies verbally communicated the revised proposal to representatives of Goldman Sachs.

On June 3, 2021, LTG sent a letter to GP Strategies proposing to acquire GP Strategies for $21.30 per share in cash, which LTG stated in the letter represented its “best and final” price per share (the “June 2021 Proposal”). This proposal included a requirement that GP Strategies commit to exclusive discussions for a period of five weeks. Later that day, the Board authorized GP Strategies management to inform LTG that GP Strategies would agree to a five-week exclusivity period, and also directed GP Strategies management to cooperate with LTG’s due diligence activities and to seek to negotiate a mutually agreeable acquisition agreement with LTG.

GP Strategies and LTG entered into an exclusivity agreement on June 7, 2021, which provided that the exclusivity period would expire on July 12, 2021. In addition, in order to extend the duration of the previous non-disclosure arrangement between the parties, GP Strategies and LTG entered into a non-disclosure agreement on June 7, 2021, which contained customary standstill provisions that would automatically terminate upon the entry by GP Strategies into a definitive acquisition agreement with a third party.

During the following weeks until definitive transaction agreements were executed on July 15, 2021, LTG, assisted by its advisors and representatives, conducted further due diligence activities on GP Strategies with the cooperation of GP Strategies, including engaging in various telephonic discussions and exchanges of information.

On June 14, 2021, Hogan Lovells provided a draft of the merger agreement to DLA Piper.

On June 18, 2021, DLA Piper provided a revised draft of the merger agreement to Hogan Lovells, which included a proposed requirement that, at the time the definitive transaction agreement is executed by the parties, each of the directors and executive officers of GP Strategies (solely in such person’s role as a stockholder), as well as Sagard Capital, would enter into a voting agreement in support of the transaction.

On June 24, 2021, Hogan Lovells provided a revised draft of the merger agreement and form of voting agreement to DLA Piper.

On July 1, 2021, the Board held a meeting to discuss the proposed strategic transaction with LTG. The meeting was attended by representatives of Hogan Lovells and Jefferies. During the meeting, Jefferies reviewed with the Board its updated preliminary financial analysis of the LTG proposal reflecting the proposed $21.30 price per share. Representatives of Hogan Lovells discussed with the Board certain key open issues in the draft merger agreement, including provisions regarding, among other things, the allocation of antitrust and CFIUS approval risk between the parties, various termination rights and related fees, and LTG’s requirement for voting agreements from certain stockholders. In addition, representatives of Hogan Lovells and Jefferies discussed with the Board the financing arrangements being undertaken by LTG to fund the acquisition purchase price, including LTG’s intention to solicit interest, subject to customary confidentiality arrangements, in its proposed issuance of LTG ordinary shares from a small group of institutional investors prior to the execution of definitive agreements by the parties. After discussion of the key issues, the Board provided direction to representatives of Hogan Lovells and Jefferies with regard to those matters, including to seek to have the merger agreement provide that a failure by LTG to obtain antitrust or CFIUS approval for the transaction would result in the payment by LTG of a termination fee to GP Strategies.

Subsequently on July 1, 2021, Hogan Lovells provided to DLA Piper further revisions to the draft merger agreement. Hogan Lovells also provided to DLA Piper comments to various drafts of the LTG equity and debt financing agreements during the first two weeks of July 2021.

On July 7, 2021, DLA Piper provided a revised draft of the merger agreement to Hogan Lovells and Hogan Lovells returned a revised draft to DLA Piper later that day.

On July 8, 2021, DLA Piper provided a revised draft of the merger agreement to Hogan Lovells.

On July 9, 2021, the Board held a meeting to discuss the proposed strategic transaction with LTG. The meeting was attended by representatives of Hogan Lovells and Jefferies. During the meeting, Jefferies reviewed with the Board its updated preliminary financial analysis of the LTG proposal reflecting the proposed $21.30 price per share. Representatives of Hogan Lovells reviewed the directors’ fiduciary duties and other legal matters in connection with the Board’s consideration of the proposed transaction and merger agreement. Representatives of Hogan Lovells also reviewed with the Board the terms of the proposed merger agreement and the related voting agreements and noted that the key open issues in the merger agreement and voting agreement had been resolved. Representatives of Hogan Lovells also reviewed with the Board the terms of, and considerations with respect to, a proposed forum selection bylaw. The Board reviewed certain non-public, unaudited financial forecasts regarding GP Strategies’ anticipated results of operations for fiscal years 2021 through 2025, as more fully described in the section below titled “—Certain Unaudited Prospective Financial Information” and discussed with members of GP Strategies management the underlying assumptions reflected in such financial forecasts. After discussion, the Board authorized and directed Jefferies to use the specified financial forecasts in connection with its financial analysis of the potential acquisition of GP Strategies by LTG and the preparation of Jefferies opinion.

Following the Board meeting on July 9, 2021, representatives of Hogan Lovells and representatives of DLA Piper worked to finalize the proposed merger agreement and related disclosure schedules as well as the voting agreements.

On July 11, 2021, the Board held a meeting to discuss the proposed strategic transaction with LTG. The meeting was attended by representatives of Hogan Lovells and Jefferies. Representatives of Hogan Lovells informed the Board that the remaining issues on the proposed merger agreement and related disclosure schedules, the voting agreements, and LTG’s equity and debt financing agreements had been resolved. After further discussion, the Board directed GP Strategies management to inform LTG that GP Strategies did not object to LTG commencing the process pursuant to which it would solicit interest, subject to customary confidentiality arrangements, in its proposed issuance of LTG ordinary shares from a small group of institutional investors prior to the execution of definitive agreements by the parties.

On July 12, 2021, Hogan Lovells provided a revised draft of the merger agreement to DLA Piper.

On July 14, 2021, GP Strategies’ management received a notice from a governmental health and safety authority in the United Kingdom regarding certain alleged violations of workplace safety rules involving a U.K. subsidiary of GP Strategies, which alleged violations were purportedly the cause of workplace injuries suffered by an individual working at the site at which such alleged violations occurred. GP Strategies’ management promptly informed LTG management of the receipt of such notice.

Subsequently on July 14, 2021, the Board held a meeting to discuss the U.K. health and safety notice and its potential impact on the proposed strategic transaction. The meeting was attended by representatives from Hogan Lovells and Jefferies. During the meeting, Jefferies reviewed with the Board its updated preliminary financial analysis of the LTG proposal reflecting the proposed $21.30 price per share. After discussion, the Board directed GP Strategies’ management to provide to LTG additional information regarding the circumstances of the alleged violations and authorized and directed GP Strategies’ management and Hogan Lovells to seek to determine with LTG and LTG’s counsel the maximum amount of the contingent liability arising from the alleged violations.

After discussions during the afternoon and evening of July 14, 2021 between members of GP Strategies’ management and members of LTG management and representatives of Hogan Lovells and DLA Piper, the parties were unable to agree on a value for the contingent liability arising from the governmental inquiry and related workplace injury or the likely maximum amount of such contingent liability. As a result, on July 15, 2021, LTG provided GP Strategies with a revised proposal to acquire GP Strategies for $20.85 per share in cash and stated that it would not pay a price per share above that amount. LTG also informed GP Strategies it had completed arrangements with respect to its equity and debt financing and that LTG was prepared to execute definitive transaction agreements later that day if GP Strategies agreed to the revised price per share. DLA Piper provided an updated draft of the merger agreement to Hogan Lovells reflecting the revised price per share and confirmed that LTG would not seek any other changes to the definitive transaction agreements.

Later on July 15, 2021, the Board held a meeting to discuss the revised terms of the proposed acquisition transaction. Representatives of Hogan Lovells reviewed the directors’ fiduciary duties and other legal matters in connection with the Board’s consideration of the proposed merger agreement and reviewed with the Board the terms of the proposed merger agreement, including the revised price per share. Representatives of Jefferies then reviewed and discussed its updated financial analysis of the LTG proposal reflecting the revised $20.85 price per share. The Board discussed the revised price per share, the reasons that LTG articulated for reducing the amount of its proposal in light of the U.K. health and safety notice, and the risk that LTG may withdraw its acquisition proposal and abandon the proposed transaction if GP Strategies attempted to negotiate for an increased price per share given LTG’s statement it would not pay a price per share above $20.85. Thereafter, at the request of the Board, Jefferies rendered its opinion to the Board to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the merger consideration to be received by holders of shares of common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Representatives of Hogan Lovells then reviewed with the Board the terms of, and considerations with respect to, an amendment to the By-Laws related to forum selection.

After discussion, the Board unanimously determined the merger agreement, the voting agreements and the merger to be advisable, fair to and in the best interests of GP Strategies and its stockholders, unanimously approved and adopted the merger agreement and voting agreements, and authorized the execution and delivery of the merger agreement. The Board unanimously recommended that GP Strategies’ stockholders vote “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement, including the merger. The Board approved an amendment to GP Strategies’ Amended and Restated By-Laws to provide that the sole and exclusive forum for certain legal actions involving GP Strategies will be the Court of Chancery of the State of Delaware.

Subsequently on July 15, 2021, GP Strategies and LTG executed the merger agreement.

Recommendation of the Board and GP Strategies’ Reasons for the Merger

At its meeting on July 15, 2021, the Board considered the merger agreement and after due consideration, unanimously (i) determined that the merger agreement and the merger are advisable, fair to and in the best interests of GP Strategies and its stockholders, (ii) duly authorized and approved the execution, delivery and performance by GP Strategies of the merger agreement and the consummation by GP Strategies of the merger and the other transactions contemplated by the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to holders of GP Strategies common stock, and (iv) recommended that the holders of GP Strategies common stock vote their shares to adopt the merger agreement at a meeting of the holders of GP Strategies common stock. Accordingly, the Board unanimously recommends that stockholders vote “FOR” the merger proposal, the compensation proposal and the adjournment proposal.

In reaching its unanimous determination that the merger agreement and the merger are advisable, fair to and in the best interests of GP Strategies and its stockholders and to adopt and approve the merger agreement, the Board consulted with and received advice from its financial and legal advisors and GP Strategies management and considered a number of factors, including the material factors that are discussed below. The discussion in this section is not intended to be an exhaustive list of the information and factors considered by the Board, but rather includes all material factors considered by the Board. In view of the wide variety of factors considered by the Board in connection with their evaluations of the merger and the complexity of these matters, the Board did not consider it practicable, nor did it attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. In addition, individual members of the Board may have given different weight to different factors. The Board made its recommendation based on the totality of the information available to it, including discussions with, and questioning of, management and the financial and legal advisors.

The Board considered, among other things, the following factors as supporting its decision to recommend that GP Strategies’ stockholders vote in favor of the adoption of the merger agreement

•	the $20.85 per share price to be paid in cash for each share of GP Strategies common stock, which represented:

•	a premium of approximately 32% over the closing price of the GP Strategies common stock of $15.76 on July 14, 2021 (the last trading day prior to the Board’s approval of the merger agreement);

•	a premium of 40% to the volume weighted average price of the GP Strategies common stock for the 180 trading days prior to and including July 14, 2021; and

•	a premium of 30% to the volume weighted average price of the GP Strategies common stock for the 60 trading days prior to and including July 14, 2021;

•

the Board’s respective belief, based on discussions with members of GP Strategies’ senior management and representatives of Jefferies and counsel to GP Strategies, respectively, that $20.85 per share was the highest price LTG would be willing to pay;

•

the financial analysis reviewed by Jefferies with the Board as well as the opinion of Jefferies rendered to the Board to the effect that, as of July 15, 2021 and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in the opinion, the merger consideration to be received by holders of shares of GP Strategies common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. See “—Opinion of Financial Advisor” below;

•	the Board’s understanding of GP Strategies’ business, operations, financial condition, earnings, prospects, competitive position and the nature of the workforce transformation solutions industry;

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the Board’s understanding of the risks, uncertainties and challenges facing GP Strategies and the workforce transformation solutions industry, including the risks that GP Strategies would face if it continued to operate on a standalone basis, and other risks and uncertainties, including the risk factors set forth in GP Strategies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021;

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the Board’s assessment, taking into account the foregoing factors, of GP Strategies’ value on a standalone basis relative to the $20.85 per share of GP Strategies common stock to be paid in cash in the merger;

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the possibility that it could take a considerable period of time before the trading price of the GP Strategies common stock would reach and sustain at least the offer price of $20.85 per share, as adjusted for present value;

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the extensive, arm’s-length negotiations with LTG which, among other things, resulted in an increase in the merger consideration to $20.85 per share from LTG’s initial proposal of $18.25 per share in May 2019;

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the fact that the consideration to be paid by LTG is all cash, which provides certainty, immediate value and liquidity to the holders of GP Strategies common stock, while avoiding long-term business risk, including the risks and uncertainties relating to GP Strategies prospects (including the prospects described in the management’s forecasts summarized in the section below entitled “—Certain Unaudited Prospective Financial Information”), immediately upon the closing of the merger;

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the fact that GP Strategies and its financial advisors had discussions with multiple parties prior to GP Strategies’ entry into the merger agreement with LTG and that, as of July 15, 2021, none of those parties was willing to move forward with a proposal for a potential transaction with GP Strategies;

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the Board’s belief that GP Strategies’ standalone strategic plan involved significant risks in light of the industry and competitive pressures GP Strategies was facing and the Board’s concerns with respect to the risks relating to GP Strategies’ ability to execute on its strategic plan, including the possibility that the strategic plan might not produce the intended results on the targeted timing or at all;

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LTG’s track record in successfully acquiring other companies, LTG’s market capitalization and consolidated financial strength, the absence of a financing condition in the merger agreement, the fact that LTG has the financial capacity to consummate the merger and GP Strategies’ ability to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement;

•	the terms of the merger agreement, including:

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GP Strategies’ ability, under certain circumstances, prior to the time GP Strategies stockholders adopt the merger agreement, to consider and respond to a bona fide acquisition proposal or engage in discussions or negotiations with the person making such a proposal if the Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal either constitutes or would be reasonably expected to result in a superior proposal and the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law;

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GP Strategies’ ability, under certain circumstances, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, provided that GP Strategies complies with its obligations relating to the entering into of any such agreement and prior to or concurrently with the termination of the merger agreement pays a termination fee of $12,000,000, which the Board concluded was reasonable in the context of termination fees payable in comparable transactions and in light of the overall terms of the merger agreement, including the merger consideration;

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the ability of the Board, under certain circumstances not involving a superior proposal, to change its recommendation that GP Strategies stockholders vote in favor of the adoption of the merger agreement; and

•	the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances related to the failure to obtain required regulatory approvals, LTG will be required to pay GP Strategies a reverse termination fee of $12,000,000 plus GP Strategies’ reasonable and documented out-of-pocket third-party expenses incurred during fiscal year 2021 in connection with the preparation, negotiation, execution, and performance of the merger agreement, up to $5,000,000 (or, if lower, the difference of 1% of LTG’s market capitalization as of the date of termination minus $12,000,000);

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the belief that the terms of the merger agreement, taken as a whole, provide protection against the risk that the consummation of the merger is delayed or that the merger cannot be completed, including due to required regulatory approvals, based on, among other things:

•	the covenants contained in the merger agreement obligating each of the parties to use reasonable best efforts to cause the merger to be consummated;

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the Board’s belief that the outside date for completing the merger under the merger agreement on which either party, subject to certain exceptions, can terminate the merger agreement allows for sufficient time to consummate the merger and consummate the transactions contemplated by the merger agreement;

•	the absence of a financing condition in the merger agreement; and

•	the likelihood and anticipated timing of consummating the merger in light of the scope of the conditions to closing;

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the fact that the merger is not conditioned upon any member of GP Strategies’ management or the Board entering into any employment, equity contribution or other agreement or arrangement with GP Strategies or LTG, and that no such agreement or arrangement existed as of the date of the merger agreement (other than the Voting and Support Agreements);

•	the fact that the Voting and Support Agreements terminate if the merger agreement terminates so the Voting and Support Agreements do not prevent GP Strategies from entering into a superior proposal;

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the belief that the terms of the merger agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the conditions to the parties’ respective obligations, are reasonable;

•	the fact that a vote of the holders of GP Strategies common stock is required under Delaware law to approve and adopt the merger agreement; and

•	the risk that pursuing other potential alternatives, including continuing to operate on a standalone basis, could have resulted in the loss of an opportunity to consummate a transaction with LTG.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the merger agreement and the merger, including the following material factors:

•	the potential upside in GP Strategies’ standalone strategic plan;

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the possibility that the merger might not be consummated in a timely manner or at all due to a failure of certain conditions, including with respect to the required approval of the transaction by antitrust regulatory authorities;

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the risks and costs to GP Strategies if the merger does not close in a timely manner or at all, including the potential negative impact on GP Strategies’ ability to retain key employees, the diversion of management and employee attention and the potential disruptive effect on GP Strategies’ day-to-day operations and GP Strategies’ relationships with customers, suppliers and other third parties;

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the fact that GP Strategies’ stockholders will have no ongoing equity interest in the surviving corporation following the merger, meaning that GP Strategies’ stockholders will not (by virtue of their holding GP Strategies common stock) participate in LTG’s or GP Strategies’ future earnings or growth;

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the restrictions on the conduct of GP Strategies’ business prior to the consummation of the merger, which may delay or prevent GP Strategies from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of GP Strategies;

•	the risk that the parties may incur significant costs and delays resulting from seeking governmental consents and approvals necessary for completion of the merger;

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the provisions of the merger agreement that restrict GP Strategies’ ability to solicit or participate in discussions or negotiations regarding alternative transactions, subject to specified exceptions, and that require GP Strategies to negotiate with LTG (if LTG desires to negotiate) prior to GP Strategies being able to terminate the merger agreement to accept a superior proposal;

•

the possibility that GP Strategies’ obligation to pay LTG a termination fee of $12,000,000 or to reimburse LTG for its expenses incurred in connection with the merger agreement and the merger up to a maximum of $1,200,000 upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire GP Strategies;

•

the significant costs involved in connection with negotiating the merger agreement and completing the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, and the fact that if the merger is not consummated, GP Strategies may be required to bear such costs;

•	the risk of litigation in connection with the execution of the merger agreement and the completion of the merger; and

•	the fact that an all-cash transaction would be taxable to the holders of GP Strategies common stock that are U.S. holders for U.S. federal income tax purposes.

In addition, the Board was aware of and considered the fact that GP Strategies’ executive officers and directors have financial interests in the merger that may be different from, or in addition to, those of GP Strategies’ stockholders generally, including those interests that are a result of employment and compensation arrangements with GP Strategies, as described more fully below in the section entitled “—Interests of Directors and Executive Officers in the Merger.”

This explanation of the Board’s reasons for recommending the adoption of the merger agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 17.

Opinion of Financial Advisor

GP Strategies retained Jefferies as its financial advisor in connection with a possible sale, disposition or other business combination involving GP Strategies. In connection with this engagement, the Board requested that Jefferies evaluate the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of GP Strategies common stock pursuant to the merger agreement. At a meeting of the Board held on July 15, 2021, Jefferies rendered its opinion to the Board to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the merger consideration to be received by holders of shares of GP Strategies common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex D to this proxy statement and is incorporated herein by reference. GP Strategies encourages you to read the opinion carefully and in its entirety. Jefferies’ opinion, dated as of July 15, 2021, was provided for the use and benefit of the Board (in its capacity as such) in its consideration of the merger and did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to GP Strategies, nor did it address the underlying business decision by GP Strategies to engage in the merger or the terms of the merger agreement (other than the merger consideration to the extent expressly specified therein) or the documents referred to therein. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of GP Strategies common stock should vote on the merger or any matter related thereto. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed a draft dated July 15, 2021 of the merger agreement;

•	reviewed certain publicly available financial and other information about GP Strategies;

•	reviewed certain information furnished to Jefferies by GP Strategies’ management, including financial forecasts and analyses, relating to the business, operations and prospects of GP Strategies;

•	held discussions with members of senior management of GP Strategies concerning the matters described in the two bullet points immediately above;

•	reviewed the share trading price history and valuation multiples for GP Strategies common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that Jefferies deemed relevant; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analyses and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by GP Strategies or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of GP Strategies that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of GP Strategies. Jefferies was not furnished with, and did not assume any responsibility to obtain, any such evaluations, appraisals or physical inspections. Jefferies did not evaluate the solvency or fair value of LTG, GP Strategies or any other entity under any laws relating to bankruptcy, insolvency or similar matters.

With respect to the financial forecasts and estimates provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. GP Strategies informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of GP Strategies as to the future financial performance of GP Strategies. Jefferies expressed no opinion as to GP Strategies’ financial forecasts or estimates or the assumptions on which they were based.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies became aware after the date of its opinion.

Jefferies made no independent investigation of, and expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting GP Strategies, LTG or the merger, and Jefferies assumed the correctness in all respects material to its analyses and opinion of all legal, regulatory, accounting and tax advice given to GP Strategies and/or the Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting GP Strategies, LTG or the merger and legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement and related documents. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to any holder of shares of GP Strategies common stock. Jefferies assumed that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the merger agreement would be substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, waivers and releases for the merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on GP Strategies, LTG or the contemplated benefits of the merger or that otherwise would be material in any respect to Jefferies’ analyses or opinion.

Jefferies’ opinion was for the use and benefit of the Board (in its capacity as such) in its consideration of the merger. Jefferies’ opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to GP Strategies, nor did it address the underlying business decision by GP Strategies to engage in the merger or the terms of the merger agreement or the documents referred to therein., including the form or structure of the merger or any term, aspect or implication of any voting agreement, placing agreement, debt financing document or other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of GP Strategies common stock should vote on the merger or any matter related thereto. In addition, Jefferies’ opinion did not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of GP Strategies or any other party, other than the holders of shares of GP Strategies common stock. Jefferies expressed no view or opinion as to the prices at which shares of GP Strategies common stock might trade or otherwise be transferrable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of GP Strategies’ officers, directors or employees, or any class of such persons, in connection with the merger relative to the merger consideration to be received by holders of shares of GP Strategies common stock or otherwise. Jefferies’ opinion was authorized by Jefferies’ fairness committee.

In connection with rendering its opinion to the Board, Jefferies performed certain financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.

Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of GP Strategies in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of GP Strategies. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of GP Strategies or its businesses or securities.

The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of GP Strategies common stock pursuant to the merger agreement.

The terms of the merger were determined through negotiations between GP Strategies and LTG, and the decision by GP Strategies to enter into the merger agreement was solely that of the Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the Board and should not be viewed as determinative of the views of the Board with respect to the merger or the consideration payable in the merger.

Financial Analyses

The following is a summary of the material financial and comparative analyses reviewed with the Board and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. The following summary does not purport to be a complete description of the financial analyses performed by Jefferies. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 14, 2021 and is not necessarily indicative of current or future market conditions.

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of GP Strategies by calculating the estimated present value of the stand-alone unlevered, after-tax free cash flows that GP Strategies was forecasted to generate during the six months ending December 31, 2021 and for the calendar years ending December 31, 2022 through December 31, 2025, and the present value of the terminal value of GP Strategies, using the forecasts provided by management of GP Strategies. The implied terminal value of GP Strategies was derived by applying a selected range of perpetuity growth rates of 3.0% to 4.0% to GP Strategies’ estimated calendar year 2025 normalized, unlevered, after-tax free cash flows. The present values (as of June 30, 2021) of the cash flows and terminal values were then calculated using a selected discount rate range of 11.0% to 11.5% to derive a range of implied enterprise values for GP Strategies. Jefferies then subtracted GP Strategies’ net debt, and added GP Strategies’ net cash, each as forecasted by GP Strategies management as of June 30, 2021 and pro forma for the announced divestiture of the EtaPRO® business, to the range of implied enterprise values, and divided the result by the number of fully diluted shares of GP Strategies common stock, each as provided or based upon information furnished to Jefferies by GP Strategies management, to derive a range of implied equity values per share of GP Strategies common stock. This analysis indicated a range of implied equity values per share of GP Strategies common stock of approximately $18.99 to $22.23, as compared to the merger consideration of $20.85 per share.

Selected Public Companies Analysis. Jefferies reviewed publicly available financial, stock market and operating information of GP Strategies and the following selected publicly traded companies in the professional services industry that Jefferies considered generally relevant for purposes of its analysis. These companies included:

•	CRA International, Inc.;

•	Huron Consulting Group Inc.;

•	ICF International, Inc.;

•	Information Services Group Inc.;

•	Korn Ferry; and

•	Skillsoft Corp.

Jefferies reviewed, among other information and to the extent publicly available, enterprise values of the selected public companies, calculated as fully diluted equity values based on closing stock prices on July 14, 2021, plus the principal value of debt, preferred equity and non-controlling interest (as applicable), less cash and cash equivalents and short-term investments, as a multiple of estimated earnings before interest, taxes, depreciation and amortization, and, where applicable, stock-based compensation expense and non-recurring charges (“Adjusted EBITDA”), for the fiscal years 2021 and 2022, respectively, or for Korn Ferry, for the twelve-month periods ending January 31, 2022 and 2023. Financial data of the selected public companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of GP Strategies was based on the financial projections provided by GP Strategies management.

The low, high and median enterprise value to estimated Adjusted EBITDA multiples for the selected public companies were as follows:

Enterprise Value Multiples

Financial Metric	Low	High	Median
2021E Adjusted EBITDA	7.9x	13.5x	10.2x
2022E Adjusted EBITDA	7.8x	12.6x	8.8x

Jefferies applied selected ranges of enterprise value to estimated Adjusted EBITDA multiples set forth in the table below derived from the selected public companies analysis to the estimated Adjusted EBITDA of GP Strategies for the calendar years 2021 and 2022, respectively, to determine a range of implied enterprise values for GP Strategies. Jefferies then subtracted GP Strategies’ net debt and added GP Strategies’ net cash, as forecasted by GP Strategies management each as of June 30, 2021 and pro forma for the announced divestiture of the EtaPRO® business, to the range of implied enterprise values, and divided the result by the number of fully diluted shares of GP Strategies common stock, each as provided to Jefferies by GP Strategies’ management, to derive a range of implied equity values per share of GP Strategies common stock. This analysis indicated a range of implied equity values per share of GP Strategies common stock set forth in the table below, as compared to the merger consideration of $20.85 per share.

Selected Public Companies Analysis

Financial Metric	Selected Multiple Range	Implied Equity Value Per Share
2021E Adjusted EBITDA	8.5x –10.5x	$19.87 – $24.10
2022E Adjusted EBITDA	8.0x – 9.5x	$21.78 – $25.51

No company utilized in the selected public company analysis is identical to GP Strategies. In evaluating the selected public companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond GP Strategies’ and Jefferies’ control.

Selected Transactions Analysis. Using publicly available information, Jefferies examined the following six transactions, announced since December 2012, involving companies in the professional services industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered to be similar to GP Strategies. The transactions considered and the month and year each transaction was announced were as follows:

Announcement Date	Target	Acquiror
October 2020	Software Luxembourg Holding S.A (including Global Knowledge and Skillsoft)	Churchill Capital Corp II
August 2019	Navigant Consulting, Inc.	Guidehouse LLP
June 2018	Navigant Consulting, Inc. (Disputes, Forensics and Legal Technology and Transaction Advisory Services businesses)	Ankura Consulting Group, LLC
January 2018	ECS Federal, LLC	ASGN Incorporated
September 2015	Hay Group	Korn Ferry
December 2012	Duff & Phelps Corporation	The Carlyle Group; Stone Point Capital

Jefferies reviewed transaction values of the selected transactions as a multiple of such target company’s latest twelve months (“LTM”) Adjusted EBITDA. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of GP Strategies was based on the financial projections provided by GP Strategies management.

The low, 25th percentile, median, 75th percentile and high enterprise value to LTM Adjusted EBITDA multiples for the selected public companies were as follows:

Enterprise Value Multiples

Financial Metric	Low	25th Percentile	Median	75th Percentile	High
LTM Adjusted EBITDA	8.1x	11.3x	11.4x	11.9x	15.4x

Jefferies applied selected ranges of enterprise value to LTM Adjusted EBITDA multiples derived from the selected transactions analysis of 9.5x to 12.0x to the LTM Adjusted EBITDA of GP Strategies for the twelve months ended March 31, 2021, to determine a range of implied enterprise values for GP Strategies. Jefferies then subtracted GP Strategies’ net debt and added GP Strategies’ net cash, as forecasted by management each as of June 30, 2021 and pro forma for the announced divestiture of the EtaPRO® business, to the range of implied enterprise values, and divided the result by the number of fully diluted shares of GP Strategies common stock, each as provided or based upon information furnished to Jefferies by GP Strategies management, to derive a range of implied equity values per share of GP Strategies common stock. This analysis indicated a range of implied equity values per share of GP Strategies common stock of approximately $18.56 to $22.95, as compared to the merger consideration of $20.85 per share.

No transaction utilized as a comparison in the selected transactions analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the control of GP Strategies and Jefferies.

Other Factors

Jefferies observed certain additional information that was not considered part of Jefferies’ financial analysis with respect to its opinion but was noted for informational purposes.

Premiums Paid Analysis. Jefferies reviewed the implied premiums paid in 430 selected acquisition transactions involving publicly traded U.S. companies with transaction values ranging from $200 million to $1.0 billion announced from January 1, 2014 to July 14, 2021.

The 25th percentile, median and 75th percentile of the premiums paid to the closing stock prices of the target companies involved in the selected acquisition transactions one trading day and one month prior to public announcement of such transactions, respectively, were as follows:

Premiums Paid

Premium Paid to Closing Stock Price of	25th Percentile	Median	75th Percentile
One Trading Day Prior	12%	27%	47%
One Month Prior	15%	30%	53%

Applying a selected range of implied premiums of 12% to 47% and 15% to 53% (reflecting the 25th and 75th percentile implied premiums paid derived from the analysis of the selected acquisition transactions) to the closing price of shares of GP Strategies common stock on July 13, 2021, one trading day prior to July 14, 2021, which, as noted above, was the date on which market data was used for Jefferies’ analysis, and on June 15, 2021, one month prior to July 14, 2021, respectively, indicated a range of implied equity values per share of GP Strategies common stock of approximately $17.62 to $23.19 and $18.52 to $24.52, respectively, as compared to the merger consideration of $20.85 per share.

Historical Trading Analysis. Jefferies reviewed the share price trading history of GP Strategies over the 52 weeks preceding July 14, 2021 and noted that the 52-week high and low share price for GP Strategies was $17.74 and $7.37 per share, respectively, as compared to the merger consideration of $20.85 per share.

Equity Research. Jefferies reviewed the share price targets of equity research analysts for GP Strategies common stock published in May 2021. This review indicated a range of per share price targets for GP Strategies common stock of $20.00 to $23.00, with a median of $21.50, and a range of per share price targets for GP Strategies common stock discounted to present value as of June 14, 2021 using a discount rate of 13.7%, which was based on GP Strategies’ estimated cost of equity, of $17.59 to $20.23, each as compared to the merger consideration of $20.85 per share.

Miscellaneous

GP Strategies has agreed to pay Jefferies for its financial advisory services in connection with the merger a fee based upon a percentage of the transaction value of the merger, which fee is estimated as of the date of this proxy statement to be approximately $            million, $1.0 million of which was payable upon delivery of Jefferies’ opinion to the Board, and the remaining balance of which is contingent upon the consummation of the merger. In addition, GP Strategies agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

During the two years prior to the date of its opinion, Jefferies did not receive any fees from GP Strategies or LTG for financial advisory or financing services. In the ordinary course of business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of GP Strategies, LTG and/or their respective affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities or financial instruments. Jefferies may seek to, in the future, provide financial advisory and financing services to GP Strategies, LTG, or entities that are affiliated with GP Strategies or LTG, for which it would expect to receive compensation.

Jefferies was selected as the financial advisor to GP Strategies in connection with the merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Unaudited Prospective Financial Information

GP Strategies does not as a matter of course make public long-term projections as to future performance, earnings or other results, due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the merger, GP Strategies management (i) prepared and provided to the Board and to LTG certain unaudited prospective financial information regarding GP Strategies’ operations through the end of fiscal year 2021 (the “April 2021 Financial Forecasts”) and (ii) prepared and provided to the Board in connection with its evaluation of the transaction, and to its financial advisor, Jefferies, including for purposes of Jefferies’ financial analyses and opinion described above under the section entitled “—Opinion of Financial Advisor,” certain unaudited prospective financial information regarding GP Strategies’ operations for fiscal years 2021 through 2025 (the “July 2021 Financial Forecasts” and, together with the April 2021 Financial Forecasts, the “GP Strategies Forecasts”). The below summary of the April 2021 Financial Forecasts and the July 2021 Financial Forecasts are included for the purpose of providing GP Strategies stockholders access to certain nonpublic information that was furnished to certain parties in connection with the merger, and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any GP Strategies stockholder.

The GP Strategies Forecasts were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections, the use of financial measures not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or forward-looking statements, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. None of GP Strategies, Jefferies or their respective officers, directors, affiliates, advisors or other representatives considered, or now consider, the inclusion of the GP Strategies Forecasts in this proxy statement to be regarded as an indication that the GP Strategies Forecasts are predictive of actual future events or results and the GP Strategies Forecasts should not be relied upon as such. You are cautioned not to place undue reliance on the GP Strategies Forecasts. The GP Strategies Forecasts included in this proxy statement have been prepared by, and are the responsibility of, GP Strategies’ management.

While presented with numeric specificity, the GP Strategies Forecasts were based on numerous variables and assumptions that are inherently subjective and uncertain and are beyond the control of GP Strategies’ management. These assumptions include those related to professional services industry performance and general business, economic, market and financial conditions, as well as additional matters specific to GP Strategies’ business. Important factors that may affect actual results and cause the GP Strategies Forecasts not to be achieved include risks and uncertainties relating to GP Strategies’ business (including its ability to achieve strategic goals, objectives and targets over applicable periods), professional services industry performance, general business and economic conditions and other factors described in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 17. The GP Strategies Forecasts also reflect numerous variables, expectations and assumptions available when they were prepared regarding certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the GP Strategies Forecasts.

Accordingly, there can be no assurance that the projected results summarized below will be realized. You should review GP Strategies’ most recent SEC filings for a description of the reported and anticipated results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in GP Strategies’ Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and

June 30, 2021. None of GP Strategies, Jefferies or their respective officers, directors, affiliates, advisors or other representatives can provide any assurance that actual results will not differ materially from the GP Strategies Forecasts.

GP Strategies undertakes no obligation to update or otherwise revise or reconcile the GP Strategies Forecasts to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events, even if any or all of the assumptions underlying the GP Strategies Forecasts are shown to be in error. Because the July 2021 Financial Forecasts cover multiple years, by their nature they become less predictive with each successive year.

GP Strategies has not made and makes no representation to LTG or any GP Strategies stockholder, in the merger agreement or otherwise, concerning the GP Strategies Forecasts or regarding GP Strategies’ actual performance compared to the GP Strategies Forecasts or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the GP Strategies Forecasts, GP Strategies urges you not to place undue reliance on such information and to review GP Strategies’ most recent SEC filings for a description of GP Strategies reported financial results.

Neither KPMG LLP, GP Strategies’ independent accountant, nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the GP Strategies Forecasts contained herein, nor have they expressed any opinion or any other form of assurance on the GP Strategies Forecasts or their achievability.

April 2021 Financial Forecasts

GP Strategies provided the April 2021 Financial Forecasts to LTG at LTG’s request on April 7, 2021. LTG did not request and was not provided with an update to the April 2021 Financial Forecasts prior to the execution of the merger agreement. The April 2021 Financial Forecasts did not include any adjustments for the divestiture of GP Strategies’ EtaPRO® business, which was announced in May 2021. The following table presents a summary of the April 2021 Financial Forecasts.

Year Ending December 31,
2021E
($ in millions)
Revenue	$495.0
Adjusted EBITDA(1)	$41.4

(1)

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and adjusted for non-recurring items and non-cash share based compensation. Adjusted EBITDA is a non-GAAP financial performance measure and should not be used as an alternative to net income as an indicator of operating performance

July 2021 Financial Forecasts

The July 2021 Financial Forecasts were provided to the Board and Jefferies on July 9, 2021 and differ from the April 2021 Financial Forecasts due to the passage of time and the updating of the projected results for 2021E to include GP Strategies’ results for the six months ended June 30, 2021 and are pro forma for the divestiture of GP Strategies’ EtaPRO® business announced in May 2021. The following table presents a summary of the July 2021 Financial Forecasts.

	Year Ending December 31,	Six Month Period July 1 – December 31,	Year Ending December 31,
	2021E	2022E	2022E	2023E	2024E	2025E
	($ in millions)
Revenue	$490	$258	$518	$549	$582	$617
Adjusted EBITDA(1)	40	23	47	52	57	63
EBIT(2)		16	34	39	45	50
After-Tax EBIT(3)		12	23	27	30	34
Unlevered Free Cash Flow(2)		2	20	24	28	31

(1)

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and adjusted for non-recurring items and non-cash share based compensation. Adjusted EBITDA is a non-GAAP financial performance measure and should not be used as an alternative to net income as an indicator of operating performance.

(2)	EBIT is defined as earnings before interest and taxes. EBIT is a non-GAAP financial performance measure and should not be used as an alternative to net income as an indicator of operating performance.
(3)

After-Tax EBIT is defined as EBIT, less cash taxes. After-Tax EBIT is a non-GAAP financial performance measure and should not be used as an alternative to net income as an indicator of operating performance

(4)

Unlevered Free Cash Flow as used in this section entitled “—Certain Unaudited Prospective Financial Information” is defined as After-Tax EBIT plus depreciation and amortization, less capital expenditures, less changes in net working capital.

Interests of Directors and Executive Officers in the Merger

In considering the recommendation of the Board that stockholders vote to approve the merger proposal, stockholders should be aware that GP Strategies’ directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of stockholders generally and that may present actual or potential conflicts of interest. The members of the Board were aware of and considered these interests in reaching the determination to adopt, authorize and approve the merger agreement and recommend that the GP Strategies stockholders vote their shares of GP Strategies common stock to adopt the merger agreement. No additional shares of GP Strategies common stock were granted to any executive officers or non-employee directors in contemplation of the merger.

Equity-Based Awards

GP Strategies RSUs. At the effective time of the merger, each GP Strategies RSU that is then outstanding and unvested will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of GP Strategies common stock then underlying such GP Strategies RSU multiplied by (y) the merger consideration, without interest and less any applicable tax withholding. The following table sets forth, based on GP Strategies RSUs outstanding as of August 2, 2021, the cash proceeds that each of our executive officers and directors would receive at the effective time of the merger in respect of settlement of their GP Strategies RSUs.

Name	Number of Shares of GP Strategies Common Stock Underlying GP Strategies RSUs(1) (#)	Cash Consideration Payable in Respect of GP Strategies RSUs(2) ($)
Executive Officers
Adam H. Stedham	79,863	1,665,144
Michael R. Dugan	15,767	328,742
Donald R. Duquette	15,767	328,742
Russell L. Becker	16,556	345,193
William J. Maggio	9,435	196,720
James L. Galante	8,719	181,791
Klaus Woeste	20,624	430,010
Directors(3)
Scott N. Greenberg	15,192	316,753

(1)	Assumes an effective time of the merger of October 21, 2021.
(2)	Amounts do not reflect withholding of applicable taxes.
(3)

None of GP Strategies’ non-employee directors hold any outstanding GP Strategies RSUs. Mr. Greenberg, Chairman of the Board, is an employee of GP Strategies and serves as a senior advisor to GP Strategies.

GP Strategies PSUs. At the effective time of the merger, each GP Strategies PSU that is then outstanding and unvested will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of GP Strategies common stock that vest upon a Sale of the Company pursuant to the terms of the grant of such GP Strategies PSU, multiplied by (ii) the merger consideration, without interest and less any applicable tax withholding. Pursuant to the applicable grant terms of the outstanding GP Strategies PSUs that were granted during calendar year 2019, 100% of such GP Strategies PSUs will vest upon a Sale of the Company, which would include the merger. Pursuant to the applicable grant terms of the outstanding GP Strategies PSUs that were granted during calendar years 2020 and 2021, upon a Sale of the Company, which would include the merger, the number of such GP Strategies PSUs that will vest will be based on the higher of (x) the VWAP performance threshold achieved before the Sale of the Company and (y) the price received by GP Strategies stockholders in the Sale of the Company. Based on the amount of the merger consideration ($20.85 per share), 100% of the GP Strategies PSUs that were granted in 2020 and 2021 will vest upon a Sale of the Company.

The following table sets forth, based on GP Strategies PSUs outstanding as of August 2, 2021, the cash proceeds that each of our executive officers would receive at the effective time of the merger in respect of settlement of their GP Strategies RSUs. None of GP Strategies’ directors hold any outstanding GP Strategies PSUs.

Name	Number of Shares of GP Strategies Common Stock Underlying GP Strategies PSUs(1) (#)	Cash Consideration Payable in Respect of GP Strategies PSUs(2) ($)
Executive Officers
Adam H. Stedham	168,619	3,515,706
Michael R. Dugan	80,096	1,670,002
Donald R. Duquette	65,096	1,357,252
Russell L. Becker	77,059	1,606,680
William J. Maggio	54,087	1,127,714
James L. Galante	33,836	705,481
Klaus Woeste	51,302	1,069,647

(1)	Assumes an effective time of the merger of October 21, 2021.
(2)	Amounts do not reflect withholding of applicable taxes.

Severance Arrangements

Each of GP Strategies’ executive officers is eligible to receive severance payments and benefits upon certain terminations of employment, whether occurring prior to or following a change in control, pursuant to either an employment agreement with GP Strategies or GP Strategies’ severance policy. Mr. Greenberg, the Chairman of the Board of GP Strategies, is eligible to receive severance payments and benefits upon certain terminations of employment, whether occurring prior to or following a change in control, pursuant a transition agreement with GP Strategies.

Transition Agreement with Scott Greenberg. Pursuant to his transition agreement with GP Strategies, if Mr. Greenberg’s employment with GP Strategies terminates for any reason, then GP Strategies will continue to pay Mr. Greenberg (or, after Mr. Greenberg’s death, his surviving spouse or estate, if there is no surviving spouse) his annual salary for the remainder of the three-year term of the transition agreement, which ends on July 21, 2023, payable in accordance with the normal payroll procedures of GP Strategies in effect from time to time (but no less frequently than in monthly installments). In addition, during the remainder of the three-year term of the transition agreement, Mr. Greenberg and his spouse (as applicable) will remain entitled to participate in all employee benefit plans and programs in which he was entitled to participate immediately prior to his termination of employment (excluding, for the avoidance of doubt, equity compensation); provided, however, that if Mr. Greenberg is not permitted to participate during such period in any such plan or program, GP Strategies will provide substantially comparable alternative coverage and benefits to him and his spouse (as applicable), other than with respect to GP Strategies’ 401(k) plan, at the same cost to Mr. Greenberg as is applicable to active senior executives. Pursuant to the terms of the transition agreement, Mr. Greenberg is subject to certain restrictive covenants, which run for nine months following the termination of his employment for any reason, including a non-competition covenant and covenants prohibiting the solicitation or hiring of employees of GP Strategies and its subsidiaries.

Employment Agreements with Executive Officers. Each of Messrs. Stedham, Becker, Duquette and Maggio are entitled to receive severance payments and benefits pursuant to their employment agreements with GP Strategies if their employment is terminated by GP Strategies without “cause” (as defined in the applicable employment agreement) or by the executive for “good reason,” “good cause” or “just cause,” as applicable (as such terms are defined in the applicable employment agreement). Upon any such a termination of employment,

GP Strategies will be obligated to pay the executive his base annual salary and the executive will continue to be eligible to receive such benefits as he would have been entitled to receive had his employment not terminated (including, for Mr. Stedham only, incentive compensation), in each case for a period of time after termination as specified in the employment agreement (18 months for Mr. Stedham, six months for Mr. Becker, 12 months for Mr. Duquette and six months for Mr. Maggio). For Messrs. Stedham and Becker only, in lieu of providing the executive with such continued benefits, GP Strategies may, at its option, elect to pay the executive the cash value of GP Strategies’ contribution to the cost of such benefits that would have been made had the executive’s employment not terminated. In addition, Mr. Stedham is entitled to receive outplacement assistance from the date of his termination of employment until the earlier of 18 months following his termination of employment and him obtaining full-time employment.

In order to be eligible to receive the foregoing severance payments and benefits, the executive must be in full compliance with his obligations under the employment agreement (which include non-competition and non-solicitation covenants that run for six and 12 months after termination, respectively, for Messrs. Stedham and Becker, and six months after termination for Messrs. Duquette and Maggio, as well as continuing confidentiality obligations). In addition, the employment agreements of Messrs. Stedham, Becker and Maggio provide that the executive must timely execute (and not revoke) a general release of claims in favor of GP Strategies before receiving any severance payments or benefits. Pursuant to the terms of his employment agreement, upon Mr. Duquette’s death, GP Strategies will pay his estate two months of his base salary.

Pursuant to Mr. Woeste’s employment agreement with GP Strategies, GP Strategies must provide him with six months’ notice prior of a termination of his employment. Pursuant to his employment agreement, Mr. Woeste is subject to non-competition and non-solicitation covenants that run for six months following his termination of employment, as well as continuing confidentiality obligations.

GP Strategies Severance Pay Policy. Messrs. Dugan and Galante are eligible to receive six months of salary continuation and continued benefits under GP Strategies’ severance pay policy if their employment is involuntarily terminated without cause, subject to their execution of a general release of claims in favor of GP Strategies. In connection with their participation in the GP Strategies Short-Term Incentive Plan (the “STIP”), each of Messrs. Dugan and Galante are subject to non-competition and non-solicitation covenants, which run for three months following their termination of employment.

It is possible that certain GP Strategies executive officers may incur excise taxes imposed under Section 4999 of the Code for the receipt of “excess parachute payments” (within the meaning of Section 280G of the Code) in connection with the consummation of the merger. GP Strategies, with assistance from its tax advisors, is in the process of determining whether any of the GP Strategies executive officers may incur excise taxes imposed under Section 4999 of the Code for the receipt of “excess parachute payments” in connection with the consummation of the merger. Other that the agreements set forth in this proxy statement in the section entitled “The Merger— Interests of Directors and Executive Officers in the Merger,” none of the GP Strategies executive officers is party to any agreement, arrangement or understanding with either LTG or GP Strategies regarding such executive officer’s employment status following consummation of the merger, and has not entered into any agreement, arrangement or understanding in connection with the merger, and none of the executive officers is otherwise entitled to any “gross up” payments to compensate the executive officer for excise taxes, if any, imposed under Section 4999 of the Code; however, in the event that an executive officer enters into a change of control, non-competition or other similar agreement, arrangement or understanding with LTG or GP Strategies or enters into any amendment to an existing agreement, arrangement or understanding, prior to the closing of the merger, any such agreement, arrangement or understanding (whether or not including “gross up” payment provisions) may impact the amount of any excise taxes imposed on such executive officer under Section 4999 of the Code in the event of such executive officer’s termination or resignation following the consummation of the merger.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain compensation that each of our named executive officers will or may be paid in connection with the merger. Our “named executive officers” for this purpose are Adam H. Stedham, Scott N. Greenberg, Michael R. Dugan, Donald R. Duquette, Russell L. Becker and William J. Maggio. The figures in the table are estimated based on compensation and benefit levels as of August 2, 2021, and based on the assumption that the effective time of the merger will be October 21, 2021, and that each of the named executive officers will incur an involuntary termination without cause immediately following the merger. As required by applicable SEC rules, all amounts below determined using the per share value of GP Strategies common stock have been calculated based on a per share price of GP Strategies common stock of $20.85 (the merger consideration). As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below.

The merger-related compensation payable to our named executive officers is the subject of a non-binding advisory vote of the stockholders, as described under the section of this proxy statement entitled “Proposal 2: Approval of Advisory (Non-Binding) Vote on Compensation” beginning on page 101. For additional details regarding the terms of the payments described below, see the discussion in the section above entitled “—Interests of Directors and Executive Officers in the Merger” beginning on page 47.

Golden Parachute Compensation

Name	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Total ($)
Adam H. Stedham	714,000	5,180,850	59,814	5,954,664
Scott N. Greenberg	980,000	316,753	47,565	1,344,318
Michael R. Dugan	148,750	1,998,744	12,348	2,159,842
Donald R. Duquette	297,500	1,685,994	40,296	2,023,790
Russell L. Becker	148,750	1,951,873	15,486	2,116,109
William J. Maggio	120,000	1,324,434	20,160	1,464,594

*	Amounts do not reflect withholding of applicable taxes or the application of Section 280G of the Code.
(1)

Represents the cash severance payments that the named executive officer would receive pursuant to the terms of his employment agreement or transition agreement with GP Strategies, or the terms of GP Strategies’ severance pay policy, as applicable, as described above in the section titled “—Interests of Directors and Executive Officers in the Merger—Severance Arrangements.” For each named executive officer, the amount represents base salary continuation for a certain period of time following the named executive officer’s termination of employment (18 months for Mr. Stedham, 21 months for Mr. Greenberg, 12 months for Mr. Duquette, and six months for each of Messrs. Dugan, Becker and Maggio). In addition, the amount for Mr. Stedham includes 18 months of short-term incentive compensation (assuming Mr. Stedham earns his maximum bonus opportunity during such 18-month period, which is equal to 60% of his base salary). Such cash severance payments are “double trigger” arrangements.

(2)

Represents the aggregate cash amount that the named executive officer would receive at the effective time of the merger in respect of his outstanding GP Strategies RSUs and GP Strategies PSUs. At the effective time of the merger, each GP Strategies RSU that is then outstanding and unvested will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of GP Strategies common stock then underlying such GP Strategies RSU multiplied by (y) the merger consideration, without interest and less any applicable tax withholding. At the effective time of the merger, each GP Strategies PSU that is then outstanding and unvested will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of GP Strategies common stock that vest upon a Sale of the Company pursuant to the terms of the grant of such GP

Strategies PSU, multiplied by (ii) the merger consideration, without interest and less any applicable tax withholding. Such cash payments are “single-trigger” arrangements. For additional information about the treatment of GP Strategies RSUs and GP Strategies PSUs held by executive officers and directors in connection with the merger, please refer to the section above titled “—Interests of Directors and Executive Officers in the Merger—Equity-Based Awards.”
(3)

Represents the estimated value of continued benefits coverage that the named executive officer would receive for a period of time following his termination of employment (18 months for Mr. Stedham, 21 months for Mr. Greenberg, 12 months for Mr. Duquette, and six months for each of Messrs. Dugan, Becker and Maggio), pursuant to the terms of his employment agreement or transition agreement with GP Strategies, or the terms of GP Strategies’ severance pay policy, as applicable, as described above in the section titled “The Merger—Interests of Directors and Executive Officers in the Merger—Severance Arrangements.” In addition, the amount for Mr. Stedham includes the estimated value of 18 months of outplacement assistance. Such continued benefits and outplacement assistance are “double trigger” arrangements.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, members of the Board and executive officers of GP Strategies will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement—Indemnification” beginning on page 79.

Voting and Support Agreements

Concurrently with the execution and delivery of the merger agreement, LTG, US Holdco and Merger Sub entered into the Voting and Support Agreements with the Covered Stockholders.

As of                     , 2021, (i) Sagard Capital held voting power over              shares of GP Strategies common stock (approximately      % of the outstanding shares of GP Strategies common stock) and (ii) the Directors and Officers collectively held voting power over                  shares of GP Strategies common stock (approximately      % of the outstanding shares of GP Strategies common stock).

Pursuant to the terms of the Voting and Support Agreements, each of the Covered Stockholders has agreed to vote all of its, his or her, as applicable, shares of GP Strategies common stock (i) in favor of the adoption and approval of the merger agreement and approval of the transactions contemplated by the merger agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of GP Strategies contained in the merger Agreement or of such Covered Stockholder contained in its Voting and Support Agreement and (iii) against any alternative acquisition proposal and against any other action, agreement or transaction involving GP Strategies or any of its subsidiaries that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent (A) the consummation of the merger or the other transactions contemplated by the merger agreement or by such Covered Stockholder’s Voting and Support Agreement, (B) the performance by GP Strategies of its obligations under the merger agreement or (C) the performance by such Covered Stockholder of its obligations under its Voting and Support Agreement.

Each Voting and Support Agreement will terminate upon the earliest of (i) the effective time of the merger, (ii) a termination of the merger agreement in accordance with its terms, (iii) a Board recommendation change solely on account of an “Intervening Event” (as defined in the merger agreement), (iv) any amendment, modification, change or waiver to any provision of the merger agreement that (A) changes in a manner adverse to the applicable Covered Stockholder the form or amount of consideration payable with respect to the shares of GP Strategies common stock that are subject to such Voting and Support Agreement or (B) materially amends or waives any other terms and conditions of the merger agreement in a manner adverse to the applicable Covered Stockholder, and (v) the mutual written consent of the parties to such Voting and Support Agreement.

Financing of the Merger

The obligation of the parties to consummate the merger is not subject to a financing condition. LTG has entered into agreements to obtain the merger financing. Subject to the terms and conditions set forth in the Facility Agreement and related fee letters entered into with LTG, a syndicate of lenders has agreed to provide debt financing to LTG for the transactions contemplated by the merger agreement. Numis Securities Limited, Joh. Berenberg, Gossler & Co. KG, London Branch, and Goldman Sachs International agreed with LTG to conduct a placing by LTG of new ordinary shares of capital stock of LTG, subject to the terms and conditions set forth in the Placing Agreement (such placing, the “LTG share placing”). The LTG share placing was completed on July 16, 2021, and approximately £85 million in gross proceeds from the placing was received by LTG, on July 20, 2021.

The merger agreement requires LTG to use reasonable best efforts to consummate and obtain the merger financing on the terms and subject only to the conditions set forth in the Placing Agreement and Facility Agreement (and related fee letters), and to use reasonable best efforts to arrange and obtain alternative financing in the event that the currently contemplated merger financing becomes unavailable (subject to the terms and obligations set forth in the merger agreement).

Neither obtaining the equity financing nor obtaining the debt financing (or any alternative financing) is a condition to closing (though the Share Admission was a condition to closing for LTG). On July 20, 2021, LTG completed the Share Admission, satisfying the applicable condition to closing.

Under the merger agreement, GP Strategies must use its reasonable best efforts to provide to LTG such cooperation as is customary and reasonably requested by LTG in connection with the merger financing, subject to limitations set forth therein. The merger agreement requires LTG to reimburse GP Strategies for all reasonable out-of-pocket costs and expenses incurred by GP Strategies in connection with such cooperation, subject to the limitations set forth therein.

Regulatory Approvals

Antitrust Clearance. The merger is subject to the requirements of the HSR Act, which provides that the merger may not be completed until the applicable waiting period under the HSR Act is terminated or expires. On July 26, 2021, GP Strategies and LTG filed the requisite notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. If the parties do not receive either early termination or a request for additional information from the relevant antitrust authority, the waiting period under the HSR Act will expire at 11:59 p.m. on August 25, 2021.

At any time before or after the effective time of the merger, any reviewing antitrust authorities or another person could take action under the antitrust laws as it deems necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the merger, seeking a rescission or other unwinding of the merger, or permitting completion subject to regulatory concessions or conditions. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not succeed.

CFIUS Approval. Closing of the merger is conditioned upon clearance of the merger by CFIUS, as reflected in (i) a written notice from CFIUS that the merger does not constitute a “Covered Transaction” under relevant government regulations, (ii) a written notice from CFIUS that it has concluded a review or investigation of the merger and has concluded all action under the DPA, or (iii) an announcement by the President of the United States, made within the period required by the DPA, of a decision not to take any action to suspend or prohibit the merger. Pursuant to the terms of the merger agreement, GP Strategies and LTG are required to cooperate in all material respects in connection with the filing of a joint voluntary notice with CFIUS. The parties submitted the joint voluntary notice on July 26, 2021.

Delisting and Deregistration of Common Stock

Upon completion of the merger, the GP Strategies common stock currently listed on NYSE will cease to be listed on NYSE and will subsequently be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the section entitled “Where You Can Find More Information” beginning on page 107.

We have included the merger agreement for your convenience to provide you with information regarding its terms, and we recommend that you read it in its entirety. The merger agreement is a contractual document that establishes and governs the legal relations between GP Strategies, LTG, US Holdco and Merger Sub, and allocates risks between the parties, with respect to the merger.

The representations and warranties of GP Strategies contained in the merger agreement have been made solely for the benefit of LTG, US Holdco and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the merger agreement, (b) have been qualified by certain documents filed with, or furnished to, the SEC by GP Strategies prior to the date of the merger agreement, (c) have been qualified by confidential disclosures made to LTG, US Holdco and Merger Sub in connection with the merger agreement, (d) are subject to materiality qualifications contained in the merger agreement that may differ from what investors may view as material, (e) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement and (f) have been included in the merger agreement for the purpose of allocating risk between GP Strategies, on the one hand, and LTG, US Holdco and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the merger agreement is included with this proxy statement only to provide investors with information regarding the terms of the merger agreement and not to provide investors with any other factual information regarding GP Strategies or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterization of the actual state of facts or condition of GP Strategies or LTG or their respective subsidiaries or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in GP Strategies’ public disclosures.

GP Strategies will provide additional disclosure in its public reports of any material information necessary to provide the GP Strategies stockholders with a materially complete understanding of the disclosures relating to the merger agreement. The representations and warranties in the merger agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings GP Strategies publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings GP Strategies makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 107.

The Merger

Subject to the terms and conditions of the merger agreement, at the effective time of the merger, Merger Sub, a wholly owned, direct subsidiary of US Holdco (a wholly owned, direct subsidiary of LTG), will be merged with and into GP Strategies. The separate corporate existence of Merger Sub will cease and GP Strategies will continue as the surviving corporation. As a result, GP Strategies will become a wholly owned, indirect subsidiary of LTG. Merger Sub was created solely for purposes of the merger and has no material assets or operations of its own.

Closing and Effective Time of the Merger

The closing of the merger will take place as soon as practicable (and no later than the fourth business day) following the satisfaction or waiver (to the extent such waiver is permitted by the merger agreement and applicable law) of all of the conditions described in the section below entitled “The Merger Agreement—Conditions to the Merger” beginning on page 82 (other than any condition that by its nature is to be satisfied at the closing of the merger, but subject to satisfaction or waiver of such conditions at the closing of the merger), unless GP Strategies and LTG agree to another date or time in writing.

The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or such later time and date as is agreed to by GP Strategies and LTG and specified in the certificate of merger, which is referred to as the “effective time” of the merger.

At the effective time of the merger, the certificate of incorporation of GP Strategies in effect immediately prior to the effective time of the merger will be amended and restated to be in the form of Exhibit A to the merger agreement and, as so amended and restated, will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with its terms and the DGCL. The bylaws of GP Strategies will be amended and restated at the effective time of the merger to be in the form of Exhibit B to the merger agreement and, as so amended and restated, will be the bylaws of the surviving corporation until thereafter amended in accordance with their terms, the terms of the certification of incorporation of the surviving corporation, and the DGCL.

Merger Consideration

The merger agreement provides that, at the effective time of the merger, each share of GP Strategies common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of GP Strategies common stock held in the treasury of GP Strategies or owned by GP Strategies, any subsidiary of GP Strategies, LTG, US Holdco, Merger Sub or any other subsidiary of LTG, and other than shares of GP Strategies common stock owned by stockholders who have not voted in favor of the merger or consented thereto in writing and properly demand appraisal rights of such shares pursuant to, and comply with, Section 262 of the DGCL) will be canceled and converted into the right to receive $20.85 in cash, without interest and less any applicable withholding tax. Following the effective time of the merger, each holder of GP Strategies common stock will cease to have any rights with respect to such GP Strategies common stock, except for (i) in the case of any such holder who has not voted in favor of the merger (or consented thereto in writing) and properly demands appraisal rights of its shares pursuant to, and complies with, Section 262 of the DGCL, the rights set forth in Section 262 of the DGCL (unless and until such holder fails to perfect or effectively withdraws or otherwise loses such holder’s right to appraisal under the DGCL), or (ii) in the case of any other holder, the right to receive the merger consideration therefor, without interest and subject to any applicable withholding tax.

Cancellation of Shares

Any shares of GP Strategies common stock held in the treasury of GP Strategies or owned by GP Strategies, any subsidiary of GP Strategies, LTG, US Holdco, Merger Sub or any other subsidiary of LTG will be automatically canceled and cease to exist at the effective time of the merger and will not be entitled to any merger consideration.

Directors and Officers

As of the effective time of the merger, the parties to the merger agreement will take all necessary action such that the directors of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the directors of the surviving corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, and the officers of GP Strategies immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

Treatment of Equity-Based Awards

GP Strategies RSUs. At the effective time of the merger, each GP Strategies RSU that is then outstanding and unvested will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of GP Strategies common stock then underlying such GP Strategies RSU multiplied by (y) the merger consideration, without interest and less any applicable tax withholding.

GP Strategies PSUs. At the effective time of the merger, each GP Strategies PSU that is then outstanding and unvested will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of GP Strategies common stock that vest upon a Sale of the Company pursuant to the terms of the grant of such GP Strategies PSU, multiplied by (ii) the merger consideration, without interest and less any applicable tax withholding.

Stockholders Seeking Appraisal

The merger agreement provides that, notwithstanding anything to the contrary contained in the merger agreement, shares of GP Strategies common stock held by those stockholders who have not voted in favor of the merger (or consented thereto in writing) and properly demand appraisal rights of such shares pursuant to, and who comply in all respects with, Section 262 of the DGCL will not be converted into or represent the right to receive the merger consideration, but will instead only be entitled to such rights as are granted by Section 262 of the DGCL. If a stockholder loses his, her or its right to appraisal of his, her or its shares of GP Strategies common stock (by such holder effectively withdrawing, failing to perfect, or otherwise losing such holders appraisal rights under the DGCL with respect to such shares), then, as of the later of the effective time of the merger or the date of loss of such status, such stockholders shares will be deemed to have been converted at the effective time of the merger into, and will represent only the right to receive, the merger consideration, without interest and subject to any applicable withholding tax, and will not thereafter be deemed to be shares entitled to the rights granted by Section 262 of the DGCL. GP Strategies must give LTG prompt notice of any written demand for appraisal received by GP Strategies prior to the effective time of the merger, any withdrawal of any such demand and any other demand, notice or instrument delivered to GP Strategies prior to the effective time of the merger pursuant to the DGCL that relates to such demand, and the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. GP Strategies may not make a payment or settlement offer prior to the effective time of the merger with respect to any such demand, notice or instrument without LTG’s prior written consent to such payment or settlement offer.

The fair value of shares of GP Strategies common stock as determined in accordance with Section 262 of the DGCL may be more or less than (or the same as) the merger consideration. Stockholders who wish to exercise appraisal rights must follow specific procedures set forth in Section 262 of the DGCL, precisely. See “Appraisal Rights” beginning on page 96.

Payment for the Shares

At or prior to the effective time of the merger, (i) LTG and US Holdco will enter into an agreement (in form and substance reasonably acceptable to GP Strategies) with a bank or trust company mutually acceptable to GP Strategies and LTG to act as paying agent for the payment of the merger consideration and (ii) LTG shall, and shall cause US Holdco to, deposit, or cause to be deposited, with the paying agent funds sufficient to pay the aggregate merger consideration (the “exchange fund”).

As promptly as practicable (and no later than three business days) after the effective time of the merger, LTG will cause the paying agent to mail or otherwise provide to all record holders of certificates or book-entry shares representing GP Strategies common stock whose shares were converted into the right to receive the merger consideration and are not held through the Depository Trust Company (“DTC”), a notice advising such holders of the effectiveness of the merger, which notice will include a letter of transmittal and instructions on how to surrender certificates or book-entry shares representing such GP Strategies common stock in exchange for the merger consideration. With respect to book-entry shares representing GP Strategies common stock that are converted into the right to receive the merger consideration and are held through DTC, LTG and GP Strategies will cooperate to establish procedures with the paying agent, DTC and other necessary or desirable third party intermediaries to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the effective time of the merger, upon surrender (in accordance with DTC’s customary surrender procedures and such other procedures as are agreed by GP Strategies, LTG, the paying agent, DTC and such other necessary or desirable third party intermediaries) of shares of GP Strategies common stock that were converted into the right to receive the merger consideration and are held of record by DTC or its nominees, the merger consideration to which the beneficial owners thereof are entitled. Upon (i) in the case of shares of GP Strategies common stock that are converted into the right to receive merger consideration and are represented by certificates, the physical surrender of such certificates (or affidavits of loss in lieu of such certificates) and delivery of a letter of transmittal (duly completed and validly executed in accordance with the instructions thereto) and such other documents as may customarily be required by the paying agent, (ii) in the case of book-entry shares representing GP Strategies common stock that are converted into the right to receive merger consideration and are not held through DTC, receipt of an “agent’s message” by the paying agent in connection with the surrender of such book-entry shares (or such other evidence, if any, of surrender as the paying agent may reasonably request), or (iii) in the case of book-entry shares representing GP Strategies common stock that are converted into the right to receive merger consideration and are held through DTC, surrender of such book-entry shares in accordance with DTC’s customary surrender procedures and such other procedures as are agreed by GP Strategies, LTG, the paying agent, DTC and such other necessary or desirable third party intermediaries, the holder of such certificates or book-entry shares shall be entitled to receive, in exchange therefor, the merger consideration into which each such share of GP Strategies common stock formerly represented by such certificate or book-entry share has been converted (subject to any applicable withholding tax).

Any portion of the exchange fund (including any interest or other income received by the paying agent in Any portion of the exchange fund (including any interest or other income received by the paying agent in respect of all funds made available to it) that remains undistributed to holders of certificates or book-entry shares for one year after the effective time of the merger must, upon demand, be delivered to US Holdco, and thereafter any holder of a certificate or book-entry share who has not previously exchanged such certificate or book-entry share for merger consideration as set forth above will be entitled to look only to US Holdco and the surviving corporation for claims with respect to such merger consideration, without interest. Any amounts that remain unclaimed by such holders as of immediately prior to the date on which such amounts would otherwise escheat to or become the property of any governmental entity will become, to the extent permitted by applicable law, the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto. Each certificate or book-entry share representing GP Strategies common stock that is surrendered will be canceled. You should not send in your GP Strategies common stock certificates until you receive a letter of transmittal with instructions from the paying agent. Do not send GP Strategies common stock certificates with your proxy card.

At the effective time of the merger, the stock transfer books of GP Strategies will be closed, and thereafter there will not be any further registration of transfers of any shares of GP Strategies common stock on the stock transfer books of the surviving corporation.

The merger consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into GP Strategies common stock), reorganization, recapitalization or other like change with respect to GP Strategies common stock that occurs (or for which a record date is established) after the date of the merger agreement and prior to the effective time of the merger.

If your GP Strategies common stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment of the merger consideration by making an affidavit of that fact and, if required by the paying agent, posting a bond, in such reasonable and customary amount as the paying agent (or, if subsequent to the termination of the payment fund, US Holdco or the surviving corporation) may determine is reasonably necessary, as indemnity against any claim that may be made against it with respect to your lost, stolen or destroyed GP Strategies common stock certificate.

Pursuant to the merger agreement, each of GP Strategies, the surviving corporation, LTG, US Holdco, Merger Sub and the paying agent (without duplication) are entitled to deduct and withhold from the amounts otherwise payable under the merger agreement any amounts required to be deducted or withheld under applicable federal, state, local or foreign tax laws with respect to the making of such payments.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by GP Strategies with respect to GP Strategies and its subsidiaries, including representations and warranties relating to:

•	corporate organization, good standing and similar matters related to GP Strategies;

•	capital structure and equity securities;

•	corporate organization, good standing and similar matters related to subsidiaries of GP Strategies, and equity securities of subsidiaries of GP Strategies;

•	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	authorization of the merger agreement, the merger and the other transactions contemplated by the merger agreement and enforceability of the merger agreement;

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absence of conflicts with, violations or breaches of or defaults under, organizational documents, contracts, permits, orders or laws in connection with the execution and delivery of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

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required governmental and stock exchange filings and consents in connection with the execution and delivery of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	accuracy and sufficiency of reports and financial statements filed with the SEC, and compliance with the Sarbanes-Oxley Act and NYSE rules and regulations;

•	disclosure controls and procedures and internal controls over financial reporting;

•	accuracy of the information in this proxy statement or in any announcement to any regulatory information services in connection with the merger or the LTG share placing;

•	absence of undisclosed liabilities;

•	absence of a company material adverse effect, absence of certain actions and conduct of business in the ordinary course of business, in each case, from December 31, 2020 until July 15, 2021;

•	tax matters;

•	real property and title to tangible property;

•	insurance;

•	intellectual property, data protection and compliance with laws, policies and contractual requirements related to personally identifiable information;

•	computer systems, software and other information technology infrastructure and equipment;

•	material contracts;

•	government contracts, government bids, security clearances and related matters;

•	legal proceedings;

•	environmental matters and compliance with environmental laws;

•	employee compensation and benefits matters and matters relating to the Employee Retirement Income Securities Act of 1974, as amended;

•	compliance with applicable laws (including anti-corruption laws, sanctions and US national security laws);

•	permits and other governmental authorizations (and compliance therewith);

•	labor matters (including compliance with applicable labor laws and immigration laws);

•	receipt of opinion from GP Strategies’ financial advisor;

•	the inapplicability of takeover statutes and the absence of stockholder rights agreements;

•	international trade and anti-corruption laws; and

•	broker’s, finder’s, financial advisor’s or other similar fees payable in connection with the merger and the other transactions contemplated by the merger agreement.

The merger agreement also contains a number of representations and warranties made jointly and severally by LTG, US Holdco and Merger Sub with respect to LTG, US Holdco and Merger Sub, including representations and warranties relating to:

•	corporate organization, good standing and similar matters related to each of LTG, US Holdco and Merger Sub;

•	corporate power and authority to execute and deliver the merger agreement, to consummate the transactions contemplated by the merger agreement and to consummate the merger financing;

•	authorization of the merger agreement, the merger, the other transactions contemplated by the merger agreement and the merger financing and enforceability of the merger agreement;

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absence of conflicts with, violations or breaches of or defaults under organizational documents, material contracts, permits, orders or laws in connection with the execution and delivery of the merger agreement and the consummation of the merger, the other transactions contemplated by the merger agreement and the merger financing;

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required governmental and stock exchange filings and consents in connection with the execution and delivery of the merger agreement and the consummation of the merger, the other transactions contemplated by the merger agreement and the merger financing;

•	non-ownership of GP Strategies common stock since January 1, 2018;

•	absence of any need for a vote of the stockholders of LTG for the consummation of the merger or the merger financing;

•	accuracy of the information supplied or to be supplied by or on behalf of LTG, or which relates to and is approved by LTG, for inclusion in this proxy statement;

•	ownership and operations of US Holdco and Merger Sub;

•	LTG’s debt and equity financing arrangements in connection with the transactions contemplated by the merger agreement;

•	sufficiency of funds to pay the merger consideration;

•	solvency;

•	legal proceedings;

•	absence of agreements with members of the Board or GP Strategies’ management (other than the Voting and Support Agreements);

•

absence of agreements pursuant to which any stockholder of GP Strategies would be entitled to receive consideration of a different amount or nature than the merger consideration, or pursuant to which any stockholder of GP Strategies agrees to vote to adopt the merger agreement or approve the merger (other than the Voting and Support Agreements); and

•	broker’s, finder’s, financial advisor’s and other similar fees payable in connection with the merger and the other transactions contemplated by the merger agreement.

Significant portions of the representations and warranties of GP Strategies are qualified as to “materiality” or “company material adverse effect” and significant portions of the representations and warranties of LTG, US Holdco and Merger Sub are qualified as to “materiality” or a “parent material adverse effect.” Under the merger agreement, a “company material adverse effect” with respect to GP Strategies means any effect, event, development, circumstance or change that (i) would prevent or materially delay the consummation by GP Strategies of the merger or (ii) has a material adverse effect on the assets, business, financial condition or results of operations of GP Strategies and its subsidiaries, taken as a whole, except that no effect, event, development, circumstances or change, individually or in the aggregate, directly or indirectly resulting from, arising out or attributable to any of the following will constitute a “company material adverse effect” or will be taken into account when determining whether a “company material adverse effect” has occurred or may, would or could occur:

•	general economic conditions (or changes therein) in the United States or any other country or region in the world, or conditions in the global economy generally;*

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conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	conditions (or changes in such conditions) in the industries in which GP Strategies and its subsidiaries conduct business;*

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random acts of violence, political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;*

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics, disease outbreaks (including the COVID-19 virus), other public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) and other force majeure events in the United States or any other country or region in the world;*

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the announcement of the merger agreement or the pendency or consummation of the merger and other transactions contemplated thereby, including (i) the identity of LTG, (ii) the loss or departure of officers or other employees of GP Strategies or any of its subsidiaries directly resulting from, arising out of or directly attributable to the transactions contemplated under the merger agreement, and (iii) the termination of (or the failure to renew or enter into) any contracts with customers, suppliers, licensors, distributors or other business partners; provided that, in the case of the foregoing clauses (i), (ii) and

(iii), GP Strategies and its subsidiaries must have complied with their obligations under the merger agreement relating to the conduct of business during the period between the date of the merger agreement and the effective time of the merger (described in the section below entitled “The Merger Agreement—Covenants Regarding Conduct of Business by GP Strategies Pending the Effective Time” beginning on page 62);

•	any actions taken or failure to take action, in each case, pursuant to the requirements of the merger agreement, at LTG’s request or following LTG’s written approval or consent to such action;

•	changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other applicable accounting standards (or the interpretation thereof);*

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changes in GP Strategies’ stock price or the trading volume of GP Strategies’ stock, or any failure by GP Strategies to meet any public estimates or expectations of GP Strategies’ revenue, earnings or other financial performance or results of operations for any period, or any failure by GP Strategies or any of its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations;

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any failure to obtain CFIUS Clearance (as defined in the section below entitled “The Merger Agreement—Reasonable Best Efforts and Certain Pre-Closing Obligations—Obligations Pertaining to CFIUS Clearance” beginning on page 77) or the occurrence of any CFIUS Turndown Event (as defined in the section below entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 83) (including the issuance of any order by the President of the United States pursuant to the DPA prohibiting the consummation of the merger);

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reductions in revenues, earnings or other financial performance or results of operations directly resulting from the transactions contemplated by the Asset Purchase Agreement, dated as of May 8, 2021, between GP Strategies and Toshiba America Energy Systems Corporation; or

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any investigation of or challenge to the merger and other transactions described in the merger agreement brought by a governmental entity under the HSR Act or any antitrust laws (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);

provided that, in the case of the above bullet points marked with an asterisk, such effect, event, development, circumstance or change will be taken into account when determining whether a “company material adverse effect” has occurred to the extent such effect, event, development, circumstance or change has had a disproportionate impact on GP Strategies as compared to other similarly situated participants in GP Strategies’ industry.

Under the merger agreement, a “parent material adverse effect” with respect to LTG, US Holdco or Merger Sub means any event, development, circumstance or change that would reasonably be expected to prevent, or materially impair or delay, the ability of LTG, US Holdco or Merger Sub to consummate the merger or any of the other transactions contemplated by the merger agreement or otherwise perform any of their obligations under the merger agreement in any material respect.

The representations and warranties of GP Strategies, LTG, US Holdco and Merger Sub will expire upon the effective time of the merger.

Covenants Regarding Conduct of Business by GP Strategies Pending the Effective Time

Except as otherwise contemplated or required by the merger agreement, as required by applicable law, or as set forth in the disclosure schedules, unless LTG otherwise consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), GP Strategies has agreed that during the period from the date of the merger agreement until the effective time of the merger, GP Strategies will, and will cause each of its subsidiaries to:

•	act and carry on its business in the ordinary course of business;

•	use commercially reasonable efforts to maintain and preserve intact its business organization;

•	use commercially reasonable efforts to maintain and preserve intact any advantageous business relationships with persons having material business dealings with GP Strategies; and

•	use commercially reasonable efforts to keep available the services of GP Strategies’ and its subsidiaries’ employees.

In addition, the merger agreement places specific restrictions on the ability of GP Strategies and its subsidiaries to, unless LTG otherwise consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), or unless otherwise expressly contemplated or required by the merger agreement, required by applicable law or set forth in the disclosure schedules, among other things:

•

declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary of GP Strategies to its parent);

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split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities;

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purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except for (i) the acquisition or redemption of shares of capital stock of wholly owned subsidiaries of GP Strategies or (ii) the acquisition of GP Strategies common stock (A) from holders of GP Strategies RSUs or GP Strategies PSUs in full or partial payment of any applicable taxes payable by such holder upon exercise or vesting thereof, as applicable, to the extent required or permitted under the terms thereof or (B) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price or forfeiture of shares for no consideration, in each case under this clause (B) in connection with any termination of services to GP Strategies or any of its subsidiaries;

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except as permitted under the merger agreement, issue, deliver, sell, grant, pledge or otherwise dispose of or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire any such shares, voting securities or convertible or exchangeable securities, in each case other than (i) the issuance of shares of capital stock of wholly owned subsidiaries of GP Strategies in connection with capital contributions or (ii) the issuance of shares of GP Strategies common stock upon settlement of GP Strategies RSUs or GP Strategies PSUs outstanding on the date of the merger agreement;

•	amend its certificate of incorporation, bylaws or other comparable organizational documents;

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acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or stock of, or by any other manner, any business or corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof for consideration that is, individually or in the aggregate, in excess of $1,000,000, or (ii) any assets that are material, in the aggregate, to GP Strategies and its subsidiaries, taken as a whole, except purchases in the ordinary course of business, provided, however, that with respect to any such acquisition for consideration that is individually in excess of $400,000, GP Strategies must give LTG prior written notice and give due consideration to any views of LTG with respect to such acquisition;

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sell, lease, license, pledge, encumber or otherwise transfer or dispose of or subject to any lien (other than a permitted lien or a lien under GP Strategies’ existing credit facility), any properties or assets that

(i) are material to GP Strategies and its subsidiaries, taken as a whole, or (ii) have a value, individually or in the aggregate, in excess of $1,000,000, in each case other than to GP Strategies or one of its wholly owned subsidiaries or in the ordinary course of business;

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(i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than (A) to GP Strategies or one of its subsidiaries, (B) any guaranty by GP Strategies or one of its subsidiaries of indebtedness incurred by a subsidiary of GP Strategies that is otherwise permitted under the merger agreement, (C) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities, supplier financing programs or cash management programs, in each case issued, made or entered into in the ordinary course of business, (D) indebtedness incurred under GP Strategies’ existing credit facility or other existing arrangements (including in respect of letters of credit) and (E) other indebtedness for borrowed money or guarantees in an aggregate principal amount outstanding at any time that is prepayable without penalty not to exceed $1,000,000), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of GP Strategies or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iii) make any loans, advances (other than routine advances to employees of GP Strategies and its subsidiaries in the ordinary course of business) or capital contributions to, or investment in, any other person, other than GP Strategies or any of its direct or indirect wholly owned subsidiaries;

•	adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization;

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make any capital expenditures or other expenditures with respect to property, plant or equipment (excluding, for the avoidance of doubt, operating leases) that are in excess of $300,000 individually or $3,000,000 in the aggregate with other capital expenditures made since January 1, 2021;

•	make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

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except in the ordinary course of business, make or change any material tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, amend any material tax returns or file claims for material tax refunds, enter into any material closing agreement, settle any material tax claim, audit or assessment, surrender any right to claim a material tax refund, offset or other reduction in tax liability or take any material position on any tax return filed on or after the date of the merger agreement or adopt any material accounting method that is inconsistent with elections made, positions taken or methods used in preparing or filing similar tax returns in prior periods, seek any tax ruling from any taxing authority, consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, fail to pay any material amount of tax as it becomes due or make any tax entity classification election for U.S. federal income tax purposes;

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except as required by the terms of any employee benefit plan, program or arrangement of GP Strategies or its subsidiaries as in effect on the date of the merger agreement and made available to LTG, (i) adopt, enter into, terminate or materially amend any employment, severance, bonus, retention, change of control or similar agreement or material benefit plan (including the GP Strategies Corporation 2011 Stock Incentive Plan and GP Strategies Corporation 2021 Amended Long-Term Incentive Program) for the benefit or welfare of any current or former director, executive officer or employee (except in the ordinary course of business and only, with respect to agreements with employees in the United States, if such arrangement is terminable on 30 days’ or less notice without either a penalty or payment or, for employees outside the United States, as required by applicable law) or any collective bargaining agreement (unless required by applicable law); (ii) increase the compensation or benefits of, or pay any bonus to, any current or former officer, director or employee, except (A) for annual increases of salaries and bonus payments in the ordinary course of business or as required by agreements, plans, programs or arrangements in effect as of the date of the merger agreement; and (B) in connection with hires and promotions contemplated by clause (vi) below; (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding GP Strategies RSUs or GP Strategies PSUs; (iv) grant any stock options, restricted stock awards, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock; (v) alter, amend or create any employee benefit plan, program or arrangement of GP Strategies or its subsidiaries in a manner that would create additional disclosure obligations pursuant to certain representations and warranties set forth in the merger agreement; (vi) hire, terminate or promote any employee other than such actions taken in the ordinary course of business; (vii) effect any change of position with respect to its management personnel other than in the ordinary course of business; or (viii) conduct any group termination, reduction in force, or mass layoff of GP Strategies’ or any of its subsidiaries’ employees;

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except in the ordinary course of business, enter into any new line of business or enter into any contract that materially restricts GP Strategies, any of its subsidiaries or any of their respective affiliates from engaging or competing in any line of business or in any geographic area, or which would so restrict GP Strategies or LTG or any of their respective affiliates following the closing of the merger;

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except in the ordinary course of business (i) enter into any material contract, (ii) terminate any material contract, except as a result of a material breach or a material default by the counterparty thereto or as a result of the expiration of such contract in accordance with its terms as in effect on the date of the merger agreement, (iii) amend or modify in a manner that is materially adverse to GP Strategies and its subsidiaries, taken as a whole, any material contract or (iv) waive, release or assign any material right under any material contract; provided, however, that GP Strategies must give LTG prior written notice before entering any material contract containing any provision obligating GP Strategies or its subsidiaries to conduct business with any third party on an exclusive basis over a material geographic area that includes multiple states or extends beyond the United States, other than such contracts entered into the ordinary course of business;

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except as permitted under certain provisions of the merger agreement, settle, pay, discharge or satisfy any proceeding against GP Strategies or any of its subsidiaries, whether civil, criminal, administrative or investigative, other than settlements that involve only the payment by GP Strategies or a subsidiary of monetary damages not in excess of $200,000 individually (excluding any amounts paid by any insurer or other third party);

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take or cause to be taken any action that violates or contravenes the requirements as set forth in the Security Control Agreement, dated November 27, 2013, between GP Strategies and the U.S. Department of Defense;

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fail to maintain in full force and effect material insurance policies or comparable replacement policies of GP Strategies or any of its subsidiaries and their respective properties, businesses, assets and operations in a form and amount consistent with past practice, except as would not reasonably be expected to be material to GP Strategies and its subsidiaries taken as a whole and for matters of which GP Strategies has not received notice; or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

No Solicitation of Acquisition Proposals

GP Strategies has agreed to, and has agreed to cause each of its subsidiaries and use its reasonable best efforts to cause its and its subsidiaries’ directors, managers, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives to, immediately cease and cause to be terminated any solicitation, knowing encouragement, discussions or negotiations with any person (other than LTG and its subsidiaries (including US Holdco)) that may have been ongoing with respect to an acquisition proposal (as defined below), request any such person that has an in-effect confidentiality or non-disclosure agreement in connection with an acquisition proposal to return to GP Strategies or destroy any confidential information of GP

Strategies or its subsidiaries in any such person’s possession and terminate all physical or electronic data room access previously provided to any such person or its representative and prohibit any third party from having access to any physical or electronic dataroom relating to any acquisition proposal. Subject to certain exceptions described below and in the section entitled “The Merger Agreement—Change in Board Recommendation,” GP Strategies has also agreed that it will not, and it will cause its subsidiaries, and use its reasonable best efforts to cause its and its subsidiaries’ directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, consultants or other advisors or representatives not to, directly or indirectly:

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solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating any acquisition proposal;

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approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to an acquisition proposal;

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take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation inapplicable to any person (other than LTG and its affiliates) or to any transactions constituting or contemplated by any acquisition proposal;

•	otherwise cooperate with or assist or participate in any such inquiries, proposals, offers, discussions or negotiations; or

•	resolve or agree to do any of the foregoing.

In addition, GP Strategies has agreed that it will not, and it will cause each of its subsidiaries not to, release any third party from, waive, amend or modify any provision of, grant permission under or knowingly fail to enforce any confidentiality obligations with respect to any acquisition proposal (or similar matter) or any standstill provision in any agreement to which GP Strategies or any of its subsidiaries is a party. Notwithstanding such restriction, the merger agreement permits GP Strategies, prior to the time the Stockholder Approval is obtained, to grant waivers of standstill provisions to the extent necessary to permit a person or group to make, on a confidential basis to the Board, an acquisition proposal, but only if (i) the Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure of the Board to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, and (ii) such waiver is conditioned upon such person agreeing to disclosure of such acquisition proposal to LTG.

The merger agreement provides that, notwithstanding the restrictions described above, if, at any time prior to the Stockholder Approval, GP Strategies receives a bona fide, unsolicited written acquisition proposal (which did not result from a material breach of the obligations described in this section or in the section entitled “The Merger Agreement—Change in Board Recommendation” below) and our Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal (as defined below), then GP Strategies and its representatives may:

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furnish to the person making the acquisition proposal, pursuant to a confidentiality agreement that contains provisions that are substantially comparable in the aggregate contained to those in the confidentiality agreement between LTG and GP Strategies, information, including non-public information, with respect to GP Strategies (provided that GP Strategies delivers to LTG all such nonpublic information being delivered to the person making the acquisition proposal); and

•	engage in or otherwise participate in discussions or negotiations regarding the acquisition proposal with the person making the taking over proposal (and its representatives).

GP Strategies has agreed to as promptly as practicable (and in any event within 24 hours) notify LTG if our Board makes a determination that any acquisition proposal constitutes or could reasonably be expected to result in a superior proposal or if GP Strategies furnishes information or enters into discussions or negotiations as set forth in the two bullet points above. GP Strategies has also agreed to as promptly as practicable (and in any event within 48 hours after receipt) notify (orally and in writing) LTG in the event GP Strategies or its representatives receives any acquisition proposal or any request for information relating to GP Strategies or its subsidiaries that constitutes, contemplates or could reasonably be expected to result in, an acquisition proposal. GP Strategies has also agreed to disclose to LTG the identity of the person making such acquisition proposal, and to provide LTG a copy of written materials related thereto (or, if oral, the material terms and conditions thereof). Further, GP Strategies will keep LTG reasonably informed, on a reasonably current basis, as to the status (including any material developments, discussions or negotiations) such acquisition proposal(including by as promptly as practicable (and in any event within 48 hours after receipt) providing to LTG a description of any changes to the material terms and conditions of such acquisition proposal).

An “acquisition proposal” means any proposal or offer (whether or not in writing) from any person (other than LTG, US Holdco, Merger Sub or any of their affiliates) with respect to, any transaction or series of transactions providing for:

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a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender or exchange offer, recapitalization, reorganization, share exchange, dividend or distribution, business combination or similar transaction involving GP Strategies or its subsidiaries pursuant to which, if consummated, any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, directly or indirectly, would hold or become the beneficial owner of securities representing 15% or more of the total voting power or 15% or more of the equity securities of GP Strategies or the surviving entity or the direct or indirect parent of GP Strategies; or

•

the direct or indirect acquisition or purchase (including any asset sale, merger, joint venture, partnership, consolidation, dissolution, liquidation, tender or exchange offer, dividend or distribution, business combination or similar transaction) of assets (including equity securities of GP Strategies or any of its subsidiaries) or businesses that account for 15% or more of the consolidated net revenues (measured based on the 12 full calendar months prior to the date of determination), consolidated net income (measured based on the 12 full calendar months prior to the date of determination) or total assets of GP Strategies and its subsidiaries on a consolidated basis.

However, neither the merger agreement and the transactions contemplated thereby, nor the transactions contemplated by the Asset Purchase Agreement, dated as of May 8, 2021, between GP Strategies and Toshiba America Energy Systems Corporation, constitute an “acquisition proposal.”

A “superior proposal” means a bona fide, unsolicited written acquisition proposal of the types described in the two bullet points in the definition of “acquisition proposal” above (with all references to “15%” in the definition of “acquisition proposal” being deemed to be references to “50%”), which our Board, or any committee thereof, determines in its good faith judgment (after (i) taking into account any binding revisions to the merger agreement proposed by LTG pursuant to the merger agreement, as described in further detail in the section entitled “The Merger Agreement—Change in Board Recommendation” below, (ii) consultation with its financial advisor and outside legal counsel, and (iii) taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of such acquisition proposal, and all other matters that our Board, or any committee thereof, considers appropriate) would, if consummated result in a transaction more favorable to GP Strategies’ stockholders than the merger and the other transactions contemplated by the merger agreement.

Change in Board Recommendation

The merger agreement provides that, except as described below, the Board will not:

•

fail to include in this proxy statement the recommendation of the Board that the holders of GP Strategies common stock adopt the merger agreement, or remove such recommendation from this proxy statement;

•

change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to LTG and its affiliates, the recommendation of the Board that the holders of GP Strategies common stock adopt the merger agreement; or

•

adopt, approve, authorize or recommend to the stockholders of GP Strategies, or resolve to or publicly propose or announce its intention to adopt, approve, authorize or recommend to stockholders of GP Strategies, any acquisition proposal.

Each of the actions described in the preceding three bullet points is referred to herein as an “adverse recommendation change.”

The merger agreement further provides that, except as described below, the Board may not authorize, cause or permit GP Strategies or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to, or reasonably likely to lead to, any acquisition proposal, whether binding or nonbinding (other than a confidentiality agreement of the type described in, and entered into as described in the section entitled “The Merger Agreement—No, Solicitation of Acquisition Proposals” above).

Notwithstanding the restrictions described above, prior to the time the Stockholder Approval is obtained, the Board may make an adverse recommendation change (i) with respect to a bona fide, unsolicited acquisition proposal, if the Board has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and that failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law (provided that GP Strategies must have complied with, and such acquisition proposal must not have resulted from any material breach of, the obligations described in this section and in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” above), or (ii) in response to an intervening event (as defined below), if the Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law. In addition, prior to the time the Stockholder Approval is obtained, the Board may cause GP Strategies to terminate the merger agreement in order to, substantially concurrently with such termination (and as a condition to the effectiveness of such termination), enter into a definitive agreement relating to a bona fide, unsolicited acquisition proposal (subject to the substantially concurrent payment by GP Strategies of a termination fee, as described below in the section entitled “The Merger Agreement—Termination Fees—GP Strategies Termination Fee”), if, as described in clause (i) of the preceding sentence, the Board has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and that failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law (and provided that GP Strategies must have complied with, and such acquisition proposal must not have resulted from any material breach of, the obligations described in this section and in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” above).

The actions described in the previous paragraph (including an adverse recommendation change or termination of the merger agreement as described therein) may be taken with respect to an acquisition proposal only if:

•

GP Strategies has first given LTG at least four business days’ prior notice that the Board intends to take such action, specifying the reasons therefor (including the terms and conditions of, and the identity of the person making, such acquisition proposal), and has contemporaneously provided to LTG a copy of the acquisition proposal, a copy of any proposed letter of intent, memorandum of understanding, agreement, commitment or agreement in principle relating to such acquisition proposal and a copy of any financing commitments relating to such acquisition proposal (or, in each case, if not provided in writing to GP Strategies, a written summary of the terms and conditions thereof);

•

if, and to the extent, LTG has indicated a desire to negotiate with GP Strategies, GP Strategies has negotiated, in good faith, with LTG and its representatives during such four business day notice period to enable LTG to propose revisions to the terms of the merger agreement such that it would cause such acquisition proposal to no longer constitute a superior proposal;

•

following the end of such four business day notice period, the Board has considered in good faith any such revisions to the merger agreement proposed in writing by LTG (and not revoked), and has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such acquisition proposal would nevertheless continue to constitute a superior proposal if such revisions proposed by LTG were to be given effect; and

•

in the event of any change to any of the financial terms (including the form, amount, mix and timing of payment of consideration) or any other material terms of such acquisition proposal, GP Strategies has delivered to LTG an additional notice consistent with the notice described in the first bullet point above, and, following delivery of such additional notice, GP Strategies has complied with the requirements set forth in the second and third bullet points above for the longer of three business days after delivery of such additional notice or until the end of the original four business day period described in the first bullet point above.

An adverse recommendation change may be made as described above in response to an intervening event only if:

•	GP Strategies has first given LTG at least three business days’ prior notice that the Board intends to make such adverse recommendation change, specifying the reasons therefor; and

•

if, and to the extent, LTG has indicated a desire to negotiate with GP Strategies, GP Strategies has negotiated, in good faith, with LTG and its representatives during such three business day notice period to enable LTG to propose revisions to the terms of the merger agreement such that it would cause GP Strategies to conclude that such adverse recommendation change is no longer necessary.

An “intervening event” means any event, occurrence, fact or change that materially affects the business, assets or operations of GP Strategies (other than any event, occurrence, fact or change resulting from a breach of the merger agreement by GP Strategies) occurring or arising after the date of the merger agreement that was not known or reasonably foreseeable to our Board as of the date of the merger agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable), which event, occurrence, fact or change becomes known to our Board prior to the Stockholder Approval, other than (i) changes in the price of GP Strategies common stock, in and of itself (however, the underlying reasons for such changes may constitute an intervening event), (ii) any acquisition proposal or (iii) the fact that, in and of itself, GP Strategies exceeds any internal or published projections, estimates or expectations of the GP Strategies’ revenue, earnings or other financial performance or results of operations for any period, in and of itself (however, the underlying reasons for such events may constitute an intervening event).

In the event that the Board withdraws or modifies its recommendation that the holders of GP Strategies common stock adopt the merger agreement, the merger agreement requires GP Strategies to ensure that such withdrawal or modification does not change or otherwise affect the Board’s approval of the merger agreement, or have the effect of causing any anti-takeover law to be applicable to the merger agreement or to any of the Voting and Support Agreements, the merger or any of the other transactions contemplated by the merger agreement.

Nothing described above (or in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals”) prohibits GP Strategies or our Board from (i) taking and disclosing to GP Strategies’ stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 or complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any legally required (based upon the advice of outside counsel) disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal, or (iii) making any “stop, look and listen” communication to GP Strategies’ stockholders pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder. However, no such action or disclosure that would amount to an adverse recommendation change will be permitted, made or taken other than in compliance with the requirements with respect to adverse recommendation changes described above.

LTG Financing Efforts; GP Strategies Financing Cooperation

LTG’s Efforts with respect to its Financing

Under the terms of the merger agreement, LTG is required to use reasonable best efforts to consummate and obtain the merger financing on the terms and subject only to the conditions set forth in the Facility Agreement (and related fee letters) and the Placing Agreement, including using reasonable best efforts to:

•	maintain in effect and comply with the Facility Agreement (and related fee letters) and the Placing Agreement;

•

satisfy on a timely basis all conditions applicable to LTG and its affiliates in the Facility Agreement (and related fee letters) and the Placing Agreement (or, if necessary or deemed advisable by LTG, seek consents or waivers of conditions applicable to LTG or its applicable subsidiary contained in the Facility Agreement (or related fee letters) or the Placing Agreement);

•

consummate the debt financing at or prior to the time the closing of the merger is required to occur pursuant to the merger agreement, including using reasonable best efforts to cause the lenders and other persons party to the Facility Agreement (and related fee letters) to fund the debt financing;

•

conduct the LTG share placing in accordance with the announcements to be made by LTG to regulatory information services in connection with the merger or the LTG share placing (such announcements, the “LTG announcements”), and otherwise consummate the equity financing, including using reasonable best efforts to cause the joint bookrunners and lead managers to procure subscribers for, and if such subscribers cannot be procured or default in their subscription, subscribe as principal for, any ordinary shares in the capital of LTG not properly subscribed and paid for in connection with the LTG share placing in accordance with the terms of the Placing Agreement;

•	enforce its rights under the Facility Agreement (and related fee letters) and the Placing Agreement; and

•	comply with its covenants and other obligations under the Facility Agreement (and related fee letters) and the Placing Agreement.

In addition, LTG has agreed not to, without GP Strategies’ prior written consent:

•	terminate, or agree or otherwise assent to any termination of, the Facility Agreement (or related fee letters) or the Placing Agreement;

•	fail to exercise any right available to it under the Facility Agreement (or related fee letters) or the Placing Agreement to prevent the termination thereof;

•	agree to or permit to be made any amendment, supplement or modification to the Facility Agreement (or related fee letters) or the Placing Agreement; or

•	grant any waiver of any provision under the Facility Agreement (or related fee letters) or the Placing Agreement,

in each case, if such termination, amendment, supplement, modification or waiver would (x) reduce (or would have the effect of reducing) the aggregate amount of any portion of the merger financing and such reduction would reduce the aggregate amount of the merger financing (together with LTG’s existing cash resources) below the amount needed to fund the payment obligations of LTG, US Holdco and Merger Sub under the merger agreement on the closing date of the merger, (y) impose new or additional conditions precedent to the availability of the merger financing or otherwise expand, amend or modify any of the conditions precedent to the merger financing (or otherwise expand, amend or modify any other provision of the Facility Agreement (or related fee letters) or the Placing Agreement), in a manner that could reasonably be expected to delay or prevent or make less likely to occur the funding of the equity financing (or satisfaction of the conditions to the equity financing) promptly after the date of the merger agreement or the funding of the debt financing (or satisfaction of the conditions to the debt financing) on the closing date of the merger, or (z) adversely impact the ability of LTG (or any affiliate thereof) to enforce its rights against other parties to the Facility Agreement (or related fee letters) or the Placing Agreement. LTG is required to deliver to GP Strategies copies of any amendment, modification, supplement, consent or waiver to or under the Facility Agreement (or any related fee letter) or the Placing Agreement as soon as reasonably practicable following the execution thereof.

LTG is required to keep GP Strategies informed on a current basis and in reasonable detail, upon reasonable request by GP Strategies, of the status of the merger financing.

If any portion of the merger financing becomes unavailable on the terms and conditions (including any applicable market flex provisions) contemplated by the Facility Agreement (and related fee letters) and the Placing Agreement, and such portion is required to fund LTG’s, US Holdco’s or Merger Sub’s payment obligations under the merger agreement, LTG must promptly inform GP Strategies in writing. LTG must use reasonable best efforts to, as promptly as practicable after such portion of the merger financing becomes so unavailable, arrange and obtain in replacement thereof alternative financing from the same or alternative financing sources in an amount sufficient to fund LTG’s, US Holdco’s and Merger Sub’s payment obligations under the merger agreement on the closing date of the merger and with terms and conditions not materially less favorable, taken as a whole, to LTG (or its affiliates) than the terms and conditions set forth in the Facility Agreement (and related fee letters) and the Placing Agreement. LTG is required to deliver to GP Strategies copies of all contracts, agreements or other arrangements (including fee letters) pursuant to which any such alternative financing source commits to provide any portion of the merger financing (though LTG is permitted to redact such contracts, agreements or other arrangements with respect to fee amounts, original issue discount, “market flex” provisions and other economic or commercially sensitive terms),.

Share Admission

The merger agreement requires LTG to use its best efforts to cause the Share Admission to occur as soon as reasonably practicable after the date of the merger agreement. As further described in the section below entitled “The Merger Agreement—Conditions to the Merger” beginning on page 82, occurrence of the Share Admission is a condition to the consummation of the merger. The Share Admission occurred on July 20, 2021.

GP Strategies Cooperation with LTG’s Financing

Prior to the closing date of the merger, GP Strategies is required to use its reasonable best efforts to provide, and to cause its subsidiaries to provide (and to use its commercially reasonable efforts to cause its representatives to provide), to LTG, in each case at LTG’s sole cost and expense, such reasonable cooperation as is customary and reasonably requested by LTG in connection with the merger financing, including (i) upon reasonable request, the participation of senior officers in a reasonable number of meetings, presentations, conference calls, drafting sessions, due diligence sessions and sessions with rating agencies in connection with the merger financing and (ii) using its reasonable best efforts to make available to LTG, its subsidiaries, their advisors and their debt financing sources such historical financial information and other customary information as LTG reasonably requests in connection with (x) marketing materials for a senior secured bank financing or (y) a financing comparable to the LTG share placing conducted in accordance with applicable law. Such required cooperation by

GP Strategies includes using its reasonable best efforts (except in the case of the fifth bullet point below, in which case GP Strategies is required to use its commercially reasonable efforts) to:

•

provide any financial information and data derived from the historical books and records of GP Strategies and its subsidiaries that is required to permit LTG, its subsidiaries and their advisors to prepare the pro forma financial statements or other projections or forecasts required for the LTG announcements or any amendment or supplement thereto (but LTG is responsible for the preparation of any pro forma financial statements and pro forma adjustments giving effect to the merger and the LTG share placing for use in connection with the offering of the merger financing, and GP Strategies is not required to provide (A) any information regarding any post-closing financial statements, or pro forma financial statements including post-closing financial statements or adjustments, or any post-closing pro forma adjustments desired to be incorporated into any information used in connection with the merger financing, including any synergies or cost savings, projections, ownership or an as-adjusted capitalization table or any financial statements or information not available to GP Strategies or not prepared in the ordinary course of its financial reporting practice, or (B) any description of all or any component of the merger financing, including any such description to be included in liquidity and capital resources disclosure, or other information customarily provided by the financing sources or their counsel);

•

correct as promptly as reasonably practicable any information provided by or on behalf of GP Strategies expressly for use in the LTG announcements (or any amendment or supplement thereto), or which relates to GP Strategies and is set forth in a disclosure the text of which is specifically approved in writing by GP Strategies expressly for use in the LTG announcements (or any amendment or supplement thereto), in each case if and to the extent that, to GP Strategies’ knowledge, such information becomes false or misleading in any material respect (or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or as otherwise required by applicable law, and LTG has agreed to cause a supplemental announcement to the applicable LTG announcement to be published or posted (as applicable) to correct such false or misleading statement (or such untrue statement or omission), in each case solely as and to the extent required by all applicable laws;

•

assist with the preparation of materials for rating agency presentations, bank information memoranda and similar marketing documents for a syndicated bank financing (but no bank information memoranda or other marketing materials, private placement memoranda or prospectuses in relation to debt or equity securities will in any event be issued by GP Strategies or any of its subsidiaries, and all such materials prepared by or on behalf of or utilized by LTG, or any of its financing sources, in connection with the merger financing are required to include a disclaimer to the effect that none of GP Strategies, its subsidiaries or their respective representatives have any liability for the use or misuse of the contents of such materials by the recipients thereof);

•	cooperate in any process required for due diligence and verification in compliance with applicable requirements or customary practice;

•

obtain its accountants’ participation in the due diligence process, obtain from its accountants customary accountants’ comfort letters reasonably requested by LTG, and cause its accountants to consent to the use of their reports in the LTG share placing and the related LTG announcements (or any amendment or supplement thereto) (and GP Strategies is required to use its commercially reasonable efforts to provide customary representation letters and cooperation to such accountants in connection with such comfort letters and auditor consents);

•

facilitate the entrance into definitive documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the merger financing and the LTG announcements, including any offering of LTG ordinary shares in the LTG share placing (but any obligations of GP Strategies’ or any of its subsidiaries contained in any such agreements or documents must be subject to the occurrence of the closing of the merger and effective no earlier than the closing of the merger);

•

if requested by LTG, assist in obtaining a customary debt pay-off letter and customary lien terminations or releases with respect to GP Strategies’ existing credit facility and all security interests and guarantees granted in connection therewith (and deliver to LTG a draft of such pay-off letter and such lien terminations or releases at least five business days in advance of the closing date of the merger); and

•

furnish to LTG and its debt financing sources as promptly as reasonably practicable, and in any event no later than ten business days prior to the closing of the merger, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent requested in writing by LTG at least 15 business days prior to the closing of the merger.

GP Strategies is not, however, obligated to provide, or to cause its subsidiaries or representatives to provide, any such requested cooperation if, in GP Strategies’ reasonable judgment, such cooperation would unreasonably interfere with the ongoing business or operations of GP Strategies or any of its subsidiaries or would otherwise violate any legal requirement or contractual obligation of GP Strategies (including where such requested cooperation involves providing information that GP Strategies reasonably deems to be competitively sensitive information or the provision of which could reasonably be expected to be materially damaging to GP Strategies’ or its subsidiaries’ relationships with their customers or employees). In addition, the merger agreement provides that:

•

neither GP Strategies nor any of its subsidiaries will be required to bear any cost or expense, pay any commitment, underwriting or other fee, enter into any definitive agreement, incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the merger financing or any of the foregoing prior to the effective time of the merger;

•

the obligations of GP Strategies under the merger agreement with respect to the merger financing (as described above in this section) will not require any action that (i) would conflict with or violate GP Strategies’ or any of its subsidiary’s organizational documents in effect as of the date of the merger agreement or any applicable laws, or (ii) would result in, prior to the effective time of the merger, the contravention of, or would reasonably be expected to result in, prior to the effective time of the merger, a violation or breach of, or default under, any material contract to which GP Strategies or any of its subsidiaries is a party or any material permit, license, certificate, franchise, registration, approval, grant or other authorization from any governmental entity that is held by GP Strategies or any of its subsidiaries (or by which GP Strategies or any of its subsidiaries is bound);

•

none of GP Strategies or its subsidiaries or their respective officers, directors (with respect to any subsidiary of GP Strategies) or employees will be required to execute, enter into or perform any agreement with respect to the merger financing contemplated by the Facility Agreement (and related fee letters) and the Placing Agreement that is not contingent upon the closing of the merger or that would be effective prior to the closing of the merger;

•

no directors of GP Strategies or any subsidiary that will not be continuing directors, acting in such capacity, can be required to execute or enter into or perform any agreement, or to pass any resolutions or consents, with respect to the merger financing;

•	nothing in the merger agreement requires GP Strategies or any of its subsidiaries to be a borrower or obligor with respect to the merger financing prior to the effective time of the merger; and

•

solely as it applies in respect of the obligations of GP Strategies under the merger agreement with respect to the merger financing (as described above in this section), the condition to the closing of the merger addressing the performance in all material respects of the covenants and obligations of GP Strategies contained in the merger agreement (as further described in the section below entitled “—Conditions to the Merger” beginning on page 82) will be deemed satisfied unless GP Strategies has knowingly and willfully materially breached its obligations under the merger agreement with respect to the merger financing (as described above in this section) and such breach was a proximate cause in LTG not being able to obtain the merger financing.

LTG has agreed to, upon request by GP Strategies from time to time prior to the closing date of the merger, promptly reimburse GP Strategies for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and fees and expenses of GP Strategies’ accounting firms engaged to assist in connection with the merger financing) incurred by GP Strategies or any of its subsidiaries or any of their respective representatives in connection with the merger financing, including (i) the cooperation of GP Strategies or any of its subsidiaries or any of their respective representatives prior to the date of the merger agreement, (ii) the cooperation contemplated by the merger agreement (as described above in this section) and (iii) the compliance by GP Strategies or any of its subsidiaries or any of their respective representatives with GP Strategies’ obligations under the merger agreement with respect to the merger financing (as described above in this section). LTG has further agreed to indemnify and hold harmless GP Strategies, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the merger financing and any information used in connection therewith (other than information supplied by or on behalf of GP Strategies, or which relates to GP Strategies and is set forth in a disclosure the text of which is specifically approved in writing by GP Strategies, in each case expressly for use in connection with the merger financing), including in connection with compliance by GP Strategies or any of its subsidiaries or any of their respective representatives with GP Strategies’ obligations under the merger agreement with respect to the merger financing (as described above in this section). The foregoing reimbursement and indemnification obligations of LTG do not, however, apply to the extent that the relevant amounts result from GP Strategies or any of its subsidiaries’ fraud, gross negligence or willful misconduct (in each case, as determined by a final and non-appealable judgment of a court of competent jurisdiction).

Prohibition on Exclusive Arrangements

The merger agreement prohibits LTG and its affiliates (which for purposes of this paragraph include each direct or indirect investor or potential investor in LTG and any of LTG’s or any such investor’s financing sources or potential financing sources or other representatives) from, without the prior written consent of GP Strategies, (i) awarding any agent, broker, investment banker, financial advisor or other firm or person (except Numis Securities Limited, Joh. Berenberg, Gossler & Co. KG, London Branch and Goldman Sachs International) any financial advisory role on an exclusive basis in connection with the merger and other transactions under the merger agreement or (ii) prohibiting or seeking to prohibit any bank or investment bank or other potential provider of debt or equity financing from providing or seeking to provide financing or financial advisory services to any person in connection with a transaction relating to GP Strategies or its subsidiaries or in connection with the merger and other transactions contemplated under the merger agreement.

Absence of Financing Condition

None of the obtaining of the merger financing or any permitted alternative financing, or the completion of any issuance of securities contemplated by the merger financing, is a condition to the closing of the merger. The occurrence of the Share Admission, however, is a condition to the closing of the merger, as further described in the section below entitled “The Merger Agreement—Conditions to the Merger” beginning on page 82. The Share Admission occurred on July 20, 2021.

Confidentiality; Access to Information

Under the merger agreement, all non-public or otherwise confidential information regarding GP Strategies obtained by LTG, US Holdco or any of their representatives in connection with the foregoing is required to be kept confidential in accordance with the confidentiality agreement between LTG and GP Strategies. However, upon notice to GP Strategies, LTG may provide such information to potential sources of capital and to rating agencies and prospective lenders and investors for the purpose of the equity financing and/or during syndication of the merger financing (including any permitted alternative financing) subject to customary confidentiality arrangements with such persons regarding such information and subject to announcement requirements.

Subject to applicable legal requirements or contractual obligations of GP Strategies with respect to confidentiality or privacy (including under any privacy policy), protection of competitively sensitive information and preservation of attorney-client privilege or the attorney work product doctrine, GP Strategies has agreed to (and has agreed to cause its subsidiaries to) provide LTG’s representatives, from time to time prior to the earlier of the effective time of the merger or the termination of the merger agreement, reasonable access, upon reasonably notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of GP Strategies’ and its subsidiaries’ books, contracts, records and other information as LTG may reasonably request, and during such period to (i) promptly make available to LTG and its representatives (A) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (B) all other information concerning its business, properties, assets, liabilities, financial and operating data and other aspects of GP Strategies as LTG may reasonably request and (ii) use commercially reasonable efforts to keep LTG reasonably informed of any material plans or developments affecting the business, including with regard to any proposed agreements or commitments or proposed modifications to agreements or commitments that GP Strategies’ believes in good faith would reasonably be expected to be material to the assets, business, financial condition or results of operations of GP Strategies and its subsidiaries, and to the extent reasonably possible allow representatives of LTG an opportunity to share thoughts for LTG’s consideration. All information so provided will be subject to the confidentiality agreement between GP Strategies and LTG.

Reasonable Best Efforts and Certain Pre-Closing Obligations

Generally

GP Strategies, LTG, US Holdco and Merger Sub have each agreed to use reasonable best efforts to:

•

take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties to the merger agreement in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable,;

•

as promptly as practicable, obtain any consents, licenses, permits, waivers, approvals, authorizations, waiting period expirations or terminations, or orders required to be obtained by such party (or any of its subsidiaries) from any governmental entity in connection with the authorization, execution and delivery of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement (each, a “Regulatory Approval”);

•

as promptly as practicable, make, or cause its ultimate parent entity (as that term is defined in the HSR Act) to make, all necessary filings, and thereafter make any other required submissions, with respect to the merger agreement and the merger required under (i) the Exchange Act and any other applicable federal, state or foreign securities laws, (ii) the HSR Act and any related governmental request thereunder and (iii) any other applicable law;

•

contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (a “Restrictive Order”) which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement; and

•	execute or deliver any additional instruments necessary to consummate the transactions and to fully carry out the purposes of the merger agreement.

In the merger agreement, GP Strategies, on one hand, and LTG, US Holdco and Merger Sub, on the other hand, have agreed to cooperate with each other in connection with the making of all filings and submissions contemplated by the second and third bullet points above, including providing copies of all such documents to the non-filing person and its advisors prior to filing (though the parties are entitled to redact any information relating to transaction value and similar matters relating to the transactions contemplated by the merger agreement) and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. In addition, GP Strategies, on one hand, and LTG, US Holdco and Merger Sub, on the other hand, have each agreed to use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by the merger agreement.

GP Strategies, LTG, US Holdco and Merger Sub have also agreed:

•

to cooperate and use their respective reasonable best efforts (and cause each of their respective subsidiaries to cooperate and use their respective reasonable best efforts) to (i) obtain any Regulatory Approval, (ii) respond to any government requests for information relating to any Regulatory Approval, (iii) cause any waiting periods under any applicable laws relating to any Regulatory Approval to expire or be terminated, and (iv) contest and resist any action, including any legislative, administrative or judicial action, and have vacated, lifted, reversed or overturned any Restrictive Order;

•

to consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to each other in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any of them in connection with proceedings relating to any Regulatory Approval;

•

to provide each other, to the extent permitted by law or governmental entities reviewing the transactions contemplated by the merger agreement, the opportunity to participate in meetings and other substantive conversations with any such governmental entities in connection with the transactions described in the merger agreement; and

•

not to, directly or indirectly, through one or more of their respective affiliates, take any action, including acquiring or making any investment in any person or any division or assets thereof, that would reasonably be expected to prevent or delay the satisfaction of any of the conditions to the closing of the merger that are contained in the merger agreement or the consummation of the merger.

If requested by LTG, GP Strategies is required to make, subject to the condition that the transactions contemplated by the merger agreement actually occur, any undertakings (including undertakings to accept operational restrictions or limitations or to make sales or other dispositions, provided that such restrictions, limitations, sales or other dispositions are conditioned upon the consummation of the transactions contemplated by the merger agreement) as are required to obtain any Regulatory Approval or to avoid the entry of, or to effect the dissolution of or vacate or lift, any Restrictive Order. GP Strategies is not, however, obligated to make any undertaking that could result in any penalty or fine (whether criminal, civil, or otherwise) upon, or any other liability to, any person that is, prior to the effective time of the merger, a stockholder of GP Strategies or a director, officer, or employee of GP Strategies or its subsidiaries.

Certain Obligations Pertaining to HSR Act and Other Antitrust Matters and Transaction Impediments

In addition to the foregoing, the merger agreement requires each of LTG and GP Strategies to, as soon as reasonably practicable and in any event within ten business days following the date of the merger agreement, if required, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (including seeking early termination of the waiting period under the HSR Act) with respect to the merger and other transactions contemplated by the merger agreement. The merger agreement prohibits GP Strategies, LTG, US Holdco and Merger Sub from committing to, or agreeing with any governmental entity to, stay, toll or extend any applicable waiting period under the HSR Act or other applicable antitrust laws, and from entering into a timing agreement with any governmental entity, without the prior written consent of the other parties.

The merger agreement further requires LTG to promptly take (and to cause each of its affiliates to take) any and all actions necessary or advisable in order to avoid or eliminate each and every impediment to the consummation of the transactions contemplated by the merger agreement and obtain all approvals and consents under any antitrust laws that may be required by any foreign or U.S. federal, state or local governmental entity, with competent jurisdiction, so as to enable the parties to consummate the transactions contemplated by the merger agreement as promptly as practicable (and in any event by or before the outside date). The actions so required include committing to (by consent decree or otherwise) operational restrictions or limitations on, and committing to or effecting (by consent decree, hold separate order, trust or otherwise) the sale, license, disposition or holding separate of, such assets or businesses of LTG, US Holdco, Merger Sub, GP Strategies or any of their respective affiliates (and the entry into agreements with, and submission to decrees, judgments, injunctions or orders of, the relevant governmental entity) as may be required to obtain such approvals or consents of such governmental entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decrees, judgments, injunctions or orders that would otherwise have the effect of preventing or delaying the consummation of the transactions contemplated by the merger agreement. However, neither LTG nor any of its affiliates is required to agree to, offer, accept or suffer to have imposed upon it:

•	any divestiture or license of any material assets of LTG and its subsidiaries (excluding GP Strategies and the surviving corporation), taken as a whole;

•	any agreement to hold separate or discontinue operation of any material assets of LTG and its subsidiaries (excluding GP Strategies and the surviving corporation), taken as a whole; or

•

any conditions or restrictions that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, assets, results of operations, or financial condition of GP Strategies and its subsidiaries, taken as a whole.

Obligations Pertaining to CFIUS Clearance

Under the merger agreement LTG and GP Strategies have agreed to, as promptly as practicable after the date of the merger agreement, file with CFIUS a formal joint voluntary notice in connection with the transactions contemplated by the merger agreement. In connection therewith, the merger agreement provides that GP Strategies and LTG must (to the extent permitted by applicable law) use reasonable best efforts to:

•

cooperate in all respects with each other in connection with: (x) the filing of the joint voluntary notice; (y) if applicable, the incorporation of responses to any comments from CFIUS into, and re-submission of, the joint voluntary notice; and (z) CFIUS’s review or investigation of the joint voluntary notice;

•

respond to all inquiries received from CFIUS for additional information or documentation within three “business days” (as defined in the DPA) of receiving such request, or within such longer period of time, as permitted by CFIUS;

•	promptly inform each other of any material communication with CFIUS; and

•

permit each other to review any communication by the other, and consult with the other in advance of any planned meeting or conference, with CFIUS, and, to the extent permitted by CFIUS, grant each other the opportunity to attend and participate in any such planned meeting or conference, provided that neither LTG nor GP Strategies is obligated to disclose to the other any communication to CFIUS that LTG or the GP Strategies considers to be proprietary or confidential.

The merger agreement further provides that LTG must use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to obtain CFIUS Clearance (as defined below), as promptly as practicable. However, neither LTG nor its affiliates will be required to agree to, offer, accept or suffer to have imposed upon it any condition or mitigation that would require LTG to:

•

sell, hold separate, divest, license or discontinue, before or after the effective time of the merger, any material assets, businesses, or interests of LTG and its subsidiaries (excluding GP Strategies and the surviving corporation), taken as a whole; or

•

accept any conditions or restrictions on GP Strategies or its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, assets, results of operations, or financial condition of GP Strategies and its subsidiaries, taken as a whole.

In accordance with the above, LTG and GP Strategies filed a joint voluntary notice with CFIUS on July 26, 2021. Pursuant to the merger agreement, if LTG and GP Strategies jointly determine it to be appropriate that the parties withdraw and resubmit the joint voluntary notice, LTG and GP Strategies must cooperate in doing so.

The covenants described in the foregoing three paragraphs constitute the only pre-closing covenants related to Regulatory Approvals in the merger agreement that apply to the parties’ obligations with respect to obtaining the CFIUS Clearance.

“CFIUS Clearance” means any of the following has occurred: (i) CFIUS has issued a written notice that the transactions contemplated by the merger agreement do not constitute a “covered transaction” pursuant to 31 C.F.R. § 800.213, (ii) CFIUS has issued a written notice to the parties that it has concluded a review or investigation of the transactions contemplated by the merger agreement and has concluded all action under the DPA, or (iii) if CFIUS has sent a report to the President of the United States requesting the President’s decision and the President has announced a decision during the time period specified in the DPA not to take any action to suspend or prohibit the transactions contemplated by the merger agreement,

Certain Obligations Pertaining to ITAR Notice

LTG and GP Strategies have also agreed to (i) promptly prepare and file a 60-day notice pursuant to Section 122.4(b) of the International Traffic in Arms Regulations (the “ITAR”), which was filed on August 4, 2021, and (ii) within five calendar days after the closing of the merger, promptly prepare and file with the U.S. Department of State’s Directorate of Defense Trade Controls notifications under Section  122.4(a) of the ITAR.

Meeting of GP Strategies’ Stockholders

We have agreed to duly take all lawful action pursuant to GP Strategies’ organizational documents, the rules of the NYSE and the DGCL to call, give notice of, convene and hold, as promptly as practicable following the date of the merger agreement, a special meeting of holders of GP Strategies common stock for the purpose of considering and taking action upon the adoption of the merger agreement, which meeting is the subject of this proxy statement. We have agreed to set a record date for determining the stockholders entitled to notice of and to vote at such special meeting as soon as reasonably practicable (but, in any event, within 20 business days) after the date of the merger agreement. Please see the section of this proxy statement entitled “The Special Meeting—Record Date; Stockholders Entitled to Vote” for information regarding the record date that has been so set.

The merger agreement permits us to adjourn, delay or postpone such special meeting in accordance with applicable law:

•

if the Board has determined in good faith after consultation with legal counsel that the failure to so adjourn, delay or postpone such special meeting would be inconsistent with its fiduciary duties under applicable law;

•

to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith after consultation with legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by GP Strategies’ stockholders prior to such special meeting;

•	to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with the merger agreement;

•	if there are insufficient shares of GP Strategies common stock represented (either in person or by proxy) at such special meeting to constitute a quorum necessary to conduct business; or

•	to permit the solicitation of additional proxies if GP Strategies reasonably believes it may be necessary to obtain the Stockholder Approval.

However, the merger agreement prohibits GP Strategies from adjourning, delaying or postponing the special meeting beyond the outside date.

Indemnification

Under the merger agreement, from and after the effective time of the merger, each of US Holdco and the surviving corporation are required to, jointly and severally, indemnify, defend and hold harmless each person who is, or who has been at any time prior to the date of the merger agreement or becomes prior to the effective time of the merger, a director, manager, or officer of GP Strategies or any of its subsidiaries (each, an “indemnified party”) against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any action, suit, proceeding, claim, arbitration or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to the fact that the indemnified party is or was an officer, director, manager, employee or agent of GP Strategies or any of its subsidiaries or, while an officer, director, manager or employee of GP Strategies or any of its subsidiaries, is or was serving at the request of GP Strategies or one of its subsidiaries as an officer, director, manager, employee or agent of another person, in each case in respect of acts or omissions occurring or alleged to have occurred at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted by law. Each indemnified party will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such action, suit, proceeding, claim, arbitration or investigation from each of US Holdco and the surviving corporation within ten business days of receipt by US Holdco or the surviving corporation from the indemnified party of a request therefor (provided that such indemnified party provides a written undertaking to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such indemnified party is not entitled to indemnification under applicable law). If US Holdco, GP Strategies or the surviving corporation denies any claim for indemnification or advancement of expenses made by any indemnified party under the above-described provisions of the merger agreement, and a court of competent jurisdiction determines that the indemnified party is entitled to such indemnification or advancement of expenses, then US Holdco, GP Strategies or the surviving corporation will be required to pay the indemnified party’s costs and expenses, including legal fees and expenses, incurred by the indemnified party in connection with pursuing his or her claims to the fullest extent permitted by law.

From the effective time of the merger through the six-year anniversary of the date on which the effective time occurs, the certificate of incorporation and bylaws of the surviving corporation must contain, and US Holdco must cause the certificate of incorporation and bylaws of the surviving corporation to so contain, provisions that are no less favorable with respect to indemnification, advancement of expenses and exculpation of individuals who, at the effective time of the merger, were current or former directors and officers of GP Strategies and its subsidiaries than are set forth in the certificate of incorporation and bylaws of GP Strategies as in effect on the date of the merger agreement. In addition, the indemnification agreements with GP Strategies’ directors and officers that survive the merger will continue in full force and effect in accordance with their terms.

LTG has agreed to, prior to the closing of the merger, at its option, either (i) purchase, or cause US Holdco to purchase, a six-year extended reporting period endorsement (a “Reporting Tail Endorsement”) with respect to GP Strategies’ current director and officer insurance policy so long as the premium therefor would not be in excess of 300% of the last annual premium paid prior to the effective time of the merger for GP Strategies’ current director and officer insurance policy (the “Maximum Premium”) or (ii) allow GP Strategies to arrange for the purchase of a Reporting Tail Endorsement with a premium therefor not in excess of the Maximum Premium. In the event the premium for such Reporting Tail Endorsement would exceed the Maximum Premium, LTG, US Holdco or GP Strategies, as applicable, is required to obtain a policy with the greatest coverage available for a cost equal to the Maximum Premium. LTG, US Holdco and the surviving corporation is required to maintain such Reporting Tail Endorsement in full force and effect for its full six-year term. If either the Reporting Tail Endorsement or GP Strategies’ or the surviving corporation’s existing insurance expires, is terminated or is canceled during such six-year period (or, with respect to such existing insurance, the annual premium in respect thereof exceeds the Maximum Premium), the surviving corporation is required to obtain, and LTG and US Holdco are required to cause the surviving corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for a premium that is, when taken together with the premium paid for the Reporting Tail Endorsement, not in excess of the Maximum Premium, on terms and conditions no less advantageous to the indemnified parties than GP Strategies’ current director and officer insurance policy.

The merger agreement provides that the event US Holdco or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of US Holdco or the surviving corporation, as the case may be, expressly assume and succeed to the foregoing obligations.

Employee Benefits Matters

The merger agreement provides that, for a period beginning at the effective time of the merger and ending on December 31 of the calendar year following the calendar year in which the closing of the merger occurs (or, if earlier, upon the termination of employment of the relevant Continuing Employee (as defined below)), LTG will, or will cause the surviving corporation to, provide to the Continuing Employees:

•

on an individual basis, an annual base salary or base wage rate (as applicable) and a target annual cash bonus opportunity or target cash commissions opportunity that are no less favorable, in the aggregate, than the annual base salary or base wage rate (as applicable) and target annual cash bonus opportunity or target cash commissions opportunity in effect immediately prior to the effective time of the merger under the employee benefit plans, programs and arrangements of GP Strategies and its subsidiaries; and

•

on a group basis, employee benefit plans and arrangements (other than base salaries or base wages, bonus opportunities, severance benefits, defined benefit pension, nonqualified deferred compensation, retiree or post-termination health or welfare benefit, equity or equity based compensation and retention or change in control-related compensation or benefits (collectively, the “Specified Arrangements”)) that are no less favorable in the aggregate than the employee benefit plans and arrangements (other than the Specified Arrangements) provided to Continuing Employees immediately prior to the effective time of the merger under the employee benefit plans, programs and arrangements of GP Strategies and its subsidiaries.

LTG has also agreed to maintain (or cause an affiliate of LTG to maintain) the GP Strategies Short-Term Incentive Plan (the “STIP”), as in effect as of the date of the merger agreement, until at least the end of calendar year 2021. LTG has agreed to pay (or cause an affiliate of LTG to pay) to each Continuing Employee who was a participant in the STIP immediately prior to the closing date of the merger an award under the STIP for calendar year 2021, in accordance with the terms of the STIP (including achievement of all applicable performance measures, but with such modifications, if any, to the performance objectives as are appropriate to reflect the transactions contemplated by the merger agreement), subject to each such Continuing Employee’s continued employment with LTG or an affiliate thereof through December 31, 2021. Any such award to any such Continuing Employee will be payable at such time(s) as LTG determines, but in no event later than March 15, 2022, and will be determined in accordance with certain agreed calculation principles. LTG has agreed that each such Continuing Employee’s payout under the STIP in respect of calendar year 2021 will be no less than such Continuing Employee would have received under the STIP as in effect as of the date of the merger agreement, and the merger agreement prohibits LTG from, at any time from and after the effective time of the merger, interpreting, amending or modifying the STIP in a manner that would adversely affect the rights of any participant under the STIP in respect of calendar year 2021.

With respect to any 401(k) plan of the surviving corporation and any vacation, paid time-off and severance plans in which Continuing Employees are eligible to participate after the effective time of the merger, for purposes of eligibility to participate, level of benefits and vesting, and accrual of vacation and paid-time-off, each Continuing Employee’s service with GP Strategies (as well as service with any predecessor employer of GP Strategies, to the extent service with the predecessor employer was recognized by GP Strategies) will be treated as service with the surviving corporation to the same extent such service was recognized for the same purpose under a similar employee benefit plan, program or arrangement of GP Strategies or its subsidiaries in which such Continuing Employee participated immediately prior to the effective time of the merger. However, such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation for the same period of service. In addition, no Continuing Employee will be credited with his or her years of service with GP Strategies and its predecessors before the effective time of the merger for purposes of benefit accruals under any defined benefit pension plans or any retiree medical or life insurance or other welfare-type benefits, or for any purposes under any equity or equity-based plans, that are maintained by LTG and its subsidiaries.

LTG has also agreed to, or to cause the surviving corporation to, use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any group health benefit plan maintained by the surviving corporation in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the effective time of the merger (and in the plan year in which the effective time of the merger occurs), except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable employee benefit plan, program or arrangement of GP Strategies or its subsidiaries immediately prior to the effective time of the merger. LTG has further agreed to, or to cause the surviving corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses paid by each Continuing Employee (and his or her covered, eligible dependents) during the plan year in which the effective time of the merger occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant group health benefit plans in which they will be eligible to participate from and after the effective time of the merger (and in the plan year in which the effective time occurs).

A “Continuing Employee” as used herein refers to any employee of GP Strategies immediately prior to the effective time of the merger who remains so employed immediately following the effective time of the merger.

Additional Agreements

The merger agreement contains additional agreements between GP Strategies and LTG relating to, among other things:

•	the preparation, filing and mailing of this proxy statement and efforts to solicit proxies;

•	consultations regarding public announcements;

•	stockholder litigation;

•	notification of certain matters; and

•	certain tax matters.

Conditions to the Merger

The obligation of each party to the merger agreement to effect the merger is subject to the satisfaction, or waiver by LTG (on behalf of LTG, US Holdco and Merger Sub) and GP Strategies (if permissible under applicable law), on or before the closing date of the merger of the following conditions:

•	the Stockholder Approval shall have been obtained;

•

any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by the merger agreement, including the merger, under the HSR Act shall have expired or early termination thereof shall have been granted;

•	the CFIUS Clearance shall have been obtained; and

•

no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation (collectively, “legal restraints”) which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

However, no party to the merger agreement may invoke the failure or non-satisfaction of any condition described above if the failure of such party (or any affiliate of such party) to fulfill any obligation under the merger agreement has been the principal cause of the failure or nonsatisfaction of such condition, or if the failure or nonsatisfaction of such condition resulted principally from the failure of such party (or any affiliate of such party) to fulfill any obligation under the merger agreement.

The obligation of GP Strategies to effect the merger is subject to the satisfaction, or waiver by GP Strategies, on or prior to the closing date of the merger of the following additional conditions:

•	accuracy as of the closing date of the merger (or as otherwise specified) of the representations and warranties made by LTG, US Holdco and Merger Sub to the extent specified in the merger agreement;

•

performance in all material respects of the covenants and obligations of each of LTG, US Holdco and Merger Sub contained in the merger agreement required to be performed by LTG, US Holdco or Merger Sub on or prior to the closing date of the merger; and

•	delivery to GP Strategies of a certificate signed by an executive officer of LTG certifying to the satisfaction of the two conditions above-mentioned.

The obligation of LTG, US Holdco and Merger Sub to effect the merger is subject to the satisfaction, or waiver by LTG (on behalf of LTG, US Holdco and Merger Sub), on or prior to the closing date of the merger of the following additional conditions:

•

accuracy as of the date of the merger agreement and as of the closing date of the merger (or as otherwise specified) of the representations and warranties made by GP Strategies to the extent specified in the merger agreement;

•

performance in all material respects of the covenants and obligations of GP Strategies contained in the merger agreement required to be performed by GP Strategies on or prior to the closing date of the merger;

•	delivery to LTG of a certificate signed by an executive officer of GP Strategies certifying to the satisfaction of the two conditions above-mentioned;

•

since the date of the merger agreement no effect, development, circumstance or change shall have occurred, individually or in the aggregate, that had, or would reasonably be expected to have, a company material adverse effect that is continuing as of the closing date of the merger; and

•	the Share Admission shall have occurred.

GP Strategies and LTG can provide no assurance that all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

Termination of the Merger Agreement

GP Strategies and LTG may mutually agree in writing, at any time prior to the effective time of the merger, to terminate the merger agreement and abandon the merger. In addition, either GP Strategies or LTG may terminate the merger agreement and abandon the merger without the consent of the other, at any time prior to the effective time of the merger, if:

•

the effective time of the merger has not occurred on or before the outside date, provided that (i) the outside date will automatically be extended until January 31, 2022, if, on December 31, 2021, all conditions to the closing of the merger have been satisfied (or waived) or are then capable of being satisfied, except for the condition relating to CFIUS Clearance or the condition relating to legal restraints (where the failure of such condition to be satisfied is a result of an order, executive order, stay, decree, judgement, ruling, or injunction of any governmental entity pursuant to the DPA (or otherwise in connection with CFIUS’s review of the transactions contemplated by the merger agreement), or a statute, rule, or regulation that constitutes a part of or is issued under the DPA (or otherwise relates to CFIUS’s review of the transactions contemplated by the merger agreement), in each case that has the effect of making the merger illegal or otherwise prohibiting consummation of the merger); and (ii) this termination right is not available to a party if the failure of that party (or an affiliate of that party) to fulfill any obligation under the merger agreement has been a principal cause of the failure of the effective time of the merger to occur on or before the outside date (or if the failure of the effective time of the merger to occur on or before the outside date resulted principally from the failure of that party (or an affiliate of that party) to fulfill any obligation under the merger agreement);

•

a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling, or taken any other nonappealable final action, permanently restraining, enjoining, or otherwise prohibiting the consummation of the merger, provided that this termination right is not available to a party if the failure of that party (or an affiliate of that party) to fulfill any obligation under the merger agreement has been a principal cause of the issuance of such order, decree or ruling or the taking of such action (or if the issuance of such order, decree or ruling or the taking of such action resulted principally from the failure of that party (or an affiliate of that party) to fulfill any obligation under the merger agreement);

•	the holders of GP Strategies common stock fail to adopt the merger agreement at the special meeting (or any adjournment or postponement thereof); or

•

CFIUS notifies GP Strategies or LTG that CFIUS has completed its review or investigation, has unresolved national security concerns, and intends to send a report to the President requesting the President’s decision whether to suspend or prohibit the transactions contemplated by the merger agreement (or has already sent such a report to the President) because it recommends suspension or prohibition or is unable to reach a decision on such a recommendation (a “CFIUS Turndown Event”).

GP Strategies can also terminate the merger agreement prior to the effective time of the merger if:

•

there has been a breach or failure to perform any representation, warranty, covenant, or agreement on the part of LTG, US Holdco, or Merger Sub (or any such representation and warranty has become untrue after the date of the merger agreement), and that breach, untruth, or failure to perform (i) would cause the conditions to the closing of the merger pertaining to the accuracy of LTG’s, US Holdco’s, and Merger Sub’s representations and warranties or the performance of LTG’s, US Holdco’s and Merger Sub’s covenants and obligations not to be satisfied, and (ii) is not curable (or, if curable, is not cured) by the earlier of 20 business days following receipt by LTG of written notice of such breach, untruth or failure from GP Strategies or the outside date; provided that this termination right is not available to GP Strategies if GP Strategies is then in breach of any representation, warranty, or covenant (or if any representation and warranty of GP Strategies fails to be true and correct), such that it would give rise to the failure of the condition to the closing of the merger pertaining to the accuracy of GP Strategies’ representations and warranties or pertaining to the performance of GP Strategies’ covenants and obligations;

•

the Placing Agreement is terminated or any underwriter to the LTG share placing invokes a failure of any condition to the underwriting thereof and such failure is not curable (or, if curable, is not cured) prior to the outside date;

•	the completion of the Share Admission has not occurred on or before August 2, 2021 (which Share Admission was completed on July 20, 2021); or

•

(i) all conditions to LTG’s, US Holdco’s, and Merger Sub’s obligation to effect the merger have been satisfied or waived (or are capable of being satisfied), (ii) on or after the date on which the closing of the merger should have occurred pursuant to the terms of the merger agreement, GP Strategies has delivered written notice to LTG that all such conditions have been satisfied or waived (or are capable of being satisfied on the date of such notice) and that GP Strategies is irrevocably ready, willing, and able to consummate the closing of the merger, (iii) LTG, US Holdco, and Merger Sub fail to consummate the closing of the merger within three business days after delivery by GP Strategies to LTG of such notice, and (iv) GP Strategies stood ready, willing, and able to effect the closing of the merger through the end of such three business day period (such failure, a “LTG Failure to Close”).

In addition, GP Strategies can terminate the merger agreement prior to receipt of the Stockholder Approval if GP Strategies (i) has received a superior proposal, (ii) has complied with its obligations with respect to acquisition proposals as set forth in the merger agreement (as described above in the sections entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” and “—Change in Board Recommendation”), and (iii) substantially concurrently with such termination (and as a condition to the effectiveness thereof), (A) pays the related termination fee (as set forth below) and (B) enters into a definitive agreement to consummate the transaction contemplated by such superior proposal.

LTG can terminate the merger agreement prior to the effective time of the merger if:

•	our Board makes an adverse recommendation change;

•

a tender offer or exchange offer for outstanding shares of GP Strategies common stock that constitutes an acquisition proposal has been commenced (other than by LTG or an affiliate of LTG) and our Board fails to recommend against the acceptance of such offer within ten business days after the commencement of such offer;

•

GP Strategies materially breaches its obligations with respect to acquisition proposals as set forth in the merger agreement (as described above in the sections entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” and “—Change in Board Recommendation”); or

•

there has been a breach or failure to perform any representation, warranty, covenant, or agreement on the part of GP Strategies (or any such representation and warranty has become untrue after the date of the merger agreement), and that breach, untruth, or failure to perform (a) would cause the conditions to the closing of the merger pertaining to the accuracy of GP Strategies’ representations and warranties or the performance of GP Strategies’ covenants and obligations not to be satisfied and (b) is not curable (or, if curable, is not cured) by the earlier of 20 business days following receipt by GP Strategies of written notice of such breach, untruth or failure from LTG or the outside date; provided that this termination right is not available to LTG if LTG, US Holdco, or Merger Sub is then in breach of any representation, warranty, or covenant (or if any representation and warranty of LTG fails to be true and correct), such that it would give rise to the failure of the condition to the closing of the merger pertaining to the accuracy of LTG’s, US Holdco’s, and Merger Sub’s representations and warranties or pertaining to the performance of LTG’s, US Holdco’s, and Merger Sub’s covenants and obligations.

Termination Fees

GP Strategies Termination Fee

GP Strategies will be required to pay LTG a termination fee of $12,000,000 (the “GP Strategies termination fee”) in the event that:

•

the merger agreement is terminated by (i) either GP Strategies or LTG based on the failure of the effective time of the merger to occur on or before the outside date (but only if, at the time of such termination, the Stockholder Approval has not been obtained), (ii) either GP Strategies or LTG based on the failure of the holders of GP Strategies common stock to adopt the merger agreement at the special meeting (or any adjournment or postponement thereof), or (iii) LTG based on a breach or failure to perform any representation, warranty, covenant, or agreement on the part of GP Strategies (or any such representation and warranty becoming untrue after the date of the merger agreement);

•

prior to the date of such termination (in the case of a termination described in clause (i) or (iii) of the first bullet point above) or the date of the special meeting (in the case of a termination described in clause (ii) of the first bullet point above), GP Strategies has received a bona fide acquisition proposal (or a bona fide acquisition proposal has been publicly disclosed), which acquisition proposal has not been withdrawn prior to such date; and

•

within twelve months of such termination, GP Strategies consummates any acquisition proposal, or enters into a definitive agreement with respect to any acquisition proposal that is thereafter consummated, whether or not such acquisition proposal is the same acquisition proposal referred to in the second bullet point above;

provided that, for purposes of the second and third bullet points above, the term “acquisition proposal” will have the meaning as set forth above in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals”, except that all references to 15% will be deemed to be references to 50%.

GP Strategies will also be required to pay LTG the GP Strategies termination fee in the event that the merger agreement is terminated:

•	by LTG because our Board has made an adverse recommendation change;

•

by LTG because our Board has failed to recommend against the acceptance of a tender offer or exchange offer for outstanding shares of GP Strategies common stock that constitutes an acquisition proposal within ten business days after commencement of such offer;

•	by LTG because GP Strategies has materially breached its obligations with respect to acquisition proposals as set forth in the merger agreement; or

•	by GP Strategies, prior to receipt of the Stockholder Approval, in connection with GP Strategies’ entry into a definitive agreement to consummate the transaction contemplated by a superior proposal.

The parties have agreed that in no event will GP Strategies be required to pay the GP Strategies termination fee on more than one occasion. The parties have further agreed that, if GP Strategies is required to pay the GP Strategies termination fee, and the GP Strategies termination fee is so paid, then LTG’s right to receive the GP Strategies termination fee is the sole remedy of LTG, its subsidiaries (including Merger Sub and US Holdco) and any of their respective former, current or future general or limited partners, stockholders, directors, officers, managers, members, affiliates, financing sources, agents and other representatives (the “LTG related parties”), and of any other person against GP Strategies, its subsidiaries and any of their respective former, current or future general or limited partners, stockholders, directors, officers, managers, members, affiliates, agents or other representatives (the “GP Strategies related parties”) for any loss suffered as a result of any breach of any covenant, agreement, representation or warranty in the merger agreement or the failure of the merger and the other transactions contemplated by the merger agreement to be consummated, except:

•

if GP Strategies fails to timely pay the GP Strategies termination fee, LTG may also be entitled to payment from GP Strategies for certain costs and expenses of enforcement and for certain interest accrued on such unpaid GP Strategies termination fee;

•

LTG and other LTG related parties are permitted to seek other remedies (including damages) available at law, in equity or otherwise for actual and intentional fraud or willful breach of the merger agreement; and

•	LTG and US Holdco retain their rights to specific performance as set forth in the merger agreement (and with respect to any provision of the merger agreement that survives termination).

GP Strategies Expense Reimbursement

GP Strategies will be required to reimburse LTG for LTG’s reasonable and documented out-of-pocket third-party expenses incurred in connection with the preparation, negotiation, execution, and performance of the merger agreement, the merger, and the other transactions contemplated by the merger agreement up to $1,200,000 (the “GP Strategies expense reimbursement”), in the event that:

•

the merger agreement is terminated by either GP Strategies or LTG based on the failure of the holders of GP Strategies common stock to adopt the merger agreement at the special meeting (or any adjournment or postponement thereof);

•	prior to the date of the special meeting, GP Strategies has received a bona fide acquisition proposal (or a bona fide acquisition proposal has been publicly disclosed); and

•	such acquisition proposal has not been withdrawn prior to the date of the special meeting.

However, GP Strategies is not required to pay the GP Strategies expense reimbursement if it has paid the GP Strategies termination fee in full, and any GP Strategies expense reimbursement paid by GP Strategies to LTG will be credited against any GP Strategies termination fee that becomes due to LTG (if any).

The parties have agreed that in no event will GP Strategies be required to pay the GP Strategies expense reimbursement on more than one occasion. The parties have further agreed that if GP Strategies is required to pay the GP Strategies expense reimbursement, and the GP Strategies expense reimbursement is so paid, then LTG’s right to receive the GP Strategies expense reimbursement is the sole remedy of the LTG related parties and any other person against the GP Strategies related parties for any loss suffered as a result of any breach of any covenant, agreement, representation or warranty in the merger agreement or the failure of the merger and the other transactions contemplated by the merger agreement to be consummated, except:

•

LTG will continue to have the right to receive the GP Strategies termination fee (less the GP Strategies expense reimbursement) in the circumstances described above in the section entitled “The Merger Agreement—Termination Fees—GP Strategies Termination Fee”;

•

if GP Strategies fails to timely pay the GP Strategies expense reimbursement, LTG may also be entitled to payment from GP Strategies for certain costs and expenses of enforcement and for certain interest accrued on such unpaid GP Strategies expense reimbursement;

•

LTG and other LTG related parties are permitted to seek other remedies (including damages) available at law, in equity or otherwise for actual and intentional fraud or willful breach of the merger agreement; and

•	LTG and US Holdco retain their rights to specific performance as set forth in the merger agreement (and with respect to any provision of the merger agreement that survives termination).

LTG Termination Fee

LTG will be required to pay GP Strategies a termination fee of $12,000,000 plus GP Strategies’ reasonable and documented out-of-pocket third-party expenses incurred during fiscal year 2021 in connection with the preparation, negotiation, execution, and performance of the merger agreement, the merger, and the other transactions contemplated by the merger agreement up to $5,000,000 (or, if lower, up to the difference of 1% of LTG’s market capitalization as of the date of termination of the merger agreement minus $12,000,000) (the “LTG termination fee”), in the event that the merger agreement is terminated:

•	by GP Strategies because the Placing Agreement is terminated;

•	by GP Strategies because any underwriter to the LTG share placing invokes a failure of any condition to such underwriting;

•	by GP Strategies because the completion of the Share Admission has not occurred on or before August 2, 2021 (as discussed above, the Share Admission occurred on July 20, 2021);

•	by GP Strategies because of an LTG Failure to Close;

•	by either LTG or GP Strategies because of a CFIUS Turndown Event;

•

by either LTG or GP Strategies as a result of a nonappealable final order, decree or ruling issued by, or any other nonappealable final action by, any governmental entity pursuant to any antitrust law or pursuant to the DPA (or otherwise in connection with CFIUS’s review of the transactions contemplated by the merger agreement) that has the effect of permanently restraining, enjoining, or otherwise prohibiting the consummation of the merger;

•

by either LTG or GP Strategies based on the failure of the effective time of the merger to occur on or before the outside date, if, at the time of such termination, all conditions to LTG’s, US Holdco’s, and Merger Sub’s obligation to effect the merger have been satisfied or waived (or are capable of being satisfied), other than one or more of (i) the condition relating to the waiting period under the HSR Act, (ii) the condition relating to CFIUS Clearance, or (iii) the condition relating to legal restraints (where the failure of such condition to be satisfied is a result of an order, executive order, stay, decree, judgement, ruling, or injunction of any governmental entity pursuant to an antitrust law or pursuant to the DPA (or otherwise in connection with CFIUS’s review of the transactions contemplated by the merger agreement), or a statute, rule, or regulation that constitutes or is issued under an antitrust law or that constitutes a part of or is issued under the DPA (or otherwise relates to CFIUS’s review of the transactions contemplated by the merger agreement), in each case that has the effect of making the merger illegal or otherwise prohibiting consummation of the merger); or

•

by LTG based on the failure of the effective time of the merger to occur on or before the outside date, if, at the time of such termination, GP Strategies would be entitled to terminate the merger agreement based on (i) LTG’s material breach of certain covenants in the merger agreement pertaining to the HSR Act and other antitrust matters (as described above in the section entitled “The Merger Agreement—Reasonable Best Efforts and Certain Pre-Closing Obligations—Certain Obligations Pertaining to HSR Act and Other Antitrust Matters and Transaction Impediments”), (ii) LTG’s material breach of certain covenants in the merger agreement pertaining to CFIUS Clearance (as described above in the section entitled “The Merger Agreement—Reasonable Best Efforts and Certain Pre-Closing Obligations—Obligations Pertaining to CFIUS Clearance”), (iii) the termination of the Placing Agreement, or (iv) any underwriter to the LTG share placing having invoked a failure of any condition to such underwriting.

The parties have agreed that in no event will LTG be required to pay the LTG termination fee on more than one occasion. The parties have further agree that if LTG is required to pay the LTG termination fee, and the LTG termination fee is so paid, then GP Strategies’ right to receive the LTG termination fee is the sole remedy of the GP Strategies related parties and any other person against the LTG related parties for any loss suffered as a result of any breach of any covenant, agreement, representation or warranty in the merger agreement or the failure of the merger and the other transactions contemplated by the merger agreement to be consummated, except:

•

LTG will continue to be subject to any liabilities or obligations of LTG arising under the expense reimbursement and indemnification provisions of the merger agreement relating to the merger financing (as described above in the section entitled “The Merger Agreement—LTG Financing Efforts; GP Strategies Financing Cooperation— GP Strategies Cooperation with LTG’s Financing”);

•

if LTG fails to timely pay the LTG termination fee, GP Strategies may also be entitled to payment from LTG for certain costs and expenses of enforcement and for certain interest accrued on such unpaid LTG termination fee;

•

GP Strategies and other GP Strategies related parties are permitted to seek other remedies (including damages) available at law, in equity or otherwise for actual and intentional fraud or willful breach of the merger agreement; and

•	GP Strategies retains its right to specific performance as set forth in the merger agreement (and with respect to any provision of the merger agreement that survives termination).

Effect of Termination

If the merger agreement is validly terminated in accordance with its terms, the merger agreement will terminate immediately and be of no further force and effect and there will be no liability or obligation on the part of any party (or their respective directors, officers, other representatives, stockholders or affiliates) to any other party to the merger agreement, except that no such termination will relieve any party from liability for any actual and intentional fraud or any willful breach of the merger agreement. In the event the merger agreement is terminated, certain provisions of the merger agreement, including but not limited to those related to confidentiality, the GP Strategies termination fee, the GP Strategies expense reimbursement, the LTG termination fee, LTG’s expense reimbursement and indemnification obligations to GP Strategies in connection with the merger financing and governing law, will survive the termination.

Certain VAT Matters

The parties have agreed to take the position and to use all reasonable endeavors to ensure that it is accepted for VAT purposes that the GP Strategies termination fee, the GP Strategies expense reimbursement and the LTG termination fee, being compensatory in nature, are outside of the scope of VAT and are not and will not be treated for VAT purposes as consideration for a taxable supply. Accordingly, LTG is required to treat the payment of the LTG termination fee, and GP Strategies is required to treat the payment of the GP Strategies termination fee and the GP Strategies expense reimbursement, as falling outside the scope of VAT and to pay the full amount of it free and clear of any deduction or adjustment.

“VAT” as used herein means (i) any tax imposed in compliance with the European Union council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), (ii) to the extent not included in clause (i) above, any value added tax imposed by the United Kingdom Value Added Tax Act 1994 and legislation and regulations supplemental thereto, and (iii) any other tax of a similar nature to the taxes referred to in clause (i) or clause (ii) above imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, the taxes referred to in clause (i) or clause (ii) above.

Specific Performance

Entitlement to Specific Performance

The merger agreement provides that, except as described below, prior to the termination of the merger agreement, the parties to the merger agreement are entitled to injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement (without proof of actual damages), and each party has waived any requirement for securing or posting any bond in connection with such remedy.

Limitation on GP Strategies’ Right to Force LTG to Close

GP Strategies has the right to specific performance to force LTG and US Holdco to effect the closing of the merger only if:

•

all conditions to LTG’s, US Holdco’s, and Merger Sub’s obligation to effect the merger have been satisfied or waived at the time when the closing of the merger would be required to occur pursuant to the merger agreement, excluding those conditions that by their nature are to be satisfied at the closing of the merger (but subject to the satisfaction or waiver of such conditions at the closing of the merger) and those conditions that have not been or cannot be satisfied due to breach or nonperformance by LTG or US Holdco that has contributed materially to the nonsatisfaction of any such condition;

•	LTG and US Holdco fail to complete the closing of the merger in accordance with the merger agreement; and

•	GP Strategies has irrevocably confirmed in a written notice to LTG that it is ready, willing, and able to consummate the closing of the merger.

Amendment, Extension and Waiver

The merger agreement may be amended by the parties to the merger agreement by action taken or authorized by the parties’ respective boards of directors at any time prior to the effective time of the merger, whether before or after the Stockholder Approval, provided that following the Stockholder Approval, no amendment may be made that pursuant to applicable law requires further approval or adoption by the stockholders of GP Strategies without such further approval or adoption. Any such amendment must be in writing, specifically designated as an amendment and signed on behalf of each of GP Strategies, LTG, US Holdco and Merger Sub.

At any time prior to the effective time of the merger, the parties to the merger agreement, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and (c) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver will not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

VOTING AND SUPPORT AGREEMENTS

The following is a summary of selected material provisions of the Voting and Support Agreements and is qualified in its entirety by reference to the full text of the Sagard Voting and Support Agreement and the form of D&O Voting and Support Agreement entered into by the Directors and Officers (the “Form of D&O Voting and Support Agreement”). This summary does not purport to be complete and may not contain all of the information about the Voting and Support Agreements that may be important to you. You are encouraged to reach each of the Sagard Voting and Support Agreement and the Form of D&O Voting and Support Agreement carefully and in their entirety. A copy of the Sagard Voting and Support Agreement is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. A copy of the Form of Officer Voting and Support Agreement is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference.

Voting Provisions

Pursuant to the terms of the separate Voting and Support Agreements, each of the Covered Stockholders has separately agreed to vote all of its, his or her, as applicable, shares of GP Strategies common stock in the following manner:

•	in favor of the adoption and approval of the merger agreement and approval of the transactions contemplated by the merger agreement;

•

against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of GP Strategies contained in the merger agreement or of such Covered Stockholder contained in its Voting and Support Agreement; and

•

against any acquisition proposal and against any other action, agreement or transaction involving GP Strategies or any of its subsidiaries that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent (A) the consummation of the merger or the other transactions contemplated by the merger agreement or by such Covered Stockholder’s Voting and Support Agreement, (B) the performance by GP Strategies of its obligations under the merger agreement or (C) the performance by such Covered Stockholder of its obligations under its Voting and Support Agreement.

As of                     , 2021, (i) Sagard Capital held voting power over              shares of GP Strategies common stock (approximately      % of the outstanding shares of GP Strategies common stock) and (ii) the Directors and Officers collectively held voting power over              shares of GP Strategies common stock (approximately      % of the outstanding shares of GP Strategies common stock).

In addition, each of the Covered Stockholders has appointed LTG as its, his or her, as applicable, attorney-in-fact and proxy, with full power of substitution, to vote the Covered Stockholder’s shares of GP Strategies common stock in accordance with the terms of the applicable Voting and Support Agreement.

Except as described above, nothing in the Voting and Support Agreements limits the rights of the Covered Stockholder to vote in favor of or against, or abstain with respect to, any matter presented to the GP Strategies stockholders. The separate Voting and Support Agreements are entered into only in the individual Covered Stockholder’s capacity as a stockholder.

Restrictions on Transfer

Under the terms of the Voting and Support Agreements, each of the Covered Stockholders has agreed that prior to termination of the applicable Voting and Support Agreement, the Covered Stockholder shall not, subject to certain limited exceptions, directly or indirectly:

•

transfer, sell, assign, gift, hedge, pledge encumber, hypothecate or similarly dispose of (collectively, “Transfer”) such Covered Stockholder’s interests unless such Transfer is a Permitted Transfer (as defined in the Voting and Support Agreement);

•

enter into any agreement, arrangement or understanding with any person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Covered Stockholder’s representations, warranties, covenants and obligations under the applicable Voting and Support Agreement;

•

take any action that would reasonably be expected to restrict or otherwise affect such Covered Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under the applicable Voting and Support Agreement.

Termination

Each of the Voting and Support Agreements will terminate upon the earliest of:

•	the effective time of the merger;

•	a termination of the merger agreement in accordance with its terms;

•	a Board recommendation change solely on account of an “Intervening Event” (as defined in the merger agreement);

•

any amendment, modification, change or waiver to any provision of the merger agreement that (A) changes in a manner adverse to the applicable Covered Stockholder the form or amount of consideration payable with respect to the shares of GP Strategies common stock that are subject to such Voting and Support Agreement or (B) materially amends or waives any other terms and conditions of the merger agreement in a manner adverse to the applicable Covered Stockholder; and

•	the mutual written consent of the parties to such Voting and Support Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is a summary of the material U.S. federal income tax consequences to holders of GP Strategies common stock whose shares are converted to cash in the merger. This summary does not address any tax consequences of the merger arising under the laws of any state, local or foreign jurisdiction or U.S. federal laws other than U.S. federal income tax laws and does not address tax considerations applicable to holders who receive cash pursuant to the exercise of appraisal rights. This discussion is based on the Code, applicable U.S. Treasury Regulations promulgated thereunder, published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders of GP Strategies common stock in light of their particular circumstances or persons subject to special treatment under U.S. federal income tax law, such as:

•	entities treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities (and investors therein);

•	persons who hold GP Strategies common stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons who acquired GP Strategies common stock as compensation for services, including, but not limited to through the exercise of employee stock options or otherwise as compensation;

•	persons who are accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•	persons subject to the U.S. alternative minimum tax;

•	banks, insurance companies and other financial institutions;

•

“controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, and corporations that are subject to the anti-inversion rules of Section 7874 of the Code;

•

persons who hold shares of GP Strategies common stock that may constitute “qualified small business stock” under Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

•	persons deemed to sell GP Strategies common stock under the constructive sale provisions of the Code;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations and governmental organizations;

•	brokers or dealers in securities or foreign currencies; and

•	traders in securities that elect mark-to-market treatment.

Holders of GP Strategies common stock are encouraged to consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of GP Strategies common stock pursuant to the merger (including the application and effect of any state, local or non-U.S. income and other tax laws).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of GP Strategies common stock, the tax treatment of a partner in the partnership generally will depend upon the status and activities of the partner and the activities of the partnership. Partners in a partnership holding shares of GP Strategies common stock are encouraged to consult their tax advisors regarding the tax consequences of the merger.

This discussion applies only to persons that hold their shares of GP Strategies common stock as a capital asset within the meaning of Section 1221 of the Code. We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of GP Strategies common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described herein.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of GP Strategies common stock that is:

•	an individual who is a citizen or resident of the United States or is treated as such for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “non-U.S. holder” means a beneficial owner (other than a partnership) of GP Strategies common stock that is not a U.S. holder.

U.S. Holders

Payments with Respect to Shares of GP Strategies Common Stock

The exchange of shares of GP Strategies common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of GP Strategies common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares of GP Strategies common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders currently are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of shares of GP Strategies common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each block of shares of GP Strategies common stock. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax. Stockholders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare contribution tax to gain recognized from the disposition of shares of GP Strategies common stock in the merger.

Information Reporting and Backup Withholding

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. All U.S. holders surrendering shares of GP Strategies common stock pursuant to the merger should duly complete and sign, under penalty of perjury, the Internal Revenue Service Form W-9 included as part of the letter of transmittal and return it to the paying agent to provide the information, including such holder’s taxpayer identification number, and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to us and the paying agent).

Non-U.S. Holders

Payments with Respect to Shares of GP Strategies Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized on the receipt of cash in exchange for shares of GP Strategies common stock pursuant to the merger unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by the non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to an additional branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

GP Strategies is, or has been at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the period during which the non-U.S. holder held shares of GP Strategies common stock, a “United States real property holding corporation” for U.S. federal income tax purposes, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding shares of GP Strategies common stock at any time during the applicable period. GP Strategies believes that it is not, and has not been during the five-year period ending on the date of the merger, a “United States real property holding corporation” for U.S. federal income tax purposes, although there can be no assurances in this regard.

Information Reporting and Backup Withholding

A non-U.S. holder will be subject to information reporting, and in certain circumstances, backup withholding will apply, with respect to the cash received by a non-U.S. holder pursuant to the merger, unless such holder certifies under penalties of perjury that it is not a United States person, as defined under the Code, and the payor does not have actual knowledge or reason to know that the holder is a United States person or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. In order to avoid backup withholding, a

non-U.S. holder exchanging shares of GP Strategies common stock for cash pursuant to the merger should submit with the letter of transmittal a duly completed and signed applicable Internal Revenue Service Form W-8, which may be obtained from the paying agent or at www.irs.gov.

This summary of material U.S. federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, if you continuously hold your shares through the effective date of the merger and you do not vote in favor of the merger or consent thereto in writing, you have the right to demand appraisal and to receive payment in cash for the “fair value” of your shares of GP Strategies common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, but exclusive of any element of value arising from the accomplishment or expectation of the merger, in lieu of the merger consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. GP Strategies stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Delaware law requires strict compliance with the statutory procedures set forth in Section 262 of the DGCL.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed properly and in a timely manner by a GP Strategies stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex E to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. Moreover, due to the complexity of the procedures for exercising appraisal rights, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your appraisal rights under Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares of GP Strategies common stock, unless otherwise indicated.

Section 262 of the DGCL requires that stockholders who continuously hold shares of GP Strategies common stock through the effective time of the merger and do not vote in favor of the merger or consent thereto in writing to be notified not less than 20 days before the stockholders’ meeting where a vote will be held to adopt the merger agreement that appraisal rights are available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes GP Strategies’ notice to GP Strategies stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL, and a copy of Section 262 of the DGCL is attached hereto as Annex E. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex E to this proxy statement, since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions.

•

You must deliver to GP Strategies a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

•

You must not vote in favor of the adoption of the merger agreement or consent to the merger in writing. A vote in favor of the adoption of the merger agreement in person at the special meeting or the submission of a proxy in favor of the merger agreement by mail, over the Internet or by telephone (that is not subsequently revoked), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A submitted proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a GP Strategies stockholder who submits a proxy and who wishes to exercise and perfect appraisal rights must vote against the merger agreement, abstain from voting on the merger agreement or revoke any previously submitted proxy in favor of the merger agreement.

•

You must continue to hold your shares of GP Strategies common stock through the effective date of the merger. Therefore, a GP Strategies stockholder who is the record holder of shares of GP Strategies common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

•

Either (i) any stockholder who has complied with the requirements of Section 262 of the DGCL (or any person who is the beneficial owner of shares of GP Strategies common stock held either in a voting trust or by a nominee on behalf of such person and for which such record holder has complied with such requirements) or (ii) the surviving corporation in the merger, must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. GP Strategies is under no obligation to file any petition and has no present intention of doing so.

•	You must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration (without interest), but you will have no appraisal rights with respect to your shares of GP Strategies common stock.

In addition, because GP Strategies common stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the consummation of the merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of GP Strategies common stock unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of GP Strategies stock eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares entitled to appraisal exceeds $1 million. We refer to conditions (i) and (ii) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for GP Strategies stockholders to be entitled to seek appraisal with respect to such shares of GP Strategies common stock.

All demands for appraisal should be addressed to GP Strategies Corporation, 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, MD 21044, Attn: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of GP Strategies common stock, fully and correctly, as the stockholder’s name appears in the stock ledger. The demand must reasonably inform GP Strategies of the identity of the GP Strategies stockholder, and the intention of the GP Strategies stockholder to demand appraisal of his, her or its shares of GP Strategies common stock.

Beneficial owners who do not also hold their shares of GP Strategies common stock of record may not directly make appraisal demands to GP Strategies. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares of GP Strategies common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of GP Strategies common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners, and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of GP Strategies common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of GP Strategies common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of GP Strategies common stock as to which appraisal is sought. Where no number of shares is expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of GP Strategies common stock in an account with a broker, bank, trust company or other nominee, and you wish to exercise appraisal rights, you are urged to consult with your broker, bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

Within 10 days after the effective date of the merger, the surviving corporation must give written notice that the merger has become effective to each former GP Strategies stockholder who has properly made a written demand for appraisal, who did not vote in favor of the adoption of the merger agreement and who has otherwise complied with the requirements of Section 262 of the DGCL. At any time within 60 days after the effective time of the merger, any former GP Strategies stockholder who has demanded an appraisal and who has not commenced an appraisal proceeding or joined such a proceeding as a named party, will have the right to withdraw the demand for appraisal and to accept the cash payment specified by the merger agreement without interest for his, her or its shares of GP Strategies common stock; after this 60-day period, the former GP Strategies stockholder may withdraw such demand for appraisal only with the written consent of the surviving corporation. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided that the foregoing shall not affect the right of any stockholder that has made an appraisal demand but has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms of the merger and the merger consideration provided in the merger agreement within 60 days after the effective date of the merger.

Within 120 days after the effective date of the merger, any former GP Strategies stockholder who has complied with the requirements of Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of GP Strategies common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation the statement described in the previous sentence. Such statement will be mailed to the requesting former GP Strategies stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective date of the merger, either the surviving corporation or any former GP Strategies stockholder who has complied with the requirements of Section 262 of the DGCL, and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of GP Strategies common stock held by GP Strategies stockholders who have complied with the requirements of Section 262 of the DGCL and who are otherwise entitled to appraisal rights. A person who was the beneficial owner of shares of GP Strategies common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a former GP Strategies stockholder, service of a copy of such petition must be made upon GP Strategies, as the surviving corporation. The surviving corporation has no obligation to file such a petition if there are former GP Strategies stockholders demanding an appraisal of their shares. Accordingly, the failure of a former GP Strategies stockholder to file such a petition within the period specified could nullify the former GP Strategies stockholder’s previously written demand for appraisal and result in the loss of such stockholder’s appraisal rights. There is no present intent on the part of GP Strategies to file an appraisal petition, and GP Strategies stockholders seeking to exercise appraisal rights should not assume that GP Strategies will file such a petition or that GP Strategies will initiate any negotiations with respect to the fair value of such shares. Accordingly, GP Strategies stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is timely filed by a former GP Strategies stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former GP Strategies stockholders who have demanded an appraisal of their shares, and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice is made to dissenting former GP Strategies stockholders who demanded appraisal of their shares as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those former GP Strategies stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights thereunder. Under Delaware law, the Delaware Court of Chancery may require former stockholders who have demanded appraisal of their shares and who held stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any such former stockholder who held stock represented by certificates fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder. Additionally, and notwithstanding anything herein to the contrary, the Delaware Court of Chancery shall dismiss the appraisal proceeding unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of common stock eligible for appraisal or (b) the value of the consideration provided in the merger for such total number of shares of common stock exceeds $1 million.

After the Delaware Court of Chancery determines which former GP Strategies stockholders are entitled to appraisal of their shares of GP Strategies common stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of GP Strategies common stock held by former GP Strategies stockholders who have complied with the requirements of Section 262 of the DGCL and who are otherwise entitled to appraisal rights, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly, and will accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the closing date of the merger and the date of payment of the judgment. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the former GP Strategies stockholders entitled to receive the same (in the case of shares represented by certificates, payment will not be made until such certificates are surrendered to the surviving corporation). Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, the surviving corporation may pay to each former stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of GP Strategies common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement if you did not seek appraisal of your shares. Investment banking opinions as to the fairness from a financial point of view of the merger consideration are not necessarily opinions as to fair value under Section 262 of the DGCL.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the former GP Strategies stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a former GP Strategies stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any former GP Strategies stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any former GP Strategies stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the former GP Strategies stockholder duly delivers a written withdrawal of his, her or its demand for appraisal in accordance with the procedures set forth above, then the right of that former GP Strategies stockholder to appraisal will cease and that former GP Strategies stockholder will be entitled to receive the cash payment for shares of his, her or its shares of GP Strategies common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any former GP Strategies stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any former GP Strategies stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal, and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, GP Strategies stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

PROPOSAL 2: APPROVAL OF ADVISORY (NON-BINDING) VOTE ON COMPENSATION

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are required to submit a proposal to our stockholders for a non-binding, advisory vote to approve certain compensation that will or may be paid to our named executive officers in connection with the merger. This proposal, which we refer to as the “compensation proposal,” gives our stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that may be paid or become payable to our named executive officers in connection with the merger. This compensation is summarized in the table captioned “Golden Parachute Compensation” in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 47, including the footnotes to the table.

The Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Board recommends that stockholders approve, by advisory vote, the compensation that will or may be paid to our named executive officers in connection with the Merger.

Approval of the compensation proposal requires the affirmative vote of a majority of the votes cast on the matter.

If you fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have no effect on the compensation proposal, assuming a quorum is present at the special meeting. If you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the compensation proposal.

The Board unanimously recommends that stockholders vote “FOR” the compensation proposal.

If you return a properly executed proxy (including proxies received via the Internet or by telephone) but do not indicate instructions on your proxy, your shares of GP Strategies common stock represented by such proxy will be voted “FOR” the compensation proposal.

PROPOSAL 3: APPROVAL OF AUTHORITY TO ADJOURN THE SPECIAL MEETING

Stockholders may be asked to vote on a proposal to adjourn the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter.

If you fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have no effect on the adjournment proposal, assuming a quorum is present at the special meeting. If you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the adjournment proposal.

The Board unanimously recommends that stockholders vote “FOR” the adjournment proposal.

If you return a properly executed proxy (including proxies received via the Internet or by telephone) but do not indicate instructions on your proxy, your shares of GP Strategies common stock represented by such proxy will be voted “FOR” the adjournment, if necessary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of GP Strategies common stock beneficially owned as of August 6, 2021, by (i) each person, or group of affiliated persons, known by GP Strategies to beneficially own more than 5% of GP Strategies common stock, (ii) each of GP Strategies’ directors, (iii) each of GP Strategies’ named executive officers, and (iv) all of GP Strategies’ directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of GP Strategies common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o GP Strategies Corporation, 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, MD 21044.

Name of Beneficial Owner	Shares beneficially owned		Percentage owned(1)
Directors and Executive Officers:
Scott N. Greenberg	304,299	(2)	1.7%
Adam H. Stedham	222,229	(2)	1.3%
Tamar Elkeles	13,040		*
Marshall S. Geller	166,483		0.9%
Steven E. Koonin	21,214		*
Jaxques Manardo	13,539		*
Richard C. Pfenniger, Jr.	55,753		*
Samuel D. Robinson	3,660,855	(3)	20.9%
Russell L. Becker	85,554	(2)	*
Michael R. Dugan	83,496	(2)	*
Donald R. Duquette	107,671	(2)	*
William J. Maggio	59,090	(2)	*
Directors and Executive Officers as a Group (14 persons)	4,914,440	(4)	28.0%
5% or greater stockholders:
Sagard Capital Partners, L.P.(5)	3,639,367		20.7%

*	Less than 1%
(1)

Based on 17,545,173 shares of GP Strategies common stock outstanding as of August 6, 2021. Shares of GP Strategies common stock subject to options held by any person that are currently exercisable or are exercisable within 60 days of August 6, 2021 are deemed outstanding for purposes of computing the percentage ownership of such person but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Includes 17,184 shares for Mr. Greenberg, 7,983 shares for Mr. Stedham, 1,502 shares for Mr. Becker, 2,345 shares for Mr. Dugan, 15,151 shares for Mr. Duquette and 2,899 shares for Mr. Maggio allocated pursuant to the provisions of the GP Strategies 401(k) Retirement Savings Plan (the “Retirement Savings Plan”).

(3)

The amount reported by Samuel D. Robinson includes 21,488 shares owned directly by him and 3,639,367 shares representing the beneficial ownership of GP Strategies’ securities by Sagard Capital. Mr. Robinson is the President of Sagard Holdings ULC and its subsidiary, Sagard Capital Partners Management Corporation (“Sagard Management”), the investment manager of Sagard Capital, and of Sagard Capital Partners GP, Inc., the general partner of Sagard Capital. Mr. Robinson disclaims beneficial ownership of such securities, by virtue of his position as the President of Sagard Management.

(4)	Includes 49,502 shares of GP Strategies common stock allocated to accounts pursuant to the provisions of the Retirement Savings Plan.
(5)

Based on the Schedule 13D/A filed by Sagard Capital on July 15, 2021. Sagard Capital is the record and beneficial owner of the securities set forth in the table, and shares voting and dispositive power over such securities. The business address of Sagard Capital is 280 Park Avenue, 3rd Floor West, New York, NY 10017.

MARKET PRICE AND DIVIDEND INFORMATION

GP Strategies’ common stock is listed and traded on the NYSE under the symbol “GPX.” As of the record date for the special meeting, GP Strategies had              shares of GP Strategies common stock issued and outstanding and GP Strategies had              holders of record.

STOCKHOLDER PROPOSALS

If the merger is completed on the expected timeline, GP Strategies does not expect to hold an annual meeting of stockholders in 2021. If the merger is not completed, or the outside date is extended as described under “The Merger Agreement—Termination of the Merger Agreement,” you will continue to be entitled to attend and participate in GP Strategies’ annual meetings of stockholders, and we may hold a 2021 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2021 annual meeting will be held. If the 2021 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for GP Strategies’ 2021 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and GP Strategies’ bylaws, as described below.

If the 2021 annual meeting of stockholders is held, stockholder proposals to be considered for inclusion in GP Strategies’ proxy statement and proxy card for the 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must have been received by GP Strategies at its principal executive office on or before the close of business on March 22, 2021, unless the date of GP Strategies’ 2021 annual meeting of stockholders is changed by more than thirty (30) days from September 1, 2021, the one-year anniversary of GP Strategies’ 2020 annual meeting of stockholders, in which case the proposal must be received a reasonable time before GP Strategies begins to print and send its proxy materials.

For any proposal that a stockholder wishes to propose for consideration at the 2021 annual meeting of stockholders but does not wish to include in the proxy materials for that meeting, GP Strategies’ bylaws require a notice of the proposal to be delivered not less than 90 days prior to the anniversary of the mailing date of GP Strategies’ proxy materials for the preceding annual meeting of stockholders. The notice of the proposal also must comply with the content requirements for such notices set forth in our bylaws.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact GP Strategies at 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, MD 21044, attention of Secretary. GP Strategies will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to GP Strategies Corporation, at 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, MD 21044, attention of Secretary or by telephone at (443) 367-9600.

WHERE YOU CAN FIND MORE INFORMATION

GP Strategies files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including GP Strategies, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult GP Strategies’ website for more information concerning the transaction described in this proxy statement. GP Strategies’ website is www.gpstrategies.com. The information contained on the websites of GP Strategies and the SEC is expressly not incorporated by reference into this proxy statement.

You should rely only on the information contained in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by GP Strategies or any other person. GP Strategies has supplied all information contained in this proxy statement relating to GP Strategies and its affiliates. LTG has supplied all information contained in this proxy statement relating to LTG, US Holdco, Merger Sub and their affiliates.

If you are a stockholder of GP Strategies and would like to request documents, please do so by                 , 2021, to receive them before the special meeting. If you request any documents from GP Strategies, we will mail them to you by first class mail, or another equally prompt means, within one business day after GP Strategies receives your request.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Saratoga Proxy Consulting, LLC

520 8th Avenue

New York, NY 10018

Stockholders may call toll-free: (888) 368-0379

info@saratogaproxy.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. THIS PROXY STATEMENT IS DATED                      , 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

LEARNING TECHNOLOGIES GROUP PLC,

GRAVITY MERGER SUB, INC.,

LEARNING TECHNOLOGIES ACQUISITION CORPORATION,

and

GP STRATEGIES CORPORATION

Dated as of July 15, 2021

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made and entered into as of July 15, 2021, by and among Learning Technologies Group plc, a public limited company incorporated in England and Wales (“Parent”), Learning Technologies Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“US Holdco”), Gravity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (“Merger Sub”), and GP Strategies Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties intend that Merger Sub, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, merge with and into the Company, with the Company continuing as the surviving corporation of such merger (the “Merger”);

WHEREAS, the Company Board has unanimously (a) determined and declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein, (b) approved and declared the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement, (c) declared that the terms of the Merger are fair to the Company and the Company’s stockholders and (d) directed that this Agreement be submitted to Company stockholders for adoption and resolved, subject to Section 6.1, to recommend adoption of this Agreement, by such stockholders;

WHEREAS, the Parent Board has duly resolved (a) that the entry into this Agreement and consummation of the Merger, the Share Issue, the Debt Financing and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein, are most likely to promote the success of Parent for the benefit of its stockholders as a whole, and (b) to approve this Agreement, the Merger, the Equity Financing (including the Share Issue and the Placing Agreement and the transactions contemplated thereby), the Debt Financing (including the Debt Financing Documents and the transactions contemplated thereby) and the other transactions contemplated by this Agreement;

WHEREAS, the board of directors of US Holdco has approved and declared the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, the board of directors of Merger Sub has (a) approved and declared the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement, and (b) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its adoption and recommended that the sole stockholder of Merger Sub adopt this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as an inducement to the willingness of Parent and US Holdco to enter into this Agreement, certain stockholders of the Company who collectively hold approximately 24% of the outstanding votes of Company Common Stock (the “Principal Stockholders”) are entering into an agreement (the “Company Voting Agreement”) with Parent pursuant to which, among other things, the Principal Stockholders have agreed, subject to the terms thereof, to vote all shares of Company Common Stock over which each has voting control in favor of adoption of this Agreement in accordance with Section 228 and Section 251(c) under the DGCL; and

WHEREAS, concurrently with the execution of this Agreement, Parent is entering into (x) the Placing Agreement pursuant to which Parent will consummate the Share Issue and (y) the Debt Financing Documents pursuant to which Parent will consummate the Debt Financing.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, US Holdco, Merger Sub and the Company, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

1.1    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall merge with and into the Company at the Effective Time.

1.2    Effective Time of the Merger. Upon the terms and subject to the satisfaction or waiver (to the extent permitted herein and by Applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the Closing), as soon as practicable on the Closing Date, Parent, US Holdco, Merger Sub and the Company shall cause a certificate of merger and any other appropriate documents (in any such case, the “Certificate of Merger”) to be duly prepared, executed and acknowledged in accordance with the relevant provisions of the DGCL and filed with the Secretary of State. The Merger shall become effective upon the due filing of the Certificate of Merger with the Secretary of State or at such subsequent time and date as Parent and the Company shall agree and specify in the Certificate of Merger (the “Effective Time”).

1.3    Closing. The Closing shall take place remotely via the electronic exchange of counterpart signature pages as soon as practicable (but in any event no later than the fourth Business Day) following the day on which the last to be satisfied or waived (to the extent permitted herein and by Applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the Closing) shall be satisfied or waived in accordance with this Agreement, or at such other date, time or place as the parties hereto shall agree in writing.

1.4    Effects of the Merger. At the Effective Time (a) Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Corporation in the Merger, (b) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth on Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended in accordance with its terms and the DGCL, and (c) the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read as set forth on Exhibit B, and as so amended and restated shall be the bylaws of the Surviving Corporation until thereafter further amended in accordance with their terms, the terms of the certificate of incorporation of the Surviving Corporation, and the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL and in this Agreement.

1.5    Directors and Officers of the Surviving Corporation. As of the Effective Time, the parties hereto shall take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case to hold office in accordance with the term of office set forth in certificate of incorporation and bylaws of the Surviving Corporation and until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE II

TREATMENT OF COMPANY SECURITIES

2.1    Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, US Holdco, Parent or the holder of any shares of the capital stock of the Company or capital stock of Merger Sub:

(a)    Capital Stock of Merger Sub. Each share of the common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)    Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by the Company, any Subsidiary of the Company, Parent, US Holdco, Merger Sub or any other Subsidiary of Parent immediately prior to the Effective Time shall be cancelled and shall cease to exist and no consideration shall be paid or delivered in exchange therefor.

(c)    Merger Consideration for Company Common Stock. Subject to Section 2.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled in accordance with Section 2.1(b) and (ii) any Dissenting Shares) (such shares of Company Common Stock, other than those contemplated by the foregoing clauses (i) and (ii), “Eligible Shares”) shall be automatically converted into the right to receive $20.85, without interest thereon (the “Merger Consideration”). As of the Effective Time and upon the conversion thereof, all Eligible Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate or Book-Entry Shares representing Eligible Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(c) in accordance with the provisions of Section 2.2.

(d)    Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time. Nothing in this Section 2.1(d) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision in this Agreement.

2.2    Surrender of Certificates.

(a)    Paying Agent. At or prior to the Effective Time, (i) Parent and US Holdco shall enter into an agreement (in form and substance reasonably acceptable to the Company) with the Paying Agent for the Paying Agent to act as paying agent for the Merger (the “Paying Agent Agreement”) and (ii) Parent shall, and shall cause US Holdco to, deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Eligible Shares, for payment through the Paying Agent in accordance with this Section 2.2, the Payment Fund. The Payment Fund shall not be used for any purpose other than as set forth in this Section 2.2. The Payment Fund shall be invested by the Paying Agent as directed by US Holdco; provided, however, (A) that any such investments shall be in short-term obligations of the United States with maturities of no more than 30 days or guaranteed by the United States and backed by the full faith and credit of the United States, (B) that no gain or loss thereon shall affect the amounts payable hereunder and (C) US Holdco shall take all actions necessary to ensure that the Payment Fund includes at all times cash sufficient to satisfy US Holdco’s obligation to pay the Merger Consideration under this Agreement. Any interest and other income resulting from such investments (net of any losses) shall be paid to US Holdco or the Surviving Corporation, as US Holdco directs, pursuant to Section 2.2(e). In the event the Payment Fund is diminished below the level required for the Paying Agent to make prompt cash payments as required under Section 2.2(b), including any such diminishment as a result of investment losses, Parent or US Holdco shall, or shall cause the Surviving Corporation to, immediately deposit additional cash into the Payment Fund in an amount equal to the deficiency in the amount required to make such payments.

(b)    Exchange Procedures. As promptly as practicable (and no later than the third Business Day) after the Effective Time, Parent shall cause the Paying Agent to mail or otherwise provide notice to each holder of record of Eligible Shares that are (i) represented by Certificates or (ii) Book-Entry Shares not held through the Depository Trust Company (“DTC”), advising such holders of the effectiveness of the Merger, which notice shall include (A) appropriate transmittal materials (including a letter of transmittal (the “Letter of Transmittal”)), which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.2(g)) or transfer of the Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement) and shall be in such form and have such other provisions as Parent shall reasonably designate and (B) instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.2(g)) or Book-Entry Shares in exchange for the Merger Consideration. With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC and such other necessary or desirable third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled pursuant to the terms of this Agreement.

(c)    Surrender of Certificates or Book-Entry Shares. Upon surrender to the Paying Agent of Eligible Shares that (i) are represented by Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 2.2(g)) together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, (ii) are Book-Entry Shares not held through the DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), in each of the foregoing clauses (i) and (ii) of this Section 2.2(c), pursuant to such materials and instructions as contemplated by Section 2.2(b), or (iii) are Book-Entry Shares held through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC and such other necessary or desirable third-party intermediaries pursuant to Section 2.2(b), the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement (subject to any required Tax withholdings as provided in Section 2.5). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon due surrender of the Certificate formerly representing such shares of Company Common Stock may be paid to such a transferee if such Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company.

(d)    No Further Ownership Rights in Company Common Stock. From and after the Effective Time, all holders of Company Common Stock outstanding prior to the Effective Time, whether such shares were represented by Certificates or Book-Entry Shares, shall cease to have any rights as stockholders of the Company other than, subject to Applicable Law in the case of Dissenting Shares, the right to receive the Merger

Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement at the Effective Time upon the surrender of such Certificate or Book-Entry Share in accordance with Section 2.2(c), without interest and subject to any required Tax withholdings. At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II, subject to Applicable Law in the case of Dissenting Shares.

(e)    Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Certificates and Book-Entry Shares for one year after the Effective Time (including all interest and other income received by the Paying Agent in respect of all funds made available to it) shall be delivered to US Holdco, upon demand, and any holder of a Certificate or Book-Entry Shares who has not previously complied with this Section 2.2 shall be entitled to receive only from US Holdco or the Surviving Corporation (subject to abandoned property, escheat and other similar laws) payment of its claim for Merger Consideration, without interest.

(f)    No Liability. Subject to Applicable Law, none of Parent, US Holdco, the Company, Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Subject to Applicable Law, notwithstanding any other provision of this Agreement, any portion of the Merger Consideration that remains undistributed to and unclaimed by the holders of Certificates and Book-Entry Shares as of immediately prior to the date on which such portion of the Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(g)    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if reasonably required by the Paying Agent, the posting by such Person of a bond, in such reasonable and customary amount as the Paying Agent (or, if subsequent to the termination of the Payment Fund, US Holdco or the Surviving Corporation) may determine is reasonably necessary, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent (or if subsequent to the termination of the Payment Fund and subject to Section 2.2(e), US Holdco) shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented thereby pursuant to this Agreement.

2.3    Company Stock Plans.

(a)    Effective as of the Effective Time, each Company RSU that is then outstanding and unvested shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the number of shares of Company Common Stock then underlying such Company RSU multiplied by (ii) the Merger Consideration, without any interest thereon.

(b)    Effective as of the Effective Time, each Company PSU that is then outstanding and unvested shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the number of shares of Company Common Stock that vest upon a Sale of the Company (as defined in the Company LTIP) pursuant to the applicable Company PSU grant terms multiplied by (ii) the Merger Consideration, without any interest thereon.

(c)    Parent and US Holdco shall (i) cause the Surviving Corporation to make the payments contemplated by the foregoing Section 2.3(a) and Section 2.3(b) as promptly as practicable after the Effective Time, and in any event, as to any Person who is a holder of Company RSUs or Company PSUs, by the later of seven Business Days following each such Person’s compliance with any written instructions provided to such Person by the Company pursuant to Section 2.3(d), and seven Business Days after the Effective Time and (ii) cause the Surviving Corporation to maintain at all times from and after the Effective Time sufficient liquid funds to satisfy its obligations pursuant to Section 2.3(a) and Section 2.3(b).

(d)    As soon as practicable following the execution of this Agreement, the Company shall mail or electronically transmit to each Person who is a holder of Company RSUs or Company PSUs a letter describing the treatment of and payment for such equity awards pursuant to this Section 2.3 and providing any applicable instructions for use in obtaining payment therefor.

(e)    Prior to the Effective Time, the Company shall take all actions that are necessary (under the Company Stock Plan and award agreements pursuant to which Company RSUs and Company PSUs are outstanding or otherwise) to (i) effect the measures contemplated by this Section 2.3, including but not limited to the adoption of any plan amendments, obtaining the approval of the Company Board, obtaining any necessary employee consents or providing any necessary employee notices and (ii) cause there to be no rights to acquire Company Common Stock following the Effective Time.

(f)    The Company shall take all actions necessary to terminate the Company Stock Plan effective as of immediately prior to the Effective Time, and to provide that following the Effective Time, no participant in the Company Stock Plan shall have any right under the Company Stock Plan other than the right to receive the payments in accordance with the terms of this Section 2.3. Parent and US Holdco shall cause the Surviving Corporation to, subject to Section 2.5, pay through its payroll system the amounts due pursuant to Section 2.3(a) and Section 2.3(b).

2.4    Dissenting Shares.

(a)    Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 under the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or otherwise lost such holder’s right to appraisal under the DGCL.

(b)    If any Dissenting Shares shall lose their status as such (by the holder thereof effectively withdrawing, failing to perfect, or otherwise losing such holder’s appraisal rights under the DGCL with respect to such shares), then, as of the later of the Effective Time or the date of loss of such status, such shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.1, without interest, and shall not thereafter be deemed to be Dissenting Shares.

(c)    The Company shall give Parent: (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment or settlement offer.

2.5    Withholding Rights. Each of the Company, the Surviving Corporation, Parent, US Holdco, Merger Sub and the Paying Agent (without duplication) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amounts it is required to deduct or withhold with respect to the making of such payment under applicable federal, state, local or foreign Tax law. To the extent that any amounts are so deducted, withheld and timely remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Reports filed or furnished on or after January 1, 2020 and one Business Day prior to the date of this Agreement (excluding any risk factor disclosures contained under the heading “Risk Factors” or any disclosure of risks included or referenced under the heading “Forward-Looking Statements” sections in such filings or similar forward-looking statements of risks contained therein that are both non-specific, predictive and cautionary in nature); provided that no such disclosure shall be deemed to modify or qualify the representations and warranties made in Sections 3.1, 3.2, 3.3, 3.4, 3.21, 3.22 or 3.23, unless such representation or warranty includes an explicit reference that information has been “made available” to Parent; or (b) as disclosed in the Company Disclosure Schedule, subject to Section 10.13, the Company hereby represents and warrants to Parent, US Holdco and Merger Sub as follows:

3.1    Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has publicly filed complete and correct copies of its certificate of incorporation and bylaws, as amended through the date of this Agreement, which are in full force and effect. The Company is not in violation of any such organizational documents in any material respect. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so qualified or in good standing, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.2    Capitalization.

(a)    The authorized capital stock of the Company consists of 35,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). The Company Common Stock and the Company Preferred Stock are entitled to the rights and privileges set forth in the Company’s certificate of incorporation. As of the Capitalization Date, (i) 17,492,023 shares of Company Common Stock were outstanding, (ii) Company RSUs and Company PSUs representing 1,385,823 underlying equivalent shares of Company Common Stock were issued and outstanding, and (iii) no shares of Company Preferred Stock were issued or outstanding.

(b)    Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the Capitalization Date, of all Company Stock Plans, indicating for each Company Stock Plan, as of such date, (i) the number of shares of Company Common Stock issued under such Company Stock Plan, (ii) the number of shares of Company Common Stock reserved for future issuance under such Company Stock Plan, (iii) the aggregate number of shares of Company Common Stock that are subject to outstanding Company RSUs and (iv) and the aggregate number of shares of Company Common Stock that are subject to outstanding Company PSUs (assuming (A) target performance and (B) maximum performance levels). The Company has made available to Parent complete and accurate copies of (A) the Company Stock Plans, (B) forms of agreements evidencing Company RSUs and Company PSUs and (C) all forms of agreements evidencing any other equity or equity-linked award or compensation arrangement. As of the date hereof, there are no shares of Company Common Stock subject to outstanding stock options under any Company Stock Plan.

(c)    Except as set forth in this Section 3.2(c) and Section 3.2(b) of the Company Disclosure Schedule and for changes since the Capitalization Date resulting from the settlement of Company RSUs or Company PSUs outstanding on such date, (i) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement. Except for the Company RSUs or Company PSUs, the Company does not have any outstanding stock options, stock appreciation rights, phantom stock, stock units or similar rights or obligations. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of the Company. Except as described in Section 3.2(b) or Section 3.2(c) of the Company Disclosure Schedule, and except to the extent arising pursuant to applicable state takeover or similar laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

(d)    All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) of the Company Disclosure Schedule, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company’s certificate of incorporation or bylaws or any agreement to which the Company is a party or is otherwise bound.

(e)    There are no obligations, contingent or otherwise, of the Company or any of its non-wholly owned Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock.

(f)    There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

3.3    Subsidiaries.

(a)    Section 3.3(a) of the Company Disclosure Schedule sets forth a true and complete list of each Subsidiary of the Company, including its jurisdiction of incorporation or formation. Each Subsidiary of the Company has been duly organized, is validly existing and in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of organization, and has all organizational power and authority required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as, and to have power and authority as, the absence of which, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had, and is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, all of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company (the “Company Subsidiary Securities”) is owned by the Company, directly or indirectly, free and clear of all Liens, other than Permitted Liens and Liens arising under the Columbus Credit Facility. As of the date hereof, there were no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights, in each case issued by the Company or any Subsidiary, that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

(c)    Section 3.3(c) of the Company Disclosure Schedule sets forth (i) the name of each corporation, partnership, limited liability company or other entity (other than Subsidiaries) in which the Company or any Subsidiary holds a direct or indirect equity, profit, voting or other interest (“Joint Venture Affiliate”), (ii) a description of the equity or other ownership interests in each such Joint Venture Affiliate and (iii) the name of each immediate owner of such interests and its percentage interest. The interest of the Company in each Joint Venture Affiliate is owned by the Company, directly or indirectly, free and clear of all Liens.

(d)    The Company has made available to Parent complete and correct copies of the certificate or articles of incorporation, formation, organization or association (or equivalent document) and bylaws or operating agreement (or equivalent document) for each of its Subsidiaries and each Joint Venture Affiliate, as amended through the date of this Agreement, which organizational documents are in full force and effect. None of the Company’s Subsidiaries is in violation of its organizational documents in any material respect.

3.4    Authority; No Conflict; Required Filings and Consents.

(a)    The Company has all requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and, subject to the receipt of the Company Stockholder Approval, consummate the Merger. The Company Board, at a meeting duly called and held, by the unanimous vote of all directors, duly adopted resolutions (i) determining and declaring that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein, (ii) approving and declaring the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) declaring that the terms of the Merger are fair to the Company and the Company’s stockholders and (iv) directing that this Agreement be submitted to Company stockholders for their adoption, and subject to Section 6.1, recommending adoption of this Agreement by such Company stockholders (such recommendation, the “Company Board Recommendation”). The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate or stockholder proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement subject, in the case of consummation of the Merger, to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent, US Holdco and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)    The execution and delivery of this Agreement by the Company do not, and (subject to the receipt of the Company Stockholder Approval) the consummation by the Company of the Transactions shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of the Company, (ii) except as set forth in Section 3.4(b) of the Company Disclosure Schedule, conflict with, or result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit to which the Company or any of its Subsidiaries is entitled) under, or require a consent or waiver under, any of the terms, conditions or provisions of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any of their respective properties or assets, (iii) subject to compliance with the requirements specified in clauses (i) through (ix) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, or any other Applicable Law, or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset or property of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect.

(c)    No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the pre-merger notification requirements under the HSR Act and any requirements under other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of such other reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the Transactions, (v) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws and the rules and regulations of the New York Stock Exchange, (vi) the CFIUS Clearance, (vii) the DCSA Approval, (viii) notices to be delivered pursuant to Sections 122.4(a) and 122.4(b) of the ITAR, and (ix) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d)    The only affirmative vote or written consent of holders of any class or series of capital stock of the Company necessary to consummate the Merger is the Company Stockholder Approval.

3.5    SEC Filings; Financial Statements; Information Provided.

(a)    The Company has filed or furnished all registration statements, forms, reports and other documents required to be filed or furnished by the Company with the SEC since January 1, 2018 (the “Lookback Date”). All such registration statements, forms, reports and other documents, as such documents have been amended since the time of their filing or furnishing (including exhibits and all other information incorporated therein and those registration statements, forms, reports and other documents that the Company may file or furnish after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.” As of their respective filing dates or, if amended, as of the date of such last amendment, the Company SEC Reports (i) were, and the Company SEC Reports filed or furnished after the date hereof will be, filed or furnished on a timely basis, (ii) complied, and with respect to the Company SEC Reports filed or furnished after the date hereof will comply, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Reports and (iii) did not, and the Company SEC Reports filed or furnished after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such

Company SEC Reports, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments received from the SEC with respect to the Company SEC Reports. To the Company’s Knowledge, as of the date hereof, the Company has not received any written notification that any of the Company SEC Reports is the subject of any material ongoing SEC investigation. None of the Company’s Subsidiaries is required to file with or furnish to the SEC any forms, reports or other documents or is otherwise subject to any reporting obligation under Section 13 or 15(d) of the Exchange Act.

(b)    Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in or incorporated by reference into the Company SEC Reports at the time filed (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

(c)    Subject to the following sentence, (i) the Proxy Statement, on the date it is first mailed to holders of shares of Company Common Stock and at the time of the Company Stockholders Meeting, and if amended or supplemented, at the time of any amendment or supplement thereto, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they shall be made, not misleading and (ii) the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act applicable thereto. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on any information supplied by or on behalf of Parent, US Holdco or Merger Sub or which relates to Parent, US Holdco or Merger Sub and is approved by Parent, US Holdco or Merger Sub for inclusion or incorporation by reference therein.

(d)    The Company is in compliance in all material respects with the applicable rules and regulations of the Sarbanes-Oxley Act. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(e)    The Company has established and maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. The Company has designed such disclosure controls and procedures to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that all such information is accumulated and communicated to the Company’s management or persons performing similar functions, as appropriate to allow timely decisions regarding disclosure and to make the certifications required pursuant to Section 302 and 906 of the Sarbanes Oxley Act. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the New York Stock Exchange.

(f)    The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act.

(g)    Since the Lookback Date, (i) none of the Company, any of its Subsidiaries or any of their respective Representatives have received any bona fide complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or any of their respective internal accounting controls, including any bona fide complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices; and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed thereby, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company, any of its Subsidiaries or any of their respective Representatives to the Company Board or any committee thereof or to the Company’s chief legal officer or chief executive officer.

(h)    The information supplied or to be supplied by or on behalf of the Company, or which relates to the Company and the text of the disclosure thereof is specifically approved in writing by the Company (including via email), for inclusion in any Parent Announcement, and at the time such Parent Announcement in its final form is first published such Parent Announcement shall not contain any untrue statement of a material fact or omit to state any material fact required to make the statements therein, in light of the circumstances in which they shall be made, not misleading.

(i)    Each individual identified in the definition of “Company’s Knowledge” has read the final form of the Parent Announcements and, to the Company’s Knowledge, the factual information relating to the Company contained in such final form of such Parent Announcements is true and correct in all material respects.

(j)    Except as disclosed in Section 3.5(j) of the Company Disclosure Schedule, none of the Company, the Company Board or the audit committee of the Company Board is aware of, and since the Lookback Date, none of the Company, the Company Board, the audit committee of the Company Board or the Company’s independent accountants have received any written notification of, any (i) “significant deficiency” in the internal controls over financial reporting of the Company, (ii) “material weakness” in the internal controls over financial reporting of the Company or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

(k)    Except for such items that are of the type to be set forth in the notes to the consolidated financial statements of the Company, the Company is not a party to any material “off-balance sheet arrangements” of the type described in Instruction 8 to Item 303(b) of Regulation S-K of the SEC.

(l)    Since the Lookback Date, neither the Company nor any of its Subsidiaries has entered into any transaction, or series of transactions, agreements, arrangements or understandings, and there are no proposed transactions as of the date of this Agreement, that would be subject to disclosure pursuant to Item 404 of Regulation S-K that has not been disclosed in the Company SEC Reports.

(m)    Prior to the date of this Agreement, the Company has delivered or made available to Parent correct and complete copies of all comment letters from the SEC since the Lookback Date through the date of this Agreement with respect to any of the Company SEC Reports, together with all written responses of the Company thereto. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Reports, and, to the Company’s Knowledge, none of the Company SEC Reports is subject to ongoing SEC review or investigation.

3.6    No Undisclosed Liabilities. The Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, except (a) as disclosed in the Company Balance Sheet or in the notes thereto, (b) liabilities incurred in the Ordinary Course of Business since the date of the Company Balance Sheet, (c) liabilities incurred in connection with this Agreement and the Transactions and (d) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

3.7    Absence of Certain Changes or Events. Since the date of the Company Balance Sheet until the date of this Agreement, there has not been a Company Material Adverse Effect, nor has there been any effect, development, circumstance or change that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. From the date of the Company Balance Sheet until the date of this Agreement, except as contemplated hereby, (a) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business and (b) except as disclosed on Section 3.7(b) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has taken any action that would have required the consent of Parent under Section 5.1 of this Agreement had such event, development, circumstance or change occurred during the Pre-Closing Period.

3.8    Taxes. Except for matters that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(a)    The Company and each of its Subsidiaries has filed (or there has been filed on its behalf) all Tax Returns that it was required to file, and all such Tax Returns were correct and complete. The Company and each of its Subsidiaries has paid (or caused to be paid) on a timely basis all Taxes due and owing by the Company or its Subsidiaries, other than Taxes that are being contested in good faith through appropriate proceedings and for which the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve in accordance with GAAP.

(b)    The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of their most recent consolidated financial statements, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the face of such consolidated financial statements (rather than in any notes thereto). Since the date of the Company Balance Sheet, the Company and its Subsidiaries have not incurred any material liability for Taxes other than in the Ordinary Course of Business.

(c)    Except as disclosed in Section 3.8(c) of the Company Disclosure Schedule, as of the date of this Agreement, no examination, audit or other Proceeding with respect to any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or has been proposed in writing. There are no Liens (other than Permitted Liens) for Taxes on any of the assets or properties of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to or is the beneficiary of any extension of time with respect to any Tax assessment, deficiency or collection, which waiver or extension currently remains in effect. No power of attorney that would be in force after the Effective Time has been granted by the Company or any of its Subsidiaries with respect to Taxes.

(d)    No deficiency for any amount of Tax has been asserted or assessed by any Governmental Entity in writing (or, to the Company’s Knowledge, has been threatened or proposed) against the Company or any of its Subsidiaries for any taxable period for which the period of assessment or collection remains open, except for deficiencies that have been satisfied by payment in full, settled or withdrawn.

(e)    There are no Tax rulings, requests for rulings, applications for change in accounting methods or closing agreements with respect to the Company or any of its Subsidiaries that will remain in effect or apply for any period after the Effective Time.

(f)    The Company and its Subsidiaries have complied in all material respects with Applicable Laws for the withholding of Taxes and have timely withheld and paid over to the appropriate Taxing Authority all material amounts of Taxes required to be withheld and paid over.

(g)    Since the Lookback Date, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 or Section 361 of the Code (or any similar provision of state, local or foreign Tax law).

(h)    Neither the Company nor any of its Subsidiaries has any liability for any Taxes of any Person (other than the Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tax law in any jurisdiction) or as a transferee or successor, or (ii) pursuant to any Tax sharing or Tax indemnification agreement or other similar agreement (other than pursuant to commercial agreements or arrangements that are not primarily related to Taxes). Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company).

(i)    No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company or the Company’s Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(j)    Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k)    The Company is not, and for the past five years has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(l)    Except as set forth in Section 3.8(l) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of the Code or applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

3.9    Real Property; Title to Assets.

(a)    The Company or one of its Subsidiaries has good and valid leasehold interest in all material respects in the leasehold estate for all real property leased, subleased or similarly occupied by the Company or any of its Subsidiaries (the “Company Leased Property”), free and clear of any Liens (other than Permitted Liens and Liens arising under the Columbus Credit Facility). Except as set forth in Section 3.9(a) of the Company Disclosure Schedule, there is no default under any Company Lease either by the Company or its Subsidiaries or, to the Company’s Knowledge, by any other party thereto, and no event, development, circumstance or change has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by the Company or the Subsidiaries thereunder except for such defaults, individually or in the aggregate, that are not reasonably expected to have a Company Material Adverse Effect.

(b)    Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property that the Company or any of its Subsidiaries owns (the “Company Owned Property”). Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, either the Company or one of its wholly-owned Subsidiaries owns valid and marketable title in fee simple to the Company Owned Property, insurable by a recognized national title insurance company at standard rates, free and clear of any Liens, other than Permitted Liens and Liens arising under the Columbus Credit Facility.

(c)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries own, and have good and valid title to, all tangible assets reflected on the Company Balance Sheet (except for tangible assets sold, used or disposed of in the Ordinary Course of Business since the date of the Company Balance Sheet), free and clear of any Lien (other than Permitted Liens and Liens under the Columbus Credit Facility).

3.10    Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since the Lookback Date, have been continuously insured with recognized insurers or is (or has been) self-insured, in each case, in such amounts and with respect to such risks and losses as are required by Applicable Law and any Company Material Contract and as are customary for similarly sized companies operating in the Company’s industry, (ii) since the Lookback Date, none of the Company or any of its Subsidiaries has received any written communication notifying it of any (a) cancellation or invalidation of any insurance policy held by it, (b) refusal of any coverage or rejection of any material claim under any insurance policy held by it or (c) material adjustment in the amount of the premiums payable with respect to any material insurance policy held by it and (iii) there is no pending material claim by the Company or any of its Subsidiaries against any insurance carrier under any insurance policy held by the Company or any of its Subsidiaries.

3.11    Intellectual Property.

(a)    The Company and its Subsidiaries own, license or sublicense legally enforceable rights to use (free and clear of all Liens except for Permitted Liens and Liens under the Columbus Credit Facility) all Intellectual Property used or held for use by the Company and its Subsidiaries in the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (in each case excluding generally commercially available, off-the-shelf Software).

(b)    All issued patents and registrations for trademarks, service marks and copyrights and pending applications therefor included in the Company Intellectual Property are subsisting and have not expired or been cancelled, except for such failures to subsist or such expirations or cancellations that, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

(c)    Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted and as conducted in the past three years, does not infringe, violate or constitute a misappropriation of, and has not infringed, violated or constituted a misappropriation of, any Intellectual Property of any third party.

(d)    To the Company’s Knowledge, no third party is infringing, violating or misappropriating any material Company Intellectual Property.

(e)    Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, none of the Software owned, developed or currently being developed by the Company or any of its Subsidiaries (“Company Software”) is developed, used, distributed or modified using any software licensed under any open source software license in a manner or relation which: (x) restricts or constrains the use of the Company Software so that the current or intended use of the Company Software breaches the license, (y) has or would violate any applicable open source license, or (z) has or would require any disclosure, licensing or distribution of the source code of any Company Software to any Person.

(f)    The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of their Trade Secrets, confidential know-how and other confidential Intellectual Property, and to the Company’s Knowledge, there have been no acts or omissions, the result of which would be to encumber or hinder the rights of the Company or any of its Subsidiaries to enforce appropriate legal protection of any material Intellectual Property owned or held for use by the Company or its Subsidiaries.

(g)    Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each employee, contractor or other Person responsible for developing any Intellectual Property or technology for the Company or any of its Subsidiaries has entered into a valid written agreement whereby such employee, contractor or other Person assigns all right, title and interest in and to such technology and Intellectual Property to the Company or its respective Subsidiary.

(h)    The Company and its Subsidiaries have established policies, programs and procedures with respect to the collection, use, processing, storage and transfer of personally identifiable information relating to individuals in connection with the business. Since the Lookback Date, the Company and its Subsidiaries have complied with all laws and contractual obligations and written privacy policies of the Company applicable to the Company or any of its Subsidiaries and related to the privacy of, and the collection, use, disclosure, security and protection of, personally identifiable information, except for any failures to comply that, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries have been subject to any action or investigation by a Governmental Entity regarding its compliance with the foregoing since the Lookback Date.

3.12    Information Technology. To the Company’s Knowledge, since the Lookback Date through the date of this Agreement, neither the Company nor any of its Subsidiaries have experienced any disruption to, or interruption in, the conduct of the business attributable to a defect, bug, breakdown, unauthorized access, introduction of a virus or other malicious programming, or other failure or deficiency on the part of any computer software or computer equipment of the IT Assets used by the Company or its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.13    Contracts.

(a)    Section 3.13 of the Company Disclosure Schedule lists, as of the date of this Agreement, each of the following types of contracts to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound (excluding any contract with no outstanding material obligations):

(i)    any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)    any contract that would reasonably be expected to involve payments by the Company or any of its Subsidiaries in excess of $1,000,000 during the 12-month period following the date of this Agreement that is not terminable by the Company or such Subsidiary upon less than 90 days’ notice without penalty or liabilities to the Company or such Subsidiary;

(iii)    any agreement relating to indebtedness for borrowed money of the Company or any of its Subsidiaries or a guarantee of any such indebtedness by the Company or any of its Subsidiaries;

(iv)    any contract relating to any obligation to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or any warrants, rights or options to acquire such capital stock;

(v)    any contract that prohibits the payment of dividends or distributions in respect of capital stock, pledging of capital stock or issuance of guarantees;

(vi)    any stockholders, investors’ rights, registration rights or similar agreement or arrangement;

(vii)    any employment, deferred compensation, severance, separation, bonus, retention, retirement, change in control, or other similar contract or plan involving actual or anticipated consideration in excess of $250,000 in the 12-month period following the date of this Agreement or which may not be terminated by the Company or such Subsidiary upon 30 days or less advance notice and without payment of any penalty or severance (except for statutory severance);

(viii)    any Collective Bargaining Agreement;

(ix)    any consulting agreement, temporary employee agreement, outsourcing agreement, independent contractor or worker agreement, or any other contract for consulting or independent contractor services with any individual independent contractor, worker or consultant, whether doing business as an entity or not, involving actual or anticipated consideration in respect of any individual in excess of $200,000 in the 12-month period following the date of this Agreement;

(x)    any staffing agreement or any other agreement whereby the Company or any of its Subsidiaries retains the services of any staffing agency or professional employer organization and under which the Company or any of its Subsidiaries is obligated to pay such staffing agency or professional employer organization more than $500,000 in the 12-month period following the date of this Agreement;

(xi)    any contract the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the consummation of the Merger or the other Transactions or the value of any benefits of which will be calculated on the basis of any of the Transactions;

(xii)    any contract that grants a right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries;

(xiii)    any contract or series of contracts that provides for the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise) entered into since the Lookback Date or with any outstanding material obligations (including indemnification or payment of any earnout or other contingent consideration but excluding confidentiality obligations) of the Company or any of its Subsidiaries;

(xiv)    any material joint venture, partnership or limited liability company agreement or other similar contract;

(xv)    any lease agreement providing for annual rent payable in excess of $500,000 or that is otherwise material to the Company and its Subsidiaries, taken as a whole;

(xvi)    any contract pursuant to which the Company or any of its Subsidiaries (A) has granted any other Person the right to exploit any Intellectual Property rights other than (I) non-exclusive licenses granted to customers in the Ordinary Course of Business, or (II) assignments of custom developments granted under contracts entered into with customers in the Ordinary Course of Business or (B) has received from any other Person the right to exploit any Intellectual Property rights that are being used in, or are necessary for, the conduct of the Company’s and its Subsidiaries’ businesses, other than (I) contracts concerning less than $250,000 per year or (II) contracts for generally commercially available, off-the-shelf Software entered into in the Ordinary Course of Business;

(xvii)    any contract relating to the settlement of any Proceeding other than settlement agreements providing for the payment of cash only, which payments have been paid and do not exceed $250,000;

(xviii)    any Government Contract involving payments to the Company in excess of $1,000,000 during the 12-month period following the date of this Agreement, or teaming agreement, strategic alliance agreement, basic ordering agreement or similar arrangement relating to such a Government Contract, in each case, for which the period of performance has not yet expired or been terminated, for which final payment has not yet been received or which remains subject to audit;

(xix)    any contract obligating the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from any Person or sell any product or service exclusively to any Person;

(xx)    any contract containing any covenant limiting or prohibiting the right of the Company or any of its Subsidiaries to (A) engage in any line of business or conduct business in any geographic area, (B) distribute or offer any products or services, (C) compete with any other Person in any line of business or in any geographic area or (D) levying a fine, charge or other payment for doing any of the foregoing;

(xxi)    any contract with (A) an Affiliate (other than any of the Company’s Subsidiaries), director, manager or officer of the Company or any of its Subsidiaries or (B) any Affiliate of, or any “associate” or any member of the “immediate family” (as such terms are defined in Rule 12b-2 and 16a-1 under the Exchange Act) of, any such Affiliate, director, manager or officer; and

(xxii)    any contract that obligates the Company or any Subsidiary to make any loans, advances or capital contributions to, or investments in excess of $50,000 in, any Person (other than the Company or any of its Subsidiaries).

All contracts of the types referred to in clauses (i) through (xxii) above (whether or not set forth on Section 3.13 of the Company Disclosure Schedule) are referred to herein as a “Company Material Contract.” Prior to the date of this Agreement, and subject to the terms and restrictions of this Agreement regarding the provision of materials and information by the Company to Parent, the Company has made available to Parent true, complete and correct copies of each Company Material Contract (including all exhibits and schedules thereto).

(b)    Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms, (ii) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition or circumstance which, upon the passage of time or the giving of notice or both, would cause such a violation or breach of or default under) any Company Material Contract, and (iii) each Company Material Contract is a valid and binding obligation of the Company its Subsidiary, as applicable, and, to the Company’s Knowledge, of each other party thereto, subject to the Bankruptcy and Equity Exception.

(c)    Neither the Company nor any of its Subsidiaries has received any written notice or other written communication asserting any actual or alleged material violation or material breach of, or material default under, any Company Material Contract by the Company or any of its Subsidiaries, except for any such actual or alleged violation, breach or default (or assertion thereof) that has been resolved in full. To the Company’s Knowledge, as of the date of this Agreement, (A) no party to any Company Material Contract has given the Company or any of its Subsidiaries written notice of its intention to cancel, terminate or suspend performance under any Company Material Contract, and (B) there are no unresolved disputes between the Company or any of its Subsidiaries, on the one hand, and any counterparty to any Company Material Contract, on the other hand, with respect to such Company Material Contract that would reasonably be expected to result in a liability that is material to the Company and its Subsidiaries, taken as a whole.

3.14    Government Contracts. Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(a)    No Government Contract or Government Bid is currently the subject of bid or award protest proceedings;

(b)    The Company and its Subsidiaries are in compliance with the terms and conditions of each such Government Contract or Government Bid, as applicable, including all clauses, provisions, and requirements incorporated expressly by reference or by operation of law therein;

(c)    No event has occurred which would result in a breach or violation by the Company or any of its Subsidiaries of any Applicable Law, representation, certification, disclosure, clause, provision, or requirement pertaining to any such Government Contract or Government Bid;

(d)    Since the Lookback Date, neither the Company nor any of its Subsidiaries has made or been required to make any mandatory or voluntary disclosure to any Governmental Entity or higher-tier contractor with respect to any alleged irregularity, misstatement, omission, fraud, or price mischarging, or other violation of Applicable Law, arising under or relating to a Government Contract or Government Bid;

(e)    Since the Lookback Date, neither the Company nor any of its Subsidiaries has received any written notice of termination for default, cure notice, letter of concern, show cause notice, or other similar notice pertaining to the performance of a Government Contract;

(f)    Since the Lookback Date, all invoices and claims for payment submitted by or on behalf of the Company or its Subsidiaries in connection with a Government Contract were current, complete, and accurate as of their submission date;

(g)    Since the Lookback Date, all certified cost or pricing data and all data submitted by or on behalf of the Company or its Subsidiaries in connection with a Government Contract or Government Bid was current, complete, and accurate as of their submission date;

(h)    The Company and its Subsidiaries hold all required facility and personnel security clearances necessary to perform the Government Contracts, and set forth on Section 3.14(h) of the Company Disclosure Schedule is a list of all facility security clearances held by the Company and its Subsidiaries;

(i)    The Company and each of its Subsidiaries is in compliance with all security measures required by any Government Contract, Applicable Laws and applicable U.S. national security obligations, including but not limited to the terms of any facility and personnel security clearances, the NISPOM and the SCA, and, to the Company’s Knowledge, there are no facts or circumstances that would reasonably be expected to result in the suspension or termination of any facility or personnel clearances used in the operation of the Company and its Subsidiaries’ businesses or that would reasonably be expected to render the Company or any of its Subsidiaries ineligible for such security clearances in the future; and

(j)    Neither the Company, its Subsidiaries, nor any of their respective directors, officers, or employees is, has been or, to the Company’s Knowledge, is threatened with being (i) debarred, suspended, or proposed for debarment or suspension, from participation in or the award of Government Contracts, or (ii) under audit, indictment, or administrative, civil or criminal investigation, or the subject of any actual “whistleblower” or qui tam lawsuit, in each case with respect to any alleged act or omission arising under or relating to any Government Contract.

3.15    Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation whether civil, criminal, administrative or investigative (each, a “Proceeding”) pending and of which the Company has been notified or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, there are no judgments, injunctions, rulings, orders or decrees of any arbitrator or Governmental Entity outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

3.16    Environmental Matters. To the Company’s Knowledge, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) the business and operations of the Company and any of its Subsidiaries are, and since January 1, 2017, have at all times been, in compliance with all Environmental Law and all Environmental Permits; (ii) the Company and its Subsidiaries have all Environmental Permits necessary for the conduct of their operations and each Environmental Permit is in full force and effect; (iii) there has been no Release or threatened Release at any of the properties that are currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries, any properties to which the Company or any of its Subsidiaries has sent Hazardous Substances or waste or any properties at which the Company or any of its Subsidiaries has assumed liability for any Release or threatened Release or other environmental matters or otherwise provided an indemnification for such liability.

3.17    Employee Benefit Plans.

(a)    Section 3.17(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all material Company Employee Plans.

(b)    With respect to each Company Employee Plan in effect on the date of this Agreement and set forth on Section 3.17(a) of the Company Disclosure Schedule, the Company has made available to Parent a complete and accurate copy, as applicable, of (i) such Company Employee Plan, (ii) the most recently filed annual report (Form 5500), (iii) each trust agreement, funding arrangement or group annuity contract, (iv) the most recent summary plan description and a summary of material modifications and (v) the most recently received IRS determination or opinion letter.

(c)    Each Company Employee Plan has been operated and administered in all material respects in accordance with ERISA (to the extent applicable), the Code (to the extent applicable) and all other Applicable Law and the regulations thereunder and in accordance with its terms. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, there are no pending, or to the Company’s Knowledge, threatened material disputes or Proceedings by or on behalf of any Company Employee Plan, by any Company Employee or beneficiary covered under any Company Employee Plan, as applicable, or otherwise involving any Company Employee Plan (other than routine claims for benefits).

(d)    With respect to the Company Employee Plans, there are no material benefit obligations for which contributions have not been made or properly accrued to the extent required by GAAP.

(e)    All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination or opinion letters from the IRS to the effect that such Company Employee Plans are qualified, the plans and trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, to the Company’s Knowledge, no such revocation has been threatened and no act or omission has occurred, that is reasonably expected to adversely affect such Company Employee Plans’ qualification. Except as disclosed on Section 3.17(e) of the Company Disclosure Schedule, during the previous six years, neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), (i) an employee benefit plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), or (iii) a “multiple employer plan” as defined in Section 210 of ERISA or Section 413(c) of the Code. No material liability under Section 302 or Title IV of ERISA or Section 412 of the Code has been incurred by the Company that has not been satisfied in full (other than any liability for premiums to the Pension Benefit Guaranty Corporation arising in the Ordinary Course of Business, all of which have been timely paid) and, to the Company’s Knowledge, no condition exists that could reasonably be expected to result in any such liability to the Company. The Company has not been required to post any security under ERISA or Section 436 of the Code with respect to any Company Employee Plan, and no fact or event exists that could reasonably be expected to give rise to any such requirement to post any such security with respect to any Company Employee Plan.

(f)    Except as disclosed on Section 3.17(f) of the Company Disclosure Schedule, the consummation of the Transactions will not, either alone or in combination with another event (other than an event that would have had the same result in the absence of the Transactions, including a termination without cause), (i) entitle any Company Employee, director, independent contractor or other service provider to severance pay or any transaction bonus or retention payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such individual, except as provided in Section 2.3, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Employee Plan, (iv) result in a payment that is non-deductible due to the application of Section 280G of the Code or (v) result in the provision of any reimbursement of excise Taxes under Section 4999 of the Code or of interest or additional Taxes under Section 409A(a)(1)(B) of the Code.

(g)    None of the Company Employee Plans promises or provides retiree or post-termination medical, life insurance or other welfare benefits to any Person, except (i) as required by Applicable Law, (ii) in the form of cash severance, (iii) under employment agreements, severance agreements or policies that are set forth on

Section 3.17(f) of the Company Disclosure Schedule, or (iv) for amounts that are not reasonably expected to be material.

(h)    Neither the Company nor any of its Subsidiaries has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption applies under Section 408 of ERISA or Section 4975 (c)(2) of the Code, or has otherwise violated the provisions of Part IV of Title I, Subtitle B of ERISA. Neither the Company nor any of its Subsidiaries has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Company Employee Plan subject to ERISA and neither the Company nor any of its Subsidiaries has been assessed any civil penalty under Section 502(l) of ERISA.

(i)    None of the Company Employee Plans provide for the payment of “defined benefit” retirement benefits.

3.18    Compliance With Laws.

(a)    The Company and each of its Subsidiaries is, and at all times since January 1, 2017, has been, in compliance in all material respects with, and not in violation of, any Applicable Law, except for failures to comply or violations that, individually or in the aggregate, have not had and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b)    The Company and its Subsidiaries have not (i) violated any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010 or any other anti-corruption or anti-bribery law (collectively, “Anti-Corruption Laws”), (ii) been targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, (iii) been targeted by any non-U.S. sanctions, (iv) paid, offered, promised, or authorized payment of money or any other thing of value to any Governmental Entity or political party (or any Person owned, controlled by or acting on behalf of any of any Governmental Entity or political party) or any Government Official in violation of Anti-Corruption Laws for the purpose of influencing, directly or indirectly through another Person, any act, omission, or decision of such Government Official in an official capacity so that the Company or any of its Subsidiaries might secure any advantage, obtain or retain business, or direct business to any Person or (v) accepted or received any contributions, payments, gifts or expenditures that was unlawful.

(c)    The Company and each of its Subsidiaries is, and at all times since January 1, 2017, has been, in compliance in all material respects with, and not in any material respect in violation of, any applicable U.S. national security laws and regulations, including any obligations and requirements imposed upon them by the SCA, the NISPOM and any FOCI direction and guidance provided to the Company by DCSA.

3.19    Permits; Regulatory Matters. The Company and its Subsidiaries have all authorizations, permits, licenses, approvals and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such authorizations, permits, licenses, approvals and franchises, the absence of which, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole (the “Company Permits”). The Company Permits are in full force and effect, except for any failures to be in full force and effect that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.20    Labor Matters.

(a)    The Company has made available to Parent a list, which list is complete and accurate in all material respects as of the date noted on such list, of all employees of the Company and its Subsidiaries whose annual base salary or hourly rate of pay on an annualized basis is in excess of $150,000, including any employee who is on a leave of absence of any nature, paid or unpaid, specifying each employee’s (i) employing entity, (ii) title or position, (iii) date of hire, (iv) work location, (v) classification as exempt or non-exempt (with respect to employees in the United States), (vi) status as full-time or part-time, (vii) status as active or on leave (and if on a long-term leave of absence and if so, expected return date), and (viii) annual base salary or hourly rate of pay (as applicable). Any of the foregoing information may be redacted or anonymized if the Company concludes such redaction is required under Applicable Law.

(b)    The Company has made available to Parent a list, which list is complete and accurate in all material respects as of the date noted on such list, of all individuals who are engaged by the Company and its Subsidiaries to provide services as independent contractors and who are entitled to receive more than $150,000 in total compensation as an independent contractor from the Company or its Subsidiaries in a period of one (1) calendar year or less following the date of this Agreement and the Company has provided as to each such individual (i) the name of such individual and, if applicable, the entity through which such individual is engaged, (ii) the nature of services provided, (iii) date of commencement of services, (iv) principal work location and (v) duration of the current contract. Any of the foregoing information may be redacted or anonymized if the Company concludes such redaction is required under Applicable Law.

(c)    None of the Company and any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other similar labor-related agreement with a Labor Organization (a “Collective Bargaining Agreement”). No employee of the Company or any of its Subsidiaries is represented by any Labor Organization with respect to their employment with the Company or its Subsidiaries and there is not, to the Company’s Knowledge, any attempt to organize any employees of the Company or its Subsidiaries. To the Company’s Knowledge, neither the Company nor its Subsidiaries has a duty to inform, consult with, bargain with, or obtain consent from any Labor Organization in connection with the Agreement.

(d)    Except for matters that (whether individually or in the aggregate) would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are in compliance in all material respects with all Applicable Law and contracts relating to labor and employment, employment practices, wages, hours, health and safety, child labor, employee leave issues, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, exempt and nonexempt employees and independent contractor classifications. Except for matters that (whether individually or in the aggregate) would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all employees of the Company are legally permitted to be employed by the Company and its Subsidiaries in the jurisdiction in which such employee is employed in their current job capacities.

(e)    Except as would not reasonably expected to result (whether individually or in the aggregate) in a material liability to the Company and its Subsidiaries, taken as a whole, there are no, and since the Lookback Date, there have been no, (i) labor strikes, walkouts, work stoppages, slow-downs, lockouts or other similar material labor disputes pending or, to the Company’s Knowledge, threatened against or involving the Company or any of its Subsidiaries, or (ii) unfair labor practice charges, grievances, complaints or arbitrations pending or, to the Company’s Knowledge, threatened by or on behalf of any employee or group of employees of the Company or its Subsidiaries.

(f)    Since the Lookback Date, there have been no written allegations or complaints reported by an employee of the Company or any of its Subsidiaries to the Company’s or any of its Subsidiaries’ human resources department accusing any current or former executive officer of the Company of sexual harassment or sexual misconduct. There are no actions, suits, proceedings or arbitrations, whether civil, criminal, administrative or investigative, pending or, to Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries since the Lookback Date, by an employee of the Company or any of its Subsidiaries based upon allegations of sexual harassment or sexual misconduct against any current or former executive officer of the

Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any settlement agreements with an employee of the Company or any of its Subsidiaries since the Lookback Date related to allegations of sexual harassment or misconduct against an executive officer of the Company or any of its Subsidiaries, and, to the Company’s Knowledge, no current or former executive officer has entered into such a settlement agreement since the Lookback Date.

(g)    Except as set forth in Section 3.20(g) of the Company Disclosure Schedule, there are no Proceedings pending or, to the Company’s Knowledge, threatened in writing since the Lookback Date against the Company or any of its Subsidiaries arising out of and in connection with the employment or independent contractor relationship of any current or former employee, applicant, or individual independent contractor of the Company or any of its Subsidiaries.

(h)    In the past two years, neither the Company nor any of its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the United States Worker Adjustment and Retraining Notification Act or any similar Applicable Law (collectively, the “WARN Act”), issued any notification of a plant closing or mass layoff required by the WARN Act, or incurred any liability or obligation under the WARN Act that remains unsatisfied.

(i)    Except as would not reasonably be expected to result (whether individually or in the aggregate) in a liability that is material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are, taken as a whole, and since the Lookback Date have been, in compliance with all Applicable Laws pertaining to immigration control and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity that the Company or such Subsidiary is in material violation of any Applicable Law pertaining to immigration control or that any current or former United States-based employee of the Company or any Subsidiary is or was not legally authorized to be employed in the United States or is or was using an invalid social security number and there is no charge or complaint under the Immigration Reform and Control Act of 1986 against the Company or any of its Subsidiaries pending, or, to the Company’s Knowledge, threatened since the Lookback Date.

3.21    Opinion of Financial Advisor. The Company Board has received the opinion of, Jefferies LLC (“Jefferies”), financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the various procedures, factors, assumptions, matters, qualifications and limitations on the scope of the review undertaken by Jefferies as set forth therein, the Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders.

3.22    Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.2(d), as of the date of this Agreement and at all times on or prior to the Effective Time, the Company Board has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are and will be, to the extent such restrictions can be rendered inapplicable by action of the Company Board under Applicable Law, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Transactions, including the Merger. Assuming the accuracy of the representations and warranties set forth in Section 4.2(d), the Company Board has taken all actions necessary to ensure that no “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover law (collectively, “Takeover Laws”) is applicable to this Agreement.

3.23    Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions, except as disclosed in Section 3.23 of the Company Disclosure Schedule.

3.24    No Other Representations and Warranties. The Company hereby acknowledges and agrees that, except for the representations and warranties set forth in Article IV, (a) none of Parent or any of its Subsidiaries, or any of its Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company or any of its Affiliates, stockholders or Representatives, or any other Person, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to the Company or any of its Affiliates, stockholders or Representatives, or any other Person, in connection with this Agreement, the Transactions or otherwise, and (b) to the fullest extent permitted by law, none of Parent or any of its Subsidiaries, or any of its Affiliates, stockholders or Representatives, or any other Person, will have or be subject to any liability or indemnification or other obligation of any kind or nature to the Company, or any of its Affiliates, stockholders or Representatives, or any other Person, resulting from the delivery, dissemination or any other distribution to the Company or any of its Affiliates, stockholders or Representatives, or any other Person, or the use by the Company or any of its Affiliates, stockholders or Representatives, or any other Person, of any such information provided or made available to any of them by Parent or any of its Subsidiaries, or any of its or Affiliates, stockholders or Representatives, or any other Person, and (subject to the express representations and warranties of Parent set forth in Article IV) none of the Company or any of its Affiliates, stockholders or Representatives, or any other Person, has relied on any such information (including the accuracy or completeness thereof) or any representations or warranties or other statements or omissions that may have been made by Parent or any Person with respect to Parent other than the representations and warranties set forth in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, US HOLDCO AND MERGER SUB

Parent, US Holdco and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

4.1    Organization, Standing and Power. Each of Parent, US Holdco and Merger Sub is a corporation or legal entity duly organized, validly existing and, in the case of US Holdco and Merger Sub, in good standing under the laws of the jurisdiction of its organization. Each of Parent, US Holdco and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so qualified or in good standing, individually or in the aggregate, that have not had and are not reasonably expected to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company complete and correct copies of the certificate or articles of incorporation and bylaws, or similar organizational documents as amended through the date of this Agreement, of Merger Sub, US Holdco and Parent.

4.2    Authority; No Conflict; Required Filings and Consents.

(a)    Each of Parent, US Holdco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by US Holdco as the sole stockholder of Merger Sub (which shall occur no later than immediately after the execution and delivery of this Agreement) to consummate the Transactions and the Financing. The execution and delivery of, and the consummation of the Transactions and the Financing by Parent, US Holdco and Merger Sub have been duly authorized by all necessary corporate action on the part of each of Parent, US Holdco and Merger Sub, subject to the adoption of this Agreement by US Holdco as the sole stockholder of Merger Sub (which shall occur immediately after the execution and delivery of this Agreement). The Parent Board, at a meeting duly called and held, by the unanimous vote of all members thereof, duly resolved (i) that the entry into this Agreement and consummation of the Merger, the Share Issue, the Debt Financing and the other Transactions on the terms and subject to the conditions set forth herein, are most likely to promote the success of Parent for the benefit of its stockholders as a whole and (ii) to approve this Agreement, the Merger, the Equity Financing (including the Share Issue and the Placing Agreement and the transactions contemplated thereby), the Debt Financing

(including the Debt Financing Documents and the transactions contemplated thereby) and the other transactions contemplated by this Agreement. The board of directors of US Holdco has approved this Agreement, the Merger and the other transactions contemplated by this Agreement. The board of directors of Merger Sub has (x) approved and declared the advisability of this Agreement, the Merger and the other Transactions, and (y) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its adoption and recommended that the sole stockholder of Merger Sub adopt this Agreement. This Agreement has been duly executed and delivered by each of Parent, US Holdco and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of each of Parent, US Holdco and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)    The execution and delivery of this Agreement by each of Parent, US Holdco and Merger Sub does not, and the consummation by Parent, US Holdco and Merger Sub of the Transactions and the Financing shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws, articles or other organizational documents of Parent, US Holdco or Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any material agreement or other instrument to which Parent, US Holdco or Merger Sub is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (ix) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, US Holdco or Merger Sub or any of its or their respective properties or assets, or any other Applicable Law, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)    No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which ordinary shares of Parent are listed for trading is required by or with respect to Parent, US Holdco or Merger Sub in connection with the execution and delivery of this Agreement by Parent, US Holdco or Merger Sub or the consummation by Parent, US Holdco or Merger Sub of the Transactions or the Financing, except for (i) the pre-merger notification requirements under the HSR Act and any requirements under other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws and the rules and regulations of the AIM, (v) the CFIUS Clearance, (vi) the DCSA Approval, (vii) notices to be delivered pursuant to Sections 122.4(a) and 122.4(b) of the ITAR, (viii) the Share Admission and (ix) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d)    Since January 1, 2018, none of Parent, US Holdco, Merger Sub, or any of their respective Affiliates, has owned any shares of Company Common Stock or any securities convertible into, or exchangeable for, shares of Company Common Stock.

(e)    No vote of the holders of any class or series of Parent’s capital stock or other securities is necessary for the consummation by Parent of the Transactions or the Financing.

4.3    Information Provided. The information supplied or to be supplied by or on behalf of Parent or which relates to Parent and is approved by Parent for inclusion in the Proxy Statement on the date it is first mailed to holders of shares of Company Common Stock and at the time of the Company Stockholders Meeting, and if either is amended or supplemented, at the time of any amendment or supplement thereto, shall not contain any untrue statement of a material fact or omit to state any material fact required to make the statements therein, in light of the circumstances in which they shall be made, not misleading.

4.4    Operations of US Holdco and Merger Sub. US Holdco is a direct wholly owned Subsidiary of Parent and has engaged in no business activities other than the ownership of the equity interests in indirect wholly-owned Subsidiaries of Parent. Merger Sub is a wholly owned Subsidiary of US Holdco formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.5    Financing.

(a)    Parent, US Holdco and Merger Sub will have, upon consummation of both the Equity Financing and the Debt Financing, as of the Effective Time, sufficient cash on hand for the satisfaction of all of their obligations under this Agreement, including payment of (i) the aggregate Merger Consideration; (ii) repayment or refinancing of debt contemplated by, or required in connection with the transactions described in this Agreement, the Placing Agreement or the Debt Financing Documents; (iii) any other amounts required to be paid in connection with the consummation of the Transactions (including all amounts payable in respect of Company RSUs and Company PSUs under this Agreement); and (iv) all related fees and expenses of Parent, US Holdco, Merger Sub and reimbursable expenses of the Company (collectively, the “Payment Obligations”). Without prejudice to Section 7.3(e), it is not a condition to the obligations of Parent, US Holdco, or Merger Sub hereunder that Parent, US Holdco, or Merger Sub (x) obtain funds to consummate the transactions contemplated by this Agreement (whether pursuant to the Debt Financing, the Equity Financing, or otherwise), or (y) otherwise have sufficient funds available to satisfy the Payment Obligations or any other obligations under this Agreement.

(b)    Parent has delivered to the Company true and complete copies, including all exhibits and schedules thereto, of (i) the executed Placing Agreement, pursuant to which the Equity Financing will be consummated, subject to the terms and conditions therein, and (ii) the executed Facility Agreement and executed Fee Letters from the Debt Financing Sources party thereto, pursuant to which such Debt Financing Sources have agreed to complete the Debt Financing, subject to the terms and conditions contained therein, for purposes of financing the Transactions and the related fees, costs and expenses (which Financing Documents have been redacted with respect to fee amounts, original issue discount, “market flex” provisions, and other economic or commercially sensitive terms, provided, that such redactions do not relate to any terms that could materially and adversely affect (A) the conditionality, enforceability, availability or termination of the Debt Financing or the Equity Financing or (B) the aggregate principal amount (other than with respect to original issue discount) of the Debt Financing or other funding being made available by such Debt Financing Source). As of the date of this Agreement, none of the Financing Documents have been amended or modified, no such amendment is contemplated, none of the respective obligations and commitments contained in the Financing Documents have been withdrawn, terminated or rescinded in any respect, and no such withdrawal, termination or rescission is contemplated. Parent has fully paid (or made arrangement to fully pay) any and all pre-agreed commitment fees, placing and arrangement fees or other fees in connection with the Financing Documents that are payable on or prior to the date hereof in accordance with the terms of the Financing Documents and will continue to pay in full any such amounts required to be paid pursuant to the terms of the Financing Documents as and when they become due and payable (subject to all applicable grace periods) on or prior to the Closing Date. Assuming the Financing is funded in accordance with the Financing Documents, the net proceeds contemplated by the Financing Documents (after netting out applicable fees, expenses, original issue discount, underwriting discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Financing Documents), together with cash or cash equivalents available to Parent and its Subsidiaries, will in the aggregate be sufficient for Parent, US Holdco, the Merger Sub and the Surviving Corporation to pay the aggregate Payment Obligations. As of the date hereof, subject to all legal reservations and perfection requirements, the Financing Documents are (A) legal, valid and binding obligations of Parent, and to the knowledge of Parent, each of the other parties thereto, (B) enforceable in accordance with their respective terms against Parent and, to the knowledge of Parent, each of the other parties thereto, in each case except as such enforceability may be limited by the Bankruptcy and Equity Exception and (C) in full force and effect. As of the date of this Agreement, no event, development, circumstance or change has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute an event of default or breach on the part of Parent or, to the knowledge of Parent, any other parties thereto under the Facility Agreement or the Placing Agreement. As of the date of this Agreement, Parent does not have any reason to believe that it or any of the other parties to the Financing Documents will be unable to satisfy on a timely basis any term or condition of the Financing Documents required to be satisfied by it, that the conditions thereof will not otherwise be satisfied or that the full amount of the Financing will not be available on the Closing Date. The only conditions precedent or other contingencies (including market “flex” provisions) related to the obligations of Numis Securities Limited, Joh. Berenberg, Gossler & Co. KG, London Branch and Goldman Sachs International to underwrite the full amount of the Equity Financing and the Debt Financing Sources to fund the full amount of the Debt Financing are those expressly set forth in the Placing Agreement and the Facility Agreement, respectively. As of the date of this Agreement, there are no side letters or other contracts or arrangements to which Parent or any of its Affiliates is a party related to the Financing other than as expressly contained in the Financing Documents and delivered to the Company prior to the date hereof.

4.6    Solvency. None of Parent, US Holdco or Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.5(b) and Section 3.6, satisfaction or waiver of the conditions to Parent’s, US Holdco’s and Merger Sub’s obligation to consummate the Merger, and after giving effect to the Transactions, any alternative financing incurred in accordance with Section 6.9 and the payment of the Payment Obligations, each of Parent, US Holdco and the Surviving Corporation will, as of the Effective Time and immediately after the consummation of the Transactions, on a consolidated basis: (a) hold assets, the fair market value of which exceed its debts and liabilities, direct, subordinated, contingent or otherwise; (b) hold property the present fair saleable value of which is greater than the amount that will be required to pay its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) not have unreasonably small capital with which to conduct its businesses as such businesses are now conducted and are proposed to be conducted following the Closing Date; and (d) be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

4.7    Litigation. As of the date of this Agreement, there is no Proceeding pending and of which Parent has been notified or, to Parent’s knowledge, threatened against Parent or any of its Subsidiaries, in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no judgments, orders or decrees outstanding against Parent or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect.

4.8    Other Agreements or Understandings. There are no contracts, agreements or other arrangements or understandings (whether oral or written) or commitments to enter into contracts, agreements or other arrangements or understandings (whether oral or written) (a) between Parent, US Holdco, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, other than the Company Voting Agreement, (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, or (c) pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or approve the Merger, other than the Company Voting Agreement.

4.9    Brokers. Except for Goldman Sachs & Co. and as contemplated by the Financing Documents, no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of Parent or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions.

4.10    No Other Representations or Warranties. Parent, US Holdco and Merger Sub further acknowledge and agree that, except for the representations and warranties set forth in Article III (in each case as qualified and limited by the Company Disclosure Schedule), (a) none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses or operations, including with respect to any information provided or made available to Parent, US Holdco, Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to Parent, US Holdco, Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, in connection with this Agreement, the Transactions or otherwise, and (b) to the fullest extent permitted by law, none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, will have or be subject to any liability or indemnification or other obligation of any kind or nature to Parent, US Holdco, Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, resulting from the delivery, dissemination or any other distribution to Parent, US Holdco, Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, or the use by Parent, US Holdco, Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, of any such information provided or made available to any of them by the Company or any of its Subsidiaries, or any of its or Affiliates, stockholders or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Parent, US Holdco, Merger Sub or any of their respective Affiliates, stockholders, or Representatives, or any other Person, in “data rooms,” confidential information memoranda, management presentations or otherwise in anticipation or contemplation of the Merger or the other Transactions and (subject to the express representations and warranties of the Company set forth in Article III (in each case as qualified and limited by the Company Disclosure Schedule)) none of Parent, US Holdco, Merger Sub or any of their respective Affiliates, stockholders or Representatives, or any other Person, has relied on any such information (including the accuracy or completeness thereof) or any representations or warranties or other statements or omissions that may have been made by the Company or any Person with respect to the Company other than the representations and warranties set forth in this Agreement.

ARTICLE V

CONDUCT OF BUSINESS

5.1    Covenants of the Company.

(a)    Except as otherwise contemplated or required by this Agreement, as required by Applicable Law, as set forth in Section 5.1(a) of the Company Disclosure Schedule, or with Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to (i) act and carry on its business in the Ordinary Course of Business and (ii) use commercially reasonable efforts to (A) maintain and preserve intact its business organization, (B) maintain and preserve intact any advantageous business relationships with Persons having material business dealings with the Company and (C) keep available the services of the Company Employees.

(b)    Without limiting the generality of Section 5.1(a), except as otherwise expressly contemplated or required by this Agreement, as required by Applicable Law, as set forth in Section 5.1(b) of the Company Disclosure Schedule, or with Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(i)    declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent);

(ii)    split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities;

(iii)    purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except for (A) the acquisition or redemption of shares of capital stock of wholly owned Subsidiaries of the Company or (B) the acquisition of Company Common Stock (1) from holders of Company RSUs or Company PSUs in full or partial payment of any applicable Taxes payable by such holder upon exercise or vesting thereof, as applicable, to the extent required or permitted under the terms thereof or (2) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price or forfeiture of shares for no consideration, in each case under this clause (2) in connection with any termination of services to the Company or any of its Subsidiaries;

(iv)    except as permitted by Section 5.1(b)(xiii), issue, deliver, sell, grant, pledge or otherwise dispose of or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire any such shares, voting securities or convertible or exchangeable securities, in each case other than (A) the issuance of shares of capital stock of wholly owned Subsidiaries of the Company in connection with capital contributions or (B) the issuance of shares of Company Common Stock upon settlement of Company RSUs or Company PSUs outstanding on the date of this Agreement;

(v)    amend its certificate of incorporation, bylaws or other comparable organizational documents;

(vi)    acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or stock of, or by any other manner, any business or corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof for consideration that is, individually or in the aggregate, in excess of $1,000,000, or (B) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases in the Ordinary Course of Business, provided, however, that with respect to any such acquisition for consideration that is individually in excess of $400,000, the Company shall give Parent prior written notice and give due consideration to any views of Parent with respect to such acquisition;

(vii)    sell, lease, license, pledge, encumber or otherwise transfer or dispose of or subject to any Lien (other than a Permitted Lien or a Lien under the Columbus Credit Facility), any properties or assets that (A) are material to the Company and its Subsidiaries, taken as a whole, or (B) that have a value, individually or in the aggregate, in excess of $1,000,000, in each case other than to the Company or one of its wholly owned Subsidiaries or in the Ordinary Course of Business;

(viii)    (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than (1) to the Company or one of its Subsidiaries, (2) any guaranty by the Company or one of its Subsidiaries of indebtedness incurred by a Subsidiary of the Company, which indebtedness is otherwise permitted hereunder, (3) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities, supplier financing programs or cash management programs, in each case issued, made or entered into in the Ordinary Course of Business, (4) indebtedness incurred under the Columbus Credit Facility or other existing arrangements (including in respect of letters of credit) and (5) other indebtedness for borrowed money or guarantees in an aggregate principal amount outstanding at any time that is prepayable without penalty not to exceed $1,000,000), (B) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (C) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries;

(ix)    adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization;

(x)    make any capital expenditures or other expenditures with respect to property, plant or equipment (excluding, for the avoidance of doubt, operating leases) that are in excess of $300,000 individually or $3,000,000 in the aggregate with other capital expenditures made since January 1, 2021;

(xi)    make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

(xii)    except in the Ordinary Course of Business, make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns or file claims for material Tax refunds, enter into any material closing agreement, settle any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability or take any material position on any Tax Return filed on or after the date of this Agreement or adopt any material accounting method that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods, seek any Tax ruling from any Taxing Authority, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, fail to pay any material amount of Tax as it becomes due or make any Tax entity classification election for U.S. federal income tax purposes;

(xiii)    except as required by the terms of any Company Employee Plan as in effect on the date of this Agreement and made available to Parent, (A) adopt, enter into, terminate or materially amend any employment, severance, bonus, retention, change of control or similar agreement or material benefit plan (including the Company Stock Plan and Company LTIP) for the benefit or welfare of any current or former director, executive officer or employee (except in the Ordinary Course of Business and only, with respect to agreements with employees in the United States, if such arrangement is terminable on 30 days’ or less notice without either a penalty or payment or, for employees outside the United States, as required by Applicable Law) or any Collective Bargaining Agreement (unless required by Applicable Law); (B) increase the compensation or benefits of, or pay any bonus to, any current or former officer, director or employee, except (1) for annual increases of salaries and bonus payments in the Ordinary Course of Business or as required by agreements, plans, programs or arrangements in effect as of the date of this Agreement; and (2) in connection with hires and promotions contemplated by clause (F) of this Section 5.1(b)(xiii); (C) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding Company RSUs or Company PSUs; (D) grant any stock options, restricted stock awards, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock; (E) alter, amend or create any Company Employee Plan in a manner that would create additional disclosure obligations pursuant to Section 3.17(f); (F) hire, terminate or promote any employee other than such actions taken in the Ordinary Course of Business; (G) effect any change of position with respect to its management personnel other than in the Ordinary Course of Business; or (H) conduct any group termination, reduction in force, or mass layoff of the Company’s or any of its Subsidiaries’ employees;

(xiv)    except in the Ordinary Course of Business, enter into any new line of business or enter into any contract that materially restricts the Company, any of its Subsidiaries or any of their respective Affiliates from engaging or competing in any line of business or in any geographic area, or which would so restrict the Company or Parent or any of their respective Affiliates following the Closing;

(xv)    except in the Ordinary Course of Business (A) enter into any contract that, if in effect on the date hereof, would have been a Company Material Contract, (B) terminate any Company Material Contract, except as a result of a material breach or a material default by the counterparty thereto or as a result of the expiration of such contract in accordance with its terms as in effect on the date of this Agreement, (C) amend or modify in a manner that is materially adverse to the Company and its Subsidiaries, taken as a whole, any Company Material Contract or (D) waive, release or assign any material right under any Company Material Contract; provided, however, that the Company shall give Parent prior written notice before entering any material contract containing any provision obligating the Company or its Subsidiaries to conduct business with any third party on an exclusive basis over a material geographic area that includes multiple states or extends beyond the United States, other than such contracts entered into the Ordinary Course of Business;

(xvi)    except as permitted in accordance with Section 2.4(c) or Section 6.11, settle, pay, discharge or satisfy any Proceeding against the Company or any of its Subsidiaries, whether civil, criminal, administrative or investigative, other than settlements that involve only the payment by the Company or a Subsidiary of monetary damages not in excess of $200,000 individually (excluding any amounts paid by any insurer or other third party);

(xvii)    take or cause to be taken any action that violates or contravenes the requirements as set forth in the SCA;

(xviii)    fail to maintain in full force and effect material insurance policies or comparable replacement policies of the Company or any of its Subsidiaries and their respective properties, businesses, assets and operations in a form and amount consistent with past practice, except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole and for matters of which the Company has not received notice; or

(xix)    authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1    No Solicitation by the Company.

(a)    Except as expressly permitted by this Section 6.1, the Company shall, and shall cause each of its Subsidiaries, and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives: (i) to immediately cease and cause to be terminated any solicitation, knowing encouragement, discussions or negotiations with any Persons (other than Parent and its Subsidiaries (including US Holdco) and their respective Representatives) that may be ongoing with respect to an Acquisition Proposal and (ii) not to, directly or indirectly, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, an Acquisition Proposal (other than (x) solely in response to an unsolicited inquiry, to refer the inquiring person to the terms of this Section 6.1 and to limit its communication exclusively to such referral or (y) upon receipt of a bona fide, unsolicited written Acquisition Proposal from any person that did not result from a material breach of this Section 6.1, solely to the extent necessary to ascertain facts or clarify terms with respect to an Acquisition Proposal for the Company Board to be able to have sufficient information to make the determination described in Section 6.1(c)), (C) approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.1(c)), (D) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” (including Section 203 of the DGCL) or other similar anti-takeover statute or regulation inapplicable to any Person (other than Parent and its Affiliates) or to any transactions constituting or contemplated by an Acquisition Proposal, (E) otherwise cooperate with or assist or participate in any such inquiries, proposals, offers, discussions or negotiations or (F) resolve or agree to do any of the foregoing. The Company shall not, and shall cause its Subsidiaries not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, or knowingly fail to enforce, any confidentiality obligations with respect to an Acquisition Proposal or similar matter or any standstill provision in any agreement to which the Company or any of its Subsidiaries is a party; provided, that, prior to the time the Company Stockholder Approval is obtained, but not after, the Company may waive any standstill or similar provisions to the extent (but only to the extent) necessary to permit a person or group to make, on a confidential basis to the Company Board, an Acquisition Proposal, conditioned upon such person agreeing to disclosure of such Acquisition Proposal to Parent, in each case as contemplated by Section 6.1(c) (provided, further, that the Company may only take such action if the Company Board determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that the failure of the Company Board to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law). None of the Company or its Subsidiaries shall enter into any confidentiality agreement or other agreement subsequent to the date hereof which prohibits the Company or any of its Subsidiaries from (x) providing to Parent or any of its Affiliates or Representatives the information required to be provided pursuant to this Section 6.1 or (y) otherwise complying with this Section 6.1.

(b)    The Company shall, and shall cause its Subsidiaries to, (i) promptly (but in no event more than one Business Day after the date hereof) request any Person that has executed a currently in-effect confidentiality or non-disclosure agreement in connection with any actual or potential Acquisition Proposal to promptly after the date of such request return or destroy all confidential information of the Company or any of its Subsidiaries in the possession of such Person or its Representatives, (ii) on the date of this Agreement, terminate all physical and electronic data room access previously granted to any such Person or its Representatives and (iii) commencing on the date of this Agreement prohibit any third party from having access to any physical or electronic data room access relating to any Acquisition Proposal. The Company shall use its reasonable best efforts to enforce the terms of each confidentiality agreement with any such Person.

(c)    Notwithstanding anything to the contrary contained in Section 6.1(a), if at any time after the date of this Agreement and prior to the time that the Company Stockholder Approval is obtained, but not after, the Company or any of its Representatives receives a bona fide, unsolicited written Acquisition Proposal from any person that did not result from a material breach of this Section 6.1 and if the Company Board determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, then the Company and its Representatives may, prior to the time the Company Stockholder Approval is obtained, but not after, (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information with respect to the Company and its Subsidiaries to the Person who has made such Acquisition Proposal; provided, that the Company, to the extent permitted under Applicable Law (including any applicable Antitrust Law), shall concurrently with the delivery to such Person provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such Person or its Representatives unless such non-public information has been previously provided or made available to Parent (which non-public information, for the avoidance of doubt, shall be subject to the Confidentiality Agreement and may, in order to comply with Applicable Law, be restricted to certain designated Representatives of Parent) and (ii) engage in or otherwise participate in discussions or negotiations with the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal. The Company shall as promptly as practicable (and in any event within 24 hours) notify Parent if the Company Board makes a determination that an Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal or if the Company furnishes information or enters into discussions or negotiations as provided in this Section 6.1(c).

(d)    Without limiting the foregoing, the Company shall as promptly as practicable (and in any event within 48 hours after receipt) notify (orally and in writing) Parent in the event that the Company or any of its Representatives receives an Acquisition Proposal or a request for information relating to the Company or its Subsidiaries that constitutes, contemplates or could reasonably be expected to result in an Acquisition Proposal, including the identity of the person making the Acquisition Proposal and copies of all written materials related thereto (or, if oral, a description of the material terms and conditions thereof). The Company shall keep Parent reasonably informed, on a reasonably current basis, as to the status of (including any material developments, discussions or negotiations) such Acquisition Proposal (including by as promptly as practicable (and in any event within 48 hours after receipt) providing to Parent a description of any changes to the material terms and conditions of such Acquisition Proposal).

(e)    Except as expressly permitted by Section 6.1(f), the Company Board shall not (i) (A) fail to include the Company Board Recommendation in, or remove the Company Board Recommendation from, the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent and its Affiliates, the Company Board Recommendation or (C) adopt, approve, authorize or recommend to stockholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve, authorize or recommend to stockholders of the Company any Acquisition Proposal (any action described in this clause (i) being referred to as an “Company Board Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to, or reasonably likely to lead to, any Acquisition Proposal, whether binding or nonbinding (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.1(c)) (an “Acquisition Agreement”).

(f)    Anything to the contrary set forth in this Agreement notwithstanding, prior to the time that the Company Stockholder Approval is obtained, but not after, the Company Board may, with respect to a bona fide, unsolicited Acquisition Proposal that did not result from a material breach of this Section 6.1, make a Company Board Recommendation Change or cause the Company to terminate this Agreement in accordance with Section 8.1(f) in order to substantially concurrently with such termination enter into a definitive agreement relating to such Acquisition Proposal if and only if, prior to taking either such action, (i) the Company has complied with its obligations under this Section 6.1, (ii) the Company Board has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and (iii) the Company Board determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law; provided, that prior to making such Company Board Recommendation Change or effecting such termination (and prior to making the determination set forth in clause (iii)), (A) the Company has given Parent at least four Business Days’ prior notice of its intention to take such action, specifying the reasons therefor, including the terms and conditions of, and the identity of the person making, any such Acquisition Proposal and has contemporaneously provided to Parent a copy of the Acquisition Proposal, a copy of any proposed Acquisition Agreements and a copy of any financing commitments relating thereto (or, in each case, if not provided in writing to the Company, a written summary of the terms and conditions thereof), (B) the Company shall have negotiated, in good faith, with Parent and its Representatives during such notice period (if, and to the extent, Parent has indicated its desire to negotiate to the Company) to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Acquisition Proposal to no longer constitute a Superior Proposal, (C) following the end of such notice period, the Company Board shall have considered, in good faith, any revisions to the terms of this Agreement proposed in writing by Parent (and not revoked), and shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the Acquisition Proposal would nevertheless continue to constitute a Superior Proposal if the revisions proposed in writing by Parent (and not revoked) were to be given effect and (D) in the event of any change to any of the financial terms (including the form, amount, mix and timing of payment of consideration) or any other material terms of such Acquisition Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the four Business Day notice period referred to in clause (A) of this proviso shall instead be equal to the longer of (x) three Business Days and (y) the period remaining under the notice period under clause (A) of this proviso immediately prior to the delivery of such additional notice under this clause (D)) during which time the Company shall be required to comply with the requirements of this Section 6.1(f) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 6.1(f) and Section 8.1(f) unless the Company pays, or causes to be paid, to Parent the Company Termination Fee pursuant to Section 8.3(b) substantially concurrently with such termination. Notwithstanding anything to the contrary contained herein, except as otherwise expressly contemplated by Section 8.1(f)(iii), neither the Company nor any of its Subsidiaries shall enter into any Acquisition Agreement unless this Agreement has been terminated in accordance with its terms.

(g)    Notwithstanding anything to the contrary in this Agreement, prior to the time that the Company Stockholder Approval is obtained, but not after, the Company Board may make a Company Board Recommendation Change in response to an Intervening Event if and only if, prior to taking such action, (i) the Company Board determines, in good faith, after consultation with its outside financial advisor and outside counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law; (ii) the Company has given Parent at least three Business Days’ notice of its intention to make a Company Board Recommendation Change, specifying the reasons for the Company Board Recommendation Change; and (iii) the Company negotiates in good faith with Parent and its Representatives during such notice period (if and to the extent Parent has indicated its desire to negotiate with the Company) to enable Parent to propose revisions to the terms of this Agreement such that it would cause the Company to conclude that a Company Board Recommendation Change is no longer necessary.

(h)    The Company shall ensure that any withdrawal or modification of the Company Board Recommendation: (i) does not change or otherwise affect the approval of this Agreement by the Company Board and (ii) does not have the effect of causing any Takeover Law to be applicable to this Agreement or any of the Company Voting Agreement, the Merger or any of the other Transactions.

(i)    Nothing contained in this Section 6.1 shall prohibit the Company or the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), (ii) making any legally required (based upon the advice of outside counsel) disclosure to stockholders with regard to the Transactions or an Acquisition Proposal, or (iii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided, that, in the case of clauses (i), (ii) and (iii) of this Section 6.1(i), no such action or disclosure that would amount to an Company Board Recommendation Change shall be permitted, made or taken other than in compliance with this Section 6.1.

6.2    New York Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Corporation, shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Applicable Law and rules and policies of the New York Stock Exchange, to cause the delisting of the Company and of the shares of Company Common Stock from the New York Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting from the New York Stock Exchange. Parent (taking into account the degree to which the Company satisfies its obligations set forth in the foregoing sentence of this Section 6.2) shall use reasonable best efforts to cause the Company to be in a position to promptly file and file with the SEC (a) a Form 25 on the Closing Date and (b) a Form 15 on the first Business Day that is at least ten days after the date the Form 25 is filed.

6.3    Confidentiality; Access to Information.

(a)    Except as expressly modified herein, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

(b)    During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to the Parent’s Representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of its books, contracts, records and other information as Parent may reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) (i) promptly make available to Parent and its Representatives (A) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (B) all other information concerning its business, properties, assets, liabilities, financial and operating data and other aspects of the Company as Parent may reasonably request and (ii) use commercially reasonable efforts to keep Parent reasonably informed of any material plans or developments affecting the business, including with regard to any proposed agreements or commitments or proposed modifications to agreements or commitments that the Company believes in good faith would reasonably be expected to be material to the assets, business, financial condition or results of operations of the Company and its Subsidiaries, and to the extent reasonably possible allow representatives of Parent an opportunity to share thoughts for the Company’s consideration; provided, however, that the Company shall not be required to permit any inspection or other access, or to disclose any information, (x) except as otherwise provided in this Agreement, in connection with an Acquisition Proposal, Trigger Event or Company Board Recommendation Change, (y) that would violate any legal requirement or contractual obligation of the Company with respect to confidentiality or privacy, including under any privacy policy (provided, that the Company shall, upon the request of Parent, use its commercially reasonable efforts to obtain the required consent of any third party to such access or disclosure) and information that the Company reasonably deems to be competitively sensitive information or the provision of which could reasonably be expected to be materially damaging to the Company’s or its Subsidiaries’ relationships with their customers or employees, or (z) that would result in the loss of attorney-client privilege or the attorney work product doctrine (provided, that the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or the attorney work product doctrine). Any such information shall be subject to the Confidentiality Agreement. Prior to the Closing, none of Parent, US Holdco or Merger Sub shall (and each shall cause its Affiliates and Representatives not to) contact or communicate with any of the employees, customers, licensors, distributors or suppliers of the Company or any of its Subsidiaries in connection with the Transactions without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). The parties hereto agree that clause (ii) of this Section 6.3(b) is intended to be a good faith obligation of the Company and, as such, any failure to comply therewith shall not be considered in judging satisfaction of the conditions to Closing set forth in Section 7.3(b) of this Agreement.

6.4    Regulatory Matters.

(a)    Subject to the terms hereof, including Section 6.1, Section 6.4(b) and Section 6.4(c), each party hereto shall each use its reasonable best efforts to:

(i)    take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective the Transactions as promptly as practicable;

(ii)    as promptly as practicable, obtain any consents, licenses, permits, waivers, approvals, authorizations, waiting period expirations or terminations, or orders required to be obtained by such party (or any of its Subsidiaries) from any Governmental Entity in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions (each, a “Regulatory Approval”);

(iii)    as promptly as practicable, make or cause its ultimate parent entity (as that term is defined in the HSR Act) to make, all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act and any other applicable federal, state or foreign securities laws, (B) the HSR Act and any related governmental request thereunder and (C) any other Applicable Law;

(iv)    contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (a “Restrictive Order”) which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement; and

(v)    execute or deliver any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

The Company on one hand, and Parent, US Holdco and Merger Sub, on the other hand, shall cooperate with each other in connection with the making of all such filings and submissions contemplated by the foregoing clauses (ii) or (iii), including providing copies of all such documents to the non-filing Person and its advisors prior to filing (provided that, for the avoidance of doubt, the foregoing shall not require any party to provide to any other party any information or documents filed or submitted by such party or its Affiliates pursuant to Item 4(c) or Item 4(d) of the Notification and Report Form For Certain Mergers and Acquisitions (FTC Form C4)) and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith; provided, however, that the parties shall be entitled to redact any information relating to transaction value and similar matters relating to the Transaction. The Company, on one hand, and Parent, US Holdco and Merger Sub, on the other hand, shall each use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Transactions. For the avoidance of doubt, nothing contained in this Section 6.4(a) shall limit any obligation under any other provision in this Section 6.4 and no party hereto shall be in violation of this Agreement by virtue of providing information that is competitively sensitive to one another on an “outside counsel only” or other basis designed to ensure compliance with Applicable Law (including the HSR Act or any other Antitrust Laws).

(b)    Without limiting the generality of anything contained in this Section 6.4, Parent and the Company shall, as promptly as practicable after the date of this Agreement, file with CFIUS a formal joint voluntary notice in connection with the Transactions (the “Joint Voluntary Notice”). The Company and Parent shall (to the extent permitted by Applicable Law) use reasonable best efforts to (i) cooperate in all respects with each other in connection with: (x) the filing of the Joint Voluntary Notice; (y) if applicable, the incorporation of responses to any comments from CFIUS into, and re-submission of, the Joint Voluntary Notice; and (z) CFIUS’s review or investigation of the Joint Voluntary Notice, (ii) respond to all inquiries received from CFIUS for additional information or documentation within three “business days” (as defined in the DPA) of receiving such request, or within such longer period of time, as permitted by CFIUS, (iii) promptly inform each other of any material communication with CFIUS, and (iv) permit each other to review any communication by the other, and consult with the other in advance of any planned meeting or conference, with CFIUS, and, to the extent permitted by CFIUS, grant each other the opportunity to attend and participate in any such planned meeting or conference, provided that neither Parent nor the Company shall be obligated to disclose to the other any communication to CFIUS that Parent or the Company considers to be proprietary or confidential. Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to obtain CFIUS Clearance, as promptly as practicable. The Company and Parent agree that if the Company and Parent jointly determine it to be appropriate that the parties withdraw and resubmit the Joint Voluntary Notice submitted to CFIUS pursuant to this Section 6.4(b), the Company and Parent shall cooperate in withdrawing and resubmitting the Joint Voluntary Notice. Notwithstanding the foregoing, nothing in this Section 6.4(b) (including the obligation to use reasonable best efforts) shall require, or be construed to require, Parent or any of its Affiliates to agree to, offer, accept or suffer to have imposed upon it, any condition or mitigation that would require Parent to (i) sell, hold separate, divest, license or discontinue, before or after the Effective Time, any material assets, businesses, or interests of Parent and its Subsidiaries (excluding, for the avoidance of doubt, the Company and the Surviving Corporation), taken as a whole; or (ii) accept any conditions or restrictions on the Company or its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, assets, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole. Notwithstanding anything to the contrary in this Section 6.4, the provisions of this Section 6.4(b) shall be the sole provisions in this Section 6.4 that apply to the parties’ obligations with respect to obtaining the CFIUS Clearance.

(c)    Without limiting the generality of anything contained in this Section 6.4, each of Parent and the Company shall, or shall cause its ultimate parent entity (as that term is defined in the HSR Act) to, as soon as reasonably practicable and in any event within ten Business Days following the date of this Agreement, if required, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (including seeking early termination of the waiting period under the HSR Act) with respect to the Transactions. None of Parent, US Holdco, Merger Sub or the Company shall commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws or enter into a timing agreement with any Governmental Entity, without the prior written consent of the other parties.

(d)    Subject to the terms hereof, and without limiting the parties’ obligations under Section 6.4(e), the parties hereto shall, and shall cause each of their respective Subsidiaries to, cooperate and use their respective reasonable best efforts to obtain any Regulatory Approval, to respond to any government requests for information relating to any Regulatory Approval, to cause any waiting periods under any Applicable Laws relating to any Regulatory Approval to expire or be terminated, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Restrictive Order. The parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings relating to any Regulatory Approval. To the extent permitted by law or Governmental Entities reviewing the Transactions, the parties will provide each other the opportunity to participate in meetings and other substantive conversations with any such Governmental Entities in connection with the Transactions described herein.

(e)    In furtherance of the obligations set forth in this Section 6.4, and notwithstanding any limitations therein or elsewhere in this Agreement, but subject to the other provisions of this Section 6.4(e), Parent shall promptly take (and shall cause each of its Affiliates to take) any and all actions necessary or advisable in order to avoid or eliminate each and every impediment to the consummation of the Transactions and obtain all approvals and consents under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Entity, in each case with competent jurisdiction, so as to enable the parties to consummate the Transactions as promptly as practicable (and in any event by or before the Outside Date), including committing to, by consent decree or otherwise, operational restrictions or limitations on, and committing to or effecting, by consent decree, hold separate orders, trust or otherwise, the sale, license, disposition or holding separate of such assets or businesses of Parent, US Holdco, Merger Sub, the Company or any of their respective Affiliates (and the entry into agreements with, and submission to decrees, judgments, injunctions or orders of the relevant Governmental Entity) as may be required to obtain such approvals or consents of such Governmental Entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decrees, judgments, injunctions or orders that would otherwise have the effect of preventing or delaying the consummation of the Transactions; provided that, nothing in this Section 6.4(e) shall require or be construed to require Parent or any of its Affiliates to agree to, offer, accept or suffer to have imposed upon it (i) any divestiture or license of any material assets of Parent and its Subsidiaries (excluding, for the avoidance of doubt, the Company and the Surviving Corporation), taken as a whole, (ii) any agreement to hold separate or discontinue operation of any material assets of Parent and its Subsidiaries (excluding, for the avoidance of doubt, the Company and the Surviving Corporation), taken as a whole or (iii) any conditions or restrictions that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, assets, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole. If requested by Parent, the Company shall make, subject to the condition that the Transactions actually occur, any undertakings (including undertakings to accept operational restrictions or limitations or to make sales or other dispositions, provided that such restrictions, limitations, sales or other dispositions are conditioned upon the consummation of the Transactions) as are required to obtain any Regulatory Approval or to avoid the entry of, or to effect the dissolution of or vacate or lift, any Restrictive Order; provided, however, for the avoidance of doubt, the Company shall not be obligated to make any undertaking that could result in any penalty or fine (whether criminal, civil, or otherwise) upon, or any other liability to, any Person that is, prior to the Effective Time, a stockholder of the Company or a director, officer, or employee of the Company or any of its Subsidiaries. None of Parent, US Holdco, Merger Sub or the Company, directly or indirectly, through one or more of their respective Affiliates, shall take any action, including acquiring or making any investment in any person or any division or assets thereof, that would reasonably be expected to prevent or delay the satisfaction of any of the conditions contained in Article VII or the consummation of the Merger.

(f)    Without limiting the generality of anything contained in this Section 6.4, each of Parent and the Company shall promptly prepare and file a 60-day notice pursuant to Section 122.4(b) of the ITAR. Within 5 calendar days after Closing, Parent and the Company shall promptly prepare and file with DDTC notifications under Section  122.4(a) of the ITAR.

6.5    Public Disclosure. The Parent Announcements and any other press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Except as may be required by law or stock market regulations, and except as provided in Sections 6.1 and 6.12, Parent and the Company shall use their respective commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement; provided, however, that these restrictions shall not apply to any Company or Parent communications (i) in connection with an Acquisition Proposal, Trigger Event or Company Board Recommendation Change (except as required under Section 6.1) or (ii) that are consistent in all material respects with previous press releases, public disclosures or public statements made by a party hereto in accordance with this Section 6.5, including investor conference calls, filings with the SEC, FCA or London Stock Exchange, or Q&As or other publicly disclosed documents. Nothing in this Section 6.5 shall limit the ability of the Company or Parent to make any internal announcements to their respective employees that are consistent with the prior public disclosures made in accordance with the terms of this Agreement regarding the Transactions.

6.6    Director and Officer Indemnification.

(a)    From and after the Effective Time, each of US Holdco and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each Indemnified Party against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, manager, employee or agent of the Company or any of its Subsidiaries or, while an officer, director, manager or employee of the Company or any of its Subsidiaries, is or was serving at the request of the Company or one of its Subsidiaries as an officer, director, manager, employee or agent of another Person, in each case in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law. Each Indemnified Party will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such Proceeding from each of US Holdco and the Surviving Corporation within ten Business Days of receipt by US Holdco or the Surviving Corporation from the Indemnified Party of a request therefor; provided that any Indemnified Party to whom expenses are advanced provides a written undertaking to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Party is not entitled to indemnification under Applicable Law. The indemnification agreements with the Company’s directors and officers that survive the Merger shall continue in full force and effect in accordance with their terms.

(b)    From the Effective Time through the six-year anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and US Holdco shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions that are no less favorable with respect to indemnification, advancement of expenses and exculpation of individuals who, at the Effective Time, were current or former directors and officers of the Company and its Subsidiaries than are set forth in the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement.

(c)    Prior to the Closing, Parent shall, at its option, either (i) purchase, or cause US Holdco to purchase, a six-year extended reporting period endorsement (a “Reporting Tail Endorsement”) with respect to the Current D&O Insurance so long as the premium therefor would not be in excess of the Maximum Premium or (ii) allow the Company to arrange for the purchase of a Reporting Tail Endorsement with a premium therefor not in excess of the Maximum Premium; provided, however, that in the case of (i) and (ii), in the event the premium would exceed the Maximum Premium, the Company, Parent or US Holdco, as applicable, shall obtain a policy with the greatest coverage available for a cost equal to such amount. Parent, US Holdco and the Surviving Corporation shall maintain such Reporting Tail Endorsement in full force and effect for its full six-year term. If either the Reporting Tail Endorsement or the Company’s or the Surviving Corporation’s existing insurance expires, is terminated or is canceled during such six-year period (or, with respect to such existing insurance, the annual premium in respect thereof exceeds the Maximum Premium), the Surviving Corporation shall obtain, and Parent and US Holdco shall cause the Surviving Corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for a premium that is, when taken together with the premium paid for the Reporting Tail Endorsement, not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Current D&O Insurance.

(d)    In the event US Holdco or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of US Holdco or the Surviving Corporation, as the case may be, shall expressly assume and succeed to the obligations set forth in this Section 6.6.

(e)    If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6.6 that is denied by US Holdco or the Company or the Surviving Corporation, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification or advancement of expenses, then US Holdco, the Company or the Surviving Corporation shall pay the Indemnified Party’s costs and expenses, including legal fees and expenses, incurred by the Indemnified Party in connection with pursuing his or her claims to the fullest extent permitted by law.

(f)    From and after the date of this Agreement, Parent shall cause US Holdco and the Surviving Corporation (including their respective successors and permitted assignees) to comply with all of their respective obligations under this Section 6.6.

(g)    The provisions of this Section 6.6 (including, for the avoidance of doubt, Section 6.6(f)) are intended to be in addition to the rights otherwise available to any Indemnified Party by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

6.7    Notification of Certain Matters. Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent (in any case within two Business Days of discovery thereof) of (a) the occurrence, or failure to occur, of any event, development, circumstance or change which occurrence or failure to occur is reasonably expected to cause any representation or warranty of such Person (or, in case of Parent’s obligation to provide notice, any representation or warranty of US Holdco or Merger Sub) contained in this Agreement to be untrue or inaccurate (i) in the case of any representation or warranty of the Company, in any manner that would result in the failure of the condition set forth in Section 7.3(a) or (ii) in the case of any representation or warranty of Parent, US Holdco or Merger Sub, in any manner that would result in the failure of the condition set forth in Section 7.2(a), (b) any material failure by such Person (or, in case of Parent’s obligation to provide notice, any material breach by US Holdco or Merger Sub) to comply with or satisfy any covenant, condition or agreement set forth in this Agreement or (c) any written notice or other written communication from any Governmental Entity alleging that the Merger requires the consent or approval of such Governmental Entity. The parties hereto agree that the delivery of any notice pursuant to this

Section 6.7 shall not, in and of itself, affect or be deemed to modify any representation or warranty in this Agreement or the conditions to the obligations of the parties to consummate the Transactions or the remedies available to the parties hereunder.

6.8    Rule 16b-3. Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by Section 2.3 and any dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.9    Financing.

(a)    Parent shall use reasonable best efforts to consummate and obtain the Financing on the terms and subject only to the conditions set forth in the Financing Documents, including using reasonable best efforts to (i) maintain in effect and comply with the Financing Documents, (ii) satisfy (and cause its Affiliates to satisfy) on a timely basis all conditions applicable to Parent and its Affiliates in the Financing Documents (or, if necessary or deemed advisable by Parent, seek consents or waivers of conditions applicable to Parent or its applicable Subsidiary contained in such Financing Document), (iii) consummate the Debt Financing at or prior to the time the Closing is required to occur pursuant to Section 1.3, including using reasonable best efforts to cause the lenders and other Persons party to the Debt Financing Documents to fund the Debt Financing, (iv) conduct the Share Issue in accordance with the Parent Announcements (or any amendment or supplement thereto) and otherwise consummate the Equity Financing, including to cause the joint bookrunners and lead managers to procure subscribers for, and if such subscribers cannot be procured or default in their subscription, subscribe as principal, for any ordinary shares in the capital of Parent not properly subscribed and paid for in connection with the Share Issue in accordance with the terms of the Placing Agreement, (v) enforce its rights under the Financing Documents, and (vi) comply with its covenants and other obligations under the Financing Documents. Parent shall not, without the prior written consent of the Company, (A) terminate or agree or otherwise assent to any termination of (or fail to exercise any right available to it under the Financing Documents to prevent the termination of), (B) agree to or permit any amendment, supplement or modification to be made to, or (C) grant any waiver of any provision under, in each case, the Financing Documents if such termination, amendment, supplement, modification or waiver would (x) reduce (or would have the effect of reducing) the aggregate amount of any portion of the Financing (including by increasing the amount of fees to be paid or original issue discount other than as effected pursuant to any market flex provisions expressly set forth in the Fee Letters) if such reduction would reduce the aggregate amount of the Financing (together with Parent’s existing cash resources) below the amount needed to fund the Payment Obligations on the Closing Date, (y) impose new or additional conditions precedent to the availability of the Financing or otherwise expand, amend or modify any of the conditions precedent to the Financing (or otherwise expand, amend or modify any other provision of the Financing Documents), in a manner that could reasonably be expected to delay or prevent or make less likely to occur the funding of the Financing (or satisfaction of the conditions to the Financing), with respect to the Equity Financing, promptly after the date of this Agreement and, with respect to the Debt Financing, on the Closing Date or (z) adversely impact the ability of Parent (or any Affiliate thereof) to enforce its rights against other parties to the Financing Documents. Parent shall deliver to the Company true and complete copies of any amendment, modification, supplement, consent or waiver to or under any Financing Document as soon as reasonably practicable following the execution thereof.

(b)    Parent shall keep the Company informed on a current basis and in reasonable detail, upon reasonable request by the Company, of the status of the Financing. Parent shall inform the Company promptly of (i) any actual or alleged breach or event of default (or event, development, circumstance or change that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or event of default), termination, cancellation or repudiation by any party to any of the Financing Documents of which Parent becomes aware, (ii) the receipt of any written notice or other written communication from any Financing Source with respect to any (A) actual or alleged breach, default, termination, cancellation or repudiation by any party to any of the Financing Documents of any provisions of the Financing Documents or (B) material dispute or disagreement between or among any parties to any of the Financing Documents with respect to the conditionality or amount of the Financing or the obligation to fund the Financing or the amount of the Financing to be funded, with respect to the Equity Financing, promptly after the date of this Agreement and, with respect to the Debt Financing, at the Closing, and (iii) the occurrence of an event, development, circumstance or change that could reasonably be expected to adversely impact the ability of Parent or its Subsidiaries to, or any other reason Parent believes that it will not be able to, obtain all or any portion of the Financing contemplated by the Financing Documents on the terms and conditions, in the manner and from the Financing Sources contemplated by any of the Financing Documents. As soon as reasonably practicable, Parent shall provide any additional information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence; provided that Parent shall not be required to provide any such additional information to the extent disclosure would be prohibited under Applicable Law or such disclosure could reasonably be expected to result in a waiver of attorney-client privilege (it being understood that (x) this proviso does not limit Parent’s obligations under the immediately preceding sentence and (y) Parent shall use commercially reasonable efforts to provide such information in a manner that does not result in a loss of attorney-client privilege). If any portion of the Financing becomes unavailable on the terms and conditions (including any applicable market flex provisions) contemplated by the Financing Documents, and such portion is required to fund the Payment Obligations, Parent shall promptly notify the Company in writing and Parent shall use reasonable best efforts to, as promptly as practicable after such portion of the Financing becomes so unavailable, arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative financing sources in an amount sufficient to fund the Payment Obligations on the Closing Date and with terms and conditions (including market flex provisions) not materially less favorable, taken as a whole, to Parent (or its Affiliates) than the terms and conditions set forth in the Financing Documents. Parent shall deliver to the Company true and complete copies of all contracts, agreements or other arrangements, including Fee Letters (which contracts, agreements or other arrangements may be redacted with respect to fee amounts, original issue discount, “market flex” provisions and other economic or commercially sensitive terms; provided, that such redactions do not relate to any terms that could adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount (other than with respect to original issue discount) of the Debt Financing or other funding being made available by such Debt Financing Source), pursuant to which any such alternative Financing source shall have committed to provide any portion of the Financing. For purposes of this Agreement, (I) references to the “Financing” shall include the financing contemplated by the Financing Documents as permitted to be amended, modified, supplemented or replaced in accordance with this Section 6.9, (II) references to the “Financing Documents,” the “Debt Financing Documents”, the “Facility Agreement”, and the “Placing Agreement” shall include such documents as permitted to be amended, modified, supplemented or replaced by this Section 6.9, (III) references to “Debt Financing” shall include the debt financing contemplated by the Debt Financing Documents as permitted to be amended, modified, supplemented or replaced in accordance with this Section 6.9, and (IV) references to “Equity Financing” shall include the underwriting of the Share Issue contemplated by the Placing Agreement as permitted to be amended, modified, supplemented or replaced in accordance with this Section 6.9.

(c)    Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries to provide (and shall use its commercially reasonable efforts to cause its Representatives to provide), to Parent, in each case at Parent’s sole cost and expense, such reasonable cooperation as is customary and reasonably requested by Parent in connection with the Financing, including (i) upon reasonable request, the participation of senior officers in a reasonable number of meetings, presentations, conference calls, drafting sessions, due diligence sessions and sessions with rating agencies in connection with the Financing (in each case, at reasonably convenient times and locations) and (ii) using its reasonable best efforts to make available to Parent, its Subsidiaries, their advisors and their Debt Financing Sources such historical financial information and other information as Parent shall reasonably request of a type and form customarily included or required in connection with (x) marketing materials for a senior secured bank financing or (y) either a financing comparable to the Share Issue conducted in accordance with Applicable Law, including using its reasonable best efforts

(except with respect to clause (v) below, in which case the Company will use its commercially reasonable efforts) to:

(i)    provide any financial information and data derived from the historical books and records of the Company and its Subsidiaries that is required to permit Parent, its Subsidiaries and their advisors to prepare the pro forma financial statements or other projections or forecasts required for the Parent Announcements (or any amendment or supplement thereto) (provided that Parent shall be responsible for the preparation of any pro forma financial statements and pro forma adjustments giving effect to the Merger and the Share Issue for use in connection with the offering of the Financing; provided, further, that in no event shall the Company be required to provide (A) any information regarding any post-Closing financial statements, or pro forma financial statements including post-Closing financial statements or adjustments, or any post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Financing, including any synergies or cost savings, projections, ownership or an as-adjusted capitalization table or any financial statements or information not available to the Company or not prepared in the ordinary course of its financial reporting practice or (B) any description of all or any component of the Financing, including any such description to be included in liquidity and capital resources disclosure, or other information customarily provided by the Financing Sources or their counsel);

(ii)    correct as promptly as reasonably practicable any information provided by or on behalf of it expressly for use in the Parent Announcements (or any amendment or supplement thereto), or which relates to the Company and is set forth in a disclosure the text of which is specifically approved in writing by the Company (including via email) expressly for use in the Parent Announcements (or any amendment or supplement thereto), in each case if and to the extent that, to the Company’s Knowledge, such information shall have become false or misleading in any material respect (or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or as otherwise required by Applicable Law, and Parent agrees to cause a supplemental announcement to the applicable Parent Announcement to be published or posted (as applicable) to correct such false or misleading statement (or such untrue statement or omission), in each case solely as and to the extent required by all Applicable Laws;

(iii)    assist with the preparation of materials for rating agency presentations, bank information memoranda and similar marketing documents for a syndicated bank financing; provided, however, that no bank information memoranda or other marketing materials, private placement memoranda or prospectuses in relation to debt or equity securities (including the Parent Announcements) shall in any event be issued by the Company or any of its Subsidiaries and all such materials prepared by or on behalf of or utilized by Parent, or any of their Financing Sources, in connection with the Financing shall include a disclaimer to the effect that none of the Company, its Subsidiaries or their respective Representatives have any liability for the use or misuse of the contents of such materials by the recipients thereof;

(iv)    cooperate in any process required for due diligence and verification in compliance with applicable requirements or customary practice;

(v)    obtain its accountants’ participation in the due diligence process, obtain from its accountants customary accountants’ comfort letters reasonably requested by Parent, and cause the Company’s accountants to consent to the use of their reports (and provide customary representation letters and cooperation to such accountants in connection with such comfort letters and auditor consents) in the Share Issue and the related Parent Announcements (or any amendment or supplement thereto);

(vi)    facilitate the entrance into definitive documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing and the Parent Announcements, including any offering of Parent ordinary shares in the Share Issue; provided, that any obligations of the Company or any of its Subsidiaries contained in all such agreements and documents shall be subject to the occurrence of the Closing and effective no earlier than the Closing;

(vii)    if requested by Parent, assist in obtaining a customary debt pay-off letter and customary lien terminations or releases with respect to the Columbus Credit Facility and all security interests and guarantees granted in connection therewith (and delivering to Parent a draft of such pay-off letter and such lien terminations or releases at least five Business Days in advance of the Closing Date); and

(viii)    furnish to Parent and its Debt Financing Sources as promptly as reasonably practicable, and in any event no later than 10 Business Days prior to the Closing, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent requested in writing by Parent at least 15 Business Days prior to the Closing.

(d)    Such requested cooperation shall not, in the Company’s reasonable judgment, unreasonably interfere with the ongoing business or operations of the Company or any of its Subsidiaries (and in no event shall the Company be obligated to provide, or to cause its Subsidiaries or Representatives to provide, any such requested cooperation if, in the Company’s reasonable judgment, such cooperation would so interfere with such business or operations or would otherwise violate any legal requirement or contractual obligation of the Company (including providing information that the Company reasonably deems to be competitively sensitive information or the provision of which could reasonably be expected to be materially damaging to the Company’s or its Subsidiaries’ relationships with their customers or employees)). In no event shall the Company or any of its Subsidiaries be required to bear any cost or expense, pay any commitment, underwriting or other fee, enter into any definitive agreement, incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time. In addition, nothing in this Section 6.9 shall require any action that would conflict with or violate the Company’s or any Subsidiary’s organizational documents in effect as of the date of this Agreement or any Applicable Laws or result in, prior to the Effective Time, the contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a violation or breach of, or default under, any material contract to which the Company or any of its Subsidiaries is a party or any material permit, license, certificate, franchise, registration, approval, grant or other authorization from any Governmental Entity that is held by the Company or any of its Subsidiaries (or by which the Company or any of its Subsidiaries is bound). For the avoidance of doubt, none of the Company or its Subsidiaries or their respective officers, directors (with respect to any Subsidiary of the Company) or employees shall be required to execute or enter into or perform any agreement with respect to the Financing contemplated by the Financing Documents that is not contingent upon the Closing or that would be effective prior to the Closing and no directors of the Company or any Subsidiary that will not be continuing directors, acting in such capacity, shall be required to execute or enter into or perform any agreement, or to pass any resolutions or consents, with respect to the Financing. The Company hereby consents to the use of all logos of the Company and its Subsidiaries in connection with the Financing so long as such logos (i) (A) are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and (B) are used solely in connection with a description of the Company, its business and products or the Transactions or (ii) are used in any other manner as approved in writing by the Company. Parent shall, upon request by the Company from time to time prior to the Closing Date, promptly reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing) incurred by the Company or any of its Subsidiaries or any of their respective Representatives in connection with the Financing, including the cooperation of the Company or any of its Subsidiaries or any of their respective Representatives prior to the date of this Agreement and such cooperation contemplated by this Section 6.9 and the compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.9, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith (other than information supplied by or on behalf of the Company, or which relates to the Company and is set forth in a disclosure the text of which is specifically approved in writing by the Company (including via email), in each case expressly for use in connection with the

Financing), including in connection with compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.9; provided, however that the reimbursement and indemnification obligations of Parent shall not apply to the extent that the relevant amounts result from the Company’s or any of its Subsidiaries’ fraud, gross negligence or willful misconduct, in each case, as determined by a final and non-appealable judgment of a court of competent jurisdiction. Nothing contained in this Section 6.9 or otherwise shall require the Company or any of its Subsidiaries to be a borrower or obligor with respect to the Financing prior to the Effective Time.

(e)    In no event shall Parent or any of its Affiliates (which for purposes of this Section 6.9(e) shall be deemed to include each direct or indirect investor or potential investor in Parent or any of Parent’s or any such investor’s financing sources or potential financing sources or other Representatives), without the prior written consent of the Company, (i) award any agent, broker, investment banker, financial advisor or other firm or person except Numis Securities Limited, Joh. Berenberg, Gossler & Co. KG, London Branch and Goldman Sachs International any financial advisory role on an exclusive basis in connection with the Transactions or (ii) prohibit or seek to prohibit any bank or investment bank or other potential provider of debt or equity financing from providing or seeking to provide financing or financial advisory services to any Person in connection with a transaction relating to the Company or its Subsidiaries or in connection with the Transactions.

(f)    Without prejudice to Section 7.1(b), Section 7.1(c), Section 7.3(e) or Section 10.10(c), Parent, US Holdco and Merger Sub acknowledge and agree that, notwithstanding the Company’s obligations under Section 6.9(c), none of the obtaining of the Financing or any permitted alternative financing, or the completion of any issuance of securities contemplated by the Financing, is a condition to the Closing.

(g)    All non-public or otherwise confidential information regarding the Company obtained by Parent, US Holdco or any of their Representatives pursuant to Section 6.9(c) above shall be kept confidential in accordance with the Confidentiality Agreement; provided that, upon notice to the Company, Parent may provide such information to potential sources of capital and to rating agencies and prospective lenders and investors for the purpose of the Equity Financing and/or during syndication of the Financing (including any permitted alternative financing) subject to customary confidentiality arrangements with such Persons regarding such information.

(h)    Notwithstanding anything contained herein to the contrary, the condition set forth in Section 7.3(b), as it applies in respect of the Company’s obligations under this Section 6.9, shall be deemed satisfied unless the Company has knowingly and willfully materially breached its obligations under this Section 6.9 and such breach was a proximate cause in Parent not being able to obtain the Financing.

6.10    Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, (a) nothing contained in this Agreement is intended to give Parent, US Holdco or Merger Sub, directly or indirectly, the right to (i) control or direct the Company’s or the Company’s Subsidiaries’ operations prior to the Effective Time or (ii) any information the Company reasonably deems to be competitively sensitive information or the provision of which could reasonably be expected to be materially damaging to the Company’s or its Subsidiaries’ relationships with their customers or employees, (b) prior to the Effective Time, the Company shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations and (c) notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent, US Holdco or Merger Sub shall be required with respect to any matter set forth in Section 5.1 or elsewhere in this Agreement to the extent that the requirement of such consent would reasonably be expected to violate any Applicable Law.

6.11    Security Holder Litigation. Each of Parent and the Company shall notify the other party of any Proceeding brought, or threatened, against such party or its directors or officers relating to the Merger or the Transactions promptly after becoming aware of such Proceeding. The Company shall give Parent the right to participate, at Parent’s expense, in the defense or settlement of any such Proceeding against the Company (including the reasonable opportunity to review and comment in advance on all filings or written responses to be made by the Company in connection with any such Proceeding). No compromise or full or partial settlement of any such Proceeding shall be agreed to by the Company without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.12    Preparation of Proxy Statement; Company Stockholders Meeting.

(a)    As soon as practicable after the date of this Agreement, but in any event, within 20 Business Days thereafter (subject to Parent’s reasonable cooperation), the Company shall (i) prepare (with Parent’s reasonable cooperation) and file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of the Company relating to a special meeting of the Company’s stockholders (the “Company Stockholders Meeting”) to consider, among other matters, the adoption of this Agreement, and (ii) set a record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. Parent shall furnish all information concerning Parent, US Holdco and Merger Sub to the Company as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing (including by responding to comments of the SEC on a timely and expeditious basis). Each of Parent and the Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Proxy Statement. The Company will advise Parent promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide Parent with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. Following the Proxy Statement having been cleared by the SEC (or after 10 calendar days have passed since the filing of the preliminary Proxy Statement with the SEC without notice from the SEC of its intent to review the Proxy Statement), the Company shall cause the Proxy Statement, promptly following the calling of the Company Stockholders Meeting, as applicable, to be mailed to its stockholders and to be filed as required with the SEC. If, at any time prior to the date of the Company Stockholders Meeting, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain, before the stockholders of the Company have voted, any untrue statement of a material fact or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under Applicable Law, disseminated to stockholders of the Company; provided that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available to any party hereunder. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto, as applicable) or responding to any comments of the SEC with respect thereto, the Company (A) shall provide Parent a reasonable opportunity to review and comment on such document or response and (B) shall give due consideration to any comments proposed by Parent.

(b)    Unless the Company Board has made a Company Board Recommendation Change, the Company shall (i) through the Company Board, recommend to its stockholders that they adopt this Agreement and include such recommendation in the Proxy Statement, (ii) duly take all lawful action pursuant its certificate of incorporation, bylaws, the rules of the New York Stock Exchange and the DGCL to call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable following the date hereof, for the purpose of (A) obtaining the Company Stockholder Approval, (B) voting on a proposal to adjourn the Company Stockholders Meeting and (C) if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith, (iii) subject to any Company Board Recommendation Change that the Company

Board is permitted to make, take all lawful action to solicit the adoption of this Agreement by the Company’s stockholders; provided, however, that the Company Board shall be permitted to adjourn, delay or postpone the Company Stockholders Meeting in accordance with Applicable Law (but not beyond the Outside Date) (A) if the Company Board has determined in good faith after consultation with legal counsel that the failure to so adjourn, delay or postpone the Company Stockholders Meeting would be inconsistent with its fiduciary duties under Applicable Law, (B) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with legal counsel is required under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting, (C) to the extent required by a court of competent jurisdiction in connection with any Proceedings in connection with this Agreement, (D) if there are insufficient shares of Company Common Stock represented (either in person or by proxy) at the Company Stockholders Meeting to constitute a quorum necessary to conduct business or (E) to permit the solicitation of additional proxies if the Company reasonably believes it may be necessary to obtain the Company Stockholder Approval.

6.13    Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.

6.14    Share Admission. Parent shall use its best efforts to cause the Share Admission to occur as soon as reasonably practicable after the date of this Agreement in accordance with the terms of the Placing Agreement.

6.15    Approval by Sole Stockholder of Merger Sub. Immediately following the execution and delivery of this Agreement, US Holdco, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger in accordance with the DGCL.

6.16    Employee Matters.

(a)    For a period beginning at the Effective Time and ending on the earlier of (i) December 31 of the calendar year following the calendar year in which the Closing occurs and (ii) the termination of employment of the relevant Continuing Employee (as defined below), Parent shall, or shall cause the Surviving Corporation to, provide to the employees of the Company immediately prior to, and who remain so employed immediately following, the Effective Time (each, a “Continuing Employee”) (A) on an individual basis, an annual base salary or base wage rate (as applicable) and a target annual cash bonus opportunity or target cash commissions opportunity that are no less favorable, in the aggregate, than the annual base salary or base wage rate (as applicable) and target annual cash bonus opportunity or target cash commissions opportunity in effect immediately prior to the Effective Time under the Company Employee Plans, and (B) on a group basis, employee benefit plans and arrangements (other than base salaries or base wages, bonus opportunities, severance benefits, defined benefit pension, nonqualified deferred compensation, retiree or post-termination health or welfare benefit, equity or equity based compensation and retention or change in control-related compensation or benefits (collectively, the “Specified Arrangements”)) that are no less favorable in the aggregate than the employee benefit plans and arrangements (other than the Specified Arrangements) provided to Continuing Employees immediately prior to the Effective Time under the Company Employee Plans.

(b)    Without limiting Parent’s obligations under Section 6.16(a), Parent shall maintain (or cause an affiliate of Parent to maintain) the Company’s Short-Term Incentive Plan (the “STIP”), as in effect as of the date of this Agreement, until at least the end of calendar year 2021, and shall pay (or cause an affiliate of Parent to pay) to each Continuing Employee who was a participant in the STIP immediately prior to the Closing Date an award thereunder for calendar year 2021, in accordance with the terms thereof (including achievement of all applicable performance measures), with such modifications, if any, to the performance objectives as are appropriate to reflect the Transactions, subject to each such Continuing Employee’s continued employment with Parent or an affiliate thereof through December 31, 2021, payable at such time(s) as Parent may determine, but in no event later than March 15, 2022, and in each case determined in accordance with the calculation principles set forth on Section 6.16(b) of the Company Disclosure Schedule; provided, however, that, notwithstanding the foregoing, each such Continuing Employee’s payout under the STIP in respect of calendar year 2021 shall be no less than such employee would have received under the STIP as in effect as of the date of this Agreement; provided, further, that, from and after the Effective Time, Parent shall not interpret, amend or modify the STIP in a manner that would adversely affect the rights of any participant under the STIP in respect of calendar year 2021.

(c)     If requested by Parent at least 15 days prior to the Closing Date, the Company shall adopt written resolutions of the appropriate governing body in a form reasonably satisfactory to Parent (copies of which shall be provided to Parent prior to the Closing), to terminate each Company Employee Plan intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plan”), and to fully vest all participants under such Company 401(k) Plan, such termination and vesting to be effective no later than the Business Day preceding the Closing Date; provided, however, that the Company 401(k) Plan termination and full vesting of participants thereunder may be made contingent upon the consummation of the Transactions.

(d)    With respect to any 401(k) plan of the Surviving Corporation and any vacation, paid time-off and severance plans in which Continuing Employees are eligible to participate after the Effective Time, for purposes of eligibility to participate, level of benefits and vesting, and accrual of vacation and paid-time-off, each Continuing Employee’s service with the Company (as well as service with any predecessor employer of the Company, to the extent service with the predecessor employer was recognized by the Company) shall be treated as service with the Surviving Corporation to the same extent such service was recognized for the same purpose under a similar Company Employee Plan in which such Continuing Employee participated immediately prior to the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation for the same period of service. No Continuing Employee shall be credited with his or her years of service with the Company and its predecessors before the Effective Time for purposes of benefit accruals under any defined benefit pension plans or any retiree medical or life insurance or other welfare-type benefits, or for any purposes under any equity or equity-based plans, that are maintained by Parent and its Subsidiaries.

(e)    Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any group health benefit plan maintained by the Surviving Corporation in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time and in the plan year in which the Effective Time occurs, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Employee Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses paid by each Continuing Employee (and his or her covered, eligible dependents) during the plan year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant group health benefit plans in which they will be eligible to participate from and after the Effective Time and in the plan year in which the Effective Time occurs.

(f)    Nothing contained in this Section 6.16, whether express or implied, shall be treated as an establishment, termination, amendment or other modification of any benefit or compensation plan, program, agreement, contract, policy or arrangement, or shall limit the right of Parent, the Surviving Corporation or any of their Affiliates to establish, amend, terminate or otherwise modify any benefit or compensation plan, program, agreement, contract, policy or arrangement following the Effective Time. Nothing in this Section 6.16, whether express or implied, shall create any rights or remedies whatsoever, including any third-party beneficiary or other rights, in any Person not a party to this Agreement, or shall be construed to create any right to employment or service with Parent, the Surviving Corporation or any of its Affiliates or continued employment or to any particular term or condition of employment or to limit the ability of Parent or the Surviving Corporation or any of their Affiliates to terminate the employment or service of any service provider (including any Continuing Employee) at any time and for any or no reason.

ARTICLE VII

CONDITIONS TO MERGER

7.1    Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction, or waiver by Parent (on behalf of Parent, US Holdco and Merger Sub) and the Company (if permissible under applicable Law), on or prior to the Closing Date of the following conditions (provided that no party may invoke the failure or nonsatisfaction of any such condition if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been a principal cause of the failure or nonsatisfaction of such condition, or if such failure or nonsatisfaction of such condition resulted principally from the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement):

(a)    the Company Stockholder Approval shall have been obtained;

(b)    any waiting period (and any extension thereof) applicable to the consummation of the Transactions, including the Merger, under the HSR Act shall have expired or early termination thereof shall have been granted;

(c)    the CFIUS Clearance shall have been obtained; and

(d)    no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

7.2    Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date of the following conditions:

(a)    the representations and warranties of Parent, US Holdco and Merger Sub contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the Closing Date as though made on and as of the Closing Date, and (ii) are made as of a specific date shall be true and correct as of such date, in each case in (i) and (ii), except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in such representations and warranties) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b)    each of Parent, US Holdco and Merger Sub shall have performed in all material respects its covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date; and

(c)    the Company shall have received a certificate, dated as of the Closing Date, signed by an executive officer of Parent certifying as to the matters set forth in Section 7.2(a) and Section 7.2(b).

7.3    Conditions to the Obligations of Parent, US Holdco and Merger Sub. The obligation of Parent, US Holdco and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent (on behalf of Parent, US Holdco and Merger Sub), on or prior to the Closing Date of the following conditions:

(a)    (i) the representations and warranties of the Company contained in the first, second and third sentences of Section 3.1, Section 3.2, Section 3.4(a), Section 3.21, Section 3.22 and Section 3.23 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date; (ii) the representations and warranties of the Company contained in the first sentence Section 3.7 shall be true and correct in all respects as of the date of this Agreement; (iii) the representations and warranties of the Company contained in Section 3.2 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than any such representation or warranty that is made as of a specific date, which need only be true and correct as of such date), except where the failure to be true and correct is, in the aggregate, de minimis in nature and amount; and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than any such representation or warranty that is made as of a specific date, which need only be true and correct as of such date), except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in such representations and warranties) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b)    the Company shall have performed in all material respects its covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c)    Parent shall have received a certificate, dated as of the Closing Date, signed by an executive officer of the Company certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b);

(d)    since the date of this Agreement no effect, development, circumstance or change shall have occurred, individually or in the aggregate, that had, or would reasonably be expected to have, a Company Material Adverse Effect that is continuing as of the Closing Date; and

(e)    the Share Admission shall have occurred.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1    Termination. This Agreement may be terminated only pursuant to this Section 8.1. This Agreement may be terminated and the Merger may be abandoned, whether before or after the Company Stockholder Approval (except as otherwise expressly noted) or the approval of the adoption of this Agreement by the sole stockholder of Merger Sub (with respect to Sections 8.1(b) through 8.1(l), by written notice by the terminating party to the other party specifying the provisions of this Agreement pursuant to which such termination is effected):

(a)    by mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b)    by either Parent or the Company at any time prior to the Effective Time and after the Outside Date if the Effective Time shall not have occurred on or before the Outside Date; provided that if on the Outside Date any of the conditions set forth in Section 7.1(c) or Section 7.1(d) (where the failure of such condition set forth in Section 7.1(d) to be satisfied is a result of (I) an order, executive order, stay, decree, judgement, ruling or injunction of any Governmental Entity pursuant to the DPA or otherwise in connection with CFIUS’s review of the Transactions, or (II) a statute, rule or regulation that constitutes a part of or is issued under the DPA (or otherwise relates to CFIUS’s review of the Transactions), in the case of (I) or (II), that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger) shall not have been satisfied (or, if permissible under applicable Law, waived by Parent and the Company) but all other conditions in Article VII shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall be automatically extended until January 31, 2022 (and in the case of any extension pursuant to this proviso, any reference to the Outside Date in any other provision of this Agreement shall be a reference to the Outside Date, as so extended); provided, further that the right to terminate this Agreement pursuant to this Section 8.1(b) shall (i) not be available to any party hereto if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been a principal cause of the failure of the Effective Time to occur on or before the Outside Date (or if the failure of the Effective Time to occur on or before the Outside Date resulted principally from the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement), and (ii) be subject to the proviso set forth in Section 8.1(k);

(c)    by either Parent or the Company at any time prior to the Effective Time if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been a principal cause of the issuance of such order, decree, or ruling or the taking of such other action (or if the issuance of such order, decree, or ruling or the taking of such other action resulted principally from the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement);

(d)    by Parent or the Company if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor, or at any adjournment or postponement thereof, at which a vote on the adoption of this Agreement was taken;

(e)    by Parent, prior to the Effective Time, if: (i) the Company Board shall have effected a Company Board Recommendation Change; (ii) a tender offer or exchange offer for outstanding shares of Company Common Stock that constitutes an Acquisition Proposal shall have been commenced (other than by Parent or an Affiliate of Parent) and the Company Board shall have failed to, within 10 Business Days after the commencement of such tender or exchange offer, recommend against acceptance of such offer; or (iii) the Company shall have materially breached its obligations under Section 6.1 (each of clauses (i) through (iii), a “Trigger Event”);

(f)    by the Company at any time prior to receipt of the Company Stockholder Approval, in the event that: (i) the Company shall have received a Superior Proposal, (ii) the Company shall have complied with its obligations under Section 6.1(d) and (iii) substantially concurrently with the termination of this Agreement, and as a condition to the effectiveness of such termination, the Company pays (or causes to be paid) to Parent the Company Termination Fee contemplated by Section 8.3(b)(iii) and the Company enters into the definitive agreement to consummate the transaction contemplated by such Superior Proposal;

(g)    by Parent, prior to the Effective Time, if (i) there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or such representation and warranty shall have become untrue after the date of this Agreement, (ii) such breach, untruth or failure to perform would cause the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied, and (iii) such breach, untruth or failure is either not curable, or if curable, is not cured by the earlier of (A) twenty Business Days following receipt by the Company of written notice thereof from Parent and (B) the Outside Date; provided that the right to terminate pursuant to this Section 8.1(g) shall not be available to Parent if Parent, US Holdco or Merger Sub is then in breach of any representation, warranty or covenant under this Agreement or any representation and warranty of Parent in this Agreement fails to be true and correct, in each case, such that it would give rise to the failure of a condition in Section 7.2(a) or Section 7.2(b);

(h)    by the Company, prior to the Effective Time, if (i) there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent, US Holdco or Merger Sub set forth in this Agreement, or such representation and warranty shall have become untrue after the date of this Agreement, (ii) such breach, untruth or failure to perform would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied, and (iii) such breach, untruth or failure is either not curable or, if curable, is not cured by the earlier of (A) twenty Business Days following receipt by Parent of written notice thereof from the Company and (B) the Outside Date; provided that the right to terminate pursuant to this Section 8.1(h) shall not be available to the Company if the Company is then in breach of any representation, warranty or covenant under this Agreement or any representation and warranty of the Company in this Agreement fails to be true and correct, in each case, such that it would give rise to the failure of a condition in Section 7.3(a) or Section 7.3(b);

(i)    by the Company if (i) the Placing Agreement is terminated or (ii) any underwriter to the Share Issue invokes a failure of any condition to the underwriting of the Share Issue under the Placing Agreement and such failure of such condition either is not curable or, if curable, is not cured prior to the Outside Date;

(j)    by the Company if the completion of the Share Admission has not occurred on or before August 2, 2021;

(k)    by the Company if (i) the conditions set forth in Section 7.1 and Section 7.3 (other than those conditions that by their nature are to be satisfied at the Closing, each of which would be capable of being satisfied at the Closing if the Closing occurred on the date of the notice referred to in clause (ii) below or have been waived by Parent) have been satisfied or waived by Parent; (ii) on or after the date the Closing should have occurred pursuant to Section 1.3, the Company has delivered written notice to Parent that (A) the conditions set forth in Section 7.1 and Section 7.3 (other than those conditions that by their nature are to be satisfied at the Closing, each of which would be capable of being satisfied at the Closing if the Closing occurred on the date of such notice or have been waived by Parent) have been satisfied or waived by Parent and (B) the Company is irrevocably ready, willing and able to consummate the Closing; and (iii) Parent, US Holdco and Merger Sub fail to consummate the Closing within three Business Days after the delivery by the Company to Parent of such notice and the Company stood ready, willing and able to effect the Closing through the end of such three Business Day period; provided that, notwithstanding anything to the contrary in Section 8.1(b), Parent shall not be permitted to terminate this Agreement pursuant to Section 8.1(b) during such three Business Day period following delivery of the notice referred to in clause (iii) above; or

(l)    by Parent or Company at any time prior to the Effective Time if a CFIUS Turndown Event has occurred.

8.2    Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall immediately terminate and be of no further force and effect and there shall be no liability or obligation on the part of Parent, the Company, US Holdco, Merger Sub or their respective Representatives, stockholders or Affiliates; provided that, subject to Section 8.3, (a) any such termination shall not relieve any party hereto from liability for any actual and intentional fraud or any Willful Breach (except, with respect to Willful Breach, as set forth in Section 8.3) and (b) the provisions of Section 6.3(a) (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses), Article IX (Defined Terms), Article X (Miscellaneous), the expense reimbursement and indemnification provisions of Section 6.9(d) and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3    Termination Payment and Expenses.

(a)    In the event this Agreement is validly terminated by Parent or the Company pursuant to Section 8.1(d) and prior to the date of the Company Stockholders Meeting the Company has received a bona fide Acquisition Proposal or a bona fide Acquisition Proposal has been publicly disclosed, which Acquisition Proposal has not been withdrawn prior to the date of the Company Stockholders Meeting, then the Company will reimburse Parent for Parent’s reasonable and documented out-of-pocket third-party expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement, the Merger and the other Transactions up to an amount equal to $1,200,000 (the “Company Expense Reimbursement Payment”) within two Business Days after termination of this Agreement pursuant to Section 8.1(d); provided, however, in no event shall the Company be required to pay the Company Expense Reimbursement Payment if it has paid the Company Termination Fee in full. The parties acknowledge and agree that in no event will the Company be required to pay the Company Expense Reimbursement Payment on more than one occasion. The Company Expense Reimbursement Payment paid by the Company to Parent in accordance with this Section 8.3(a) shall be credited against any Company Termination Fee obligation that becomes due pursuant to Section 8.3(b).

(b)    In the event this Agreement is validly terminated:

(i)    by either the Company or Parent pursuant to Section 8.1(b) (but only if, at the time of such termination, the Company Stockholder Approval has not been obtained), by either the Company or Parent pursuant to Section 8.1(d) or by Parent pursuant to Section 8.1(g), and, in each case, (A) prior to the date of termination (in the case of a termination pursuant to Section 8.1(b) or Section 8.1(g)) or the date of the Company Stockholders Meeting (in the case of a termination pursuant to Section 8.1(d)), the Company has received a bona fide Acquisition Proposal or a bona fide Acquisition Proposal has been publicly disclosed, which Acquisition Proposal has not been withdrawn prior to such date, and (B) within 12 months of the date of such termination, the Company consummates any Acquisition Proposal or enters into a definitive agreement with respect to any Acquisition Proposal that is thereafter consummated; provided that for purposes of this Section 8.3(b)(i) the references to “15%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”;

(ii)    by Parent pursuant to Section 8.1(e); or

(iii)    by the Company pursuant to Section 8.1(f);

then, in each case, the Company will pay Parent as consideration for the disposition of rights acquired under this Agreement an aggregate amount equal to $12,000,000 (the “Company Termination Fee”) by wire transfer of immediately available funds to an account designated in writing by Parent (1) in the case of a payment required by Section 8.3(b)(i), within two Business Days after consummation of such Acquisition Proposal, (2) in the case of a payment required by Section 8.3(b)(ii), within two Business Days after termination of this Agreement, or (3) in the case of a payment required by Section 8.3(b)(iii), concurrently with or prior to termination of this Agreement, in each case subject to Section 8.4. The parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion.

(c)    In the event this Agreement is validly terminated:

(i)    by the Company pursuant to Section 8.1(i) or Section 8.1(j);

(ii)    by the Company pursuant to Section 8.1(k);

(iii)    by Parent or the Company pursuant to:

(A)    Section 8.1(l);

(B)    Section 8.1(c) as a result of a nonappealable final order, decree or ruling issued by, or any other nonappealable final action by, any Governmental Entity pursuant to any Antitrust Law or the DPA or otherwise in connection with CFIUS’s review of the Transactions, that has the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(C)    Section 8.1(b), if, at the time of such termination, all conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived by Parent (or, in the case of any such conditions that by their nature are to be satisfied at the Closing, would be capable of being satisfied at the Closing if the Closing occurred on the date of such termination), other than any one or more of: (x) the condition set forth in Section 7.1(d), where the failure of such condition to be satisfied is a result of (I) an order, executive order, stay, decree, judgement, ruling or injunction of any Governmental Entity pursuant to any Antitrust Law, or pursuant to the DPA or otherwise in connection with CFIUS’s review of the Transactions, or (II) a statute, rule or regulation that constitutes or is issued under an Antitrust Law or that constitutes a part of or is issued under the DPA (or otherwise relates to CFIUS’s review of the Transactions), in the case of (I) or (II), that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, (y) the condition set forth in Section 7.1(b) or (z) the condition set forth in Section 7.1(c); or

(iv)    by Parent pursuant to Section 8.1(b), if, at the time of such termination, the Company would be entitled to terminate this Agreement pursuant to (A) Section 8.1(h) as a result of Parent’s material breach of its covenants set forth in Section 6.4(b), Section 6.4(c) or Section 6.4(e) or (B) Section 8.1(i);

then, in each case, Parent will pay the Company as consideration for the disposition of rights acquired under this Agreement an aggregate amount equal to $12,000,000 plus the Company’s reasonable and documented out-of-pocket third-party expenses incurred during fiscal year 2021 in connection with the preparation, negotiation, execution and performance of this Agreement, the Merger and the other Transactions up to an amount equal to the lesser of (A) $5,000,000 and (B) 1% of Parent’s market capitalization as of the date of such termination minus $12,000,000 (such aggregate amount, the “Parent Termination Fee” and, together with the Company Expense Reimbursement Payment and the Company Termination Fee, the “Termination Payments”) by wire transfer of immediately available funds (to an account designated in writing by the Company) within two Business Days after termination of this Agreement, subject to Section 8.4. The parties acknowledge and agree that in no event will Parent be required to pay the Parent Termination Fee on more than one occasion.

(d)    Each party acknowledges that the Termination Payments do not constitute penalties, the agreements contained in this Section 8.3 are an integral part of the Merger and the other Transactions, and, without these agreements, no party would have entered into this Agreement. Accordingly, in the event any Termination Payment is required to be paid pursuant to Section 8.3(a), Section 8.3(b) or Section 8.3(c) and the Company or Parent, as applicable, fails to timely pay to the other party such Termination Payment (or any portion thereof) and, in order to obtain such payment, Parent or the Company, as applicable, commences a Proceeding that results in a judgment against the Company or Parent, as applicable, for such Termination Payment (or such unpaid portion thereof, as applicable), the Company or Parent, as applicable, will pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and disbursements of counsel or other professionals and experts and court costs) in connection with such Proceeding, together with interest on such Termination Payment (or such unpaid portion thereof, as applicable) at the prime rate as published in The Wall Street Journal (or if not reported therein, as reported in another authoritative source reasonably selected by the other party) in effect on the date such Termination Payment was required to be paid from such date through the date of full payment thereof.

(e)    Except in the case of actual and intentional fraud or Willful Breach, if the Company Termination Fee is required to be paid pursuant to Section 8.3(b) or the Company Expense Reimbursement Payment is required to be paid pursuant to Section 8.3(a), and such Company Termination Fee or Company Expense Reimbursement Payment (as applicable) is so paid, Parent’s right to receive the Company Termination Fee or the Company Expense Reimbursement Payment (as applicable) and any additional amounts pursuant to Section 8.3(d) will be the sole and exclusive remedies of Parent, its Subsidiaries (including US Holdco and Merger Sub), any of Parent’s or its Subsidiaries’ respective former, current or future general or limited partners, stockholders, directors, officers, managers, members, Affiliates, financing sources (including the Financing Sources), agents and other Representatives and any other Person against the Company, the Company’s Subsidiaries, and any of the Company’s or its Subsidiaries’ respective former, current or future general or limited partners, stockholders, directors, officers, managers, members, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any covenant, agreement, representation or warranty in this Agreement or the failure of the Merger and the other Transactions to be consummated, and none of the Company, the Company’s Subsidiaries, or any of the Company’s or its Subsidiaries’ respective former, current or future general or limited partners, stockholders, directors, officers, managers, members, Affiliates, agents or other Representatives shall have any further liability relating to or arising out of this Agreement or the Transactions; provided that this Section 8.3(e) shall not limit (i) the right of Parent, after receiving the Company Expense Reimbursement Payment, to receive the Company Termination Fee (less the Company Expense Reimbursement Payment) in the circumstances expressly contemplated in Section 8.3(b), or (ii) the right of Parent and US Holdco to specific performance of this Agreement pursuant to Section 10.10 (subject to the limitations in Section 10.10(c)) or with respect to any provision of this Agreement that expressly survives termination of this Agreement. For the avoidance of doubt, in the case of actual and intentional fraud or Willful Breach by the Company, the payment of the Company Termination Fee or Company Expense Reimbursement Payment shall not preclude Parent from also seeking any other remedy, including damages, available at law, in equity or otherwise, or otherwise limit the liability of the Company for such actual and intentional fraud or Willful Breach.

(f)    Except in the case of actual and intentional fraud or Willful Breach, and except for any liabilities or obligations of Parent arising under the expense reimbursement and indemnification provisions of Section 6.9(d), if the Parent Termination Fee is required to be paid pursuant to Section 8.3(c) and such Parent Termination Fee is so paid, the Company’s right to receive the Parent Termination Fee and any additional amounts pursuant to Section 8.3(d) will be the sole and exclusive remedies of the Company, its Subsidiaries, any of its or its Subsidiaries’ respective former, current or future general or limited partners, stockholders, directors, officers, managers, members, Affiliates, agents and other Representatives and any other Person against Parent, Parent’s Subsidiaries, any of Parent’s or its Subsidiaries’ respective former, current or future general or limited partners, stockholders, directors, officers, managers, members, Affiliates, agents or other Representatives and the Financing Sources for any loss suffered as a result of any breach of any covenant, agreement, representation or warranty in this Agreement or the failure of the Merger and the other Transactions to be consummated, and none of Parent, Parent’s Subsidiaries, or any of Parent’s or its Subsidiaries’ respective former, current or future general or limited partners, stockholders, directors, officers, managers, members, Affiliates, agents or other Representatives shall have any further liability relating to or arising out of this Agreement or the Transactions; provided that this Section 8.3(f) shall not limit the right of the Company to specific performance of this Agreement pursuant to Section 10.10 (subject to the limitations set forth in Section 10.10(c)) or with respect to any provision of this Agreement that expressly survives termination of this Agreement. For the avoidance of doubt, in the case of actual and intentional fraud or Willful Breach by Parent, US Holdco or Merger Sub, the payment of the Parent Termination Fee shall not preclude the Company from also seeking any other remedy, including damages, available at law, in equity or otherwise, or otherwise limit the liability of Parent, US Holdco or Merger Sub for such actual and intentional fraud or Willful Breach.

(g)    Except (i) as set forth in Section 6.9(d), Section 8.3(a), Section 8.3(c) or Section 8.3(d), (ii) that Parent and the Company shall share equally the expenses and costs incurred in connection with the filing, printing and mailing of the Proxy Statement (other than the costs of any external legal counsel, financial advisors, accountants and other third party advisors), including any applicable SEC filing fees, and the solicitation of the Company Stockholder Approval (including the cost of any third-party proxy solicitors) and (iii) that Parent shall be solely responsible for the filing fees under the HSR Act and in connection with obtaining the CFIUS Clearance, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

(h)    Notwithstanding anything to the contrary herein, no Debt Financing Source shall have any liability to the Company for any consequential, special, incidental, indirect or punitive damages of a tortious nature, or for any claim for any loss suffered as a result of any breach of this Agreement or the Debt Financing Documents, or any document related thereto, or the failure of the transactions contemplated hereby or thereby to be consummated, or in respect of any oral or written representation made or alleged to have been made, in connection herewith or therewith, whether at equity, at law, in contract, in tort or otherwise; provided, however, that, notwithstanding the foregoing, nothing in this Section 8.3(h) shall in any way limit or modify any Debt Financing Source’s obligations to Parent under any Debt Financing Documents.

8.4    Certain VAT Matters.

(a)    The parties hereto intend, and shall take the position and use all reasonable endeavors to ensure that it is accepted for VAT purposes that any Termination Payments, being compensatory in nature, are outside the scope of VAT and are not and will not be treated for VAT purposes, in whole or in part, as consideration for a taxable supply.

(b)    Accordingly, Parent shall treat the payment of the Parent Termination Fee, and the Company shall treat the payment of the Company Expense Reimbursement Payment or Company Termination Fee, as falling outside the scope of VAT and shall pay the full amount of it free and clear of any deduction or adjustment.

(c)    In this Section 8.4, references to Parent and the Company include, where applicable, references to a member of any group of which such entity is a member for VAT purposes.

(d)    For the avoidance of doubt, all payments of the Termination Payments shall be inclusive of any applicable VAT save as otherwise provided in this Section 8.4.

8.5    Amendment. This Agreement may be amended, modified or supplemented by the parties hereto by action taken or authorized by their respective boards of directors at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, no amendment may be made that pursuant to Applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or supplement hereto (as applicable), signed on behalf of each of the parties hereto. Notwithstanding the foregoing, Section 8.2, Section 8.3, this Section 8.5, Section 10.4, Section 10.9, Section 10.10 and Section 10.11 may not be amended, modified or supplemented in any manner that materially and adversely impacts the Debt Financing Source without the express written consent of the Debt Financing Sources.

8.6    Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.7    Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment, modification or supplement of this Agreement pursuant to Section 8.5 or an extension or waiver of this Agreement pursuant to Section 8.6 shall, in order to be effective, require action by the respective board of directors of the applicable parties.

ARTICLE IX

DEFINED TERMS

The following capitalized terms shall have the respective meanings set forth below:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are substantially comparable in the aggregate to those contained in the Confidentiality Agreement; provided that such confidentiality agreement (i) may contain a less restrictive standstill restriction that allows third parties to make proposals to, and negotiate with, the Company Board and (ii) shall not restrict the Company or its Representatives from complying with its disclosure obligations under Section 6.1.

“Acquisition Agreement” shall have the meaning set forth in Section 6.1(e).

“Acquisition Proposal” means any proposal or offer (whether or not in writing) from any Person (other than Parent, US Holdco, Merger Sub or any of their Affiliates) with respect to (i) any transaction or series of transactions providing for a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender or exchange offer, recapitalization, reorganization, share exchange, dividend or distribution, business combination or similar transaction involving the Company or its Subsidiaries pursuant to which, if consummated, any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act, a “group”) of Persons, directly or indirectly, would hold or become the beneficial owner of securities representing 15% or more of the total voting power or 15% or more of the equity securities of the Company or the surviving entity or the direct or indirect parent of the Company, or (ii) any transaction or series of transactions providing for the direct or indirect acquisition or purchase (including any asset sale, merger, joint venture, partnership, consolidation, dissolution, liquidation, tender or exchange offer, dividend or distribution, business combination or similar transaction) of assets (including equity securities of the Company or any of its Subsidiaries) or businesses that account for 15% or more of the consolidated net revenues (measured based on the 12 full calendar months prior to the date of determination), consolidated net income (measured based on the 12 full calendar months prior to the date of determination) or total assets of the Company and its Subsidiaries on a consolidated basis. Notwithstanding anything to the contrary in the foregoing, in no event shall the transactions contemplated by that certain Asset Purchase Agreement, dated as of May 8, 2021, the Company and Toshiba America Energy Systems Corporation (such transactions, the “Divestiture”), be deemed an “Acquisition Proposal”.

“actual and intentional fraud” means a knowing and intentional misrepresentation with respect to a representation or warranty in this Agreement, that was made with the intention to deceive or mislead another Person, upon which such other Person reasonably relied. “actual and intentional fraud” does not include any fraud claim based on constructive knowledge, negligent misrepresentation, recklessness or similar theory.

“Affiliate” when used with respect to any Person, means any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“AIM” means the Alternative Investment Market operated by London Stock Exchange plc.

“AIM Rules” means the AIM Rules for Companies published by London Stock Exchange plc, as amended from time to time.

“Anti-Corruption Laws” has the meaning set forth in Section 3.18(b).

“Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other applicable federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions that have or could have the purpose or effect of monopolization, restraint of trade, or lessening of competition.

“Applicable Law” means, with respect to any Person, any federal, state, local or non-U.S. law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar legal requirement enacted, adopted or promulgated by a Governmental Entity that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.4(a).

“Book-Entry Shares” means uncertificated shares of Company Common Stock represented by book-entry form outstanding as of immediately prior to the Effective Time.

“Business Day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings other than a day on which banking institutions located in New York, NY or London, UK are permitted or required by law, executive order or governmental decree to remain closed.

“Capitalization Date” means the close of business on July 12, 2021.

“Certificate” means a certificate that immediately prior to the Effective Time represents shares of Company Common Stock.

“Certificate of Merger” has the meaning set forth in Section 1.2.

“CFIUS” means the Committee on Foreign Investment in the United States or any U.S. Government agency acting in its capacity as a member of CFIUS or directly involved in CFIUS’s review of the Transactions.

“CFIUS Clearance” shall mean that (i) CFIUS has issued a written notice that the Transactions do not constitute a “covered transaction” pursuant to 31 C.F.R. § 800.213, (ii) CFIUS has issued a written notice to the parties that it has concluded a review or investigation of the Transactions and has concluded all action under the DPA, or (iii) if CFIUS has sent a report to the President of the United States requesting the President’s decision, the President has announced a decision during the time period specified in the DPA not to take any action to suspend or prohibit the Transactions.

“CFIUS Turndown Event” means any occurrence whereby CFIUS has notified the Company or Parent that CFIUS has (a) completed its review or investigation and determined it has unresolved national security concerns and (b) intends, unless the Company and Parent agree to voluntarily abandon the Transactions contemplated by this Agreement, to send a report to the President requesting the President’s decision whether to suspend or prohibit the Transactions contemplated by this Agreement, or CFIUS has sent the President such a report, because it either (i) recommends that the President act to suspend or prohibit the Transactions contemplated by this Agreement or (ii) is unable to reach a decision on whether to recommend that the President suspend or prohibit the Transactions contemplated by this Agreement.

“Clean Team Agreement” means that certain Supplement to Confidentiality Agreement, dated as of June 14, 2021, between Parent and the Company.

“Closing” means the closing of the Merger.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” has the meaning set forth in Section 3.20(c).

“Columbus Credit Facility” means the Credit Agreement, dated as of November 30, 2018, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, executed by and among the Company, as borrower thereunder, the lenders and issuing banks party thereto from time to time thereunder, PNC, National Association, as administrative agent and the other parties party thereto from time to time.

“Company” has the meaning set forth in the preamble.

“Company 401(k) Plan” has the meaning set forth in Section 6.16(c).

“Company Balance Sheet” means the consolidated audited balance sheet of the Company as of December 31, 2020.

“Company Board” means the board of directors of the Company.

“Company Board Recommendation” has the meaning set forth in Section 3.4(a).

“Company Board Recommendation Change” has the meaning set forth in Section 6.1(e).

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent, US Holdco and Merger Sub and dated as of the date of this Agreement.

“Company Employee Plan” means any (i) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries sponsors, participates in, is a party or contributes to, or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any liability; and (ii) each other employee benefit plan, program or arrangement, whether written or unwritten, funded or unfunded, including without limitation, any stock option, stock purchase, stock appreciation right or other stock, stock unit or other stock-based incentive plan, cash bonus or incentive compensation arrangement, health and welfare, retirement or deferred compensation plan, profit sharing plan, unemployment or severance compensation plan, change-in-control plan or employment, retention or consulting agreement, for the benefit of any current or former Company Employee or any director of, or other service provider to, the Company or any of its Subsidiaries that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA).

“Company Employees” means, as of any date, each employee of the Company or any of its Subsidiaries.

“Company Expense Reimbursement Payment” has the meaning set forth in Section 8.3(a).

“Company Intellectual Property” means any Intellectual Property owned by the Company or its Subsidiaries.

“Company Leased Property” has the meaning set forth in Section 3.9(a).

“Company Leases” means the leases, subleases or licenses pursuant to which the Company or any of its Subsidiaries leases, subleases or licenses the Company Leased Property.

“Company LTIP” means the GP Strategies Corporation 2021 Amended Long-Term Incentive Program (LTIP).

“Company Material Adverse Effect” means any effect, event, development, circumstance or change that (x) has a material adverse effect on the assets, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (y) that would prevent or materially delay the consummation by the Company of the Merger; provided, however, that no effect, event, development, circumstances or change, individually or in the aggregate, directly or indirectly resulting from, arising out of or attributable to any of the following shall be deemed to be or constitute a “Company Material Adverse Effect,” and no effect, event, development, circumstance or change, individually or in the aggregate, directly or indirectly resulting from, arising out of or attributable to any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (a) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally; (b) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (c) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business; (d) random acts of violence, political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics, disease outbreaks (including the COVID-19 virus), other public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) and other force majeure events in the United States or any other country or region in the world; (f) the announcement of this Agreement or the pendency or consummation of the Transactions, including (i) the identity of Parent, (ii) the loss or departure of officers or other employees of the Company or any of its Subsidiaries directly resulting from, arising out of or directly attributable to the Transactions and (iii) the termination of (or the failure to renew or enter into) any contracts with customers, suppliers, licensors, distributors or other business partners; provided that, in the case of subclauses (i), (ii) and (iii), the Company and its Subsidiaries have complied with their obligations under Section 5.1 (it being understood and agreed that the foregoing shall not apply with respect to the representations and warranties set forth in Section 3.4(b) or with respect to the conditions to Closing contained in Section 7.3(a) to the extent such condition relates to such representations and warranties); (g) any actions taken or failure to take action, in each case, pursuant to the requirements of this Agreement, at Parent’s request or following Parent’s written approval or consent to such action; (h) changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other applicable accounting standards (or the interpretation thereof); (i) changes in the Company’s stock price or the trading volume of the Company’s stock, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations; (j) any failure to obtain CFIUS Clearance or the occurrence of any CFIUS Turndown Event (including the issuance of any order by the President of the United States pursuant to the DPA prohibiting the consummation of the Merger); (k) reductions in revenues, earnings or other financial performance or results of operations directly resulting from the Divestiture; or (l) any investigation of or challenge to the Transactions described herein brought by a Governmental Entity under the HSR Act or any Antitrust Laws (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); provided that, in the case of clauses (a), (b), (c), (d), (e) and (h), such effect, event, development, circumstance or change shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred to the extent such effect, event, development, circumstance or change has had a disproportionate impact on the Company as compared to other similarly situated participants in the Company’s industry.

“Company Material Contract” has the meaning set forth in Section 3.13(a).

“Company Owned Property” has the meaning set forth in Section 3.9(b).

“Company Permits” has the meaning set forth in Section 3.19.

“Company PSU” means an award convertible into shares of Company Common Stock subject to performance-based vesting conditions and that is granted under the Company Stock Plan.

“Company Preferred Stock” has the meaning set forth in Section 3.2(a).

“Company RSUs” means an award convertible into shares of Company Common Stock subject to only time-based vesting conditions and that is granted under the Company Stock Plan.

“Company SEC Reports” has the meaning set forth in Section 3.5(a).

“Company Software” has the meaning set forth in Section 3.11(e).

“Company Stock Plan” means the GP Strategies Corporation 2011 Stock Incentive Plan, as amended.

“Company Stockholder Approval” means the adoption of this Agreement by the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote on such matter at the Company Stockholders Meeting.

“Company Stockholders Meeting” has the meaning set forth in Section 6.12(a).

“Company Subsidiary Securities” has the meaning set forth in Section 3.3(b).

“Company Termination Fee” has the meaning set forth in Section 8.3(b).

“Company Voting Agreement” has the meaning set forth in the Recitals.

“Company’s Knowledge” or similar phrases means the actual knowledge of the individuals identified in Section 9.1(a) of the Company Disclosure Schedule, or knowledge that individuals in such positions would reasonably be expected to have but without any duty to inquire or investigate.

“Confidentiality Agreement” means the confidentiality agreement, dated as of June 7, 2021, between the Company and Parent.

“Continuing Employee” has the meaning set forth in Section 6.16(a).

“Current D&O Insurance” means the current directors’ and officers’ liability insurance policies maintained by the Company.

“DCSA” means the Defense Counterintelligence and Security Agency of the United States Department of Defense.

“DCSA Approval” means written acknowledgment by DCSA that it has accepted the proposed plans and arrangements, if any, for the mitigation of FOCI as set forth in the NISPOM.

“DDTC” means the U.S. Department of State’s Directorate of Defense Trade Controls.

“Debt Financing” means, subject to the final sentence of Section 6.9(b), the provision of debt financing by the Debt Financing Sources in the amounts, and subject to the terms and conditions, set forth in the Debt Financing Documents.

“Debt Financing Documents” means, subject to the final sentence of Section 6.9(b), the executed Facility Agreement and executed Fee Letters, dated as of the date of this Agreement.

“Debt Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing, including the parties to any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective affiliates and their and their respective affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective successors and assigns.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” means shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and properly demands appraisal rights of such shares pursuant to, and who is complying in all respects with, the applicable provisions of Section 262 of the DGCL (until such time as such holder effectively withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares, at which time such shares shall cease to be Dissenting Shares).

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. §4565.

“DTC” has the meaning set forth in Section 2.2(b).

“Effective Time” has the meaning set forth in Section 1.2.

“Eligible Shares” has the meaning set forth in Section 2.1(c).

“Environmental Law” means any Applicable Law relating to, regulating or imposing liability, standards or obligations of conduct concerning: (a) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (b) the handling, use, storage, treatment, transport, disposal, Release or threatened Release of any Hazardous Substance or (c) noise, odor or wetlands protection.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals, grants, registrations, exemptions, exceptions, variances, and other similar authorizations of Governmental Entities relating to or required by an Environmental Law.

“Equity Financing” means, subject to the final sentence of Section 6.9(b), the Share Issue pursuant to the terms and conditions set forth in the Placing Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility Agreement” means, subject to the final sentence of Section 6.9(b), that certain Multicurrency Senior Term and Revolving Facilities Agreement, dated as of the date of this Agreement, between Parent and the Debt Financing Sources.

“FCA” means the United Kingdom Financial Conduct Authority, acting in its capacity as the competent authority for listing under Part VI of the Financial Services and Markets Act 2000.

“Fee Letter” means a fee letter from a Debt Financing Source.

“Financing” means the Debt Financing and the Equity Financing.

“Financing Documents” means the Debt Financing Documents and the Placing Agreement.

“Financing Sources” means the Debt Financing Sources and the underwriters, subscribers and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Equity Financing, including the parties to any joinder agreements or subscriptions entered into in connection therewith, together with their respective affiliates and their and their respective affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective successors and assigns.

“FOCI” means foreign ownership, control, and influence as set forth in the NISPOM.

“GAAP” means United States generally accepted accounting principles.

“Government Bid” means any quotation, bid, proposal or offer for supplies, services or construction, whether solicited or unsolicited, that, if accepted or awarded, would result in the award of a Government Contract.

“Government Contract” means any contract between the Company or any of its Subsidiaries and (i) any Governmental Entity, (ii) any prime contractor of any Governmental Entity, or (iii) any subcontractor (at any tier) with respect to any contract described in clauses (i) or (ii) above. A task, purchase or delivery order under a Government Contract or any amendment, supplement or modification to a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Government Official” shall mean any individual working for or on behalf of a Governmental Entity.

“Governmental Entity” means any national, state, local, supranational or foreign court, arbitrational tribunal, administrative agency or commission, other governmental or regulatory authority, agency or instrumentality.

“Hazardous Substance” means (i) any substance, pollutant, contaminant, material, waste, or chemical that is defined or treated under any Environmental Law as a “hazardous constituent,” “toxic substance,” “toxic waste,” “hazardous substance,” “hazardous waste,” “hazardous material,” or (ii) asbestos or asbestos containing materials, lead, polychlorinated biphenyls, petroleum or petroleum products, urea formaldehyde foam insulation, and radon gas.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” means each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time a director, manager or officer of the Company or any of its Subsidiaries.

“Intellectual Property” means all United States and foreign intellectual property, including (a) patents, industrial designs and other similar registrations and pending applications therefor, (b) registered and unregistered trademarks, brands, service marks, trade dress, logos, brand names, and slogans, together with all goodwill associated with any of the foregoing, and all registrations and applications therefor, (c) registered and unregistered copyrights in both published and unpublished works, and applications for registration thereof, (d) Internet domain names, uniform resource locators, Internet or worldwide web sites or protocol addresses, and social media accounts, (e) Trade Secrets and confidential business information, (f) inventions or any other proprietary information (including ideas, designs, drawings, specifications, plans, proposals, financial and marketing plans, know-how and customer and supplier lists, pricing and cost information), and (g) rights to sue for past or present infringement or violation of any of the foregoing.

“Intervening Event” shall mean an event, occurrence, fact or change that materially affects the business, assets or operations of the Company (other than any event, occurrence, fact or change resulting from a breach of this Agreement by the Company) occurring or arising after the date hereof that was not known or reasonably foreseeable to the Company Board as of the date hereof (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable), which event, occurrence, fact or change becomes known to the Company Board prior to the Company Stockholder Approval, other than (i) changes in the Company Common Stock price, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event), (ii) any Acquisition Proposal or (iii) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (however, the underlying reasons for such events may constitute an Intervening Event).

“IRS” means the Internal Revenue Service of the United States.

“IT Assets” means computers, Software, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines, and all other information technology infrastructure and equipment, and all associated Trade Secrets documentation, owned, licensed or leased by the Company or its Subsidiaries for information technology operations (excluding any public networks).

“ITAR” means the International Traffic in Arms Regulations, 22 C.F.R. §§ 120-130, as amended.

“Jefferies” has the meaning set forth in Section 3.21.

“Joint Venture Affiliate” has the meaning set forth in Section 3.3(c).

“Joint Voluntary Notice” has the meaning set forth in Section 6.4(b).

“Labor Organization” means any labor union, works council, collective group or other labor organization or association representing or purporting to represent any employee of or contractor to, or group of employees of or contractors to, the Company or any of its Subsidiaries.

“Letter of Transmittal” has the meaning set forth in Section 2.2(b).

“Lien” means any mortgage, deed of trust, security interest, pledge, lien, charge, encumbrance, hypothecation, lease, sublease or, with respect to Company Owned Property, option, conditional sale or other title retention agreement.

“Lookback Date” has the meaning set forth in Section 3.5(a).

“Maximum Premium” means 300% of the last annual premium paid prior to the Effective Time for the Current D&O Insurance.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(c).

“Merger Sub” has the meaning set forth in the preamble.

“NISPOM” means the National Industrial Security Program Operating Manual, DoD 5229.22-M, Feb 2006 incorporating Change 2, May 18, 2016.

“Ordinary Course of Business” means, with respect to an action taken, or omitted to be taken, by any Person, that such action, or the failure to take such action, is consistent with the ordinary course of business of such Person, including any commercially reasonable deviations therefrom taken in good faith by such Person as a result of or in response to pandemics (including COVID-19).

“Outside Date” means December 31, 2021.

“Parent” has the meaning set forth in the preamble.

“Parent Announcements” means the announcements to be made by the Parent to any Regulatory Information Service in connection with the Merger or Share Issue.

“Parent Board” means the board of directors of Parent or a duly appointed committee thereof.

“Parent Material Adverse Effect” means any event, development, circumstance or change that would reasonably be expected to prevent, or materially impair or delay, the ability of Parent, US Holdco or Merger Sub to consummate the Merger or any of the other Transactions or otherwise perform any of their obligations under this Agreement in any material respect.

“Parent Termination Fee” has the meaning set forth in Section 8.3(c).

“Paying Agent” means a bank or trust company mutually acceptable to Parent and the Company, which shall be engaged by Parent and US Holdco to act as paying agent for the payment of the Merger Consideration to the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time.

“Paying Agent Agreement” has the meaning set forth in Section 2.2(a).

“Payment Fund” means cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.1(c) in exchange for all of the outstanding shares of Company Common Stock (other than shares of Company Common Stock cancelled in accordance with Section 2.1(b) and Dissenting Shares).

“Payment Obligations” has the meaning set forth in Section 4.5(a).

“Permitted Lien” means (a) any Lien for Taxes or other governmental charges, levies or assessments not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the Ordinary Course of Business or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (c) zoning, building and other similar codes and regulations, (d) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (e) utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, rights of way, restrictions, declarations, covenants, conditions, defects and other Liens that are shown in public records that do not individually or in the aggregate materially interfere with the present occupancy or use of the respective Company Owned Property or Company Leased Property or otherwise materially impair the business operations of the Company and its Subsidiaries, (f) matters disclosed by any existing title insurance policies or title reports, when copies of the same have been made available to Parent, (g) non-exclusive licenses granted by the Company or any of its Subsidiaries in the Ordinary Course of Business for Intellectual Property owned by the Company or any of its Subsidiaries, (h) liens related to the Financing (including any permitted alternative financing) or arising from actions of Parent, US Holdco or Merger Sub, (i) liens relating to capitalized lease financings or purchase money financings that have been entered into in the Ordinary Course of Business, (j) liens arising under applicable securities laws,

(k) any lease or sublease of real property entered in the Ordinary Course of Business, (l) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business, (m) any conditions that would be disclosed by a current, accurate survey or physical inspection that do not individually or in the aggregate materially interfere with the current use of the assets of, or the current operation of the business of, the Company and its Subsidiaries and (n) Liens set forth on Section 9.1(b) of the Company Disclosure Schedule.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, estate, Governmental Entity, association, enterprise, unincorporated organization or other entity.

“Placing Agreement” means the placing agreement dated as of the date of this Agreement between Numis Securities Limited, Joh. Berenberg, Gossler & Co. KG, London Branch, Goldman Sachs International and Parent relating to the Share Issue.

“Pre-Closing Period” means the period commencing on the date of this Agreement and ending at the Effective Time or such earlier time as this Agreement may be terminated in accordance with its terms.

“Principal Stockholders” has the meaning set forth in the Recitals.

“Proceeding” has the meaning set forth in Section 3.15.

“Proxy Statement” has the meaning set forth in Section 6.12(a).

“Regulatory Approval” has the meaning set forth in Section 6.4(a)(ii).

“Regulatory Information Service” means any information service authorized from time to time by the FCA for the purpose of disseminating regulatory announcements.

“Release” means any release, spill, leak, emission, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of Hazardous Substances into the environment.

“Reporting Tail Endorsement” has the meaning set forth in Section 6.6(c).

“Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

“Restrictive Order” has the meaning set forth in Section 6.4(a)(iv).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SCA” means the Security Control Agreement, dated November 27, 2013, by and between the Company and the U.S. Department of Defense.

“SEC” means the United States Securities and Exchange Commission.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Admission” means the admission of new Parent ordinary shares of 0.375 pence each to be issued in connection with the Share Issue to trading on the AIM becoming effective in accordance with the AIM Rules.

“Share Issue” means the placing by Parent of new ordinary shares of 0.375 pence each in the capital of Parent pursuant to the terms of the Placing Agreement on the terms and subject to the Parent Announcements (or any amendment or supplement thereto).

“Software” means computer programs and software, including data files, source code, object code, firmware, programming tools, application programming interfaces, architecture, software-related records, software-related schematics, emulation and simulation reports, test vectors and hardware development tools, databases and other software-related specifications and documentation.

“Specified Arrangements” has the meaning set forth in Section 6.16(a).

“STIP” has the meaning set forth in Section 6.16(b).

“Subsidiary” means, with respect to any Person, another Person of which such first Person owns or controls, directly or indirectly, securities or other ownership interests representing more than 50% of the voting power of all outstanding stock or ownership interests of such second Person.

“Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (provided, that, for purposes of this definition, the applicable percentages in clauses (i) and (ii) of the definition of Acquisition Proposal shall be 50%, rather than 15%) that the Company Board, or any committee thereof, has determined in its good faith judgment ((a) after taking into account any binding revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.1, (b) after consultation with its financial advisor and outside legal counsel, and (c) after taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of such Acquisition Proposal, and all other matters that the Company Board, or any committee thereof, considers appropriate), would, if consummated, result in a transaction more favorable to the Company’s stockholders than the Merger and the other Transactions.

“Surviving Corporation” means the Company following the Merger.

“Takeover Law” has the meaning set forth in Section 3.22.

“Tax Returns” means all reports, returns, forms, or statements required to be filed with a Governmental Entity with respect to Taxes.

“Taxes” or “Tax” means all taxes or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, or additions to tax imposed or assessed with respect thereto.

“Taxing Authority” means any Governmental Entity responsible for the imposition of any Taxes.

“Termination Payments” has the meaning set forth in Section 8.3(c).

“Trade Secrets” means trade secrets and other proprietary and confidential information that provides the Company or any of its Subsidiaries with a competitive advantage and is maintained in confidence, including know how, and rights in any jurisdiction to limit the use or disclosure thereof by any Person.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger.

“Trigger Event” has the meaning set forth in Section 8.1(e).

“US Holdco” has the meaning set forth in the preamble.

“VAT” means: (i) any Tax imposed in compliance with the European Union council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); (ii) to the extent not included in paragraph (i) above, any value added tax imposed by the United Kingdom Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and (iii) any other Tax of a similar nature to the Taxes referred to in paragraph (i) or paragraph (ii) above imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, the Taxes referred to in paragraph (i) or paragraph (ii) above.

“WARN Act” has the meaning set forth in Section 3.20(h).

“Willful Breach” means a material breach of any covenant or agreement set forth in this Agreement that is a consequence of an act undertaken, or a failure to act by the breaching party with the actual knowledge that the taking of such act, or such failure to act, would result, or would reasonably be expected to result, in a breach of this Agreement. For the avoidance of doubt, Parent’s, US Holdco’s or Merger Sub’s failure to effect the Closing when required under this Agreement shall constitute a Willful Breach of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1    Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

10.2    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

(a)	if to Parent, US Holdco or Merger Sub, to:

Learning Technologies Group plc

15 Fetter Lane

London EC4A 1BW, United Kingdom

Attn: Peter Gordon, Director of Mergers & Acquisitions

E-mail: peter.gordon@ltgplc.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

Attn:     Jonathan Klein

             J.A. Glaccum

E-mail: jonathan.klein@us.dlapiper.com

             j.a.glaccum@us.dlapiper.com

(b)	if to the Company, to:

GP Strategies Corporation

70 Corporate Center, 11000

Broken Land Parkway

Suite 300

Columbia, MD 21044

Attention: Jim Galante, Senior Vice President and General Counsel

Facsimile: (443) 393-2905

Email: GPlegalnotices@GPstrategies.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

100 International Drive

Suite 200

Baltimore, MD 21202

Attn:     Kelly Tubman Hardy

             Joseph E. Gilligan

E-mail: kelly.hardy@hoganlovells.com

             joseph.gilligan@hoganlovells.com

Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth. For avoidance of doubt, for purposes of Section 5.1, electronic mail delivered in accordance with this Section 10.2 shall be deemed adequate written notice.

10.3    Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms.

10.4    Third Party Beneficiaries.

(a)    This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 6.6 (with respect to which the Indemnified Parties shall be third party beneficiaries), (b) from and after the Effective Time, the rights of holders of shares of Company Common Stock, Company RSUs and Company PSUs to receive the consideration set forth in Article II, (c) the rights of the Company’s Subsidiaries and the Company’s and its Subsidiaries’ respective Representatives set forth in Section 6.9(d), and (d) the Debt Financing Sources are intended third-party beneficiaries of (i) any liability cap or other limitation on remedies or damages in this Agreement that are for the benefit of the Parent, including those set forth in Section 8.3, and (ii) the provisions of Section 8.2, Section 8.5, this Section 10.4, Section 10.9, Section 10.10 and Section 10.11, provided that each such Section will be enforceable by each Debt Financing Source solely with respect to the rights, remedies and benefits afforded to the Debt Financing Sources by such Sections.

(b)    Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that (i) neither the Company nor the Company stockholders derive any contractual rights, whether as third party beneficiary or otherwise, under the Debt Financing Documents and will not be entitled to enforce the Debt Financing Documents against any agent, arranger, bookrunner, lender, letter of credit issuer or other financing party that is a party to the Debt Financing Documents (including the Debt Financing Sources), any of their respective Affiliates or any of their respective officers, directors, employees, agents and representatives and their successors and assigns, (ii) the Company waives and agrees not to pursue any claim (including any claim under contracts, any claim in tort and any claim for specific performance) it may have against any Debt Financing Source with respect to the failure of the Debt Financing to close, (iii) no Debt Financing Source shall have any liability to the Company, any Company stockholder or any of their respective Affiliates hereunder, and (iv) the Debt Financing Sources will have no obligation to provide any Debt Financing except in accordance with the terms and conditions of the Debt Financing Documents; provided, however, that, notwithstanding the foregoing, nothing in this Section 10.4(b) shall in any way limit or modify any Debt Financing Source’s obligations to Parent under any Debt Financing Documents.

10.5    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, that without such consent, Parent, US Holdco and Merger Sub may assign their rights under this Agreement (a) to a wholly owned Subsidiary, or (b) from and after the Closing, to the Debt Financing Sources in connection with the Transactions for collateral security purposes, but in each case, such transfer or assignment shall not affect the liabilities or obligations of Parent, US Holdco or Merger Sub hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

10.6    Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

10.7    Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

10.8    Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “preamble”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or preamble of, or an Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency; (l) except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or” and (m) references to “make available” or “made available” shall include availability through (1) an electronic data room, (2) the SEC’s Electronic Data Gathering, Analysis and Retrieval website or (3) the review procedures established pursuant to the terms and conditions of the Clean Team Agreement at least one Business Day prior to the date of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

10.9    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Notwithstanding the foregoing, the Debt Financing Documents, and all disputes, controversies, claims or actions of any kind or description (whether at law, in contract or in tort) that may be based upon, arise out of or relate to the Debt Financing Documents, or the negotiation, execution or performance thereof, shall be governed by and construed in accordance with the laws applicable thereto according to their terms.

10.10    Remedies.

(a)    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy.

(b)    The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. The parties acknowledge and agree that (i) prior to the termination of this Agreement pursuant to Article VIII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity, (ii) the Termination Payments shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement, and (iii) the right of specific enforcement of this Agreement is an integral part of the Transactions, and without that right, neither the Company nor Parent would have entered into this Agreement.

(c)    Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that prior to the Closing, the Company shall be entitled to specific performance to cause Parent and US Holdco to effect the Closing (including to consummate the Merger) in accordance with Section 1.3, if, and only if, (i) all conditions set forth in Section 7.1 and Section 7.3 (other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at Closing in accordance with this Agreement, and other than those conditions that have not been or cannot be satisfied due to breach or nonperformance by Parent or US Holdco that has contributed materially to the nonsatisfaction of any such condition) have been or will have been satisfied or waived at the time when the Closing would be required to occur prior to Section 1.3, (ii) Parent and US Holdco fail to complete the Closing in accordance with Section 1.3, and (iii) the Company has irrevocably confirmed in a written notice to Parent that it is ready, willing and able to consummate the Closing.

10.11    Submission to Jurisdiction.

(a)    Each of the parties hereto irrevocably and unconditionally (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Litigation Division), or, if the subject matter of the action is one over which exclusive jurisdiction is vested in the courts of the United States of America, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of the parties hereto agrees that to the extent such party is not otherwise subject to service of process in the State of Delaware, as such party shall appoint and maintain an agent in the State of Delaware as such party’s agent for service of process. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.2 (other than by e-mail). Nothing in this Section 10.11(a), however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

(b)    Notwithstanding the foregoing, each party hereto agrees that such party shall not bring or support any dispute, controversy, claim or action of any kind or description, whether in law or in equity, against any Debt Financing Source in any way relating to this Agreement or the Debt Financing Documents or any of the transactions contemplated hereby or thereby (including the Debt Financing), including any dispute, controversy, claim or action arising out of or relating to the Debt Financing or the performance thereof, except in such forum as is specified in such Debt Financing Documents, and each of the parties hereto (i) irrevocably submits to the exclusive jurisdiction of each such forum in any such dispute, controversy, claim or action, (ii) waives any objection it may now or hereafter have to venue or to an inconvenient forum, and (iii)  agrees that all such disputes, controversies, claims and actions shall be heard and determined only in such forums.

10.12    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.12.

10.13    Disclosure Schedule. The Company Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (a) the corresponding section of this Agreement and (b) the other sections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect or is outside the Ordinary Course of Business.

[Remainder of Page Intentionally Left Blank.]

Parent, US Holdco, Merger Sub and the Company have executed this Agreement as of the date set forth in the initial caption of this Agreement.

LEARNING TECHNOLOGIES GROUP PLC

By:	/s/ Jonathan Satchell
	Name:	Jonathan Satchell
	Title:	Chief Executive

LEARNING TECHNOLOGIES ACQUISITION CORPORATION

By:	/s/ Jonathan Satchell
	Name:	Jonathan Satchell
	Title:	President and Chief Executive Officer

GRAVITY MERGER SUB, INC.

By:	/s/ Jonathan Satchell
	Name:	Jonathan Satchell
	Title:	President

[Signature Page to Agreement and Plan of Merger]

Parent, US Holdco, Merger Sub and the Company have executed this Agreement as of the date set forth in the initial caption of this Agreement.

GP STRATEGIES CORPORATION

By:	/s/ Adam H. Stedham
	Name:	Adam H. Stedham
	Title:	Chief Executive Officer and President

[Signature Page to Agreement and Plan of Merger]

Annex B

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), is made and entered into as of July 15, 2021, by and among Learning Technologies Group plc, a public limited company incorporated in England and Wales (“Parent”), Learning Technologies Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“US Holdco”), Gravity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (“Merger Sub”) and the individual or entity whose name appears in the signature block to this Agreement (the “Stockholder”).

RECITALS

WHEREAS, in connection with and concurrently with the execution of this Agreement, GP Strategies Corporation, a Delaware corporation (the “Company”), Parent, US Holdco and Merger Sub are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration as specified in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined herein) of such Stockholder’s Existing Shares (as defined herein);

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement and abide by the covenants and obligations contained herein with respect to such Stockholder’s Covered Shares (as defined herein); and

WHEREAS, the Board of Directors of the Company has adopted the Merger Agreement and approved the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Stockholder, together with the voting and support agreements concurrently entered into by certain other stockholders of the Company (collectively, the “Covered Stockholders”), is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, US Holdco, Merger Sub and the Stockholder, intending to be legally bound, hereby agree as follows:

ARTICLE I

GENERAL

1.1    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms shall have the respective meanings set forth below:

“Affiliate” when used with respect to any Person, means any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act; provided however in no event shall the Company or any of its Subsidiaries or “controlled” Affiliates or any Excluded Person be deemed to be an Affiliate of the Stockholder.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the 1934 Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning. For the avoidance of doubt, the term “Beneficially Owned” shall not be deemed to include shares of Company Common Stock or other capital stock of the Company which are deemed excluded from beneficial ownership by the Stockholder under SEC Release No. 34-39538 (January 12, 1998). For the further avoidance of doubt, none of Parent, US Holdco or Merger Sub shall be deemed to be the Beneficial Owner of any Company Common Stock by virtue of this Agreement or the Merger Agreement.

“Covered Shares” means the Stockholder’s Existing Shares, (i) together with any shares of Company Common Stock or other capital stock of the Company and any shares of Company Common Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof and over which the Stockholder has sole voting power (ii) less any shares disposed of pursuant to a Permitted Transfer.

“Excluded Person” means (i) any portfolio company, portfolio investment or other entity in which the Stockholder or any of its Affiliates (or any investment fund managed by Affiliates) is an investor (whether via ownership of capital stock or other equity securities, debt securities or otherwise) and (ii) Power Corporation of Canada and its Subsidiaries and Affiliates.

“Existing Shares” means the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule 1.A hereto, but excluding the shares listed on Schedule 1.C hereto.

“Fundamental Amendment” means any amendment, modification, change or waiver to any provision of the Merger Agreement that (i) changes the form or amount of the consideration payable with respect to the Covered Shares pursuant the Merger Agreement (other than adjustments in accordance with the terms of the Merger Agreement as of the date hereof) in a manner adverse to the Stockholder or (ii) materially amends or waives any other terms and conditions of the Merger Agreement in a manner adverse to the Stockholder.

“Lien” means any mortgage, deed of trust, security interest, pledge, lien, charge, encumbrance, hypothecation, lease, sublease.

“Permitted Transfer” means (a) a Transfer of Covered Shares by the Stockholder to an wholly owned Affiliate of such Stockholder or (b) if the Stockholder is an individual, a Transfer of Covered Shares (i) to any member of such Stockholder’s immediate family or to a trust for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family or (ii) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the laws of intestate succession, provided that (x) in the case of clause (a), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and prior to the termination of this Agreement, and (y) in the case of both clauses (a) and (b), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder.

“Term” means the period from the date hereof until the termination of this Agreement in accordance with its terms.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), division, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Lien, hypothecation or similar disposition of (including by merger, division, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1    Agreement to Vote.

(a)    The Stockholder hereby irrevocably and unconditionally agrees that during the Term, at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:

(i)    appear at each such meeting or otherwise cause the Covered Shares called to vote upon to be counted as present thereat for purposes of establishing a quorum; and

(ii)    vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if either there is not a quorum or there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement, if requested by Parent in writing at least four (4) Business Days prior to the applicable vote; and (C) against any Acquisition Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including (1) any extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving the Company or a Subsidiary of the Company; (2) a sale, lease or transfer of a material amount of assets of the Company or a Subsidiary of the Company or any reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or a Subsidiary of the Company; or (3) any change in the present capitalization of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws.

(b)    The Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of the DGCL) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, US Holdco, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Company Board in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

(c)    Notwithstanding anything in this Section 2.1 to the contrary, the Stockholder shall not be required to vote or consent (or cause to be voted or consented) any of its Covered Shares in favor of any Fundamental Amendment.

2.2    No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while the Merger Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while the Merger Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares of such Stockholder (except pursuant to Section 2.3 or pursuant to any irrevocable proxy card in form and substance reasonably satisfactory to Parent delivered to the Company directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1) and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement; provided, however, that this Section 2.2 shall not preclude such Stockholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.1. The Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.

2.3    Irrevocable Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares Beneficially Owned by such Stockholder solely to the extent and in accordance with Section 2.1 during the term of this Agreement at the Company Stockholders Meeting and at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.1 at which any of the matters described in Section 2.1 is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, such Stockholder fails to be counted as present, to consent or to vote such Stockholder’s Covered Shares, as applicable, in accordance with this Agreement or has not delivered to the Secretary of the Company at least two (2) Business Days prior to the meeting at which any of the matters described in Section 2.1 is to be considered a duly executed irrevocable proxy card in form and substance reasonably satisfactory to Parent directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.1, at which time any such proxy shall automatically terminate. The Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy during the term of this Agreement. Parent may terminate this proxy with respect to any such Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Stockholder hereby represents and warrants to Parent, US Holdco and Merger Sub as follows:

3.1    Organization; Power; Authorization. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to approve this Agreement or to consummate the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, US Holdco and Merger Sub, constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Stockholder is an individual and is married and such Stockholder’s Covered Shares constitute community property under Applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse.

3.2     Ownership. Unless Transferred pursuant to a Permitted Transfer, (a) such Stockholder’s Existing Shares are, and all of the Covered Shares Beneficially Owned by such Stockholder during the term of this Agreement will be, Beneficially Owned by such Stockholder and (b) such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Liens other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws, pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws or pursuant to agreements publicly filed by the Company with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2019. With respect to any outstanding Covered Shares of which the Stockholder is not the record owner, such lack of record ownership will not prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder over which such Stockholder has sole voting power. Any shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by the Stockholder and over which such Stockholder does not have sole voting power are covered by another voting and support agreement entered into on the date hereof by a Covered Stockholder. Unless Transferred pursuant to a Permitted Transfer and subject to the last sentence of Section 4.1, such Stockholder has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Stockholder and over which such Stockholder has sole voting power at all times during the term of this Agreement.

3.3    No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (a) conflict with, or result in any violation or breach of, if applicable, any provision of the certificate of incorporation or bylaws of the Stockholder, (b) conflict with, or result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit to which such Stockholder or any of its Subsidiaries or Affiliates are entitled) under, or require a consent or waiver under, any of the terms, conditions or provisions of any material agreement or other instrument binding upon the Stockholder or any of its Subsidiaries or Affiliates or any of their respective properties or assets, (c) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or any of its Subsidiaries or Affiliates or any of its or their respective properties or assets, or any other Applicable Law, or (d) result in the creation or imposition of any Lien on any of the Covered Shares, except in the case of clauses (b), (c) and (d) of this Section 3.3 for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to materially impair Stockholder’s ability to perform its obligations hereunder.

3.4    Required Filings and Consents. No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Stockholder or any of its Subsidiaries or Affiliates in connection with the execution and delivery of this Agreement by such Stockholder, except for the filings of any required reports with the SEC.

3.5    Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation whether civil, criminal, administrative or investigative pending and of which such Stockholder has been notified or, to such Stockholder’s knowledge, threatened, against such Stockholder or any of its Subsidiaries or Affiliates, in each case that, individually or in the aggregate, has had or would reasonably be expected to prevent or materially delay or impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise materially impair Stockholder’s ability to perform its obligations hereunder. As of the date of this Agreement, there are no judgments, injunctions, rules orders or decrees of any arbitrator or Governmental Entity outstanding against such Stockholder or any of its Subsidiaries or Affiliates that, individually or in the aggregate, has had or would reasonably be expected to prevent or materially delay or impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise materially impair Stockholder’s ability to perform its obligations hereunder.

3.6     Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of such Stockholder or any of its Subsidiaries or Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Merger Agreement.

3.7    Reliance by Parent. The Stockholder understands and agrees that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. The Stockholder understands and agrees that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE IV

OTHER COVENANTS

4.1    Prohibition on Transfers; Other Actions. Until the earlier of (a) receipt of the Company Stockholder Approval and (b) termination of this Agreement in accordance with Section 5.1, the Stockholder agrees that it shall not (i) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would reasonably be expected to restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. The Stockholder shall not request that the Company or its transfer agent register the transfer of any Certificate or Book-Entry Shares representing any of such Stockholder’s Covered Shares save for any Permitted Transfer.

4.2    Adjustments. In the event of any change in the Company Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3     No Solicitation.

(a)    Subject to the provisions of Section 5.2, during the Term, the Stockholder agrees that it shall, and shall use reasonable best efforts to cause each of its Affiliates and Representatives (to the extent that any such Representative is acting on behalf of the Stockholder): (i) to immediately cease and cause to be terminated any solicitation, knowing encouragement, discussions or negotiations with any Persons (other than Parent and its

Subsidiaries (including US Holdco and Merger Sub) and their respective Representatives) that may be ongoing with respect to an Acquisition Proposal and (ii) not to, directly or indirectly, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, an Acquisition Proposal. The Stockholder shall not, and shall cause its Subsidiaries not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, or knowingly fail to enforce, any confidentiality obligations with respect to an Acquisition Proposal or similar matter or any standstill provision in any agreement to which such Stockholder or any of its Subsidiaries is a party. None of such Stockholder or its Subsidiaries shall enter into any confidentiality agreement or other agreement subsequent to the date hereof which prohibits such Stockholder or any of its Subsidiaries from (x) providing to Parent or any of its Affiliates or Representatives the information required to be provided pursuant to this Section 4.3 or (y) otherwise complying with this Section 4.3.

(b)    The Stockholder (solely in its capacity as a stockholder of the Company) shall, as promptly as practicable (and in any event within 24 hours after receipt), notify (orally and in writing) Parent in the event that such Stockholder or any of its Representatives (to the extent that any such Representative is acting on behalf of the Stockholder) receives an Acquisition Proposal or a request for information relating to the Company or its Subsidiaries that constitutes, contemplates or would reasonably be expected to result in an Acquisition Proposal, including summarizing in reasonable detail the nature, terms and conditions thereof. The Stockholder shall keep Parent reasonably informed, on a reasonably current basis, as to the status of (including any material developments, discussions or negotiations) such Acquisition Proposal received by such Stockholder in such capacity.

4.4    Notice of Acquisitions. The Stockholder shall notify Parent as promptly as practicable (and in any event within 48 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.

4.5    Disclosure. Except as required by Applicable Law, the Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (which consent may be withheld in Parent’s sole discretion); provided that the Stockholder may disclose the terms of this Agreement and file a copy hereof in a Schedule 13D, or amendment thereto, filed with the SEC. The Stockholder consents to and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, the FCA or any other Governmental Entity, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger Agreement and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of and interests in the Covered Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent or the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC, the FCA or any other Governmental Entity (provided that, solely with respect to any Parent press release which may include the name of the Stockholder, Parent shall use reasonable efforts to provide an advance copy of such press release to the Stockholder).

4.6     Further Assurances. From time to time, at Parent’s reasonable request and without further consideration, the Stockholder agrees to cooperate with Parent, at Parent’s expense, with respect to Parent’s or the Company’s or their respective Subsidiaries’ filings with Governmental Entities, to the extent relating to such Stockholder, and to execute and deliver such additional documents and reasonably cooperate in connection with such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement and the Merger Agreement (as in effect as the date hereof and as amended other than by Fundamental Amendments); provided that, for the avoidance of doubt, this Section 4.6 shall not be interpreted to (i) transfer to the Stockholder the responsibility to prepare and/or file any application or other filing that would traditionally be filed by Parent, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby or (ii) obligate the Stockholder to initiate or participate in litigation, make public statements, incur expense or incur any obligations or liabilities. The Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

ARTICLE V

MISCELLANEOUS

5.1    Termination. This Agreement shall remain in effect until the earlier to occur of, and shall be terminated upon the earliest to occur of, the following: (a) the Effective Time, (b) termination of the Merger Agreement in accordance with its terms, (c) a Company Board Recommendation Change solely on account of an Intervening Event, (d) any Fundamental Amendment, or (e) the mutual written consent of the parties; provided, however, that (x) this Article V and Section 2.1(b) shall survive any such termination and each shall remain in full force and effect, and (y) no party shall be relieved or released from any liability or damages arising from a breach of any provision of this Agreement arising prior to such termination.

5.2     No Agreement as Director or Officer; Stockholder Capacity. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder (if an individual), or any individual who is an Affiliate, employee, representative, or designee of such Stockholder (if an entity) or any of its Affiliates in his or her capacity as a director or officer of the Company or any of its Subsidiaries from (a) acting or refraining from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, including in exercising rights under the Merger Agreement, and no such actions or inaction shall be deemed a breach of this Agreement or (b) exercising the fiduciary duties of any Affiliate, employee, representative or designee of the Stockholder (if the Stockholder is an entity) or its Affiliates as an officer or director of the Company. It is understood that this Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.

5.3    No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, US Holdco and Merger Sub, for purposes of Rule 13d-5(b)(1) of the 1934 Act or any other similar provision of Applicable Law.

5.4     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by electronic mail, in each case to the intended recipient as set forth below:

(a)	if to Parent, US Holdco or Merger Sub:

Learning Technologies Group plc

15 Fetter Lane

London EC4A 1BW, United Kingdom

Attn: Peter Gordon, Director of Mergers & Acquisitions

E-mail: peter.gordon@ltgplc.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

Attn: Jonathan Klein

         J.A. Glaccum

Email: jonathan.klein@us.dlapiper.com

j.a.glaccum@us.dlapiper.com

and

(b)	if to the Stockholder, to the applicable address set forth on Schedule 1.B.

5.5    Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “preamble”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or preamble of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (k) except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

5.6     Counterparts. This Agreement may be executed in counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

5.7    Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein, including the Merger Agreement) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement.

5.8     Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

5.9    Remedies.

(a)    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy.

(b)    The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. The parties acknowledge and agree that (i) prior to the termination of this Agreement pursuant to Section 5.1, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity, and (ii) the right of specific enforcement of this Agreement is an integral part of the transactions contemplated by this Agreement, and without that right, none of Parent, US Holdco or Merger Sub would have entered into this Agreement.

5.10    Submission to Jurisdiction. Each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Litigation Division), or, if the subject matter of the action is one over which exclusive jurisdiction is vested in the courts of the United States of America, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of the parties hereto agrees that to the extent such party is not otherwise subject to service of process in the State of Delaware, as such party shall appoint and maintain an agent in the State of Delaware as such party’s agent for service of process. Either party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.4 (other than by e-mail). Nothing in this Section 5.10, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

5.11     WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.11.

5.12    Amendment; Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or supplement hereto (as applicable), signed on behalf of each of the parties hereto.

5.13     Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

5.14    Assignment; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, that without such consent, Parent may assign its rights under this Agreement to a wholly owned Subsidiary. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

5.15     Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

[Remainder of this page intentionally left blank]

Parent, US Holdco, Merger Sub and the Stockholder have executed this Agreement as of the date set forth in the initial caption of this Agreement.

LEARNING TECHNOLOGIES GROUP PLC

By:	/s/ Jonathan Satchell
	Name:	Jonathan Satchell
	Title:	President

LEARNING TECHNOLOGIES ACQUISITION CORPORATION

By:	/s/ Jonathan Satchell
	Name:	Jonathan Satchell
	Title:	President

GRAVITY MERGER SUB, INC.

By:	/s/ Jonathan Satchell
	Name:	Jonathan Satchell
	Title:	President

[Signature Page to Voting and Supporting Agreement]

Parent, US Holdco, Merger Sub and the Stockholder have executed this Agreement as of the date set forth in the initial caption of this Agreement.

STOCKHOLDER:

SAGARD CAPITAL PARTNERS, L.P.

By:	Sagard Capital Partners GP, Inc., its general partner

By:	/s/ Samuel Robinson
	Name:	Samuel Robinson
	Title:	President

[Signature Page to Voting and Supporting Agreement]

SCHEDULE 1

A.    OWNERSHIP OF EXISTING SHARES

	Record Owner	Number of Existing Shares of Company Common Stock
Sagard Capital Partners, L.P.		3,639,367

B.    ADDRESS

Sagard Capital Partners, L.P.

280 Park Avenue, 3rd Floor West

New York, NY 10017

Attn: Sacha Haque, Esq.

E-mail: haque@sagardholdings.com

C.    Shares excluded from Existing Shares:

Shares of Company Common Stock or options to acquire Company Common Stock held by any representative of the Stockholder to the Board of Directors of the Company.

Annex C

Execution Version

FORM OF OFFICER VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), is made and entered into as of July     , 2021, by and among Learning Technologies Group plc, a public limited company incorporated in England and Wales (“Parent”), Learning Technologies Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“US Holdco”), Gravity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (“Merger Sub”) and the individual or entity whose name appears in the signature block to this Agreement (the “Stockholder”).

RECITALS

WHEREAS, in connection with and concurrently with the execution of this Agreement, GP Strategies Corporation, a Delaware corporation (the “Company”), Parent, US Holdco and Merger Sub are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration as specified in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined herein) of such Stockholder’s Existing Shares (as defined herein);

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement and abide by the covenants and obligations contained herein with respect to such Stockholder’s Covered Shares (as defined herein); and

WHEREAS, the Board of Directors of the Company has adopted the Merger Agreement and approved the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Stockholder, together with the voting and support agreements concurrently entered into by certain other stockholders of the Company (collectively, the “Covered Stockholders”), is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, US Holdco, Merger Sub and the Stockholder, intending to be legally bound, hereby agree as follows:

ARTICLE I

GENERAL

1.1    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms shall have the respective meanings set forth below:

“Affiliate” when used with respect to any Person, means any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act; provided however in no event shall the Company or any of its Subsidiaries or “controlled” Affiliates be deemed to be an Affiliate of the Stockholder.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the 1934 Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning. For the avoidance of doubt, none of Parent, US Holdco or Merger Sub shall be deemed to be the Beneficial Owner of any Company Common Stock by virtue of this Agreement or the Merger Agreement.

“Covered Shares” means the Stockholder’s Existing Shares, (i) together with any shares of Company Common Stock or other capital stock of the Company and any shares of Company Common Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof and over which the Stockholder has sole voting power (ii) less any shares disposed of pursuant to a Permitted Transfer.

“Existing Shares” means the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule 1.A hereto.

“Fundamental Amendment” means any amendment, modification, change or waiver to any provision of the Merger Agreement that (i) changes the form or amount of the consideration payable with respect to the Covered Shares pursuant the Merger Agreement (other than adjustments in accordance with the terms of the Merger Agreement as of the date hereof) in a manner adverse to the Stockholder or (ii) materially amends or waives any other terms and conditions of the Merger Agreement in a manner adverse to the Stockholder.

“Lien” means any mortgage, deed of trust, security interest, pledge, lien, charge, encumbrance, hypothecation, lease, sublease.

“Permitted Transfer” means (a) a Transfer of Covered Shares by the Stockholder to an wholly owned Affiliate of such Stockholder or (b) if the Stockholder is an individual, a Transfer of Covered Shares (i) to any member of such Stockholder’s immediate family or to a trust for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family or (ii) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the laws of intestate succession, provided that (x) in the case of clause (a), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and prior to the termination of this Agreement, and (y) in the case of both clauses (a) and (b), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder.

“Term” means the period from the date hereof until the termination of this Agreement in accordance with its terms.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), division, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Lien, hypothecation or similar disposition of (including by merger, division, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1    Agreement to Vote.

(a)    The Stockholder hereby irrevocably and unconditionally agrees that during the Term, at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:

(i)    appear at each such meeting or otherwise cause the Covered Shares called to vote upon to be counted as present thereat for purposes of establishing a quorum; and

(ii)    vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if either there is not a quorum or there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement, if requested by Parent in writing at least four (4) Business Days prior to the applicable vote; and (C) against any Acquisition Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including (1) any extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving the Company or a Subsidiary of the Company; (2) a sale, lease or transfer of a material amount of assets of the Company or a Subsidiary of the Company or any reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or a Subsidiary of the Company; or (3) any change in the present capitalization of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws.

(b)    The Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of the DGCL) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, US Holdco, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Company Board in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

(c)    Notwithstanding anything in this Section 2.1 to the contrary, the Stockholder shall not be required to vote or consent (or cause to be voted or consented) any of its Covered Shares in favor of any Fundamental Amendment.

2.2    No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while the Merger Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while the Merger Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares of such Stockholder (except pursuant to Section 2.3 or pursuant to any irrevocable proxy card in form and substance reasonably satisfactory to Parent delivered to the Company directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1) and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement; provided, however, that this Section 2.2 shall not preclude such Stockholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.1. The Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.

2.3    Irrevocable Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares Beneficially Owned by such Stockholder solely to the extent and in accordance with Section 2.1 during the term of this Agreement at the Company Stockholders Meeting and at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.1 at which any of the matters described in Section 2.1 is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, such Stockholder fails to be counted as present, to consent or to vote such Stockholder’s Covered Shares, as applicable, in accordance with this Agreement or has not delivered to the Secretary of the Company at least two (2) Business Days prior to the meeting at which any of the matters described in Section 2.1 is to be considered a duly executed irrevocable proxy card in form and substance reasonably satisfactory to Parent directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.1, at which time any such proxy shall automatically terminate. The Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy during the term of this Agreement. Parent may terminate this proxy with respect to any such Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Stockholder hereby represents and warrants to Parent, US Holdco and Merger Sub as follows:

3.1    Organization; Power; Authorization. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to approve this Agreement or to consummate the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, US Holdco and Merger Sub, constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Stockholder is an individual and is married and such Stockholder’s Covered Shares constitute community property under Applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse.

3.2     Ownership. Unless Transferred pursuant to a Permitted Transfer, (a) such Stockholder’s Existing Shares are, and all of the Covered Shares Beneficially Owned by such Stockholder during the term of this Agreement will be, Beneficially Owned by such Stockholder and (b) such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Liens other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws, pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws or pursuant to agreements publicly filed by the Company with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2019. With respect to any outstanding Covered Shares of which the Stockholder is not the record owner, such lack of record ownership will not prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder over which such Stockholder has sole voting power. Any shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by the Stockholder and over which such Stockholder does not have sole voting power are covered by another voting and support agreement entered into on the date hereof by a Covered Stockholder. Unless Transferred pursuant to a Permitted Transfer and subject to the last sentence of Section 4.1, such Stockholder has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Stockholder and over which such Stockholder has sole voting power at all times during the term of this Agreement.

3.3    No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (a) conflict with, or result in any violation or breach of, if applicable, any provision of the certificate of incorporation or bylaws of the Stockholder, (b) conflict with, or result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit to which such Stockholder or any of its Subsidiaries or Affiliates are entitled) under, or require a consent or waiver under, any of the terms, conditions or provisions of any material agreement or other instrument binding upon the Stockholder or any of its Subsidiaries or Affiliates or any of their respective properties or assets, (c) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or any of its Subsidiaries or Affiliates or any of its or their respective properties or assets, or any other Applicable Law, or (d) result in the creation or imposition of any Lien on any of the Covered Shares, except in the case of clauses (b), (c) and (d) of this Section 3.3 for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to materially impair Stockholder’s ability to perform its obligations hereunder.

3.4    Required Filings and Consents. No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Stockholder or any of its Subsidiaries or Affiliates in connection with the execution and delivery of this Agreement by such Stockholder, except for the filings of any required reports with the SEC.

3.5    Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation whether civil, criminal, administrative or investigative pending and of which such Stockholder has been notified or, to such Stockholder’s knowledge, threatened, against such Stockholder or any of its Subsidiaries or Affiliates, in each case that, individually or in the aggregate, has had or would reasonably be expected to prevent or materially delay or impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise materially impair Stockholder’s ability to perform its obligations hereunder. As of the date of this Agreement, there are no judgments, injunctions, rules orders or decrees of any arbitrator or Governmental Entity outstanding against such Stockholder or any of its Subsidiaries or Affiliates that, individually or in the aggregate, has had or would reasonably be expected to prevent or materially delay or impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise materially impair Stockholder’s ability to perform its obligations hereunder.

3.6    Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of such Stockholder or any of its Subsidiaries or Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Merger Agreement.

3.7    Reliance by Parent. The Stockholder understands and agrees that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. The Stockholder understands and agrees that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE IV

OTHER COVENANTS

4.1    Prohibition on Transfers; Other Actions. Until the earlier of (a) receipt of the Company Stockholder Approval and (b) termination of this Agreement in accordance with Section 5.1, the Stockholder agrees that it shall not (i) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would reasonably be expected to restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. The Stockholder shall not request that the Company or its transfer agent register the transfer of any Certificate or Book-Entry Shares representing any of such Stockholder’s Covered Shares save for any Permitted Transfer.

4.2    Adjustments. In the event of any change in the Company Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3    No Solicitation.

(a)    Subject to the provisions of Section 5.2, during the Term, the Stockholder agrees that it shall, and shall use reasonable best efforts to cause each of its Affiliates and Representatives (to the extent that any such Representative is acting on behalf of the Stockholder): (i) to immediately cease and cause to be terminated any solicitation, knowing encouragement, discussions or negotiations with any Persons (other than Parent and its Subsidiaries (including US Holdco and Merger Sub) and their respective Representatives) that may be ongoing with respect to an Acquisition Proposal and (ii) not to, directly or indirectly, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, an Acquisition Proposal. The Stockholder shall not, and shall cause its Subsidiaries not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, or knowingly fail to enforce, any confidentiality obligations with respect to an Acquisition Proposal or similar matter or any standstill provision in any agreement to which such Stockholder or any of its Subsidiaries is a party. None of such Stockholder or its Subsidiaries shall enter into any confidentiality agreement or other agreement subsequent to the date hereof which prohibits such Stockholder or any of its Subsidiaries from (x) providing to Parent or any of its Affiliates or Representatives the information required to be provided pursuant to this Section 4.3 or (y) otherwise complying with this Section 4.3.

(b)    The Stockholder (solely in its capacity as a stockholder of the Company) shall, as promptly as practicable (and in any event within 24 hours after receipt), notify (orally and in writing) Parent in the event that such Stockholder or any of its Representatives (to the extent that any such Representative is acting on behalf of the Stockholder) receives an Acquisition Proposal or a request for information relating to the Company or its Subsidiaries that constitutes, contemplates or would reasonably be expected to result in an Acquisition Proposal, including summarizing in reasonable detail the nature, terms and conditions thereof. The Stockholder shall keep Parent reasonably informed, on a reasonably current basis, as to the status of (including any material developments, discussions or negotiations) such Acquisition Proposal received by such Stockholder in such capacity.

4.4    Notice of Acquisitions. The Stockholder shall notify Parent as promptly as practicable (and in any event within 48 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.

4.5    Disclosure. Except as required by Applicable Law, the Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (which consent may be withheld in Parent’s sole discretion); provided that the Stockholder may disclose the terms of this Agreement and file a copy hereof in a Schedule 13D, or amendment thereto, filed with the SEC. The Stockholder consents to and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, the FCA or any other Governmental Entity, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger Agreement and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of and interests in the Covered Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent or the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC, the FCA or any other Governmental Entity (provided that, solely with respect to any Parent press release which may include the name of the Stockholder, Parent shall use reasonable efforts to provide an advance copy of such press release to the Stockholder).

4.6    Further Assurances. From time to time, at Parent’s reasonable request and without further consideration, the Stockholder agrees to cooperate with Parent, at Parent’s expense, with respect to Parent’s or the Company’s or their respective Subsidiaries’ filings with Governmental Entities, to the extent relating to such Stockholder, and to execute and deliver such additional documents and reasonably cooperate in connection with such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement and the Merger Agreement (as in effect as the date hereof and as amended other than by Fundamental Amendments); provided that, for the avoidance of doubt, this Section 4.6 shall not be interpreted to (i) transfer to the Stockholder the responsibility to prepare and/or file any application or other filing that would traditionally be filed by Parent, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby or (ii) obligate the Stockholder to initiate or participate in litigation, make public statements, incur expense or incur any obligations or liabilities. The Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

ARTICLE V

MISCELLANEOUS

5.1    Termination. This Agreement shall remain in effect until the earlier to occur of, and shall be terminated upon the earliest to occur of, the following: (a) the Effective Time, (b) termination of the Merger Agreement in accordance with its terms, (c) a Company Board Recommendation Change solely on account of an Intervening Event, (d) any Fundamental Amendment, or (e) the mutual written consent of the parties; provided, however, that (x) this Article V and Section 2.1(b) shall survive any such termination and each shall remain in full force and effect, and (y) no party shall be relieved or released from any liability or damages arising from a breach of any provision of this Agreement arising prior to such termination.

5.2    No Agreement as Director or Officer; Stockholder Capacity. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder (if an individual), or any individual who is an Affiliate, employee, representative, or designee of such Stockholder (if an entity) or any of its Affiliates in his or her capacity as a director or officer of the Company or any of its Subsidiaries from (a) acting or refraining from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, including in exercising rights under the Merger Agreement, and no such actions or inaction shall be deemed a breach of this Agreement or (b) exercising the fiduciary duties of any Affiliate, employee, representative or designee of the Stockholder (if the Stockholder is an entity) or its Affiliates as an officer or director of the Company. It is understood that this Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.

5.3    No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, US Holdco and Merger Sub, for purposes of Rule 13d-5(b)(1) of the 1934 Act or any other similar provision of Applicable Law.

5.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by electronic mail, in each case to the intended recipient as set forth below:

(a)	if to Parent, US Holdco or Merger Sub:

Learning Technologies Group plc

15 Fetter Lane

London EC4A 1BW, United Kingdom

Attn: Peter Gordon, Director of Mergers & Acquisitions

E-mail: peter.gordon@ltgplc.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

Attn: Jonathan Klein

         J.A. Glaccum

Email: jonathan.klein@us.dlapiper.com

           j.a.glaccum@us.dlapiper.com

and

(b)	if to the Stockholder, to the applicable address set forth on Schedule 1.B.

5.5    Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “preamble”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or preamble of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (k) except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

5.6    Counterparts. This Agreement may be executed in counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

5.7    Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein, including the Merger Agreement) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement.

5.8    Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

5.9    Remedies.

(a)    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy.

(b)    The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. The parties acknowledge and agree that (i) prior to the termination of this Agreement pursuant to Section 5.1, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity, and (ii) the right of specific enforcement of this Agreement is an integral part of the transactions contemplated by this Agreement, and without that right, none of Parent, US Holdco or Merger Sub would have entered into this Agreement.

5.10    Submission to Jurisdiction. Each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Litigation Division), or, if the subject matter of the action is one over which exclusive jurisdiction is vested in the courts of the United States of America, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of the parties hereto agrees that to the extent such party is not otherwise subject to service of process in the State of Delaware, as such party shall appoint and maintain an agent in the State of Delaware as such party’s agent for service of process. Either party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.4 (other than by e-mail). Nothing in this Section 5.10, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

5.11    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.11.

5.12    Amendment; Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or supplement hereto (as applicable), signed on behalf of each of the parties hereto.

5.13    Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

5.14    Assignment; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, that without such consent, Parent may assign its rights under this Agreement to a wholly owned Subsidiary. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

5.15    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

[Remainder of this page intentionally left blank]

Parent, US Holdco, Merger Sub and the Stockholder have executed this Agreement as of the date set forth in the initial caption of this Agreement.

LEARNING TECHNOLOGIES GROUP PLC

By:
Name:
Title:

LEARNING TECHNOLOGIES ACQUISITION CORPORATION

By:
Name:
Title:

GRAVITY MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Voting and Supporting Agreement]

Parent, US Holdco, Merger Sub and the Stockholder have executed this Agreement as of the date set forth in the initial caption of this Agreement.

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Voting and Supporting Agreement]

SCHEDULE 1

A.    OWNERSHIP OF EXISTING SHARES

	Record Owner	Number of Existing Shares of Company Common Stock
[●]		[	●]

B.    ADDRESS

[Stockholder]

[Address]

[E-mail]

Annex D

July 15, 2021

The Board of Directors

GP Strategies Corporation

70 Corporate Center

11000 Broken Land Parkway, Suite 200

Columbia, MD 21044

Members of the Board:

We understand that GP Strategies Corporation (the “Company”), Learning Technologies Group plc (“Parent”), Learning Technologies Acquisition Corporation, a wholly owned subsidiary of Parent (“US Holdco”), and Gravity Merger Sub, Inc., a wholly owned subsidiary of US Holdco (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) in a transaction in which each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than shares of Common Stock held in the treasury of the Company or owned by the Company, a subsidiary of the Company, Parent, US Holdco or Merger Sub, all of which shares will be canceled, or as to which dissenters’ rights have been properly exercised, will be converted into the right to receive $20.85 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft dated July 15, 2021 of the Merger Agreement;

(ii)	reviewed certain publicly available financial and other information about the Company;

(iii)	reviewed certain information furnished to us by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)	reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

(vi)	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and

(vii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analyses and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities, of the Company, and we have not been furnished with, and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections. We have not evaluated the solvency or fair value of Parent, Company or any other entity under any laws relating to bankruptcy, insolvency or similar matters.

With respect to the financial forecasts and estimates provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no opinion as to the Company’s financial forecasts or estimates or the assumptions on which they are based.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to the Company, Parent or the Merger, and we have assumed the correctness in all respects material to our analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company and/or the Board of Directors of the Company (the “Board”), including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company, Parent or the Merger and legal, regulatory, accounting and tax consequences to the Company of the terms of, and transactions contemplated by, the Merger Agreement and related documents. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger or that otherwise would be material in any respect to our analyses or opinion.

Our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any voting agreement, placing agreement, debt financing document or other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. We have not been asked to address, and our opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company or any other party, other than the holders of shares of Common Stock. We express no view or opinion as to the prices at which shares of Common Stock may trade or otherwise be transferrable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration to be received by holders of shares of Common Stock or otherwise. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

It is understood that our opinion is for the use and benefit of the Board (in its capacity as such) in its consideration of the Merger. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto.

We have been engaged by the Company to act as its financial advisor in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has also agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. In the ordinary course of our business, we and our affiliates may trade or hold securities or financial instruments (including loans and other obligations) of the Company, Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Jefferies LLC

JEFFERIES LLC

ANNEX E—SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: GP Strategies Corporation Special Meeting of Stockholders For Stockholders as of record on TIME: PLACE: This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Michael R. Dugan and James L. Galante, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of GP Strategies Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you hold shares in the 401(k) savings plan of the Company (the “Plan”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in the Plan. Shares in the Plan for which voting instructions are not received by [TIME AND DATE OF EXPIRATION], or if no choice is specified, will not be voted and will have the same effect as a vote AGAINST the adoption of the merger agreement. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/GPX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-249-5130 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided FORM OF PRELIMINARY PROXY CARD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxydocs.com/GPX

GP Strategies Corporation Special Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of July 15, 2021, and as it may be amended or supplemented by and among Learning Technologies Group plc, Learning Technologies Acquisition Corporation, Gravity Merger Sub, Inc., and GP Strategies Corporation. #P1# #P1# #P1# FOR 2. To approve on a non-binding, advisory basis, the compensation that will or may be paid to GP Strategies’ named executive officers in connection with the merger. #P2# #P2# #P2# FOR 3. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adoption of the merger agreement. #P3# #P3# #P3# FOR Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date